As filed with the Securities and Exchange Commission on September 28, 2005

Registration No. 333-126885

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RCN CORPORATION

(Exact name of registrant as specified in its charter)

(For co-registrants/subsidiary guarantors, please see Schedule A hereto)

Delaware	4813	23-3498533
(State or other jurisdiction of incorporation or organization) (For co-registrants, please see Schedule A hereto)	(Primary Standard Industrial Classification Code Number)	(I.R.S. employer identification no.) (For co-registrants, please see Schedule A hereto)

196 Van Buren Street

Herndon, Virginia 20170

(703) 434-8200

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Stephen A. Bogiages, Esq.

Senior Vice President, General Counsel and Corporate Secretary

196 Van Buren Street

Herndon, Virginia 20170

(703) 434-8200

(Name, address, including zip code and telephone number, including area code, of agent for service)

Please address a copy of all communications to:

Thomas C. Janson, Esq.

Milbank, Tweed, Hadley & McCloy LLP

1 Chase Manhattan Plaza

New York, New York 10005

(212) 530-5000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration fee
7.375% Convertible Second Lien Notes due 2012	$125,000,000	100%	$125,000,000	$14,712.50(6)
Subsidiary Guarantees	—	—	—	(7)
Common Stock, $.01 par value	4,968,204 shares (2)	(4)	(4)	(8)
Common Stock, $.01 par value	7,048,205 shares (3)	$24.81(5)	$174,865,966(5)	$20,581.72(9)

(1)	This Registration Statement registers the resale by the selling securityholders named from time to time in the Prospectus which is a part of this Registration Statement of (a) the Convertible Notes owned by certain of the selling securityholders and any shares of Common Stock acquired upon conversion of the Convertible Notes, and (b) shares of Common Stock owned by certain of the selling securityholders that are affiliated stockholders.

(2)	Represents shares of Common Stock initially issuable upon conversion of the Convertible Notes. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also be deemed to cover such indeterminate number of additional shares of Common Stock as may become issuable as a result of the anti-dilution provisions of the Convertible Notes.

(3)	Represents 7,048,205 shares of Common Stock owned by certain of the selling securityholders that are affiliated stockholders named in the Prospectus which is a part of this Registration Statement.

(4)	No additional consideration is payable upon conversion of the Convertible Notes.

(5)	Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c) based on the average of the high and low prices for the Common Stock on July 13, 2005, as reported on the NASDAQ National Market.

(6)	Previously paid.

(7)	Pursuant to Rule 457(n) under the Securities Act, no separate registration fee is payable with respect to the guarantees of the Convertible Notes.

(8)	Pursuant to Rule 457(i) under the Securities Act, no additional registration fee is payable.

(9)	Previously paid.

The registrant and co-registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant and co-registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

SCHEDULE A

CO-REGISTRANTS—SUBSIDIARY GUARANTORS

Each of the following direct and indirect wholly-owned subsidiaries of RCN Corporation are guarantors of the 7.375% Convertible Second Lien Notes due 2012 and are co-registrants. The table below lists the jurisdiction of incorporation or organization and I.R.S. Employer Identification Number for each subsidiary guarantor.

Name	State of Organization or Incorporation	I.R.S. Employer Identification Number
21st Century Telecom Services, Inc.	Delaware	52-2113018

Brainstorm Networks, Inc.	California	94-3070972

Hot Spots Productions, Inc.	New York	11-3658121

ON TV, Inc.	New York	04-3593566

RCN-BecoCom, LLC	Massachusetts	04-3342033

RCN Cable TV of Chicago, Inc.	Delaware	52-2113019

RCN Entertainment, Inc.	Delaware	22-3815533

RCN Finance, LLC	Delaware	22-3827831

RCN Financial Management, Inc.	Delaware	22-3543109

RCN International Holdings, Inc.	Delaware	51-0365128

RCN Internet Services, Inc.	Delaware	22-3561029

RCN Telecom Services, Inc.	Pennsylvania	23-2472885

RCN Telecom Services of Illinois, LLC	Illinois	41-2071474

RCN Telecom Services of Massachusetts, Inc.	Massachusetts	22-3336717

RCN Telecom Services of Philadelphia, Inc.	Pennsylvania	23-2864826

RCN Telecom Services of Virginia, Inc.	Virginia	22-3493560

RCN Telecom Services of Washington D.C., Inc.	District of Columbia	22-3520236

RFM 2, LLC	Delaware	04-3621731

RLH Property Corporation	New Jersey	22-3720727

Starpower Communications, LLC	Delaware	52-2061905

TEC Air, Inc.	Delaware	51-0320454

UNET Holding, Inc.	Delaware	22-3561033

The address, including zip code, area code and telephone number of each of the principal executive offices of the co-registrants listed above is 196 Van Buren Street, Herndon, Virginia 20170, (703) 434-8200.

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 28, 2005

PRELIMINARY PROSPECTUS

$125,000,000

7.375% Convertible Second Lien Notes

Common Stock

RCN issued the 7.375% Convertible Second Lien Notes due 2012 (which we refer to as the “Convertible Notes”) in a private placement in December 2004 as part of the Company’s Plan of Reorganization. This Prospectus may be used by selling noteholders to sell their Convertible Notes and shares of our common stock, par value $0.01 per share (which we refer to as the “Common Stock”) issuable upon conversion of their Convertible Notes. This Prospectus may also be used by certain selling stockholders who may be considered to be “affiliates” of RCN to resell shares of Common Stock held by them.

The Convertible Notes bear interest at the rate of 7.375% per annum payable semi-annually on January 15 and July 15 of each year. The Convertible Notes will mature on June 21, 2012. They are senior secured obligations of RCN and are guaranteed by all of the wholly-owned direct and indirect subsidiaries of RCN. The Convertible Notes are secured by a lien on substantially all of the assets of RCN and its wholly-owned subsidiaries, which lien is junior to borrowings under RCN’s outstanding senior credit facility.

The Convertible Notes are convertible at the option of the holder into shares of Common Stock at any time prior to the maturity or earlier redemption date at an initial conversion price of $25.16 per share of Common Stock, subject to adjustment in some circumstances. This is equivalent to a conversion rate of 39.7456 shares of Common Stock per $1,000 principal amount of Convertible Notes.

RCN may redeem some or all of the Convertible Notes for cash on or after December 21, 2007, at the prices described in this Prospectus, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

RCN’s Common Stock is traded on the NASDAQ National Market under the symbol “RCNI.” On September 20, 2005, the last reported sale price of RCN’s Common Stock on the NASDAQ National Market was $22.73 per share.

The Convertible Notes and the shares of Common Stock may be sold from time to time by the selling securityholders named in this Prospectus through public or private transactions, at prevailing market prices or at privately negotiated prices, either directly or through agents or broker-dealers acting as principal or agent. The selling securityholders may engage underwriters, brokers, dealers or agents, who may receive commissions or discounts from the selling securityholders. RCN will not receive any proceeds from the sale by the selling securityholders of the Convertible Notes or the shares of Common Stock. RCN will pay substantially all of the expenses incident to the registration of the Convertible Notes and the shares, except for the selling commissions, if any. See “Plan of Distribution.”

Investing in our Convertible Notes or Common Stock involves a number of risks.

See “ Risk Factors” beginning on page 8 of this Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is [•], 2005

You should rely only on the information contained in this Prospectus. We have not, and the selling securityholders have not, authorized anyone to provide you with different information. These securities are not being offered in any state where the offer is not permitted. You should not assume that the information contained in this Prospectus is accurate as of any date other than the date of this Prospectus.

FORWARD LOOKING STATEMENTS

Some of the statements in this Prospectus should be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect the current views of RCN with respect to current events and financial performance. Forward-looking statements include, but are not limited to, statements that use phrases such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. From time to time, we also provide forward-looking statements in other materials we release to the public or file with the United States Securities & Exchange Commission (“SEC”), as well as oral forward-looking statements. You should consult any further disclosures on related subjects in our annual reports on Form 10-K, our quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the SEC.

Some of these forward-looking statements are and will be subject to many risks, uncertainties and factors relating to our operations and the business environment in which we operate which may cause our actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause our actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

•	our ability to operate in compliance with the terms of our financing facilities (particularly the financial covenants);

•	our ability to maintain adequate liquidity and produce sufficient cash flow to meet our capital expenditure plans;

•	our ability to attract and retain qualified management and other personnel;

•	our number of potential customers in a target market;

•	changes in the competitive environment in which we operate;

•	changes in government and regulatory policies;

•	the ability to obtain regulatory approvals and to maintain approvals or franchises previously granted;

•	uncertainty relating to economic conditions generally and in particular affecting the markets in which we operate;

•	pricing and availability of equipment, materials, inventory and programming;

•	the ability to meet the requirements in our franchise agreements;

•	the ability to complete acquisitions or divestitures and to integrate any business or operation acquired;

•	the ability to enter into strategic alliances or other business relationships;

•	the ability to overcome significant operating losses;

•	the ability to reduce costs;

•	the ability to develop our products and services and to penetrate existing and new markets;

•	technological developments and changes in the industry; and

•	the risks discussed in “Risk Factors” in this Prospectus.

Statements in this Prospectus and the exhibits to this report should be evaluated in light of these important factors. We are not obligated to, and undertake no obligation to, publicly update any forward-looking statement due to actual results, changes in assumptions, new information or as the result of future events.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all of the information you should consider before investing in the Convertible Notes or our Common Stock. To understand the terms of the Convertible Notes and for a more complete understanding of the business of RCN and our Common Stock, you should read this entire Prospectus carefully. When we use the terms “RCN,” “us,” “we,” “our,” or the “Company,” unless otherwise indicated or the context otherwise requires, we are referring to RCN Corporation and its consolidated subsidiaries.

Overview of Our Business

We are one of the largest facilities-based, competitive providers of bundled video, high-speed data and voice services in the United States. As of June 30, 2005, we served approximately 413,000 residential customers. Our services are delivered primarily over our own high-speed, high-capacity, fiber-optic broadband network to consumers in densely populated markets in the United States. We currently serve customers in the Boston, New York, eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets. We also own a 48.93% equity interest in both Megacable, S.A. de C.V., a cable television and high-speed data services provider in Mexico, and Megacable Communicaciones de Mexico S.A. (“MCM”), a provider of local voice and high-speed data services in Mexico (collectively, “Megacable”).

We offer bundled services under our Powersm and Essentialssm packages, which allow customers to select combinations of video, data and voice (local and long distance) services. While a majority of customers purchase bundled package offerings, we also sell video, high-speed cable modem and dial-up data services and voice services to residential customers on an individual or “a-la-carte” basis. We also provide video, high-speed data and voice services to commercial customers in our service areas.

RCN is a Delaware corporation formed in 1997. Our principal executive office is located at 196 Van Buren Street, Herndon, Virginia 20170, our telephone number is (703) 434-8200 and our website is www.rcn.com. Our Common Stock trades on the NASDAQ National Market under the symbol “RCNI.”

Our Chapter 11 Reorganization

On May 27, 2004, RCN and four of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and on August 5 and August 20, 2004, an additional five of our subsidiaries filed voluntary petitions for reorganization under Chapter 11 (we refer to RCN and the debtor subsidiaries collectively as the “RCN Debtors”). On December 21, 2004 (the “Effective Date”), the RCN Debtors’ joint plan of reorganization (the “Plan”) became effective and the RCN Debtors emerged from Chapter 11 of the Bankruptcy Code. Pursuant to the Plan, our consolidated indebtedness and our debt service requirements were reduced substantially, our capital structure was realigned, our outstanding equity securities were cancelled and substantially all of our new equity was issued to certain of our former creditors. When we use the terms “Predecessor” and “Old RCN” in this Prospectus, we are referring to RCN and its subsidiaries prior to the Effective Date and when we use the terms “Successor” and “Reorganized RCN” in this Prospectus, we are referring to RCN and its subsidiaries after the Effective Date.

On the Effective Date, we increased our ownership in Starpower Communications, L.L.C. (“Starpower”) from approximately 50% to 100%. Starpower provides video and telecommunications services to residential and commercial customers in Washington D.C. and the surrounding areas in Maryland and Virginia.

Subsidiary Guarantors

Each of our wholly-owned direct and indirect subsidiaries have irrevocably and unconditionally guaranteed our obligations under the Convertible Notes. In addition, in the event that any entity becomes a wholly-owned domestic subsidiary in the future, that entity will also be required to guarantee the Convertible Notes. Furthermore, we and the subsidiary guarantors have entered into security agreements, which we refer to collectively as the “security agreements,” in connection with the issuance of the Convertible Notes.

The Securities

The securities that may be offered by this Prospectus are described below. The selling stockholders and the selling noteholders may sell some or all of these securities from time to time, as specified by them at the time of each offering. For a more complete description of the securities below, see “Description of the Convertible Notes” and “Description of the Common Stock”.

Common Stock

Common Stock owned by certain affiliated selling stockholders (as named in “Selling Securityholders”)	7,048,205 shares

Common Stock underlying the Convertible Notes	4,968,204 shares

Total Common Stock outstanding as of September 20, 2005	36,020,850 shares

Listing	The Common Stock is listed and principally traded on the NASDAQ National Market.

Convertible Notes

Aggregate Principal Amount	$125,000,000

Maturity Date	June 21, 2012

Interest	7.375% per annum, payable semi-annually on January 15 and July 15 of each year.

Conversion Rights	The Convertible Notes are convertible at any time in whole or in part, at the option of the holder, into shares of Common Stock at a current conversion price of $25.16 per share (representing a conversion rate of 39.7456 shares per $1,000 principal amount of the Convertible Notes). This conversion price is subject to adjustment to prevent dilution resulting from stock splits, stock dividends, certain issuance of Common Stock or securities convertible into or exercisable for Common Stock at prices below certain thresholds or similar events.

Security and Collateral	The Convertible Notes are secured by second priority liens granted by RCN and the subsidiary guarantors described below, on the following assets of RCN and the subsidiary guarantors which collectively comprise the “Collateral”: (1) substantially all existing and after-acquired personal property of RCN and all subsidiary guarantors and (2) all material existing and after-acquired real property fee and leasehold interests of RCN and all subsidiary guarantors. The Collateral is subject to a first priority lien in connection with the First Lien Credit Facility, a second priority lien in connection with the Convertible Notes and a third priority lien in connection with the Third Lien Credit Facility.

Ranking	The Convertible Notes are general senior obligations of RCN which rank equal in right of payment with all existing and future unsubordinated debt of RCN, including the First Lien Credit Facility and Third Lien Credit Facility. The Convertible Notes rank senior in right of payment to all existing and future subordinated debt of RCN and are effectively junior in right of payment to any debt of RCN which is either (1) secured by a lien on the Collateral that is senior or prior to the second priority liens securing the Convertible Notes, including the first priority liens in connection with the First Lien Credit Facility and potentially any specifically permitted liens, or (2) secured by assets that are not part of the Collateral securing the Convertible Notes, in each case, to the extent of the value of the assets securing that debt.

Guarantees	The Convertible Notes are jointly and severally guaranteed on a senior basis by all of our existing wholly-owned direct and indirect subsidiaries and any future wholly-owned direct or indirect subsidiary that is required to become a guarantor. Each guarantee is secured by second priority liens on any Collateral owned by the subsidiary guarantor. The guarantees are pari passu in right of payment with all existing and future unsubordinated debt of the subsidiary guarantors and are effectively junior to any debt of any subsidiary guarantor that is either (1) secured by a lien on the Collateral that is senior or prior to the second priority liens securing the guarantees, including the first priority liens in connection with the First Lien Credit Facility and potentially any specifically permitted liens or (2) secured by assets that are not part of the Collateral securing the Convertible Notes, in each case, to the extent of the value of the assets securing that debt.

Intercreditor Agreement	RCN, the subsidiary guarantors, the trustee and the collateral agent for the Convertible Notes and the administrative and collateral agents for the First Lien Credit Facility and the Third Lien Credit Facility entered into an intercreditor agreement which establishes the priority of the first, second and third priority liens. The intercreditor agreement also establishes when the first, second and third priority liens are to be released and the priority of payment among (1) the lenders and agents under the First Lien Credit Facility, (2) the holders of the Convertible Notes and the trustee and (3) the lenders and agents under the Third Lien Credit Facility. The intercreditor agreement grants the collateral agent for the First Lien Credit Facility exclusive right to control the disposition of the Collateral, subject to limitations described in the agreement.

Redemption Provision	We may, at our option, redeem all or any portion of the Convertible Notes at any time after December 21, 2007 if the closing price of our Common Stock has been greater than or equal to 150% of the conversion price then in effect under the indenture for the Convertible Notes for 30 consecutive trading days ending on the last trading day prior to delivery of a notice of redemption to the trustee.

Offer to Purchase Upon a Change of Control	Upon the occurrence of a “change of control” (as explained under “Description of the Convertible Notes”), each holder of Convertible Notes shall have the right to require us to repurchase all or part of that holder’s Convertible Notes at an offer price in cash equal to 101% (or 107% in the case of a “special change of control”, as explained under “Description of the Convertible Notes”, which occurs on or prior to December 21, 2007) of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase.

Offer to Purchase Upon Certain Asset Sales	In the event we receive proceeds from authorized asset sales and do not use those proceeds to purchase replacement assets or repay the types of debt specifically listed in the indenture (including amounts due under the First Lien Credit Facility), then once those proceeds exceed $10 million in total, we must use all of those proceeds to repurchase Convertible Notes. We must make an offer to purchase Convertible Notes based on the total amount of the proceeds at a cash purchase price equal to 100% of the principal amount of the Convertible Notes plus, in each case, accrued and unpaid interest, if any, to the purchase date.

Restrictive Covenants	The indenture for the Convertible Notes limits our ability and the ability of our “restricted subsidiaries” to create liens, engage in mergers and consolidations, incur additional indebtedness and issue preferred stock, among other things. These covenants and additional restrictions and limitations are described in further detail under the heading “Description of the Convertible Notes—Certain Covenants.”

Registration Rights	RCN and the holders of the Convertible Notes entered into a registration rights agreement pursuant to which RCN agreed to register for resale under the Securities Act the Convertible Notes and shares of Common Stock into which they are convertible so that holders may freely transfer their Convertible Notes (and shares upon conversion) from time to time.

Reporting	We are required to furnish without cost to each holder of Convertible Notes and timely file with the trustee and the SEC the information required by Form 10-K, Form 10-Q and any current reports on Form 8-K required to be filed.

Listing	We do not intend to list the Convertible Notes on any national securities exchange or automated quotation system.

Common Stock issued upon conversion will trade on the NASDAQ National Market under the symbol “RCNI”

Book Entry Form	The Convertible Notes have been issued only in book-entry form, which means that they are represented by one or more permanent global securities registered in the name of The Depositary Trust Company or its nominee. The global securities are deposited with the trustee as custodian for the depository.

Trustee	HSBC Bank USA, N.A.

Use of Proceeds	We will not receive any proceeds from the sale by the selling stockholders of shares of our Common Stock or from the sale by the selling noteholders of the Convertible Notes. See “Use of Proceeds.”

Risk Factors

You should consider carefully all of the information set forth in this Prospectus and, in particular, should evaluate the specific factors described under “Risk Factors” before deciding whether to invest in the Convertible Notes or shares of our Common Stock.

Summary Selected Consolidated Financial Data

On the Effective Date of the Plan, Reorganized RCN emerged from bankruptcy with a new capital structure and no retained earnings or accumulated losses. This resulted in a new reporting entity under a new basis of accounting. For financial reporting purposes, Reorganized RCN is referred to as the “Successor” as of and for periods after December 21, 2004 and as the “Predecessor” for prior periods. Following the Effective Date, the Successor experienced an 11-day operating period from December 21, 2004 to December 31, 2004. The consolidated financial statements of the Predecessor for the period from January 1 to December 20, 2004, were prepared in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”). As a result, the selected historical financial data for that period does not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that would have resulted if the Predecessor were deemed not to have been continuing as a going concern.

The table below presents selected consolidated financial data for RCN and its subsidiaries as of December 31, 2004 and for the periods from December 21 to December 31, 2004 (Successor) and January 1 to December 20, 2004 (Predecessor) and as of and for the two years ended December 31, 2003 and 2002 (Predecessor) and the six months ended June 30, 2005 (Successor) and 2004 (Predecessor). The summary consolidated financial information presented for the periods from December 21 to December 31, 2004 (Successor) and January 1 to December 20, 2004 (Predecessor) and the years ended December 31, 2003 and 2002 (Predecessor) was derived from our audited consolidated financial statements for such periods. The summary consolidated financial information presented for the six months ended June 30, 2005 (Successor) and 2004 (Predecessor) was derived from our unaudited condensed consolidated financial statements. In the opinion of our management, this unaudited financial information reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of our consolidated financial position and results of operations as of the dates and for the periods indicated. The results for the six months ended June 30, 2005 are not necessarily indicative of results to be expected for a full year period. These summary selected consolidated financial statements should be read in conjunction with our consolidated financial statements and the accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this Prospectus.

Upon emergence from Chapter 11 of the Bankruptcy Code on December 21, 2004, we adopted “fresh start” reporting in accordance with SOP 90-7, which had a significant impact on our financial statements as compared to our historical financial statements. As a result, the historical financial data of the Predecessor may not be entirely comparable to the historical financial data of the Successor and may be of limited value in evaluating our financial and operating prospects in the future. For more details on “fresh start” accounting, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Accounting Impact of Reorganization” and Note 5 to our consolidated financial statements.

Summary Selected Financial Data

(Thousands of Dollars Except Per Share Amounts)

	(Unaudited)
	Successor	Predecessor	Successor	Predecessor
	Six Months Ended June 30,		December 21, to December 31,	January 1, to December 20,		Year Ended December 31,
	2005(1)	2004	2004(1)	2004		2003	2002
Operations Data:
Revenues	$282,235	$242,541	$16,372	$470,459		$484,854	$433,494
Operating loss	(48,945)	(97,335)	(2,800)	(168,816)		(366,757)	(1,312,712)
Net Income/(loss) from continuing operations	(63,398)	(168,654)	(3,688)	971,962	(2)(3)	(499,747)	(1,422,295)
Net income/(loss) per common share:
Basic:
Continuing operations	$(1.76)	$(1.81)	$(0.10)	$8.33		$(6.07)	$(14.92)
Diluted:
Continuing operations	$(1.76)	$(1.81)	$(0.10)	$6.77		$(6.07)	$(14.92)
Balance Sheet Data:
Current Assets	$236,860	$197,526	$242,027	$268,941		$249,021	$403,218
Property, plant and equipment, net of accumulated depreciation	732,478	796,054	793,691	719,999		908,009	1,213,377
Total assets	1,326,471	1,375,780	1,400,510	1,254,689		1,529,356	1,990,272
Total current liabilities	160,976	625,361	177,601	158,253		1,889,533	318,306
Long-term debt, less current installments	489,966	—	489,710	486,991		—	1,706,997
Total liabilities	674,512	1,822,099	695,588	1,865,943		1,895,931	2,030,260
Redeemable preferred stock		1,825,212	—	1,825,212		1,772,310	2,304,426
Total stockholders equity (deficit)	651,959	2,271,531	704,922	(2,436,466)		(2,138,885)	(2,344,414)

(1)	On December 21, 2004, RCN acquired the 50% interest in Starpower not owned by it. As a result, the results of operations of Starpower are included in the consolidated results of the Successor from the date of acquisition. Prior to December 21, 2004, RCN accounted for its interest in Starpower under the equity method. See Notes 2 and 4 to our consolidated financial statements and Note 1 to our unaudited condensed consolidated statements.

(2)	Includes a gain from “fresh start” accounting adjustments of approximately $173 million. See Note 5 to our consolidated financial statements.

(3)	Includes a gain on settlement of liabilities as a result of our restructuring under Chapter 11 of the Bankruptcy Code of approximately $1.166 billion. See Note 5 to our consolidated financial statements.

(4)	Restated for discontinued operations. See Note 9 to our consolidated financial statements and Note 5 to our unaudited condensed consolidated financial statements.

RISK FACTORS

Risks Related to RCN’s Financing and Recently Completed Reorganization

We recently emerged from Chapter 11 reorganization and have a history of losses.

We sought protection under Chapter 11 of the Bankruptcy Code in May 2004. In connection with operating our business, including the build-out of the network, we have incurred operating and net losses, and expect to continue to experience losses for the foreseeable future. We realized a net loss of $3.7 million for the period December 21, 2004 through December 31, 2004 (Reorganized RCN), net income of $1 billion for the period January 1, 2004 through December 20, 2004 (Old RCN), which included $173.2 million of gain due to the “fresh start” accounting adjustment as a result of the bankruptcy reorganization, and net losses of $499 million and $1.57 billion during the fiscal years ended December 31, 2003 and 2002, respectively. For more details, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

We experienced negative cash flow in the past and may not be able to achieve or sustain operating profitability in the future. Whether we continue to have negative cash flow in the future will be affected by a variety of factors including:

•	the intensity of competition and our ability to successfully market our products and services;

•	the rate at which we add new customers and lose existing customers;

•	the time and expense required to acquire new customers and to enhance our broadband network as planned; and

•	our ability to lower, and the expense of lowering, the cost of serving customers.

These factors may hinder our business and prospects and have a significant adverse effect on the timing of our cash flows. While our current senior management has concentrated on refining our business strategy, we cannot assure you that we will attain profitability or achieve improvements in our operating performance.

We continue to be highly leveraged and to have substantial indebtedness relative to our cash flow.

The Chapter 11 reorganization reduced significantly the principal amount of outstanding indebtedness of RCN and our subsidiaries by converting approximately $1.2 billion in aggregate principal of senior notes and accrued interest thereon into new Common Stock of Reorganized RCN. In addition, indebtedness under our bank credit agreement was repaid in full in cash and indebtedness under our Evergreen Credit Facility was reinstated and modified (and is now referred to as the Third Lien Credit Facility). Upon confirmation and effectiveness of the Plan, the total outstanding debt obligations for Reorganized RCN were reduced to approximately $494 million.

Despite these reductions, we remain highly leveraged. This amount of leverage may have important consequences for us, including:

•	placing us at a competitive disadvantage compared to our competitors that have less debt; and

•	making it difficult for us to obtain additional financing in the future for working capital, capital expenditures and other purposes.

We cannot assure you that we will be able to reduce our level of indebtedness or generate sufficient cash flow to service our debt and meet our capital expenditure requirements. To the extent we are unable to do so, we would need to seek additional financing, reduce our level of capital expenditures or take other steps, such as disposing of assets. We cannot assure you that any such financing would be available on acceptable terms or that asset sales could be accomplished in a manner acceptable to us.

The covenants in our debt instruments restrict our financial and operational flexibility.

The credit agreements for our secured debt facilities and the indenture for the Convertible Notes impose operating and financial restrictions that affect our ability to, among other things:

•	incur additional debt;

•	issue preferred stock;

•	create liens on our assets;

•	make particular types of investments or other restricted payments;

•	engage in transactions with affiliates;

•	acquire assets or make certain capital expenditures;

•	merge or consolidate or sell substantially all of our assets; and

•	pay dividends.

In addition, our secured debt facilities require us to achieve specific operational goals such as minimum earnings before interest, taxes, depreciation and amortization (“EBITDA”), interest coverage, adjusted leverage and unrestricted cash. These requirements may affect our ability to finance our future operations or to engage in other business activities that may be in our interest. These restrictions may also limit our flexibility in planning for or reacting to changes in market conditions and cause us to be more vulnerable in the event of a downturn in our business. If we violate any of these restrictions, we could be in default under these agreements and be required to repay our debt immediately rather than at scheduled maturity. The security for the Convertible Notes and the secured debt facilities consists of liens on substantially all of our assets. If we default under these financing agreements and our creditors accelerate our repayment obligations, they could seek to foreclose on our assets. Any such actions would have a material adverse effect on us and our business. In addition, our secured debt facilities contain cross-default provisions which could result in the acceleration of our repayment obligations under these debt facilities in the event that we were to default on certain other indebtedness or were to become the subject of bankruptcy or insolvency proceedings.

Our adoption of “fresh start” accounting makes comparisons of our financial position and results of operations with those of prior periods more difficult.

We implemented “fresh start” accounting and reporting in accordance with SOP 90-7 upon our emergence from Chapter 11 on the Effective Date. “Fresh start” accounting required us to re-value our assets and liabilities based upon their estimated fair values. Adopting “fresh start” accounting has resulted in material adjustments to the historical carrying amount of RCN’s assets and liabilities. We engaged an independent expert to compute the fair market value of our assets and to assist in the allocation of our reorganization value and in determining the fair market value of our property and equipment and intangible assets. The fair values of the assets as determined for “fresh start” reporting were based on estimates of anticipated future cash flow as generated from each market and applying business valuation techniques. Liabilities existing on the Effective Date are stated at the present values of amounts to be paid discounted at appropriate rates. The determination of fair values of assets and liabilities is subject to significant estimation and assumptions. As a result, the consolidated financial statements for periods after our emergence from bankruptcy are not comparable to our consolidated financial statements for the periods prior to our emergence from bankruptcy, which were prepared on an historical cost basis. The application of “fresh start” accounting makes it more difficult to compare our post-emergence operations and results to those in pre-emergence periods and could therefore adversely affect trading in and the liquidity of our securities.

A major portion of our bank debt consists of variable-rate obligations, which subjects us to interest rate fluctuations.

At June 30, 2005, approximately $328.0 million of indebtedness under our credit facilities was variable-rate obligations, which expose us to interest rate risks. If interest rates increase, our debt service obligations on our variable-rate obligations would increase even if the amount borrowed remained the same, resulting in a decrease in our net income.

Risks Related to RCN’s Business and Industry

Out markets are highly competitive.

In each of the markets where we offer services, we face significant competition from larger incumbent cable companies and Direct Broadcast Satellite (“DBS”) companies, high-speed data service providers and telephone carriers. These incumbents have numerous advantages, which result from their historically monopolistic control of their respective markets. These competitive advantages include:

•	significant economies of scale;

•	greater name recognition;

•	greater financial, technical, marketing and other resources;

•	well-established customer and vendor relationships;

•	significant control over limited conduit and pole space (in the case of incumbent cable and telephone companies); and

•	ownership of sought after content.

In addition, a continuing trend toward business combinations and alliances in the telecommunications industry may also create significant new competitors. We cannot predict the extent to which competition from such future competitors will impact operations. Increased competition could lead to price reductions, fewer bundled sales, under-utilization of resources, reduced operating margins and loss of market share. Business combinations and joint ventures may also impact our ability to access new technology or other resources.

We may be unable to successfully anticipate and respond to various competitive factors affecting the industry, including regulatory changes that may affect competitors and us differently, new technologies and services that may be introduced, changes in consumer preferences, demographic trends and discount pricing strategies by competitors.

New regulations, or changes in interpretation of existing regulations, could adversely affect our business.

Telecommunications and cable television operators are subject to extensive regulation at the federal, state and local levels. This regulation affects the manner in which we must operate our business and also has a direct or indirect impact on our cost of operation.

These regulations are subject to change from time to time and new regulations are adopted periodically by both federal and other regulatory agencies. In addition, existing federal regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements are currently the subject of judicial proceedings, legislative hearings and administrative proposals that could change, in varying degrees, the operations of communications companies. The ultimate outcome of these proceedings, and the related impact of any final regulations adopted thereunder on our businesses, cannot be determined at this time. Regulations, or interpretations thereof, that enhance the ability of our competitors would adversely affect our competitive position. Our ability to compete successfully will depend on the nature and timing of any such legislative changes, regulations and interpretations and whether they are favorable to us or our competitors. See “Business—Regulation” for more information.

Changes in regulations or additional regulations may make it more difficult for us to obtain or retain necessary governmental authorizations.

The federal, state and local regulations that govern our ability to provide telephone and video programming transmission services often have a direct impact on the costs of operating networks, and therefore the profitability of services. Many of these regulations have been challenged and may be subject to change in the future and additional regulations may be enacted. The costs of complying with these regulations, delays or failures to receive required regulatory authorizations, changes in existing regulations or the enactment of new, adverse regulatory requirements may have a material adverse effect upon our ability to obtain or retain authorizations on the business. We cannot assure you that we will be able to obtain all of the authorizations needed to construct broadband network facilities or to retain the authorizations already acquired. In addition, we cannot predict whether any additional regulations will be adopted that will result in reductions in revenues received.

We may encounter difficulties expanding our existing markets and delays in constructing our network.

To expand our existing markets, we may have to obtain pole attachment agreements, construction permits, telephone numbers, franchises and other regulatory approvals. Delays in entering into pole attachment agreements, receiving the necessary construction permits and conducting the construction itself have adversely affected our schedule in the past and could do so again in the future.

We project the capital expenditures that will be required to upgrade or expand our network based in part on the amount of time necessary to complete the construction or upgrade of the network and the difficulty of such construction. If construction lasts longer than anticipated or is more difficult than anticipated, our capital expenditures could be significantly higher, which could adversely affect our growth, financial condition or results of operations.

Programming costs have risen in past years and are expected to continue to rise, which may adversely affect our financial results.

The cost of acquiring programming is a significant portion of the operating costs for our cable television operations. These costs have increased each year and we expect them to continue to increase, especially the costs associated with sports programming. We have programming contracts with multi-year durations that include future cost escalations. Historically, we have passed increased programming costs, in large part, on to our customers through increased prices. However, we cannot assure you that competitive and other marketplace factors will permit us to continue to do so. In order to maintain, or to mitigate reductions in our margins despite increasing programming costs, we may pursue a variety of strategies, including moving some programming to premium tiers or migrating certain programming from our analog level of service to our digital tiers. As we migrate programming to our digital tier packages, certain programming that was previously available to all of our customers via an analog signal may become part of an elective digital tier package. As a result, the customer base upon which we pay programming fees will proportionately decrease, and the overall expense for providing that service would likewise decrease. However, reductions in the size of certain programming customer bases may result in the loss of specific volume discount benefits. Despite our efforts to manage programming expenses, we cannot assure you that the rising cost of programming will not adversely affect our cash flow and operating margins.

We are not large enough to take advantage of more favorable programming discounts available to some of our larger competitors.

Programming costs are generally directly related to the number of subscribers to which the programming is provided, with discounts available to large multiple system franchised cable operators (“MSOs”) and DBS providers that are based on the number of subscribers served by the provider and certain of our affiliates. As a result, larger cable and DBS systems generally pay lower per subscriber programming costs. Although we have attempted to obtain certain volume discounts through our membership in the National Cable Television Co-op (“NCTC”), we believe that our per subscriber programming costs are higher than large MSOs and DBS providers with which we compete in certain of our markets, which may put us at a competitive disadvantage in terms of maintaining our operating results while remaining competitive with prices offered by these providers.

If we are unable to renegotiate programming agreements, we may be forced to remove programming from our system.

As of June 30, 2005, approximately 40% of our current programming contracts (as measured by programming costs), either had expired or are scheduled to expire by the end of 2005. We plan to seek to renegotiate the terms of these agreements with certain programmers as these agreements come due for renewal. We cannot assure you that these agreements will be renewed on favorable or comparable terms. To the extent that we are unable to reach agreement with certain programmers on terms that we believe are reasonable, we may be forced to remove such programming channels from our line-up, which could result in a loss of customers. In addition, our inability to fully pass programming cost increases on to our customers would have an adverse impact on our cash flow and operating margins. In addition we may not be able to obtain or retain content on acceptable terms in the future. The loss of programming could have a material impact on our ability to retain our existing customer base and revenue.

We operate OVS systems in certain markets we service under FCC channel capacity rules that are not applicable to franchised cable systems.

The rules of the Federal Communications Commission (“FCC”) require operators of open video systems (“OVS”) to make channel capacity on their facilities available to unaffiliated video programming providers (“VPP”) on a non-discriminatory basis, with certain exceptions. One such exception is that a competing in-region cable operator is not entitled to become a VPP on an OVS except in certain limited circumstances. Despite this limitation, incumbent cable operators in the Boston, New York and Washington, D.C. area markets have in the past sought proprietary OVS system information to analyze the possibility of becoming a VPP on our network. All such requests were denied based on our belief that the cable companies are ineligible under the FCC’s rules. Two incumbents subsequently filed complaints with the FCC against us seeking the imposition of fines or canceling of our OVS authority, one of which was subsequently withdrawn when the incumbent transferred its local operations to a new operator. The other complaint, brought by Time Warner with respect to our system in New York and our interim OVS agreement in Boston, is still pending at the FCC.

OVS operators must complete an open enrollment period that permits VPPs to seek capacity on the systems. In 2002, we obtained new OVS certifications from the FCC for Boston and San Francisco, and have since that time entered into OVS agreements with those cities and terminated our cable franchises. We have completed a new open enrollment period for Boston, and plan to initiate one in the near future for San Francisco. We believe that we are operating in conformity with all applicable provisions of the law and will continue to defend OVS rollouts against what we believe are anti-competitive requests for data or carriage by competing in-region cable operators. We believe that Time Warner’s request for data regarding the Boston system in connection with its initial OVS open enrollment period has been rendered moot by the subsequent open enrollment period, in which Time Warner did not renew its claim. However, we cannot assure you that the FCC will resolve the pending Time Warner request for OVS data in our favor, or that other incumbents will not file similar requests in other markets during any subsequent open enrollment periods. If the FCC were to grant such a request, and require us to share such system data with local competitors, such an action could have a significantly adverse effect on us and our business plan.

The FCC has the authority to enforce its OVS regulations by imposing substantial fines, issuing cease and desist orders and/or imposing other administrative sanctions, such as revoking FCC certifications.

Loss of interconnection arrangements could impair RCN’s telephone service.

We rely on other companies to connect our local telephone customers with customers of other local telephone providers. We presently have the right to interconnect with the networks of Verizon, SBC and other incumbent local telephone carriers (“ILECs”). If any of these interconnection agreements is not renewed, we will have to negotiate another interconnection agreement with the respective carrier. A renegotiated agreement could be on terms less favorable than current terms.

It is generally expected that the Telecommunications Act of 1996 will continue to undergo considerable interpretation and implementation, which could have a negative impact on our interconnection agreements with Verizon and SBC. It is also possible that further amendments to the Communications Act may be enacted which could have a negative impact on our interconnection agreements with Verizon and SBC. The contractual arrangements for interconnection, which includes access to unbundled network elements, with incumbent carriers generally contain provisions for incorporating changes in governing law. Thus, future FCC, state public utility commissions and/or court decisions may negatively impact the rates, terms and conditions of the interconnection services we have obtained and may seek to obtain under these agreements, which could adversely affect our business, financial condition or results of operations. Our ability to compete successfully will depend on the nature and timing of any such legislative changes, regulations and interpretations and whether they are favorable to us or to our competitors. See “Business—Regulation” for more information.

The rates we pay for pole attachments and rights-of-way may increase significantly.

A portion of our network is attached to local utility companies’ poles and to other rights-of-way of third parties. The rates we must pay utility companies for space on their utility poles or other public and private rights-of-way is the subject of frequent disputes. If the rates we pay for pole attachments or other public and private rights-of-way increase significantly or unexpectedly, it would cause our network to be more expensive to operate. It could also place us at a disadvantage to competitors who do not require, or who are less dependent upon, pole attachments, such as satellite providers and wireless voice service providers. See “Business—Regulation—Regulation of Video Services—Pole and Conduit Attachments” for more information.

Our current franchises are generally non-exclusive and the franchisors are not required to renew the franchises.

Our cable television systems are operated primarily under non-exclusive franchise agreements with local government franchising authorities, in some cases with the approval of state cable television authorities. Consequently, our business is dependent on our ability to obtain and renew our franchises. Although we have never lost a franchise as a result of a failure to obtain a renewal, our franchises are subject to non-renewal or termination under some circumstances.

In some cases, franchises have not been renewed at expiration, and we operate under temporary authority from the local franchise authorities while negotiating renewal terms with the franchise authorities. Currently six of our cable franchises in the eastern Pennsylvania market are beyond their stated expiration dates but are continuing under their existing terms and conditions. An additional two franchises in eastern Pennsylvania will expire by the end of 2005, if not renewed prior to expiration. We expect to renew substantially all of these franchises.

We rely on senior management and highly skilled employees.

Our businesses depend on the efforts, abilities and expertise of executive officers, other senior management and technically skilled employees. We cannot assure you that we will be able to retain the services of any of the key executives. In addition, future operating results will substantially depend upon the ability to attract and retain highly qualified management, financial, technical and administrative personnel. Competition for services of these types of employees is vigorous. We cannot assure you that we will be able to attract and retain these types of employees. If we are unable to continue to attract and retain members of the senior management team as well as additional skilled employees, our competitive position could be materially adversely affected.

There are risks of network failure and disruption.

We maintain independent networks for each market. This architecture limits any failure or disruption to the market in which the failure occurs and generally would not affect all of our markets. Many of the agreements with commercial customers, franchise agreements to provide cable television and certificates to provide phone service contain performance provisions that include rebates or credits for service interruptions. While we consider the likelihood low, prolonged or repeated service interruptions could adversely affect our operating results and ability to attract and retain customers. For example, many of the agreements with commercial customers, many of the franchise agreements to provide cable television services, and many of the certificates to provide local telephone service contain provisions requiring us to rebate or credit customers for service interruptions. Further, we would expect repeated service interruptions to result in customers disconnecting from our services.

Our migration to VoIP could result in a decrease in the quality of our voice service.

During 2004, we launched our Voice over Internet Protocol (“VoIP”) service in our Chicago market and we intend to continue preparing additional markets for VoIP launches. Although VoIP may provide subscribers and service providers the potential for significant cost savings through flat rate calling plans, VoIP service is subject to quality issues depending on network configuration and management, transmission protocols and choice of technology. VoIP users often experience a higher rate of dropped calls (as well as delayed and echoed voice transmissions) than traditional switched voice service. As we transition subscribers into our VoIP service, we may not be able to provide these subscribers a quality of service comparable to our traditional switched voice service. This could cause us to lose revenue generating units and, ultimately, customers.

Additional Risks relating to the Purchase of Convertible Notes and our Common Stock

The ability to transfer the Convertible Notes may be limited by the absence of an active trading market.

We offered and sold the Convertible Notes to a limited number of investors in reliance on an exemption from registration under United States federal and applicable state securities laws and we are now registering the Convertible Notes for resale by the selling noteholders. There is no active trading market for the Convertible Notes and despite our registering the notes for resale under the Securities Act, we cannot predict whether an active trading market will develop once the noteholders are able to freely resell the Convertible Notes. We do not currently intend to list the Convertible Notes for trading on any stock exchange or market. Holders of the Convertible Notes may be required to bear the risk of their investment for an indefinite period of time.

The conversion rate of the Convertible Notes may not be adjusted for all dilutive events.

The conversion rate of the Convertible Notes is subject to adjustment for specified events, like the issuance of stock dividends on our Common Stock, the issuance of rights or warrants, subdivisions or combinations of our Common Stock, some distributions of assets, debt securities, capital stock or cash to holders of our Common Stock and issuer tender or exchange offers. The conversion rate will not be adjusted for other events, such as an issuance of our Common Stock for cash, that may adversely affect the trading price of the Convertible Notes or our Common Stock. We cannot assure you that an event that adversely affects the value of the Convertible Notes, but does not result in an adjustment to the conversion rate, will not occur.

We may not be able to purchase the Convertible Notes upon a change in control.

Upon the occurrence of specified “change in control” events, we will be required to offer to repurchase all outstanding Convertible Notes at a price equal to 101% (or, under certain circumstances, 107%) of their principal amount plus accrued and unpaid interest, including interest on any unpaid interest, compounded semi-annually, if any, to but not including the date of repurchase. We cannot predict how many of the holders of the Convertible Notes would choose to have us repurchase their notes upon a change in control. It is possible that we will not have sufficient funds at the time of a change in control to make any required repurchase of Convertible Notes. If we are required to make a change in control offer, we cannot assure you that we will be able to make the offer. If we fail to repurchase the Convertible Notes when so required, we will be in default under the Indenture. In addition, we have, and may in the future incur, other indebtedness with similar change in control provisions permitting other creditors to accelerate or to require us to repurchase our indebtedness upon the occurrence of similar events or on some specific dates.

Holders of Convertible Notes will not be entitled to any rights with respect to our Common Stock but will be subject to any changes made with respect to our Common Stock.

Holders of the Convertible Notes will not be entitled to any rights with respect to our Common Stock, including voting rights and rights to receive any dividends or other distribution on our Common Stock (except that holders of the Convertible Notes will have the right to have the conversion price adjusted in certain circumstances described under “Description of the Convertible Notes — Conversion of the Convertible Notes”), but will be subject to all changes affecting our Common Stock. Holders of Convertible Notes will only be entitled to rights as a holder of our Common Stock if and when we deliver shares of Common Stock in connection with conversion of the Convertible Notes. For example, in the event that an amendment is proposed to our amended and restated certificate of incorporation or by-laws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to delivery of our Common Stock on conversion, those converting noteholders will not be entitled to vote on the amendment, although they will nevertheless be subject to any changes in the powers, preferences or special rights of our Common Stock effected as a result of the amendment.

The creditors under our First Lien Credit Facility will be entitled to be paid in full from the proceeds of our pledged assets before those proceeds will be available for payment on the Convertible Notes, and the value of the pledged assets may not be sufficient to repay holders of Convertible Notes.

We and the subsidiary guarantors are parties to the First Lien Credit Facility Agreement, which is secured by the same assets as those securing the Convertible Notes. The lenders of our First Lien Credit Facility have claims with respect to the collateral securing the First Lien Credit Facility that are prior to claims of holders of the Convertible Notes in such assets. In the event the First Lien Credit Facility creditors exercise their rights with respect to the pledged assets and shares of capital stock which serve as Collateral for the loans under the First Lien Credit Facility, those secured creditors will be entitled to be repaid in full from the proceeds of those assets and shares of capital stock before any proceeds would be available for distribution to other creditors, including holders of the Convertible Notes. The proceeds from the sale or sales of all of the Collateral might not be sufficient to satisfy the amounts outstanding under the First Lien Credit Facility and any other indebtedness secured by first priority liens. The Convertible Notes and any other obligations secured by second priority liens, may not be paid from the proceeds of the Collateral following a default until after payment in full of all obligations secured by first priority liens on the Collateral and we can make no assurance that there will be sufficient assets to pay amounts due on the Convertible Notes. In addition, subject to restrictions contained in the indenture for the Convertible Notes, we may incur additional debt that will be secured by first priority liens on the Collateral or by liens on assets that are not pledged to the holders of Convertible Notes, all of which would rank effectively senior to the Convertible Notes to the extent of the value of the assets securing such debt. No appraisal of the value of the Collateral was made in connection with the issuance of the Convertible Notes. The value of the Collateral in the event of a liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. A sale of the Collateral in a subsequent bankruptcy or similar proceeding would likely be made under duress, which would reduce the amounts that could be recovered. Furthermore, such a sale could occur when other companies in our industry also are distressed, which might reduce the number of likely purchasers of the assets or increase the supply of similar assets available for purchase and therefore reduce the amounts that could be recovered. The condition of the Collateral is likely to deteriorate during any period of financial distress preceding a sale of the Collateral.

The Intercreditor Agreement in connection with the Indenture limits the rights of the holders of Convertible Notes and their control with respect to the collateral securing the Convertible Notes.

The rights of holders of Convertible Notes with respect to the Collateral are substantially limited pursuant to the terms of the Intercreditor Agreement. Under the Intercreditor Agreement, at any time that obligations that have the benefit of the first priority liens are outstanding, any actions that may be taken in respect of the Collateral, including the ability to cause the commencement of enforcement proceedings against the Collateral and to control the conduct of such proceedings, and the approval of amendments to and waivers of past default under, the collateral documents, will be at the direction of the collateral agent for the First Lien Credit Facility. As a result, the trustee, on behalf of the holders of Convertible Notes, will not have the ability to control or direct such actions, even if the rights of the holders of Convertible Notes are adversely affected. Additionally, releases of Collateral from the second priority lien securing the Convertible Notes are permitted under some circumstances without the consent of the holders of the Convertible Notes.

Holders of the Convertible Notes may be required to recognize income for tax purposes without a corresponding receipt of cash.

Holders of the Convertible Notes may be treated as receiving a constructive distribution (which may be taxed as a dividend or subject to U.S. withholding taxes) as a result of certain adjustments to the conversion price of the Convertible Notes. A constructive distribution may give rise to taxable income without a corresponding receipt of cash, resulting in an out-of-pocket tax payment for some U.S. holders of the Convertible Notes and some non-U.S. holders. For additional details, see “Certain U.S. Federal Income Tax Considerations.” We particularly urge potential purchasers of Convertible Notes to consult their own tax advisor regarding the tax consequences of adjustments to the conversion price of the Convertible Notes.

Future sales and issuances of Reorganized RCN’s Common Stock could adversely affect its price and/or our ability to raise capital, which could affect the trading price of the Covertible Notes.

Pursuant to the Plan, on December 21, 2004, all of Old RCN’s existing equity securities, including common stock, preferred stock, stock options, and warrants, were extinguished and Reorganized RCN issued shares of new Common Stock to certain former creditors and agreed to issue Warrants to purchase shares of new Common Stock to certain former holders of Old RCN’s preferred stock and common stock. As required by the Plan:

•	Reorganized RCN issued a total of 36,020,850 shares of Common Stock. As of September 20, 2005, (i) we had distributed 35,162,912 of these shares to our former general unsecured creditors and (ii) 857,938 of these shares were issued but placed in reserve pending the settlement of disputed claims under our Chapter 11 proceedings. The resolution of these disputed claims may or may not involve a distribution to the claim holders of shares from the claims reserve. As of September 20, 2005, 857,938 shares remain in the claims reserve. As and when objections to these disputed claims are resolved, the shares remaining in the claims reserve following such resolution will be distributed (in one or more distributions) to the general unsecured creditors of the RCN Debtors in accordance with the Plan;

•	Reorganized RCN issued the Convertible Notes which are currently convertible into a total of 4,968,204 shares of our Common Stock (subject to anti-dilution adjustments) at any time by the holders;

•	Reorganized RCN agreed to issued Warrants to former holders of Old RCN’s preferred stock and common stock to purchase a total of 735,119 shares of our Common Stock. As of September 20, 2005, we had issued and distributed Warrants to purchase a total of 187,885 shares and the remaining Warrants will be issued and distributed as and when letters of transmittal are received from these formal holders prior to the October 15, 2005 deadline; and

•	Up to 10% of Reorganized RCN’s Common Stock (on a fully diluted basis) is available under a management incentive plan adopted by our board of directors and approved by our stockholders.

A significant portion of Reorganized RCN’s outstanding Common Stock is held by our former creditors who received shares pursuant to our reorganization. As required by the registration rights agreement we entered into with certain of these former creditors during our reorganization, we are registering the shares of our Common Stock beneficially owned by these former creditors for resale by them. The shares of Reorganized RCN Common Stock available for sale on the open market could increase materially as a result of a decision by any of these significant stockholders to reduce or eliminate its equity stake in Reorganized RCN. Such an increase could also occur if a significant portion of the Convertible Notes are converted into Common Stock.

In addition, we may issue additional equity securities in the future. We are authorized to issue preferred stock in one or more series without stockholder approval which may give other stockholders dividend, conversion, voting, and liquidation rights, among other rights, which may be superior to the rights of holders of our Common Stock. Any such series of preferred stock could contain dividend rights, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences or other rights superior to the rights of holders of our Common Stock. Our board of directors has no present intention of issuing any such preferred stock, but reserves the right to do so in the future. In addition, we can issue a certain amount of Common Stock without stockholder approval. We are also authorized to issue, without stockholder approval, securities convertible into either shares of Common Stock or preferred stock. If we issue additional equity securities, the price of our Common Stock and, in turn, the price of the Convertible Notes may be materially and adversely affected.

Other Risks

We have identified material weaknesses in our internal controls and disclosure controls.

In conjunction with the testing of internal controls, we identified material weaknesses involving (1) the lease accounting process and (2) the general ledger account reconciliation process. We accounted for leases on a cash basis when generally accepted accounting principles, in accordance with FAS 13, call for certain future, increases in base rents and free rent periods to be straightlined and amortized in the calculation of current rent costs. Because the discovery did not occur as part of our routine quarterly closing process, our management has concluded that this is a material weakness in the closing process. Our management also identified that general ledger account balances are not always timely and accurately reconciled to supporting documentation. In our management’s opinion, these weaknesses relate to inadequate processes by accounting department staff and supervisors during the quarterly or annual closing process, combined with the loss of key accounting management personnel late in 2004 as a result of our Chapter 11 bankruptcy proceedings. Our management has also concluded that our disclosure controls and procedures were not effective as of December 31, 2004 because of our inability to obtain timely information about our 48.93% ownership interest in Megacable, as well as the material weaknesses in internal controls noted above.

During the first six months of 2005, we began to implement additional controls and procedures in order to address the material weaknesses related to lease accounting and the reconciliation of general ledger account balances. Although improvements have been made we continue to review all of our controls to remediate the weaknesses previously reported and to strengthen our overall internal control environment. With respect to the disclosure controls relating to Megacable, we are contractually entitled to receive audited annual and unaudited quarterly financial statements of Megacable within specified periods of time. We are actively working to appoint representatives to the Megacable board of directors and management committee and obtain Megacable’s audited financial statements for 2004 as soon as possible and to ensure timely receipt of Megacable’s quarterly and annual financial statements in the future.

Despite our remediation efforts, our disclosure controls and procedures have been ineffective on a continual basis at least from December 31, 2004 through June 30, 2005. Our Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of our disclosure controls and procedures in place as of June 30, 2005 pursuant to Rule 13a-15(b) of the Exchange Act. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that although progress had been made to remediate the weaknesses that existed at December 31, 2004, RCN’s disclosure controls and procedures (as defined in the Exchange Act Rule 13 (a)-15(e)) were not effective as of June 30, 2005.

We cannot be certain that the measures described above will ensure that we implement and maintain adequate controls over our financial processes and reporting in the future. Any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm RCN’s operating results or cause us to fail to meet our reporting obligations. Inadequate internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our Common Stock.

Our management has not included Starpower in the scope of its assessment of internal control over financial reporting as of December 31, 2004 due to their inability to conduct an assessment of Starpower’s internal control over financial reporting between December 21, 2004 (the date Starpower became a wholly-owned subsidiary of RCN) and December 31, 2004.

CHAPTER 11 REORGANIZATION

Events Leading Up to Chapter 11 Reorganization

Historically, we met our liquidity requirements through cash on hand, amounts available under our senior credit facility and issuances of high-yield debt securities in the capital markets and preferred stock and common stock to strategic investors. However, due to the severe slowdown in the telecommunications industry and limited access to the capital markets, we experienced financial difficulties. Beginning in 2001, we took a series of steps to meet our working capital needs, improve our near-term liquidity and capital structure and reduce our financial risk, including repurchasing senior notes at discounts to their face value through tender offers and open market purchases and reducing capital investments to provide cash flow to meet our debt service requirements. In addition, we sold our central New Jersey and Carmel, New York cable systems and applied the proceeds to repay outstanding debt. We also amended certain of our bank credit agreements to obtain more flexible covenants and entered into a credit agreement with Evergreen Investment Management Company LLC (the “Evergreen Credit Agreement”) to fund repurchases of senior notes.

Despite these measures, we determined that our revenue and cash on hand were insufficient to meet our working capital, debt service, capital expenditure and other requirements, including interest payments on our senior notes. We, after consulting with our advisors and after exploring various out-of-court restructuring alternatives, concluded that the best approach to achieve a comprehensive restructuring and reduce our indebtedness was through a Chapter 11 reorganization.

Commencement of the Chapter 11 Cases

On May 27, 2004, RCN and four of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the Bankruptcy Court. On August 5 and August 20, 2004, five additional subsidiaries of RCN filed voluntary petitions for reorganization under Chapter 11.

Plan of Reorganization and Exit Financing

On October 12, 2004, the RCN Debtors and the official committee of unsecured creditors filed the Plan, describing their proposal for reorganizing, and a related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court. On October 13, 2004, the Bankruptcy Court entered an order approving the Disclosure Statement and the RCN Debtors’ solicitation procedures motion.

On December 8, 2004, the Bankruptcy Court entered a confirmation order approving the Plan. The Plan became effective on December 21, 2004 and the RCN Debtors emerged from Chapter 11.

The RCN Debtors obtained the following exit financing arrangements in order to consummate the Plan:

•	The RCN Debtors obtained a $355 million senior first lien secured credit facility from Deutsche Bank comprised of term loans for an aggregate amount of $330 million and a $25 million letter of credit facility;

•	RCN issued $125 million aggregate principal amount of the Convertible Notes; and

•	RCN amended and extended the Evergreen Credit Agreement (which we refer to now as the Third Lien Credit Facility).

Proceeds from the exit financing were used to pay amounts due to senior secured creditors, pay administrative expenses of the bankruptcy proceedings, make payments to other creditors under the Plan, purchase the 50% interest in Starpower from Pepco, and for general corporate purposes. For a detailed description of the First Lien Credit Facility and the Convertible Notes, see “Description of the Other Debt” and “Description of the Convertible Notes.”

Effect of Consummation of the Plan

Pursuant to the Plan, on the Effective Date, all of Old RCN’s existing equity securities, including the existing common stock, preferred stock, stock options, and warrants, were extinguished and deemed cancelled. We filed an amended and restated certificate of incorporation authorizing new shares of Common Stock. In accordance with the Plan, we issued a total of 36,020,850 shares of our new Common Stock and agreed to issue Warrants to purchase up to a total of 735,119 shares of the Common Stock to certain former holders of Old RCN’s preferred stock and common stock. As of September 20, 2005, 35,163,025 of these shares of Common Stock had been distributed to certain of Old RCN’s former general unsecured creditors and the balance of these shares of Common Stock were issued but placed into a reserve pending the resolution of disputed claims in our Chapter 11 proceedings. The resolution of these disputed claims may or may not involve a distribution to the claim holders of shares from the claims reserve. As and when objections to these disputed claims are resolved, the shares remaining in the claims reserve following such resolution will be distributed (in one or more distributions) to the general unsecured creditors of the RCN Debtors in accordance with the Plan. Although the majority of disputed claims have been resolved, the resolution of a few of the disputed claims is expected to continue during 2005. See “Business—Legal Proceedings.”

As of September 20, 2005, we had issued and distributed Warrants to purchase a total of 187,885 shares of our Common Stock. We will issue and distribute the remaining Warrants as and when we receive letters of transmittal from the former holders of Old RCN’s preferred and common stock. All Warrants must be issued by October 15, 2005.

USE OF PROCEEDS

We will not receive any of the proceeds from the resale of the shares of Common Stock by the selling securityholders or the resale of the Convertible Notes by the selling noteholders.

DIVIDEND POLICY

We currently intend to retain future earnings, if any, to finance operations and the expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. The Successor has not declared or paid any cash dividend on our Common Stock since issuance on December 21, 2004 and the Predecessor never declared or paid a cash dividend on its common stock. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon our financial condition, operating results, capital requirements, general business conditions, restrictions imposed by financing arrangements, legal and regulatory restrictions on the payment of dividends and other factors that our board of directors deems relevant. The terms of our outstanding indebtedness currently prohibit, based upon the applicable tests in our credit agreement and the Indenture for the Convertible Notes, the payment of any cash dividends.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth our ratio of earnings to fixed charges on a historical basis for each of the five years in the period ended December 31, 2004 and for the six months ended June 30, 2005.

RCN CORPORATION AND SUBSIDIARIES

COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

(In Thousands)

	December 21 - December 31, 2004	January 1 - December 20, 2004	FOR THE YEAR ENDED DECEMBER 31,				For the Six Months Ended June 30,
			2003	2002	2001	2000	2005	2004
	(Successor)	(Predecessor)	(Predecessor)				(Successor)	(Predecessor)
Income (loss) from continuing operations, before income taxes and reorganizational costs	$(3,688)	$(260,381)	$(486,946)	$(1,450,622)	$(1,173,088)	$(779,474)	$(62,717)	$(166,928)
Interest expense	888	96,702	180,206	167,663	196,681	223,383	20,619	71,613
Interest component of lease rental expense	—	2,881	2,821	3,581	4,964	4,170	628	1,238

Income as adjusted	$(2,800)	$(160,798)	$(303,919)	$(1,279,379)	$(971,443)	$(551,921)	$(41,470)	$(94,077)

FIXED CHARGES
Interest Expense	$888	$96,702	$180,206	$167,663	$196,681	$223,383	$20,619	$71,613
Interest component of lease rental expense	—	2,881	$2,821	3,581	4,964	4,170	628	1,238

Total fixed charges	$888	$99,583	$183,027	$171,244	$201,645	$227,553	$21,247	$72,851

Ratio of Earnings to Fixed Charges	—	—	—	—	—	—	—	—
Deficit of earnings to fixed charges	$(3,688)	$(260,381)	$(486,946)	$(1,450,622)	$(1,173,088)	$(779,474)	$(62,717)	$(166,928)

PRICE RANGE OF COMMON STOCK

Old RCN’s common stock traded on the NASDAQ National Market under the symbol “RCNC” until it was delisted from trading on May 12, 2004 as a result of our Chapter 11 bankruptcy filing and low trading prices. Immediately thereafter, Old RCN’s common stock began quotation on the over-the-counter (“OTC”) market under the symbol “RCNC.OB” until the Effective Date when the common stock of Old RCN was extinguished.

The table below sets forth, on a per share basis for the periods indicated, the intra-day high and low sales prices for Old RCN’s common stock as reported by NASDAQ and the closing high and low bid prices as reported on the OTC market. In addition, the fourth quarter 2004 high price reflects the OTC market high bid price through the Effective Date and the fourth quarter 2004 low price reflects the cancellation of all interests in Old RCN’s common stock effective on that date. The OTC bid prices represent prices between dealers and do not include retail markup, markdown or commission. They do not represent actual transactions.

The table below sets forth, on a per share basis for the periods indicated, the following information:

Period	High Price		Low Price
2003
First Quarter	$1.12		$0.65
Second Quarter	$2.19		$0.66
Third Quarter	$3.28		$1.78
Fourth Quarter	$2.13		$0.68
2004
First Quarter	$1.58		$0.25
Second Quarter	$0.33	(1)(2)	$0.10	(1)(2)
Third Quarter	$0.14	(1)	$0.04	(1)
Fourth Quarter (through December 20, 2004)	$0.07	(1)	$0.01	(1)

(1)	Represents market prices while operating during the Chapter 11 reorganization for periods subsequent to May 11, 2004.

(2)	High sales price reflects the sales price on NASDAQ prior to Old RCN’s delisting on May 12, 2004. Low sales price reflects the OTC market low bid price during the balance of the quarter.

The historical prices for the Old RCN common stock may not be indicative of the anticipated or prospective value or future trading price of or trading market for Reorganized RCN’s Common Stock.

Immediately prior to the cancellation of Old RCN’s common stock on the Effective Date, there were approximately 4,296 stockholders of record of such stock.

Reorganized RCN’s new Common Stock began quotation on the OTC market under the symbol “RCNI” on December 21, 2004 until March 21, 2005, when Reorganized RCN’s new Common Stock was accepted for quotation on the NASDAQ National Market under the symbol “RCNI”. The table below sets forth, on a per share basis for the periods indicated, the closing high and low bid prices for Reorganized RCN’s new Common Stock as reported on the OTC market and the intra-day high and low sales prices for Reorganized RCN’s new Common Stock as reported by NASDAQ. The OTC bid prices represent prices between dealers and do not include retail markup, markdown or commission.

Period	High Price	Low Price
2004
December 21, 2004 through December 31, 2004	$23.25	$19.05
2005
First Quarter	$23.08	$18.75
Second Quarter (through June 30, 2005)	$24.27	$17.76

On September 20, 2005, the closing price of our Common Stock as quoted on the NASDAQ National Market was $22.73 per share. As of August 17, 2005, we had 1,141 registered holders of our Common Stock (including individual participants in security position listings of depositaries).

SELECTED FINANCIAL DATA

The selected financial information set forth below is derived from, and should be read in conjunction with, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the more detailed financial statements (including the notes thereto) appearing elsewhere in this Prospectus.

The table below presents our selected consolidated financial data as of and for the five years ended December 31, 2004 and the six months ended June 30, 2005 and 2004.

The consolidated financial statements of the Predecessor for the period from January 1, 2004 to December 20, 2004, were prepared while we were involved in Chapter 11 proceedings and, accordingly, were prepared in accordance with SOP 90-7. As a result, the selected historical financial data for such periods does not include any adjustments relating to the recoverability and classification of asset carrying amounts or the amount and classification of liabilities that would have resulted if the Predecessor were deemed not to have been continuing as a going concern.

Upon emergence from Chapter 11 of the Bankruptcy Code on December 21, 2004, we adopted “fresh start” reporting in accordance with SOP 90-7. “Fresh start” accounting created a new reporting entity for accounting purposes and required us to re-value our assets and liabilities based upon their estimated fair values and to allocate its reorganization value. “Fresh start” reporting has changed the recorded value of our tangible and intangible assets with an associated change in expense items as compared to the historical financial statements. In addition, “fresh start” reporting adjustments were made to reflect the changes specified in the Plan (see Note 5 “Fresh Start Accounting” to our consolidated financial statements contained in this Prospectus). As a result, the historical financial data of Old RCN may not be entirely comparable to the historical financial data of Reorganized RCN and may be of limited value in evaluating our financial and operating prospects in the future.

The consolidated balance sheet data and the consolidated statement of operations data presented below as of December 31, 2004 and for the year then ended, have been derived from our consolidated financial statements, which have been audited by Friedman LLP, an independent registered public accounting firm. The consolidated balance sheet data and the consolidated statement of operations data presented below as of December 31, 2003, 2002, 2001 and 2000, and for each of the years in the four-year period ended December 31, 2003, have been derived from Old RCN’s consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, an independent registered public accounting firm. The report issued by PricewaterhouseCoopers LLP with respect to its audit of our financial statements for the year ended December 31, 2003 included an explanatory paragraph that describes an uncertainty about Old RCN’s ability to continue as a going concern. The selected consolidated financial information set forth below as of and for the six months ended June 30, 2005 and 2004 has been derived from our unaudited interim consolidated financial statements. The unaudited interim consolidated financial information has been prepared on the same basis as our audited consolidated financial statements and, in our opinion, includes all adjustments that we consider necessary to fairly present our results of operations and financial condition for and as of the end of these periods. Our results for the six months ended June 30, 2005 and 2004 are not necessarily indicative of our results to be expected for the full year.

(Thousands of Dollars Except Per Share Amounts)

	(Unaudited)
	Successor	Predecessor	Successor	Predecessor (4)
	Six Months Ended June 30,		December 21, to December 31,	January 1, to December 20,		Year Ended December 31,
	2005(1)	2004	2004(1)	2004		2003	2002	2001	2000
Operations Data:
Revenues	$282,235	$242,541	$16,372	$470,459		$484,854	$433,494	$386,386	$285,612
Operating loss	(48,945)	(97,335)	(2,800)	(168,816)		(366,757)	(1,312,712)	(1,086,829)	(665,431)
Net Income/(loss) from continuing operations	(63,398)	(168,654)	(3,688)	971,962	(2)(3)	(499,747)	(1,422,295)	(692,849)	(774,626)
Net income/(loss) per common share
Basic:
Continuing operations	$(1.76)	$(1.81)	$(0.10)	$8.33		$(6.07)	$(14.92)	$(8.97)	$(10.66)
Diluted:
Continuing operations	$(1.76)	$(1.81)	$(0.10)	$6.77		$(6.07)	$(14.92)	$(8.97)	$(10.66)
Balance Sheet Data:
Current Assets	$236,860	$197,526	$242,027	$268,941		$249,021	$403,218	$956,174	$1,854,331
Property, plant and equipment, net of accumulated depreciation	732,478	796,054	793,691	719,999		908,009	1,213,377	2,320,198	2,255,959
Total assets	1,326,471	1,375,780	1,400,510	1,254,689		1,529,356	1,990,272	3,603,131	4,775,552
Total current liabilities	160,976	625,361	177,601	158,253		1,889,533	318,306	357,430	530,889
Long-term debt, less current installments	489,966	—	489,710	486,991		—	1,706,997	1,873,616	2,257,357
Total liabilities	674,512	1,822,099	695,588	1,865,943		1,895,931	2,030,260	2,292,997	2,889,461
Redeemable preferred stock		1,825,212	—	1,825,212		1,772,310	2,304,426	2,142,276	1,990,613
Total stockholders equity (deficit)	651,959	2,271,531	$704,922	$(2,436,466)		$(2,138,885)	$(2,344,414)	$(832,142)	$(104,522)

(1)	On December 21, 2004, RCN acquired the 50% interest in Starpower not owned by it. As a result, the results of operations of Starpower are included in the consolidated results of the Successor from the date of acquisition. Prior to December 21, 2004, RCN accounted for its interest in Starpower under the equity method. See Notes 2 and 4 to our consolidated financial statements.

(2)	Includes a gain from financial statement adjustments of approximately $173 million. See Note 5 to our consolidated financial statements.

(3)	Includes a gain on settlement of liabilities as a result of our restructuring under Chapter 11 of the Bankruptcy Code of approximately $1.166 billion. See Note 5 to our consolidated financial statements.

(4)	Restated for discontinued operations. See Note 9 to our consolidated financial statements and Note 5 to our unaudited condensed consolidated financial statements.

BUSINESS

Overview of Business

RCN is one of the largest facilities-based, competitive providers of bundled video, high-speed data and voice services in the United States. As of June 30, 2005, we served approximately 413,000 residential customers. Our services are delivered primarily over our fiber-optic local network to consumers in densely populated markets in the United States. We currently serve customers in the Boston, New York, eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets.

We sell a combination or “bundle” of telecommunication services primarily to residential customers in densely populated markets in the United States. Currently, we offer bundled services under RCN PowerSM and RCN EssentialsSM packages, which allow customers to select combinations of video, data and voice (local and long distance) services. While a majority of customers purchase bundled package offerings, we also sell video, high-speed cable modem and dial-up data services and voice services to residential customers on an individual or “a-la-carte” basis. We also provide video, high-speed data and voice services to commercial customers in our service areas. We typically deliver service over our facilities based high-speed, high-capacity, fiber-optic broadband network. We believe that the bandwidth capacity and architecture of our fiber-optic network provides us with an advantage in delivering our services and products. We are positioned to deliver enhanced services as the industry and technology evolve and demand increases bandwidth.

Strategy

Our goal is to be the leading provider of high-quality, bundled video, high-speed data and voice services to customers in our target markets. The key components of our strategy include:

•	Increase revenues per customer and customer retention. We intend to increase the number of our customers subscribing to our “triple play” of bundled video, high-speed data and voice packages. Bundling our video, high-speed data and voice service is a key element of our operating strategy. We believe that bundling allows us to generate additional revenues per customer with lower acquisition and installation costs. Bundling also provides us with the ability to offer greater pricing flexibility and efficient customer service, which we believe increases customer retention.

•	Leverage broadband network to offer innovative services and enhanced products. Our fiber rich, broadband network allows us to deliver industry leading products and services to our customers. We currently offer an array of advanced services, including high definition television (“HDTV”), video on demand (“VOD”), subscription video on demand (“SVOD”) and pay-per-view (“PPV”), and we intend to begin offering our VoIP service and our digital video recorder (“DVR”) products in selected additional markets. Our strategy is to continue to leverage our network to develop innovative products and services as technology develops and customer demands evolve, and to advance our network over time to maintain a technological advantage over our competitors.

•	Increase penetration in existing markets. We will continue to seek opportunities to increase penetration within and adjacent to our existing market clusters which we believe will generate attractive returns on our investment. Our strategy for increasing penetration is to make capital expenditures on areas with attractive demographics to increase the number of marketable homes passed and to use direct sales representatives to more efficiently reach customers in our target markets. There are approximately six million homes in the communities where we hold franchises. This will allow us to increase the number of marketable homes passed without the need to obtain additional franchises. By increasing our subscriber base around each network cluster, we believe that we can improve our operating margins and reduce our customer acquisition costs, particularly through more efficient marketing campaigns that focus on key customer segments that RCN believes purchase a higher number of higher-margin services and demonstrate stronger loyalty.

•	Maintain operational focus. We also believe we can create a more profitable business model by reducing operating costs where appropriate. We intend to continue to streamline our cost structure by implementing ongoing efficiency gains in processes, contracts, and facilities.

•	Pursue expansion opportunities. We will continue to evaluate growth opportunities in new markets based on our targeted return goals and potential synergies. We will focus on acquisition and joint venture opportunities that are accretive to RCN’s value and that leverage RCN’s experience as a leading provider of bundled, high-quality telecommunication services.

Fiber-optic Broadband Network

As of June 30, 2005, our network passed approximately 1.4 million marketable homes. Marketable homes are the number of residential units such as homes, apartments or condominiums on our network which have at least one service (video, high-speed data or voice) available to them and where such service can be provided without any additional plant build except for installation of drops and customer premise equipment, such as video converters, cable modems and telephone Remote Service Units.

We generally utilize broadband fiber-optic cable and coaxial cable distribution as the predominant medium for transporting traffic over our network. These broadband facilities provide significant benefits compared to narrowband cable or copper wire, including greater network capacity and increased functionality. These factors help to lower maintenance costs and increase the quality of our services. By utilizing a hybrid fiber-coax platform, we typically provide broadband service to 150 homes per node.

In order to provide reliable service to customers, we have designed our operations to include:

•	metropolitan rings with high-speed, redundant connections which allow immediate redirection of network traffic in the event of a fiber cut;

•	back-up power supplies in the event of a power outage;

•	sufficient inventory for maintenance and extensions;

•	a highly trained and motivated employee base; and

•	sufficient fiber capacity for future growth in services.

Services

We offer our video, high-speed and dial-up data and voice services in bundled service packages under the brand names RCN PowerSM and RCN EssentialsSM. Customers can choose from a broad range of service bundles which are designed to address the differing needs of customers. By choosing a bundled service package, customers can enjoy additional services at a lower incremental cost than if they were to subscribe for the services on an individual basis. Bundling our communications services enables us to increase penetration and operating efficiencies, facilitate customer service, reduce customer acquisition and installation costs, and increase customer retention.

The following tables summarize residential Revenue Generating Units (“RGUs”) and Customers (all amounts include Starpower as though owned 100% by RCN for all periods presented).

	RGUs(1)(3)					Customers(2)(3)
	As of June 30,		As of December 31,			As of June 30,		As of December 31,
Service Type	2005	2004	2004	2003	2002	2005	2004	2004	2003
Video	371,373	385,895	382,713	390,290	378,928
High-speed data	228,961	209,508	222,402	196,797	151,878
Voice	276,072	278,857	280,116	278,021	259,288

Total	876,406	874,260	885,231	865,108	790,094	412,873	430,825	425,192	436,668

(1)	RGUs are calculated as the sum of all residential basic video, high-speed data, and voice connections. Dial-up Internet service and long distance voice service are not included. Additional telephone lines are each counted as an RGU but additional room hook-ups for video service are not counted. Digital video packages are not counted as additional RGUs. The number of RGUs in any MDU that RCN serves varies depending on the payment arrangements specific to that MDU. Delinquent accounts are generally disconnected and no longer counted as customers after a set period of time in accordance with RCN’s credit and disconnection policies. RGUs may include customers receiving some services for free or at a reduced rate in connection with promotional offers or bulk arrangements. Courtesy accounts are not counted as RGUs unless the customer subscribes to and pays for a recurring monthly service in addition to the free service they receive.

(2)	A Customer is a residential household that has at least one video, high-speed data or local voice connection. Dial-up Internet and long distance voice only Customers are not included unless the Customer is located at an address on RCN’s network. For bulk arrangements in MDUs, the number of Customers varies depending on the service and payment arrangement with that MDU. Courtesy accounts are not counted as Customers unless the customer subscribes to and pays for a recurring monthly service in addition to the free service they receive. Delinquent accounts are generally disconnected and no longer counted as Customers after a set period of time in accordance with RCN’s credit and disconnect policies.

(3)	Excludes the central New Jersey and Carmel, New York cable systems which are being accounted for as discontinued operations due to their sale.

Video

General. Cable television is a service that delivers multiple channels of television programming to subscribers who pay a monthly fee for the services they receive. Television signals are received over-the-air, by fiber-optic transport or via satellite delivery by antennas, microwave relay stations and satellite earth stations and are modulated, amplified and distributed over a network of fiber-optic and coaxial cable to subscribers’ television sets.

Cable television systems are constructed and operated pursuant to non-exclusive franchises awarded by local and state governmental authorities for specified periods of time.

Video Services. Our video services include:

•	Basic Analog Cable TV: All of our video customers receive a package of basic programming which generally consists of local broadcast television, local community programming, including governmental and public access, and limited satellite-delivered or non-broadcast channels. The basic channel line-up generally has between 18 and 35 channels.

•	Expanded Basic Cable TV: This expanded programming level includes approximately 45 to 60 channels in addition to the basic channel line-up, including many popular cable networks.

•	Digital Cable TV: Access to this level of service requires a digital set-top box and includes approximately 31 to 50 channels of additional programming. The set-top box comes with an interactive program guide and 45 channels of digital music. Digital cable subscribers can receive advanced services such as Video on Demand and High Definition Television (described below).

•	Premium Channels: These channels provide commercial-free movies, foreign language programming and adult content for an additional monthly fee. A converter box is required to receive these offerings. Subscribers that have a digital set-top box receive multiple screens of popular premium channel services, such as HBO, Showtime, Starz! and Cinemax with their subscription.

•	Pay-Per-View: This service allows customers to receive and pay on a per event basis to view a single showing of a recently released movie, a one-time special sporting event, music concert, or similar event on a commercial-free basis by tuning into a specific activated channel.

•	Video on Demand and Subscription Video on Demand: RCN offers VOD service in all markets, except Los Angeles, which allows customers to access hundreds of movies and other programming at any time with the ability to pause and rewind. RCN also offers SVOD services that are included as part of several of RCN’s service bundles or that can be added for an additional fee by customers if they have a digital set-top box.

•	High Definition Television: HDTV is offered to digital cable subscribers in most markets. HDTV is a digital television service that displays enhanced picture quality that surpasses standard analog and digital television images.

•	Digital Video Recorder: In 2004, we launched our DVR service. DVR technology is included with certain set-top boxes we offer and allows customers to digitally record television programs and watch them on their own schedule. In addition to recording and replaying, DVRs also allow customers to pause and rewind live programming. We offer dual-tuner DVRs that allow customers to record programs while watching other channels on a real-time basis.

Programming. Programming is an important component of delivering video service. We believe that offering a wide variety of programming is an important factor that influences a customer’s decision to subscribe to and retain our cable television services. Basic and premium programming are purchased from a number of suppliers. Programming contracts generally continue for a fixed period of time, usually from three to ten years, and are subject to negotiated renewal.

We generally pay programming suppliers a monthly license fee based on the number of customers to whom we make such programming available. Such license fees may include penetration-based discounts available for a higher numbers of customers, as well as discounts for channel placement or service penetration. For shopping channels, we receive a percentage of the amount our customers spend on home shopping purchases. Programming costs are usually payable each month based on calculations performed by us and are subject to adjustment based on the results of periodic audits by the programmers.

In general, per subscriber rates for programming costs are impacted by the number of subscribers, with large cable system operators receiving greater volume discounts than smaller operators. In an effort to achieve greater purchasing power, we are a member of the NCTC, a cooperative buying organization that provides volume discounts to its members on programming purchased through the NCTC. Notwithstanding the purchasing arrangements through the NCTC, our programming costs have increased in every year we have operated and we expect them to continue to increase due to a variety of factors, including annual increases agreed to in existing contracts.

High-Speed Data

We offer high-speed data (Internet) services under the MegaModem® brand to residential customers primarily via cable modems attached to personal computers. These services include Internet access, email addresses, web-based services and web storage services. Our high-speed data service typically delivers much greater bandwidth to customers than traditional dial-up services. We offer several levels of access speed which are available at different price points and in different bundle tiers. During 2004, we enhanced the maximum available download speed of RCN MegaModem® Mach 10 to 10 million bits per second (“Mbps”) and made the service available to all of RCN’s residential markets.

Customers can access our portal, which provides access to customizable broadband content, and can subscribe for premium services such as:

•	RCN interACTIONSM Games: Subscribers can download over 150 games onto their home computer on demand and for unlimited use.

•	RCN interACTIONSM Kids: Similar service as interACTION Games but offering games for children of various ages.

•	RCN interACTIONSM Music: Subscribers can download music onto their home computer from a substantial digital music library containing more than 1 million high-quality tracks.

Dial-up Internet

Customers can also connect to the Internet through our dial-up service, using a standard phone line and 56 kilobit per second (“kbps”) modem. Dial-up customers have the advantage of connecting to the Internet through a network of points-of-presence routers that are connected to our broadband network. In certain markets, our dial-up service allows customers with a V.92 modem to receive incoming telephone calls while remaining connected to the Internet. Dial-up service can also be bundled with any of our on-net video, data and voice offerings. Our dial-up subscribers can also access the Internet at speeds of up to five times faster than traditional dial-up service by using our dial-up accelerator.

Voice

Our voice service includes local and long distance telephone services. We offer a full range of calling plans that generally include unlimited local calling, unlimited local and regional calling and bundles of local, regional and long distance calling with a variety of calling features. Our voice services include voicemail, caller identification, call waiting, call forwarding, 3-way calling, 911 access, operator services, and directory assistance.

During 2004, we launched our VoIP service in the Chicago market. This service transmits digital voice signals over our broadband network. Our VoIP service is a high-quality voice service available to all on-network subscribers that offers unlimited local, regional and long distance calling within the United States at a flat monthly rate. We will continue to prepare additional markets for VoIP launches.

Commercial Services

We offer commercial services to two customer groups, carriers and enterprise. Carriers include voice carriers, Internet Service Providers (“ISPs”), data transport providers and other data services companies. These carrier customers utilize us to provide redundancy for their internal network and to develop customer specific applications. Our enterprise clients are typically in the hospitality, education and financial services industries. We target Fortune 500 companies and work closely with enterprise clients to develop custom telecommunications solutions that will leverage our network. Our network enters more than 400 commercial buildings and passes within a short distance of an additional approximately 20,000 commercial buildings. Our specific commercial product offerings include:

•	Metro and Intercity SONET and Ethernet based transport services including T1, DS3, OC3, OC12, OC48 Fast Ethernet and Gigabit Ethernet circuits;

•	Dark Fiber leases;

•	High-speed Internet access;

•	Managed dedicated servers and Web-hosting;

•	Bulk and retail video service; and

•	Switch-based resale long distance and local telephone service to customers on our broadband network.

Other Services

We also currently offer the following services:

Home Networking. RCN Home NetworkingSM lets customers use multiple Internet connections at the same time. Offered in both wired and wireless formats, RCN Home NetworkingSM allows several members of a household to simultaneously use the high-speed cable modem service via a secure home network and a single integrated gateway. RCN Home NetworkingSM includes basic features such as security and basic parental controls. RCN Home NetworkingSM is currently available in the Boston, New York, eastern Pennsylvania, San Francisco and Washington D.C. metropolitan markets.

WebwatchSM/Home Monitoring. RCN WebWatchSM, a home monitoring solution launched in 2005, allows customers to view live, streaming video or record video files of their premises from any high-speed Internet connection through a personal, secure website. RCN WebWatch facilitates home monitoring in real time by allowing customers to log on remotely to a wireless webcam installed inside a customer house or apartment. This service is currently available in Boston.

Video Mail. RCN Video Mail introduced in 2005 allows customers to send video mail to friends and family. With Video Mail, customers may send more than 50 different video greeting cards including birthday, anniversary, special events and similar items. Story Teller allows users to assemble pictures in a video slideshow. Video files are stored on the server and are available for viewing for a 30 day period.

Pricing of our Products and Services

Our revenues are generated primarily by the monthly fees paid by customers for our services. We price our services to promote sales of bundled packages. We offer bundles of two or more services with tiered features and prices to meet the demands of a variety of customers. We also sell individual services at prices competitive to those of the incumbent providers. The prices we charge vary based on the level of service the customer chooses and the geographic market. An installation fee, which is typically waived for a bundled installation, is charged to new and reconnected customers. We also charge monthly fees for cable customer premises equipment. Under rules adopted by the FCC, the prices we charge for cable-related equipment, such as set-top terminals and remote control devices, and for installation services are based on our actual costs, plus a permitted rate of return.

Customer Service

Customer service is an essential element of our operation and strategy for customer retention. We provide customer service 24 hours a day, seven days a week via the Internet. We also operate a centralized customer call center in Wilkes-Barre, Pennsylvania which handles customer service transactions and its representatives are trained to handle inquiries for all of our products. Our customer service operations utilize technologically advanced equipment that we believe enhances interactions with our customers through more intelligent call routing, data management, forecasting and scheduling capabilities. We also provide answers to frequently asked questions and equipment troubleshooting on our website (www.rcn.com). We believe that providing customers with the convenience of a single point of contact for all customer service issues for our video, data and voice services gives us a competitive advantage and complements our bundling strategy.

Joint Ventures and Other Investments

Starpower

Starpower is a Delaware limited liability company formed in 1997 as a joint venture between a subsidiary of RCN and Pepco Communications, L.L.C., a subsidiary of Pepco Holdings, Inc. (“Pepco”), to sell video and telecommunications services to residential and commercial customers in Washington D.C. and the surrounding areas in Maryland and Virginia. In December 2004, we increased our ownership in Starpower from 50% to 100% by purchasing the 50% interest in Starpower owned by Pepco for $29 million. We financed the $29 million purchase price with borrowings under our credit facility. Starpower leases certain portions of Pepco’s fiber system and Pepco provides construction and construction management services to Starpower. We believe that the costs of the services provided by Pepco to Starpower are equivalent to those that would be obtained from third-party contractors.

RCN-BecoCom

RCN-BecoCom LLC (“RCN-BecoCom”) was formed in 1997 as a joint venture between RCN and NSTAR Communications, Inc., formerly BecoCom, Inc. (“NSTAR”), to increase penetration in the Boston market by assisting in the network rollout and gaining access to rights-of-way. In December 2003, RCN-BecoCom became a wholly-owned subsidiary of RCN. Although the joint venture has been terminated, NSTAR continues to provide RCN-BecoCom with construction and construction management services and RCN-BecoCom uses portions of NSTAR’s broadband network, rights-of-way and certain equipment sites in the Boston metropolitan area. We believe that the cost of the services provided to RCN-BecoCom by NSTAR are equivalent to those that would be obtained from third-party contractors.

Megacable and MCM

We have a 48.93% equity interest in Megacable, one of the largest cable television providers in Mexico. Megacable operates cable systems in Mexico, principally on the Pacific and Gulf coasts and including Guadalajara, the second largest city in Mexico; Hermosillo, the largest city in the state of Sonora; and Veracruz, the largest city in the state of Veracruz. Megacable also provides Internet services to customers.

Under the agreements governing the investment in Megacable, we have the right to elect six of the 15 members of the Megacable board of directors and two of the six members of the Megacable management committee. These positions were vacant following the Effective Date. In addition, certain actions proposed to be taken by Megacable may not be taken without our consent. We account for our investment in Megacable on the equity method. As discussed under “Risk Factors—Other Factors,” we identified a material weakness in our disclosure controls due to our failure to obtain timely financial and other information from Megacable. The agreements governing our investment in Megacable provide for the delivery of audited financial statements of Megacable within 60 days of the end of Megacable’s fiscal year, which ends on December 31. The most recent audited financial statements the Company has received for Megacable are for the year ended December 31, 2003. In August 2005, the Company received unaudited financial statements for Megacable for the year ended December 31, 2004. Megacable management has confirmed that the audit of its 2004 financial statements is in progress, but is not able to provide an estimated completion date. Megacable has not yet provided 2005 results. We are actively working to appoint representatives to the Megacable board of directors and management committee, to obtain Megacable’s audited financial statements for 2004 as soon as possible and to ensure timely receipt of Megacable’s quarterly and annual financial statements in the future. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Joint Ventures” and Note 14 to our consolidated financial statements.

Separately, we have a 48.93% interest in Megacable Comunicaciones de México S.A. (“MCM”). MCM, which was spun off from Megacable in November 2001, has a license from the Mexican government to operate a broadband network in Mexico City, Monterrey and Guadalajara. MCM has activated its network in Mexico City and is providing local voice and high-speed data service in that city, principally to commercial customers. The most recent financial statements for MCM that we have received are the audited financial statements for the year ended December 31, 2003. We have not received any financial statements for 2004 or 2005 for MCM.

Recent Asset Sales

Sale of Carmel, New York Cable System. On March 9, 2004, we sold our Carmel, New York cable system for approximately $120.2 million (net of purchase price and post-closing adjustments). In accordance with SFAS No. 144, the results of operations for this system are reported as discontinued operations.

Sale of Central New Jersey Cable System. On February 19, 2003, we sold our central New Jersey cable system assets for approximately $242.8 million of proceeds (net of purchase price and post-closing adjustments). In connection with our regulatory review and approval of the transaction, the New Jersey Board of Public Utilities (“NJBPU”) required us to deposit an additional $1 million in escrow to satisfy any subscriber claims arising after the sale. Though no such claims have arisen, the NJBPU has refused to authorize release of the escrow. We are currently litigating the NJBPU’s refusal before the Superior Court of New Jersey, Appellate Division, where the matter is pending. In accordance with SFAS No. 144, the results of operations for this system are reported as discontinued operations.

Employees

As of June 30, 2005, we employed approximately 2,055 employees, including approximately 37 part-time employees. None of our current employees are covered by a collective bargaining agreement.

Franchises

As of June 30, 2005, we operated systems pursuant to approximately 101 franchise and OVS agreements, permits and similar authorizations issued by local and state governmental authorities. Each franchise is awarded by a governmental authority and such governmental authority often must approve a transfer to another party. Most franchises are subject to termination proceedings in the event of a material breach. In addition, most franchises require us to pay the granting authority a franchise fee of up to 5.0% of revenues, as defined in the various agreements, which is the maximum amount that may be charged under the applicable federal law. We are entitled to and generally do pass this fee through to the customer.

Prior to the scheduled expiration of most franchises, we initiate renewal proceedings with the granting authorities. The Cable Television Consumer Protection and Competition Act of 1992 (the “1992 Cable Act”) provides for an orderly franchise renewal process in which granting authorities may not unreasonably withhold renewals. Historically, we have been able to renew our franchises generally at or before their stated expirations and without incurring significant costs, although any particular franchise may not be renewed on commercially favorable terms or otherwise. Our failure to obtain renewals of our franchises, especially those in the major metropolitan areas where we have the most customers, could have a significantly adverse effect on our consolidated financial condition, results of operations or liquidity. In some cases, franchises have not been removed at expiration and RCN operates under temporary authority from the local franchising authority (“LFA”) while negotiating renewal terms with the LFA. Currently six of our cable franchises in the eastern Pennsylvania market are beyond their stated expiration dates but are continuing under their existing terms and conditions. An additional two franchises in eastern Pennsylvania will expire by the end of 2005, if not renewed prior to expiration. We expect to renew substantially all of these franchises.

Competition

We compete with a wide range of service providers in each market, including ILECs, incumbent cable providers, competitive local exchange carriers (“CLECs”), DBS providers, interexchange carriers (“IXCs”) and other dial-up service providers. These companies represent our primary competition in the delivery of “last mile” connections for video, data and voice services.

Our principal competitors are incumbent local telephone carriers and cable companies which are larger than we are and have greater financial resources. These incumbents have numerous advantages, which result from their historically monopolistic control of their respective markets, economies of scale and scope, control of limited conduit and pole space, ownership of content, and well-established customer and vendor relationships. In addition, telecommunication companies have begun to form joint marketing alliances to jointly provide a bundle of each of the services offered by us, together, in some cases, with wireless phone service. This development is likely to place increased competitive pressure on us.

Advances in communications technology and changes in the regulatory and legislative environment are constantly occurring. RCN cannot predict the effect that ongoing or future developments might have on the video, data and voice industries, or RCN’s operations and financial condition.

Video

Our video service competes in each of our markets with MSOs.

All video services providers face competition from a variety of methods of receiving and distributing television signals, and from alternative sources of news, information and entertainment, including Internet services, newspapers, radio, movie theatres and live theatre, sports, and music. Competitive programming sources include over-the-air television digital and analog broadcast programming, DBS, interactive online computer services, and home video products. Home video products include videotape cassette recorders, digital video disk players, and streaming personal computer applications.

We face additional competition from private satellite master antenna television systems that serve condominiums, apartment and office complexes and private residential developments. Congress and the FCC have adopted policies providing a more favorable operating environment for new and existing technologies that compete, or may compete, with various video distribution systems.

DBS is a significant competitor to cable systems. The DBS industry has grown rapidly over the last several years, far exceeding the growth rate of the cable television industry. DBS service allows the subscriber to receive video services directly via satellite using a relatively small dish antenna. The two largest DBS providers are DirecTV, Inc., an affiliate of News Corp. (“DirecTV”), and EchoStar Communications Corp. (“EchoStar”), which operates the Dish Network.

Video compression technology and high powered satellites allow DBS providers to offer more than 200 digital channels from a single transponder satellite, thereby surpassing the typical analog cable system. DBS providers are able to offer service nationwide and are able to establish a national image and branding with standardized offerings, which leads to greater efficiencies and lower costs in the lower tiers of service. We believe that our higher tier products, particularly our bundled premium packages, are price-competitive with DBS packages and that many consumers prefer our ability to economically bundle cable television packages with high-speed Internet and phone services. We believe that this, combined with the introduction of more new products that DBS cannot currently offer (such as local HDTV and local interactive television), differentiates RCN from DBS competitors and could enable us to win back some of our former customers who migrated to satellite. However, recent joint marketing arrangements between DBS providers and telecommunications carriers allow similar bundling of services by DBS providers in certain areas. Both DirecTV and EchoStar have entered into joint marketing agreements with major telecommunications companies to offer bundled packages combining phone service, digital subscriber line service and DBS services. Moreover, DBS providers operate in a largely unregulated marketplace. They are not subject to local franchise requirements and are not obligated to collect and pay license fees to local authorities.

Our video programming services will continue to face growing competition from DBS service providers and multi-channel digital program distributors utilizing unused digital bandwidth allocated to local broadcast stations. Additionally, while Multi-Channel Multi-Point Distribution Service license holders, who use wireless, low-power microwave frequencies to transmit video programming over-the-air to subscribers, are scaling back their deployments, those remaining in the market continue to focus on the technology mainly as a platform for delivery of high-speed Internet service.

In addition, certain local telephone companies provide, or have announced plans to provide, video services within and outside of their telephone service areas through a variety of methods, including cable networks, satellite program distribution, and wireless transmission facilities.

Data

The Internet access market is highly competitive and increasingly price-sensitive. Competition in this market has intensified, specifically among cable operators and ILECs who continue to make significant progress penetrating this market.

Current competitors include local, regional and national ISPs, national and international telecommunications companies, cable operators, and ILECs.

ILECs compete with RCN by providing broadband Internet service over digital subscriber lines (“DSL”). DSL service provides Internet access to subscribers at data transmission speeds greater than those available over conventional telephone lines. DSL service therefore is competitive with high-speed Internet access over cable systems. Most telephone companies which already have facilities, an existing customer base, and other operational functions in place (such as billing, service personnel, etc.) offer DSL service. We expect DSL to remain a significant competitor to our data services. In addition, while DSL service typically provides lower access speeds than RCN’s higher tiers of high-speed Internet service, the further deployment of fiber-optic cable by telephone companies into their networks will enable them to provide higher bandwidth Internet service than provided over traditional DSL lines.

With the recent consolidation among ISPs, competition is becoming concentrated to the larger national and regional providers of Internet access. While we do not expect significant new entrants into the Internet access market in the near future, new technologies are being introduced which will provide customers other choices for Internet access. Many competitors have broader brand recognition and spend significantly more marketing dollars for customer acquisition. We compete directly or indirectly with:

•	established online services;

•	small, local ISPs;

•	Internet services (including DSL services) offered by national and international telecommunications companies;

•	Internet access (including DSL service) offered by regional Bell operating companies (“RBOCs”);

•	high-speed services offered by incumbent cable providers and other regional cable providers offering high-speed Internet access over a cable modem;

•	fixed wireless Internet access services offered by certain telecommunications providers; and

•	mobile wireless Internet access services offered by cellular providers.

In addition, local wireless Internet services have recently begun to operate in many markets using licensed portions of the radio spectrum, as well as available unlicensed radio spectrum. This service option, popularly known as “Wi-fi” or “Wi-max”, offers another alternative to cable-based Internet access. Other delivery systems, such as two-way satellite delivered Internet service and services that deliver high-speed Internet access over existing powerlines, are currently under development.

Advances in communications technology, as well as changes in the marketplace and the regulatory and legislative environment, are constantly occurring. In addition, a continuing trend toward business combinations and alliances in the telecommunications industry may also create significant new competitors.

Voice

The voice service market, especially long distance, is characterized by intense price competition. We compete with the ILECs for the provision of local voice services, as well as alternative service providers including CLECs. Cable operators are also entering the local exchange market in some locations. Other sources of competitive local and long distance voice services include: commercial mobile radio service providers, including cellular carriers, personal communication service carriers, and enhanced specialized mobile radio service providers. VoIP is a significant competitive service that an increasing number of companies in the industry are offering.

Landline local phone service continues to be the most widely used medium for voice services. However, wireless technology provides growing competition to landlines and long distance usage via landlines.

Long distance competition continues to come from traditional IXCs, RBOCs, wireless companies, new bundlers using unbundled network element platform (“UNE-P”), and VoIP.

RCN expects to continue to face significant competition in all markets from the ILECs, CLECs and MSOs for both local and long distance service. The ILECs include Verizon in the northeast corridor, and SBC in California and Chicago (both of which currently dominate their respective local telephone markets). The telephony business has been characterized by increasing consolidation. For example, in the traditional landline business, AT&T has entered into an agreement to be acquired by SBC and MCI has entered into an agreement to be acquired by Verizon. In the wireless business, which is increasingly challenging the traditional landline business, especially in the residential market, Cingular Wireless has recently completed the acquisition of AT&T Wireless. As a result, we expect that we will face increased pressure from these larger competitors as they achieve greater scale through these acquisitions.

We anticipate the entry of more cable companies into the voice service marketplace within 6 to 12 months, further adding to the competitive nature of the market. Similarly, the traditional ILECs are adding video solutions to their phone packages.

Regulation

Overview

Telecommunications and cable television operators are subject to extensive regulation by the FCC, state public utility commissions (“PUCs”), and LFAs. Such regulation affects the manner in which we must operate our business and can also have direct and indirect impacts on our costs of operation. These regulatory regimes are subject to change from time to time and any changes in the current regulatory system, including new or additional regulations, could negatively impact our businesses or operations in the future.

Our ability to provide telephone and video programming transmission services was made possible by the Telecommunications Act of 1996 (the “1996 Act”) and other important changes in government regulations which have been subject to various court challenges and may be subject to change in the future. These regulations often have a direct or indirect impact on the costs of operating networks, and therefore the profitability of services. In addition, we are subject to other regulations at the federal, state and local levels, all of which may change in the future. The costs of complying with these regulations, delays in receiving or failures to receive required regulatory authorizations, changes in existing regulations or the enactment of new, adverse regulatory requirements may have a material adverse effect upon our ability to obtain or retain authorizations on the business. We cannot assure you that we will be able to obtain all of the authorizations needed to construct broadband network facilities or to retain the authorizations already acquired.

Set forth below is a summary of present and proposed federal, state, and local regulations and legislation that may affect RCN’s provision of video programming, data and voice services. Other existing federal regulations, copyright licensing, and, in many jurisdictions, state and local franchise requirements, are currently the subject of judicial proceedings, legislative hearings and administrative proposals that could change, in varying degrees, the operations of communications companies. The ultimate outcome of these proceedings on our businesses cannot be determined at this time.

Regulation of Video Services

Cable Television Systems

Our cable television systems are subject to regulation under the 1992 Cable Act. The 1992 Cable Act regulates, among other things, rates for cable services in communities that are not subject to “effective competition,” certain programming requirements, and broadcast signal carriage requirements that allow local commercial television broadcast stations to require a cable system to carry the station. Local commercial television broadcast stations may elect once every three years to require a cable system to carry the station (“must-carry”), subject to certain exceptions, or to withhold consent and negotiate the terms of carriage (“retransmission consent”). A cable system generally is required to devote up to one-third of its activated channel capacity for the carriage of local commercial television stations whether under the must carry or retransmission consent requirements of the 1992 Cable Act. The 1992 Cable Act also permits LFAs to require cable operators to set aside certain channels for public access, educational and governmental (“PEG”) programming. Cable systems with 36 or more channels must designate a portion of their channel capacity for commercial leased access by third parties to provide programming that may compete with services offered by the cable operator. Local non-commercial television stations are also given mandatory carriage rights.

Because a cable communications system uses local streets and rights-of-way, they are generally also subject to state and local regulation, typically imposed through the local franchising process. The terms and conditions of state or local government franchises vary materially from jurisdiction to jurisdiction. Generally, they contain provisions governing franchise fees, franchise terms, time limitations on commencement and completion of construction, conditions of service, including the number of channels, the provision of free service to schools and certain other public institutions, liquidated damages and the maintenance of insurance and indemnity bonds, maintenance obligations, customer service standards, franchise renewal, sale or transfer of the franchise, territory of the franchisee, use and occupancy of public streets, and types of cable services provided. LFAs may award one or more franchises within their jurisdictions and prohibit non-grandfathered cable systems from operating without a franchise. The 1992 Cable Act also provides that, in granting or renewing franchises, LFAs may establish requirements for cable-related facilities and equipment, but not for video programming other than in broad categories. The 1992 Cable Act also permits the cable operator to seek modification of its franchise requirements through the franchise authority or by judicial action if changed circumstances warrant.

The 1992 Cable Act limits franchise fees to 5% of gross revenues derived from the provision of cable services. In addition, franchises generally provide for monetary or in-kind contributions to support PEG services. Those PEG fees typically range from 1% to 3% of gross revenues, however, certain jurisdictions have adopted flat rate contributions rather than a rate based on revenues or numbers of subscribers. In flat rate jurisdictions, we are at a cost disadvantage compared to larger cable systems who pay a lower effective per subscriber fee. In addition to the relevant franchise agreements, cable authorities in some jurisdictions have adopted cable regulatory ordinances that further regulate the operation of cable systems. These additional regulations have the effect of increasing our expenses in operating our businesses. We cannot assure you that the LFAs will not impose new and more restrictive requirements on us.

In some jurisdictions, we provide cable television programming as an OVS provider. At various times between February 1997 and December 2002, we were certified by the FCC to operate OVS networks in certain areas within our foot print. The OVS framework is an alternative regulatory structure, established at the federal level, for operators providing multi-channel video service to subscribers. OVS networks are subject to a certain degree of local regulation for use of local streets and rights-of-way and our OVS agreements with LFAs typically resemble a cable franchise agreement. We entered into agreements with each of the municipalities where it offers OVS services that provide for the payment of the fees and carriage of PEG channels required by the 1996 Act. OVS operators also are subject to the same requirements as cable operators with regard to retransmission consent and must-carry, carriage of non-commercial television stations, and certain other programming-related regulatory requirements, as well as other cable-related FCC regulations. The terms and conditions of OVS agreements therefore vary from jurisdiction to jurisdiction, but generally contain provisions governing gross receipt fees, term, PEG channel and funding requirements, and other standard right-of-way management requirements.

Generally, gross receipt fees for OVS operators, such as us, are usually required to match the gross receipt fees paid by the incumbent cable operator. These fees are limited by the Communications Act of 1934 (the “Communications Act”) to a maximum of 5% of gross revenues derived from the provision of cable services. In addition, OVS operators typically are required to match the monetary or in-kind contributions required of the incumbent cable operator to support PEG access. RCN’s OVS agreements provide that the PEG contributions match those of the incumbent cable operator proportionate to the level of RCN’s revenues or number of subscribers in relation to the incumbent on either a percent of gross revenue or per subscriber basis. Those PEG access fees typically range from 1% to 3% of RCN’s gross cable services revenues.

RCN’s existing cable franchises and OVS agreements expire at varying times. RCN’s ability to provide franchised cable television and OVS services depends largely on our ability to obtain and renew franchise and OVS agreements from LFAs on acceptable terms. RCN cannot assure you that such agreements will be reached in every instance, and the failure to do so in a particular local jurisdiction could have a material effect on our ability to enter or continue to operate in that local area. Historically, RCN’s cable franchises that have reached their expiration date have been renewed or extended, generally at or before their stated expirations and on acceptable terms. Due to reduced capital spending and curtailed expansion to new homes within existing markets, however, RCN cannot assure you that franchise and OVS agreements will be renewed at expiration with comparable terms and performance conditions. Furthermore, we cannot assure you that we will be in compliance with those franchise and OVS agreements at the time of renewal or that we will be able to renew these or other franchise and OVS agreements on acceptable terms.

In light of economic conditions in the communications industry and limitations on our ability to raise capital that have occurred since most of our cable franchises were entered into, we have substantially decreased the amount we spend on new network construction and other capital expenditures below the levels that were anticipated when the franchises were entered and therefore below the level required to meet the network build-out obligations set forth in many of the original franchises. As a result, we have not been able to meet all of the construction and system build-out requirements contained in some of the cable franchises we have entered into with certain LFAs and will not be able to meet them during the remaining terms of the franchises. In certain communities in the Boston area, southern Florida, the Pacific Northwest, the Chicago area, and eastern Pennsylvania, we agreed with LFAs either to terminate the franchise without penalty or prejudice to entering a new franchise in the future, or to eliminate any build-out obligations. In the Cities of Boston and San Francisco, we entered into OVS agreements with each city and terminated our cable franchises. We have completed amendments of our cable franchises in Arlington, Virginia and Montgomery County, Maryland to eliminate network build-out obligations and monetary penalties for failure to complete such build-outs, and have recently reached similar agreements in a number of communities in the Boston, Philadelphia, San Francisco and Los Angeles markets. In the other markets where network construction obligations still remain in the cable franchises, we have reached agreements or are negotiating with LFAs to amend or modify the terms of the applicable franchise to avoid any breaches and related penalties, to terminate the applicable franchise without penalty or prejudice to entering a new franchise in the future, to convert the franchise to an OVS agreement in order to relax build-out obligations or to postpone indefinitely any build-out obligations under the franchise.

Although in most of these cases LFAs have worked with us to reach agreements as to such amendments or modifications, we cannot assure you that we will be able to reach a satisfactory resolution of these issues in all cases, or that some of the municipalities involved will not seek to invoke the liquidated damages and other penalties to which they may claim to be entitled pursuant to the franchise agreements. Several jurisdictions have sought damages or other remedies for RCN’s current or expected future non-compliance with construction and system build-out requirements. The majority of these instances have been resolved on acceptable terms. In one instance, a settlement in principal has been reached, but litigation remains pending, while the parties negotiate acceptable settlement documents. On December 8, 2003, the Board of Selectmen (“Board”) of the Town of Wakefield, Massachusetts (“Wakefield”) issued a notice that RCN-BecoCom is in violation of its franchise obligation to complete construction of cable facilities throughout Wakefield. In response, RCN-BecoCom filed a Petition for Modification of the franchise pursuant to section 625 of the Communications Act. The Board subsequently denied that Petition on July 12, 2004, and RCN-BecoCom filed its appeal of that decision with the U.S. District Court for Massachusetts. Wakefield counterclaimed for breach of the cable license (franchise) agreement, specific performance, damages, and the right to proceed against RCN-BecoCom’s $100,000 performance bond and $10,000 letter of credit. The case currently is scheduled to go to trial in October 2006, if a settlement agreement dismissing the case is not entered into prior to that time. In the unlikely event that acceptable settlement documents cannot be executed implementing the current agreement in principal, RCN-BecoCom intends to prosecute its claims and defend against Wakefield’s claims vigorously, and to pursue any appropriate appeals. However, in this event, we cannot assure you that RCN-BecoCom would be successful in obtaining the relief it seeks, or that Wakefield would not recover damages for breach and/or an order for specific performance against RCN-BecoCom, either of which could have a significantly adverse effect on RCN-BecoCom.

If one or more other LFAs with which we have agreements were to prevail in their efforts to enforce unmet build-out requirements, we could be subject to aggregate penalties in an amount that would have a material adverse effect on our operations. In addition, the failure to build-out under the franchises will severely limit the number of new marketable homes passed by the network and, accordingly, limit the growth in potential subscribers. As a result, we will have to focus on marketing, or often re-marketing, to prospective customers in the network footprint. We expect this could limit our ability to increase the subscriber numbers in the short-term at historical rates, and lead to a decrease in the rate of revenue growth in the future.

We, like most if not all other cable providers, currently do not pay a 5% franchise fee on our cable modem Internet access services on the basis that the FCC has determined that such Internet services are not “cable services” as defined in the Communications Act. Our position has been challenged by the City of Chicago, which has brought suit against RCN Cable TV of Chicago, Inc. (“RCN-Chicago”), as well as AT&T Broadband (now Comcast), the incumbent cable operator in RCN-Chicago’s franchise service area, and the other franchised cable television operator in the City of Chicago (collectively, the “Defendants”). The Defendants removed the action to federal court and succeeded initially in obtaining dismissal of the action on the ground that cable modem service, as a matter of law, is not a “cable television service” within the scope of the franchise agreements and therefore cannot be subject to the agreements’ franchise fee provision, which by its express terms is to be interpreted and applied in accordance with the Communications Act. The City of Chicago appealed both the removal to federal District Court and the District Court’s dismissal of its case to the U.S. Seventh Circuit Court of Appeals. On October 1, 2004, the Seventh Circuit vacated on jurisdictional grounds the District Court’s decision dismissing the City of Chicago’s claims, and remanded the case back to the Circuit Court for Cook County, Illinois, for further proceedings. On July 19, 2005, the Cook County Circuit Court struck the City’s complaint on the basis that it failed to state a claim on which relief could be granted, subject to the City’s right to file an amended complaint by September 21, 2005. In the event the City of Chicago files an amended complaint and were ultimately to prevail on its complaint, RCN-Chicago would need to pay the 5% franchise fee on its cable modem revenues and therefore to pass through the additional fees to its cable modem Internet service customers, which would raise their rates as compared to the high speed Internet services provided by ILECs and therefore have an adverse effect on RCN-Chicago’s ability to compete with such providers. However, because any adverse result will affect all of RCN-Chicago’s cable competitors in the Chicago market, such a ruling would likely not have a disproportional effect on the Reorganized RCN Companies’ ability to compete with other cable operators in the Chicago market. The United States Supreme Court in the Brand X decision recently upheld the FCC’s classification of cable modem service as an information service, rather than a cable or telecommunications service, for federal regulatory purposes. Thus, the City of Chicago is clearly prohibited from collecting cable franchise fees on cable modem service. Nonetheless, the City of Chicago has continued to assert an independent, contractual right to fees on cable modem service. We note that the scope of state and local authority to regulate cable modem service as an information service is a question of nationwide significance to LFAs and cable television franchisees, and is the subject of FCC rulemaking. The ultimate result of all of these actions, including the action brought by the City of Chicago, will likely determine whether the our cable modem Internet service gross revenues will be required to be included for purposes of franchise fee payments, and we cannot assure you that we will not be subject to gross revenue fees or other regulation of its cable modem Internet access services in the future.

In addition, a number of jurisdictions have imposed or attempted to impose so-called “open access” requirements in connection with the grant or transfer of a cable franchise and others may do so. As used in this context, “open access” refers to the requirement that a broadband operator permit unaffiliated entities to provide Internet services over the cable television operator’s broadband facilities. We believe that our business interests may in the future be served by such open access, whether and how to make such access available must be determined on the basis of technological and market conditions, and we have therefore opposed regulations or government intervention in regard to such matters. Such regulatory mandates could impose significant costs on our business and restrict the manner in which we conduct our business.

government intervention in regard to such matters. Such regulatory mandates could impose significant costs on RCN and restrict the manner in which we conduct our business.

Cable television systems, where effective competition has not been demonstrated to exist, are subject to rate regulation of the basic service tier. None of the municipalities in which we hold a cable franchise are currently attempting to impose rate regulation on RCN. As required by the 1996 Act, rates were deregulated for all cable programming services except limited basic service on March 31, 1999. In the event that a municipality in which we hold a cable franchise were to attempt to impose rate regulation, it would be necessary for RCN to demonstrate that effective competition exists in our franchise area. We believe that effective competition can be demonstrated as to RCN with respect to all of our cable franchises, since in each case there is an existing incumbent cable operator serving the area.

The FCC has also issued rules establishing standards for digital television. The FCC’s rules require television stations to simulcast their existing television signals and digital television signals for a period of years prior to the expected cut over to full digital broadcasting in 2006. The FCC recently issued an order stating that cable operators will not be required to simultaneously carry broadcasters’ digital and analog signals, nor will cable operators be required to carry more than a single digital programming stream from any single broadcaster. These rules are beneficial to RCN, insofar as they limit the burden on RCN’s channel capacity, but the rules could be challenged by broadcasters.

In addition to the FCC regulations previously discussed, there are other FCC cable regulations that directly affect the way that we operate our video businesses in areas such as: equal employment opportunity; syndicated program exclusivity; network program non-duplication; registration of cable systems; maintenance of various records and public inspection files; microwave frequency usage; lockbox availability; sponsorship identification; antenna structure notification; tower marking and lighting; carriage of local sports broadcast programming; application of rules governing political broadcasts; limitations on advertising contained in non-broadcast children’s programming; consumer protection and customer service; ownership and access to cable home wiring and home run wiring in multiple dwelling units; indecent programming; programmer access to cable systems; programming agreements; technical standards; and consumer electronics equipment compatibility and closed captioning.

The FCC has the authority to enforce its regulations by imposing substantial fines, issuing cease and desist orders and/or imposing other administrative sanctions, such as revoking FCC licenses needed to operate certain transmission facilities often used in connection with cable operations.

Regulation of Data Services

The data services business, including Internet access, is largely unregulated at this time apart from federal, state and local laws and regulations applicable to businesses in general. Some federal, state, local and foreign governmental organizations are considering a number of legislative and regulatory proposals with respect to Internet user privacy, infringement, pricing, quality of products and services and intellectual property ownership. It is uncertain how existing laws will be applied to the Internet in areas such as property ownership, copyright, trademark, trade secret, obscenity and defamation. Additionally, some jurisdictions have sought to impose taxes and other burdens on providers of data services, and to regulate content provided via the Internet and other information services. We expect that proposals of this nature will continue to be debated in Congress and state legislatures in the future. Additionally, the FCC is now considering a proposal to impose obligations on some or all providers of Internet access services to contribute to the cost of federal universal service programs, which could increase the cost of Internet access. The adoption of new laws or the modification of existing laws applicable to the Internet may decrease the growth in the use of the Internet, which could in turn have a significantly adverse effect on our Internet businesses. As discussed above in connection with the franchise fees claimed by the City of Chicago on RCN’s cable modem service gross revenues, the FCC has classified high-speed cable modem Internet service as an “interstate information service,” which has historically meant that no regulations apply to the provision of this service. The United States Supreme Court in the Brand X decision recently upheld the FCC’s classification of cable modem service as an information service, rather than a cable or telecommunications service, for federal regulatory purposes. However, the scope of state and local authority to regulate cable modem service as an information service is a question of nationwide significance to LFAs and cable television franchisees, and is the subject of both pending litigation and FCC rulemaking. The ultimate result of all of these actions will likely determine whether and to what extent our cable modem Internet service is subject to state and local regulation, in addition to any obligations that may be imposed by the FCC. We cannot predict the outcome of such legal and regulatory proceedings.

Regulation of Voice Services

Federal Regulation: The use of our networks for interstate and international voice services, including the local component of any interstate or international calls, is regulated by the FCC under the Communications Act. We provide domestic interstate voice services nationwide, and have been authorized by the FCC to offer worldwide international services. Under recent FCC decisions, the rates, terms, and conditions of these services are no longer regulated, although we remain subject to the FCC’s jurisdiction over complaints regarding these services. We must also comply with various FCC rules regarding disclosure of billing rates, content and format of invoices, payment of various regulatory fees and contributions, and the like. In addition, the FCC requires prior approval for transfers of control and asset transfers by regulated carriers, including reorganizations and asset transfers undertaken in connection with restructuring transactions.

The 1996 Act gives us important rights to connect with the networks of ILECs in the areas where we operate (primarily Verizon and SBC). This law introduced widespread changes in the regulation of the communications industry, including the local voice, long distance voice, data services, and video programming services. It was intended to eliminate many of the pre-existing legal barriers to competition in these businesses, promote competition and decrease regulation of these segments of the industry. The law delegates regulatory administrative authority to implement the 1996 Act to the FCC and PUCs. The 1996 Act also has allowed Verizon and SBC and other incumbent telephone companies to enter the long distance market within their local service regions, and to compete with us in offering such services.

The 1996 Act, among other things, requires ILECs to provide nondiscriminatory access and interconnection to potential competitors, such as cable operators, wireless telecommunications providers and long distance companies. These obligations include the following:

•	Interconnection—Requires the ILECs to permit their competitors to interconnect with ILEC facilities at any technically feasible point in the ILEC’s network.

•	Reciprocal Compensation—Requires all ILECs and CLECs to complete calls originated by competing local exchange carriers under reciprocal arrangements at prices set by the FCC or PUCs or at negotiated prices.

•	Access to Unbundled Network Elements—Requires ILECs to provide nondiscriminatory access to unbundled network elements (“UNEs”), including network facilities, equipment, features, functions and capabilities, at any technical feasible point within their networks, on nondiscriminatory terms and at prices based on the ILEC’s forward-looking costs, which may include a reasonable profit.

•	Collocation of Equipment—Allows CLECs to install and maintain their own network equipment in ILEC central offices.

•	Resale—Requires the ILEC to establish wholesale “discounted” rates for services it provides to end-users at retail rates.

•	Number Portability—Requires all ILECs and CLECs to permit users of telecommunications services to retain existing telephone numbers without impairment of quality, reliability or convenience when switching from one telecommunications provider to another.

•	Dialing Parity—Requires the ILECs and CLECs to establish dialing parity so that all customers must dial the same number of digits to place the same type of call.

•	Access to Rights-of-Way—Requires all ILECs to permit competing carriers access to poles, ducts, conduits and rights-of-way at regulated prices.

Regulations promulgated by the FCC to implement these provisions of the law require local exchange carriers to provide competitors more access to UNEs at prices based on incremental cost studies. The FCC began to re-examine its rules regarding access to UNEs in late 2001. In orders released in 2003 and 2005, the FCC adopted significant changes to its UNE rules. Because RCN built our own networks rather than relying on the ILECs’

facilities, these changes may affect RCN less than they do some of our competitors. The most recent rulings eliminate a form of competition known as “UNE-P,” which included an unbundled local switching element. Although RCN has never used the UNE-P, we were subject to competition from telephone companies that did use it, so the elimination of this form of competition may benefit us. The new rules did, however, increase our cost for accessing certain databases used in providing local telephone service (such as the calling party name database used to provide Caller ID with Name service on calls received from the ILECs), and may also increase our cost to lease loop facilities in certain markets (primarily New York City). Depending on how the new rules are interpreted by the FCC and PUCs, we may also incur increased costs for some of the facilities used to exchange local telephone calls with the ILECs. The FCC rules are the subject of a current court proceeding, which could result in further changes in our access to UNEs.

The FCC has given notice of a proposed rulemaking that may change the way prices for interconnection and network elements are determined. Also, ILECs may ask PUCs to increase UNE rates under existing rules based on new cost information, which SBC has done in certain states, including Illinois. While we cannot predict the outcome of the FCC and PUC proceedings, a significant increase in the wholesale rates we pay for UNEs could negatively impact our ability to provide competitively-priced retail services in the markets in which we use UNEs (New York, Chicago and portions of Lehigh Valley) and any other markets in which we may in the future use such services. In addition, other regulatory and court decisions could affect our ability to interconnect with ILECs or the terms of such interconnection.

We have interconnection agreements with Verizon, SBC, and other ILECs serving the markets where they provide telephone service. These agreements, which are required under the terms of the 1996 Act, are usually effective for terms of two or three years. As a general matter, these agreements provide for service to continue without interruption while a new agreement is negotiated. Most of the agreements also provide for amendments in the event of changes in the law, such as the regulatory and court decisions described above. We cannot assure you that we will be able to obtain or enforce future interconnection agreements, or obtain renewal of existing agreements, on acceptable terms.

Reciprocal Compensation: The interconnection agreements with ILECs entitle RCN to collect reciprocal compensation payments from them for local telephone calls that terminate on our facilities. In 2001, the FCC adopted rules limiting the compensation that we can collect for terminating dial-up Internet traffic. Under these rules, the maximum rate for termination of this class of traffic was reduced in a series of steps to our current level of $.0007 per minute, which will remain in effect until further action by the FCC. The rules also limited the total number of minutes on which we can collect this compensation each year, although this limitation was removed by the FCC during 2004. In May 2002, the United States Court of Appeals for the District of Columbia Circuit remanded the FCC’s April 2001 decision for lack of an adequate legal justification for the rules adopted, but did not vacate those rules. The FCC has not yet taken any action in response to the Court’s remand so the April 2001 rules remain in effect. The rate caps imposed by the FCC rules are, in most states, considerably lower than the rates that we previously were collecting under existing interconnection agreements. These rules have reduced, and are expected to continue to reduce, the revenues received by us from termination of dial-up Internet traffic.

Access Charges: RCN, when carrying long distance calls, remits access fees directly to local exchange carriers or indirectly to underlying long distance carriers for the origination and termination of this traffic. Generally, intrastate access charges are higher than interstate access charges. Therefore, to the degree access charges increase or a greater percentage of this long distance traffic is intrastate, our cost of providing long distance services will increase. We, when providing local telephone service, also bill access charges to long distance providers for the origination and termination of those providers’ long distance calls. Accordingly, our local exchange business benefits from the receipt of intrastate and interstate long distance traffic. As an entity that both collects and remits access charges, we have implemented systems designed to ensure that we properly track and record the jurisdiction of our telecommunications traffic and remit or collect access charges accordingly. Any changes to the existing regulatory scheme for access charges could have a substantial and material adverse effect on our business.

The FCC has made major changes in the interstate access charge structure in recent years. On May 31, 2000, the FCC issued the so-called “CALLS Order” that lowered collective interstate access charges by local exchange carriers subject to price cap regulation by $3.2 billion and ended certain charges paid by IXCs. This action has reduced access charges for IXCs and resulted in increased price competition for long distance services.

In 2001, the FCC adopted rules lowering the rates carriers like us can charge long distance carriers for origination and termination of calls over their local facilities. These rules now require that our access rates be reduced to levels no higher than those of the ILEC in each area they serve. As a matter of business policy, we have never adopted access charges higher than those of the ILEC, so we were not adversely affected by these rules.

In April 2001, the FCC released a Notice of Proposed Rulemaking in which it proposed a “fundamental re-examination of all currently regulated forms of intercarrier compensation.” The FCC proposed that carriers transport and terminate local traffic on a bill-and-keep basis, rather than per minute reciprocal compensation charges. Several different industry groups have submitted access charge reform proposals to the FCC. While the FCC has not yet acted on these proposals, and it is not yet known when it will act, all of the proposals would result in substantial reductions in access charge payments, and some would eliminate these payments entirely over a period of time. Because RCN both makes payments to and receives payments from other carriers for exchange of local and long distance calls, the effect that the FCC’s ultimate determination may have upon our business cannot be predicted at this time.

Slamming and Cramming: A customer’s choice of local or long distance telecommunications company is encoded in a customer record, which is used to route the customer’s calls so that the customer is served and billed by the desired company. A user may change service providers at any time, but the FCC and some states regulate this process and require that specific procedures be followed. When these procedures are not followed, particularly if the change is unauthorized or fraudulent, the process is known as “slamming.” Slamming has been addressed in detail by Congress in the 1996 Act, by some state legislatures, and by the FCC in recent orders. The FCC has levied substantial fines for slamming. The risk of financial damage, in the form of fines, penalties and legal fees and costs, and to business reputation from slamming is significant. Even one slamming complaint could cause extensive litigation expenses for us.

FCC rules and other laws also regulate the types of services that can appear on a local telephone bill, as well as the format of those bills. Only charges for services authorized by the subscriber may appear on bills. The practice of billing for unauthorized services is known as “cramming.” Violations of rules regarding cramming may result in fines, penalties, and other costs.

We have implemented internal procedures designed to ensure that new subscribers are switched to us in accordance with federal and state regulations. Because of the large volume of service orders processed by us, however, it is possible that some unauthorized carrier changes may be processed inadvertently, and we cannot assure you that we will not be subject to slamming or cramming complaints.

State Regulation: PUCs have jurisdiction over intrastate communications (i.e., those that originate and terminate in the same state). Providers of intrastate local and long distance telephone services typically must receive a certificate of public convenience and necessity or similar authorization to offer local and toll services. Many PUCs also require prior approval for transfers of control of certificated carriers, corporate reorganizations, acquisitions of telecommunications operations, transfer of carrier assets, carrier stock offerings and incurrence by carriers of significant debt obligations. RCN has received authority to offer intrastate telephone services, including local exchange service, in all states where we provide telephone service. Certificates of authority can generally be conditioned, modified, cancelled, terminated or revoked by a PUC for failure to comply with state law or the rules, regulations or policies of a PUC. Fines or other penalties may also be imposed for such violations.

We are also subject to state laws and regulations regarding slamming, cramming, and other consumer protection and disclosure regulations. These rules could substantially increase the cost of doing business in any particular state. PUCs have issued or proposed several substantial fines against CLECs for slamming or cramming. The risk of financial damage, in the form of fines, penalties and legal fees and costs, and to business reputation from slamming is significant. Even one slamming complaint before a PUC could lead to extensive litigation expense. In addition, state law enforcement authorities may utilize their powers under state consumer protection laws against RCN in the event legal requirements in that state are not met.

Rates for intrastate switched access services, which we provide to long distance companies to originate and terminate in-state toll calls, are subject to the jurisdiction of the PUCs in which the call originated and terminated. Such regulation by states could materially and adversely affect our revenues and business opportunities within that state. As a matter of business practice, however, we have refrained from filing switched access rates exceeding those charged by the ILEC in a given state, which limits the risk of adverse regulatory actions against us affecting these rates.

The 1996 Act generally preempts state statutes and regulations that restrict the provision of competitive services. As a result of this preemption, we will be generally free to provide the full range of local, long distance, and data services in any state. This preemption also increases the amount of competition to which we may be subject. In addition, the cost of enforcing federal preemption against certain state policies and programs may be large and may cause considerable delay.

Under the 1996 Act, PUCs have jurisdiction over the terms and conditions of interconnection agreements between ILECs and other carriers such as RCN. In each state, we have the option of either negotiating the terms of such an agreement, or adopting the terms of an agreement negotiated by another carrier, but RCN cannot be certain that other agreements with suitable terms will be available for adoption in all cases. While current FCC rules and regulations require the ILEC to provide interconnection and network elements on an individual and combined basis, we cannot assure you that the ILECs will provide these components in a manner and at a price that will support competitive operations. If the ILECs do not readily provide network functionality in the manner required, we have regulatory and legal alternatives, including arbitration before PUCs, to force provision of services in a manner required to support our service offerings. However, we cannot assure you that the outcome of any such arbitration proceeding would be favorable to us, and there is considerable legal uncertainty as to how interconnection agreements are to be enforced before PUCs and where appeals of PUCs’ interconnection agreement determinations may be heard.

Taxes and Regulatory Fees: We are subject to numerous local, state and federal taxes and regulatory fees, including, but not limited to, the federal excise tax, FCC universal service fund contributions and regulatory fees, and numerous PUC regulatory fees. We have procedures in place to ensure that we properly collect taxes and fees from our customers and remit such taxes and fees to the appropriate entity pursuant to applicable law and/or regulation. If our collection procedures prove to be insufficient or if a taxing or regulatory authority determines that our remittances were inadequate, we could be required to make additional payments, which could have a material adverse effect on our business.

Other Regulatory Issues

Right-of-Way Access: In a number of jurisdictions, local authorities have attempted to impose right-of-way fees on us over and above the gross revenues fees paid pursuant to our cable franchises or OVS agreements or which are not imposed on the incumbent local telephone companies, which we believe are in violation of federal law. A number of FCC and judicial decisions have addressed the issues posed by the imposition of right-of-way fees on CLECs and on video distributors. To date the state of the law is uncertain and may remain so for some time. In New York City, we and other competitive telecommunications carriers have entered into agreements that provide for the payment of a percentage of our gross telecommunications revenues to the City of New York. Similar fees are not paid by Verizon, which is the incumbent local telephone company in the City of New York. This has had a negative impact on our ability to provide local telephone service in competition with Verizon. If we were required to pay local right-of-way fees that are excessive or discriminatory in other cities, this could have similar adverse effects on our local telephone business activities in those markets.

Pole and Conduit Attachments: Under the Pole Attachment Act, the FCC is required to regulate the rates, terms and conditions imposed by utilities for cable systems’ and telecommunications providers’ use of utility pole and conduit space unless state authorities can demonstrate that they adequately regulate pole attachment rates, terms and conditions. In the absence of state regulation, the FCC administers pole attachment rates on a formula basis. We are subject in some instances to pole attachment practices and fees that RCN believes are in violation of applicable federal law. We have attempted to resolve some of these matters informally. In some cases, utility companies have increased pole attachment fees for cable systems that have installed fiber-optic cables and that are using these cables for the distribution of non-video services. The 1996 Act amendments to the Pole Attachment Act modified the prior pole attachment provisions by establishing a new formula for setting rates for attachment of telecommunications wiring, and requires that utilities provide cable systems and telecommunications carriers with nondiscriminatory access to any pole, conduit or right-of-way, owned or controlled by the utility if the facility is carrying cable or telecommunications wires already. The FCC adopted regulations to govern the charges for pole attachments used by companies providing telecommunications services, including cable operators. These regulations became effective on February 8, 2001 and any increase in attachment rates for telecommunications companies resulting from the FCC’s new regulations is being phased-in in equal annual increments over a period of five years beginning on the effective date of the new FCC regulations. A number of pole-owning utilities challenged the new rules, raising constitutional and other issues. The FCC strongly asserted its jurisdiction to regulate pole attachment fees, including those charged to companies providing broadband services. The United States Supreme Court and Court of Appeals for the District of Columbia Circuit both issued rulings in 2002 upholding aspects of the FCC’s pole attachment rules favorable to us. In a ruling of particular importance to us, the Supreme Court held that broadband service providers who co-mingled video, telecommunications, and Internet services over their networks are entitled to the protections of the Pole Attachment Act. This ruling ensures that we will have the benefit of the FCC’s rate formula for pole attachments. Notwithstanding this Supreme Court decision, we cannot assure you whether utility companies will seek to raise the rates that we pay for pole attachments or whether such increases would materially affect our costs.

Program Access: The 1992 Cable Act, the 1996 Act and FCC regulations preclude any cable operator or satellite video programmer affiliated with a cable company, or with a common carrier providing video programming directly to its subscribers, from favoring an affiliated company over competitors. In certain circumstances, these programmers are required to sell their programming to other multi-channel video distributors. The provisions limit the ability of program suppliers affiliated with cable companies or with common carriers providing satellite delivered video programming directly to their subscribers to offer exclusive programming arrangements to their affiliates. The FCC’s Cable Service Bureau, however, has ruled that, except in limited circumstances, these statutory and regulatory limitations do not apply to programming which is distributed other than by satellite. Although we typically have been able to negotiate viable agreements to carry such programming, absent a change in the law pertaining to programming which is distributed other than by satellite, we will not have guaranteed access to certain non-satellite delivered programming, which could impact our ability to compete effectively in those markets.

Certain important provisions of the 1992 Cable Act that restrict exclusivity in the distribution of certain video programming were scheduled to lapse in 2002 but were extended by the FCC for an additional five years. The extension of these rules ensures that we will continue to have access to satellite-delivered programming until at least 2007.

Building Access: RCN has had difficulty gaining access to the video distribution wiring in certain multiple dwelling units (“MDUs”) in the City of Boston and elsewhere. In some buildings in Boston the management will not permit us to install our own distribution wiring and the incumbent cable company has not been willing to permit use of the existing wiring on some equitable basis when we attempt to initiate service to an individual unit previously served by the incumbent. Similar problems have been encountered in New York City and Washington, D.C. Where we provide service as an OVS operator, it is unsettled whether we have the protection of the mandatory access laws that entitle franchised cable television operators to gain entry to MDU buildings. We sought a ruling from the FCC that existing FCC inside wiring rules required incumbent Cablevision to cooperate and make such wiring available to us in Boston. By order released on January 29, 2003, the FCC granted the request, ruling that where cable wiring is located behind sheet rock walls or ceilings, the designated point at which we are allowed to access the wires must be demarcated at a physically accessible location that does not require disturbing the sheet rock. The order applies to all markets, not just Boston. The order also clarified that the FCC’s rules apply to both OVS operators and franchised cable television providers. Upon appeal of the order by the National Cable & Telecommunications Association, however, the U.S. Circuit Court for the District of Columbia held that the FCC did not adequately support its earlier ruling on the specific point of inaccessibility of wiring behind sheet rock, thereby invalidating the rule. The matter has been remanded back to the FCC for further consideration consistent with the judgment, and we will participate in any new rulemaking process that the FCC may undertake in this matter.

We are also at times precluded from serving an MDU because the owner has entered into an exclusive agreement with another provider. In some instances, these exclusive agreements are perpetual. The FCC, in its

January 29, 2003 order, declined to ban such exclusive and perpetual contracts for the provision of video service in MDUs. To the extent that incumbent cable operators continue to hold exclusive contracts with MDUs in the areas served by us, such contracts may prevent us from entering those properties.

Overview of the RCN Network

Our broadband network is designed to support video, data and voice services via a fiber-rich network architecture. The multi-service network is presently operating in Boston, New York City, eastern Pennsylvania, San Francisco, Chicago, Los Angeles and Washington, D.C. The broadband network typically consists of fiber-optic transport facilities; local and long distance voice capability; video head-ends; video, data and voice transmission and distribution equipment; and data routing and wide-area-network equipment and the associated network wiring and termination equipment. Our voice switching network typically utilizes the Lucent 5ESS-2000 switching platforms as the local switching element, and the network is generally designed to provide local telephony service. These elements enable us to offer digital television, high-speed data services and other advanced services, including two-way communications for interactive services.

More than 90% of our network has a bandwidth of 860 megahertz. This bandwidth capacity enables us to offer digital television, high-speed data services and other advanced services. Our bandwidth also permits two-way communication for Internet access, interactive services and voice services. We are upgrading certain segments of our network in the Lehigh Valley of eastern Pennsylvania to increase the bandwidth to 860 or 750 megahertz and allow for two-way communication.

The network’s common backbone signal transport medium, for both digital (video, data and voice) and analog (video), is normally broadband cable, either RCN-owned or leased from other providers. Generally, the digital broadband backbone transport network utilizes a self-healing synchronous optical network ring architecture (“SONET”) and other technologically advanced transport methods to provide high-speed, redundant connections for the delivery of video, data and voice services. Facility connections from the backbone network to individual buildings, residential and commercial services are typically provided via RCN-owned broadband facilities.

The majority of our network is built using fiber-optic cable as the predominant transport medium. Broadband systems are suitable for transmission of cable television, Internet and telephone information, or a combination of these types of signals. The main benefits resulting from the deployment of fiber-optic cable versus traditional coaxial cable or copper wire are greater network capacity, increased functionality, and decreased requirements for periodic amplification of the signal. These factors contribute to lower maintenance costs, and increase the capacity for and quality of the service offerings. Fiber-based networks provide a superior platform for delivering video, high-speed, high-capacity data and voice services, when compared to traditional legacy systems that rely more heavily on copper wire or coaxial cable.

Our network is designed and built to provide the capacity necessary for the transport and delivery of high bandwidth video and data transmissions. The fiber-optic cable used contains up to 864 individual strands of optical fiber. Each strand of fiber is capable of providing a large number of high-bandwidth telecommunications channels that can each be used to reliably transport a high volume of video, data and voice signals. Although the ILECs commonly use copper wire in their networks, they are currently deploying fiber cable to upgrade portions of their copper based network, particularly in areas served by us. We expect that continued developments and enhancements in communications equipment will increase the capacity of each optical fiber, thereby providing even more capacity at relatively low incremental cost.

Video Plant and Equipment

Broadband Video

RCN’s video head-ends typically consist of optical transmitters, optical receivers, satellite receivers, signal processors, modulators, encoding equipment, digital video transport equipment, network status monitoring and other ancillary equipment. From the head-end, the video signals are transported to secondary hub sites in either digital or analog signal format. Once the signal is received at the secondary hub site, the signal is conditioned, processed and interconnected to the local broadband transport facilities for distribution to the video subscribers. Typically, the video signals are distributed to individual fiber nodes or receivers via the broadband cable used to deliver the data and voice service. The local distribution fiber cable terminates in a broadband receiver within an individual building or video service area. From the fiber node, coaxial cable and related distribution equipment is used to distribute the video signals to the customer premises. The bandwidth of the video distribution is generally 50-860 MHz, which in most service areas is capable of supporting between 90 and 110 analog video channels and a substantial number of digital video channels. The distribution plants are designed to be predominantly fiber-based, which increases the capacity, reliability and the quality of the services delivered as compared to traditional cable television distribution architectures.

Wireless Video

RCN also owns and operates “wireless video” television systems using point-to-point 18 GHz microwave technology. RCN uses this technology in New York City, Jersey City and Chicago as an alternate means to deliver video programming to buildings that are not connected to RCN’s broadband network. Due to the fact this technology generally does not support an intergrated product offering and result in lower revenue per customer, it is our intention to divest the remaining microwave systems that we own.

High-Speed Data Plant and Equipment

RCN’s primary Internet product is a high-speed data connection over its broadband network. RCN’s high-speed data connection offers download speeds up to a maximum of 10.0 Mbps to the individual cable modem user. Future developments will further increase the speed of the cable modem service. RCN also provides Internet access via dial-up modems. This dial-up product is available in all service areas as well as all metropolitan markets across the United States.

The data network consists of all the networking and computer equipment required to provide full and complete ISP services to both RCN’s cable modem and dial-up customers. These Internet services include unlimited access to the World Wide Web, personal email addresses, access to news services, personal web pages and file transfer capability. Additionally, RCN data customers are able to access other popular Internet-based services such as Instant Messaging, on-line electronic gaming and chat facilities. The underlying RCN network is comprised of a state-of-the-art network including core, border and edge routers, servers, switches, and the necessary high-speed transport and interconnection network. RCN has also designed and deployed a long haul, high-bandwidth broadband transport facility that interconnects Boston, New York, Philadelphia and Washington, D.C. This facility is used to provide high-speed connectivity between each of RCN’s points of presence in the northeast United States.

RCN relies on a combination of copyright, trademark and trade secret laws and contractual restrictions to establish and protect its proprietary technology. RCN cannot assure you that this technology will not be misappropriated or that equivalent or superior technologies will not be developed. In addition, RCN cannot assure you that third parties will not assert that RCN’s services, technology or users’ content infringe upon their proprietary rights. RCN has obtained authorization, typically in the form of a license, to distribute third-party software incorporated in the RCN access software product for Microsoft Windows and Macintosh platforms. RCN plans to maintain or negotiate renewals of existing software licenses and authorizations, and may desire or need to license other applications in the future.

Voice Plant and Equipment

Voice Networks

The voice network is capable of supporting both switched and non-switched (private line) services. In metropolitan areas, individual buildings are connected to the network backbone via fiber extensions that are generally terminated on high-speed transport equipment, which provides redundant and fail-safe interconnection between the building and the RCN central switch location. In limited situations where fiber extensions are not available, leasing special access facilities from long distance service providers, ILECs or other service providers, can provide interim facility connections. As the network expands to reach more areas within a target market, subscribers served by these temporary connections are migrated to the RCN broadband network. Within large MDU buildings in metropolitan areas, generally a voice service hub is established by installing Integrated Digital Loop Carrier (“IDLC”) equipment, which acts as the point of interface between the backbone facility and the intra-building wiring. Each IDLC is installed with a standby power system and is capable of serving up to 2,048 lines. RCN’s voice offerings include a full suite of features and services including custom calling and custom local access signaling services features. The network is built with excess capability to meet the anticipated requirements of future subscriber demand.

Generally, RCN provides a fiber-rich architecture capable of delivering voice services to the residential or commercial subscriber. Fiber-optic backbone facilities using SONET transport electronics typically provide interconnection from the RCN local telephony switch to the telephony distribution electronics. The telephony distribution electronics support up to 2,048 lines and serve as the interconnection point between the telephone switch and the local distribution fiber. Broadband facilities are utilized to transport the telephony signals to a residential service area node, a point typically within 900 feet from the furthest subscriber. The residential service node encompasses on average approximately 150 homes. The distribution facilities between the node and the subscriber are typically coaxial cable. RCN’s voice network provides primary line service with full interconnection to the local emergency 911 centers and is fully powered with reserve batteries to provide backup power in the event of a commercial power failure.

Chicago VoIP

In its Chicago market, RCN uses VoIP technology. This service uses RCN’s data network to carry digital voice information from the customer’s home to RCN’s local telephone switch for call completion.

Real Estate

As of July 14, 2005, the Company leased approximately 110 facilities including 90 technical and 20 non-technical facilities, which encompass 752,894 and 494,390 square feet, respectively, to support its operations under various non-cancelable leases with terms ranging from 1 to 25 years. The Company is actively seeking to sublease or buyout the leases in part or whole of 16 facilities including 11 technical and 5 non-technical facilities, which contain 137,793 and 185,703 square feet, respectively. RCN also currently owns 6 technical facilities, which encompass 125,008 square feet and is looking to sell 1 facility, which contains 51,640 square feet.

Legal Proceedings

On December 21, 2004, RCN and nine of its direct and indirect wholly-owned subsidiaries emerged from protection under Chapter 11 of the Bankruptcy Code pursuant to direct and indirect protection under the Plan. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” and “Chapter 11 Reorganization” for further discussion. Under the Plan, essentially all claims against the Predecessor and the RCN Debtors that arose prior to the commencement of the Chapter 11 cases were discharged. Claims for monetary damages (and equitable claims that give rise to a right to payment), including most of the legal proceedings pending against the Predecessor at that time were included in the discharge. However, certain claims which were pending at the time the Plan became effective have not yet been resolved. The following is a description of those claims and of material legal proceedings in respect of claims alleged to have arisen after the commencement of the RCN Debtors’ Chapter 11 cases are currently.

Prepetition Claims

Pursuant to the Plan, certain claims that arose prior to the commencement of the RCN Debtors’ Chapter 11 cases are entitled to share in the distributions under the Plan to the extent allowed. As of the date hereof, partial distributions have been made to certain holders of allowed prepetition claims. Further distributions will be made as and when objections to disputed and unliquidated claims are resolved. Although the majority of disputed claims have been resolved, the resolution of a few of the disputed claims is expected to continue through 2005.

Claims by Merrill Lynch

On or about August 11, 2004 and September 28, 2004, Merrill Lynch, Pierce, Fenner & Smith (“Merrill”) filed general unsecured proofs of claims against RCN and the other RCN Debtors asserting that Merrill is entitled to a $9.8 million fee in connection with work it performed leading up to RCN’s restructuring (the “Merrill Proofs of Claim”). RCN and the RCN Debtors commenced an adversary proceeding in the Bankruptcy Court to contest the Merrill Proofs of Claim and assert damages to the RCN Debtors in an amount of $10 million, under theories of breach of implied covenant of good faith and fair dealing, unjust enrichment/restitution, preferential transfer, fraudulent conveyance, professional malpractice, breach of fiduciary duty, breach of contract and gross negligence. The adversary proceeding is presently in the early stages of discovery. While the RCN Debtors believe that this claim is without merit, the RCN Debtors cannot assure you of success in defending against the Merrill Proofs of Claim or in the prosecution of the RCN Debtors’ theory of damages in the adversarial proceedings. RCN, nevertheless, does not anticipate that an unfavorable outcome will exceed materially the amount in which the Merrill Proofs of Claim are asserted, plus any interest or costs assessed thereon. Because the Merrill Proofs of Claim are asserted against RCN and the other RCN Debtors, Merrill’s recovery under the Plan could be paid out in either stock or cash, depending whether Merrill’s remedy is against RCN or any or all of the remaining RCN Debtors, respectively.

Rejection Damage Claims

Pursuant to the Plan, all claims arising out of the rejection of an executory contract and unexpired leases (“Rejection Damage Claims”) were required to be served upon the RCN Debtors and their counsel by January 7, 2005. The RCN Debtors agreed to voluntarily extend the bar date for filing of Rejection Damage Claims for certain programmers whom RCN contracted through the NCTC through January 28, 2005 due to the alleged failure of such programmers to receive timely notice that their contracts had been rejected. Any Rejection Damage Claims not filed against the RCN Debtors within the time period allowed under the Plan are forever barred under the Plan from assertion against any RCN Debtor. A description of pending Rejection Damage Claims follows below.

Claims by Programmers

On or about January 27, 2005, three separate networks affiliated with Rainbow Media Holdings LCC (“RMH”), filed claims totaling approximately $4.7 million in the aggregate based on the rejection of agreements with RCN to carry the Independent Film Channel, Women’s Entertainment Channel and FUSE Networks (the “RMH Proofs of Claim”). On June 17, 2005, RCN filed objections to each of the RMH Proofs of Claim. On July 6, 2005, RCN and RMH entered into a binding term sheet which included a commitment by RMH not to further pursue the RMH Proofs of Claim which will allow the Bankruptcy Court to enter an order expunging each of the RMH Proofs of Claim.

Other Legal Proceedings

In re: RCN Corporation ERISA Litigation: On May 16, 2005, a purported consolidated class action complaint (the “Class Action Complaint”) was filed in the United States District Court for the District of New Jersey under Master File No. 04-CV-5068 (SRC), naming RCN Corporation and certain of its current and former directors, officers, employee administrators and managers, as well as Merrill Lynch Trust Company, FSB, as defendants for alleged violations of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA”). The purported Class Action Complaint seeks recovery of unspecified money damages for the benefit of a purported class of participants and beneficiaries of the RCN Savings And Stock Ownership Plan (the “Savings Plan”) as a result of the defendants’ breaches of their fiduciary duties under ERISA (the “ERISA Litigation”). No motion for class certification has been filed by Plaintiffs. The ERISA Litigation is subject to certain limitations ordered by the Bankruptcy Court described below.

Previously, on September 22, 2004, former employee Deborah K. Craig (“Craig”), on behalf of the Savings Plan and its participants and beneficiaries, filed a Motion For Leave To File Proof Of Claim (the “Late Claim Motion”), seeking to assert a claim (the “Craig Proof of Claim”) against RCN, after the claims bar date of August 11, 2004, for alleged violations of ERISA to recover alleged losses similar to those alleged in the Class Action Complaint. On October 5, 2004, Craig filed a purported class action complaint against certain fiduciaries of the Savings Plan within the meaning of ERISA in a lawsuit captioned Craig v. Filipowicz, et al., Case No. 04-cv-07875 (JSR) (S.D.N.Y.), which was subsequently transferred to the District of New Jersey, with a new Case No. 04-cv-05940 (SRC) (D.N.J.) (the “NJ Action”). On November 3, 2004, the Bankruptcy Court issued an order denying the Late Claim Motion in its entirety (the “Late Claim Order”), which Craig appealed to the United States District Court for the Southern District of New York. On December 20, 2004, Craig sought from the Bankruptcy Court limited relief (the “Injunction Relief Motion”), for the benefit of herself and all other similarly situated beneficiaries of the Savings Plan, from the injunction issued by the Bankruptcy Court’s order confirming the Plan for the purpose of naming RCN as a nominal defendant in the NJ Action. On February 16, 2005, Craig filed a motion on the NJ Action docket to have the NJ Action consolidated with certain other related actions, with a proposed caption In re RCN Corporation ERISA Litigation, Master File No. 04-cv-5068 (SRC) (the “Consolidated Action”). On March 18, 2005, the United States District Court for the Southern District of New York issued an order affirming the Late Claim Order. On April 1, 2005, the Bankruptcy Court entered an order (the “Injunction Relief Order”) granting the Injunction Relief Motion to the extent that (1) Craig and all other similarly situated parties (collectively, the “Plaintiffs”) are permitted to name RCN as a nominal defendant in the pending Consolidated Action and (2) the Plaintiffs may enforce any judgment obtained against RCN solely against any applicable insurance companies and only up to limits of any applicable insurance coverage, to the extent such coverage is available. The Injunction Relief Order does not prevent the Plaintiffs from pursuing litigation claims against others, including current or former directors, officers, employees, partners, members, or managers (collectively, the “Third Parties”) of RCN or any other reorganized debtor and collecting in full any judgment Plaintiffs may obtain against such Third Parties. As an express condition to the entry of the Injunctive Relief Order, Craig waived any right of further appeal the denial of the Late Claim Order. Subsequently, Plaintiffs filed the Class Action Complaint in the ERISA Litigation to pursue their remedies against RCN, subject to the limitations imposed by the Bankruptcy Court, and additional Third Parties.

City of Chicago v. AT&T Broadband, et al.: RCN, like most if not all other cable providers, currently does not pay a franchise fee on our cable modem Internet access services on the basis that the FCC has determined that such Internet services are not “cable services” as defined in the Communications Act. RCN’s position has been challenged by the City of Chicago, which has brought suit against RCN-Chicago, as well as AT&T Broadband (now Comcast), the incumbent cable operator in RCN-Chicago’s franchise service area, and the other franchised cable television operator in the City of Chicago (collectively, the “Defendants”). The Defendants removed the action to federal court and succeeded initially in obtaining dismissal of the action on the ground that cable modem service, as a matter of law, is not a “cable television service” within the scope of the franchise agreements and therefore cannot be subject to the agreements’ franchise fee provision, which by its express terms is to be interpreted and applied in accordance with the Communications Act. The City of Chicago appealed both the removal to federal District Court and the District Court’s dismissal of its case to the U.S. Seventh Circuit Court of Appeals. On October 1, 2004, the Seventh Circuit vacated on jurisdictional grounds the District Court’s decision dismissing the City of Chicago’s claims, and remanded the case back to the Circuit Court for Cook County, Illinois, for further proceedings. The Seventh Circuit expressed no opinion on the merits of the case, which will now be litigated in the Cook County Circuit Court as though the initial District Court decision, which was favorable to RCN, had never been rendered. In the event the City of Chicago were ultimately to prevail on its complaint, RCN-Chicago would need to pay the 5% franchise fee on its cable modem revenues and pass through the additional fees to its cable modem Internet service customers, which would raise their rates as compared to the high-speed Internet services provided by ILECs and therefore have an adverse effect on RCN-Chicago’s ability to compete with such providers. However, because any adverse result will affect all of RCN-Chicago’s cable competitors in the Chicago market, such a ruling would likely not have a disproportionate effect on Reorganized RCN’s ability to compete with other cable operators in the Chicago market. The United States Supreme Court, in the Brand X decision, recently upheld the FCC’s classification of cable modem service as an information service, rather than a cable or telecommunications service, for federal regulatory purposes. Thus, the City of Chicago is clearly prohibited from collecting cable franchise fees on cable modem service based on its classification. Nonetheless, the City of Chicago continues to assert an independent, contractual right to fees of cable modem service. A motion to dismiss the City of Chicago’s complaint is pending. We cannot assure you that the motion will be granted or that we will not be subject to gross revenue fees or other regulation of our cable modem Internet access services in the future.

RCN or our subsidiaries are defendants in numerous personal injury, employment law and other matters in various jurisdictions that arise in the ordinary course of its business. None of these matters, individually or in the aggregate, is expected to be material.

Change in Certified Accountants

On November 29, 2004, the Audit Committee of Old RCN’s board of directors engaged Friedman LLP as Old RCN’s new independent public accounting firm, and dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent public accounting firm. On November 22, 2004, PwC was verbally informed of Old RCN’s intention to replace PwC. On November 29, 2004, Old RCN communicated in writing the decision of the Audit Committee of the board of directors to dismiss PwC effective on November 29, 2004. Friedman LLP, headquartered in New York City, is a regional accounting firm with over 200 personnel, and provides accounting, tax, and consulting services to public and privately held companies in a broad range of industries. Friedman LLP was founded in 1924 and is a member of DFK International with affiliated offices worldwide.

The report of PwC on the Predecessor’s financial statements as of and for the fiscal year ended December 31, 2002 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles. The report of PwC on the Predecessor’s financial statements as of and for the fiscal year ended December 31, 2003 contained an explanatory paragraph discussing significant doubt about the Predecessor’s ability to continue as a going concern. Such 2003 report did not contain any other indications of an adverse opinion, disclaimer of opinion, and was not further qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended December 31, 2003 and 2002, and through November 29, 2004, there were no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures which disagreements, if not resolved to PwC’s satisfaction, would have caused them to make reference thereto in their reports on our consolidated financial statements for such fiscal years.

As reported in our annual report on Form 10-K for the year ended December 31, 2004, we identified material weaknesses in our internal control over financial reporting related to lease accounting and the reconciliation of general ledger account balances to supporting documentation. As a result of these material weaknesses and our failure to obtain timely financial information about our 48.93% ownership interests in Megacable and MCM, our Chief Executive Officer and our Chief Financial Officer concluded that our disclosure controls and procedures (as defined in the Exchange Act Rule 13 (a)-15 (e)) were not effective as of December 31, 2004.

During the first six months of 2005, we began to implement additional controls and procedures in order to address the material weaknesses related to lease accounting and the reconciliation of general ledger account balances. Although improvements have been made we continue to review all of our controls to remediate the weaknesses previously reported and to strengthen our overall internal control environment. In addition, we are actively taking steps to obtain financial statements from Megacable and MCM on a timely basis.

Despite our remediation efforts, our disclosure controls and procedures have been ineffective on a continual basis at least from December 31, 2004 through June 30, 2005. Our Chief Executive Officer and Chief Financial Officer evaluated the effectiveness of our disclosure controls and procedures in place as of June 30, 2005 pursuant to Rule 13a-15(b) of the Exchange Act. Based on this evaluation, the Chief Executive Officer and Chief Financial Officer concluded that although progress had been made to remediate the weaknesses that existed at December 31, 2004, RCN’s disclosure controls and procedures (as defined in the Exchange Act Rule 13 (a)-15(e)) were not effective as of June 30, 2005.

During the fiscal years ended December 31, 2003 and December 31, 2002 and through November 29, 2004, we did not consult with Friedman LLP with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our consolidated financial statements, or any other matters or reportable events as set forth in Item 304(a)(2)(i) and (ii) of Regulation S-K.

MANAGEMENT

RCN Directors and Executive Officers

The following table sets forth the name, age and position of each of our current executive officers and directors.

Name	Age	Position
James F. Mooney	50	Chairman of the Board of Directors
Peter D. Aquino	44	President and Chief Executive Officer and Director
Benjamin C. Duster IV	44	Director
Lee S. Hillman	49	Director
Michael E. Katzenstein	46	Director
Theodore H. Schell	60	Director
Daniel Tseung	34	Director
Timothy Dunne	41	Executive Vice President and Chief Technology Officer
Michael T. Sicoli	34	Executive Vice President and Chief Financial Officer
Stephen A. Bogiages, Esq.	46	Senior Vice President, General Counsel and Corporate Secretary
Richard Ramlall	49	Senior Vice President, Strategic and External Affairs
Joseph Sorresso	45	Senior Vice President, Network Operations

James F. Mooney, has served as our Chairman since December 2004. Mr. Mooney also serves as Chairman of NTL, Incorporated (“NTL”), a provider of bundled telecommunications services, including voice, video, and data services, in the United Kingdom and the Republic of Ireland. Prior to joining NTL in February 2003, Mr. Mooney was Executive Vice President and Chief Operating Officer of Nextel Communications Inc. from February 2001 to September 2002. Before Nextel, from January 2000 to January 2001, he was Chief Executive Officer and Chief Operating Officer of Tradeout Inc., an asset management firm jointly owned by GE Capital Corp., eBay Inc. and funds managed by Benchmark Capital. From April 1999 to January 2000, he was the Chief Financial Officer at Baan Company, a business management software provider that had dual headquarters in Amsterdam and Virginia. From 1980 to March 1999, Mr. Mooney held a number of positions with IBM, including his last position as Chief Financial Officer of the Americas. Mr. Mooney is a director of Sirius Satellite Radio and NTL.

Peter D. Aquino, has served as our President and Chief Executive Officer since December 2004. Prior to joining us, Mr. Aquino served as a Senior Managing Director of Capital & Technology Advisors LLC (“CTA”), a telecom restructuring firm, from 2001 through 2004. In August 2004, Mr. Aquino, through his company PDA Group, LLC (“PDA”), was retained by RCN to perform consulting services relating to RCN’s market and network operations, customer care and execution of sales and marketing strategies. From January, 1995 to February, 2002, Mr. Aquino served as Chief Operating Officer for Veninfotel, LLC during which time he helped design, build, and operate a “triple play” integrated broadband company in Venezuela. Prior to 1995, Mr. Aquino spent thirteen years with Bell Atlantic (now Verizon Communications Inc.) in various positions, including finance, regulatory, and corporate development. Mr. Aquino currently serves as a Director of iBasis, Inc. Mr. Aquino earned his MBA at George Washington University in Washington, D.C.

Benjamin C. Duster IV, is a partner at Masson & Company, LLC, an interim and crisis management and financial restructuring firm and has extensive experience in turnaround management and restructuring. From 1997 to 2001, Mr. Duster was a Managing Director at Wachovia Securities where he headed the Mergers & Acquisitions advisory business focusing on middle market companies. From 1980 to 1997 Mr. Duster was at Salomon Brothers Inc. where his positions included associate in Salomon’s proprietary Venture Capital Group and later, a Vice President in the Mergers & Acquisitions Group specializing in bankruptcy reorganizations, financial restructurings and acquisitions of distressed companies. Mr. Duster is a graduate of Yale College, Harvard Business School and Harvard Law School. He currently serves on the boards of Algoma Steel, Inc. as Chairman, Neenah Foundry Company as a Board member and River Cities Capital Fund as an Advisory Board member.

Lee S. Hillman, has served as President of Liberation Investment Advisory Group and Liberation Management Services since 2003 and is currently a private investor and provides management consulting services to private equity funds and growth stage businesses. He has extensive experience in service industry crisis and turnaround management and financial restructuring. From 1991 to 1996, Mr. Hillman was Chief Financial Officer of Bally Entertainment Corporation, a publicly-traded diversified operator of hotels, casino resorts and other leisure properties, and from 1996 to 2002 he served as Chief Executive Officer, President and a director (and from 2000 to 2002 Chairman of the Board), of Bally Total Fitness Holding Corporation, a publicly-traded owner and operator of health and fitness clubs. Mr. Hillman is a graduate of the Wharton School of Finance of the University of Pennsylvania and the Graduate School of Business of the University of Chicago. He serves as a Director of Wyndham International, Inc. and Lawson Products Inc.

Michael E. Katzenstein, is a founding partner of CXO, L.L.C., a restructuring, crisis and turnaround management firm with national and international experience and practice concentrations in telecom, technology and media. He is also a director and interim Chief Operating Officer of Global Photon Systems Inc. and Global West Networks Inc., private companies, as part of CXO’s engagement as turnaround manager of those companies. He also serves as Vice President of Pacific Crossing, Ltd. and PC Landing Corporation as a function of CXO’s engagement as turnaround manager of those debtors. Mr. Katzenstein began his career as a corporate attorney at Kronish, Lieb, Weiner and Hellman LLP and was elected to partnership in 1993. In 1995 Mr. Katzenstein left private practice and became Vice President, Secretary and General Counsel of OpTel, Inc., a provider of integrated cable television, local and long distance telephone, and high-speed Internet services to the U.S. residential marketplace. He became President and CEO of OpTel in 1999 and led the company through a Chapter 11 restructuring that was completed in 2001. Mr. Katzenstein is a graduate of the State University of New York at Binghamton and Boston University School of Law.

Theodore H. Schell, is currently a Managing Director at Liberty Associated Partners LLP, prior to which he was a General Partner at Apax Partners where he oversaw U.S. investments in telecommunications and related technology companies. He served for 11 years as Senior Vice President of Strategy and Corporate Development and as a member of the Management Committee at Sprint Corporation. Before joining Sprint, Mr. Schell was the founder, President and CEO of Realcom Communications Corporation, an integrated provider of voice and data services to corporate clients. Mr. Schell is a graduate of Johns Hopkins University and the Johns Hopkins School of Advanced International Studies. He serves as a Director of Time Warner Telecom, Inc., and as a senior advisor to national and international cable television and telecommunications companies.

Daniel Tseung, currently is a Managing Director at Sun Hung Kai Properties Direct Investments Ltd., the private equity division of one of Asia’s largest conglomerates, as well as Director of Investments for SUNeVision Holdings Limited, an Asian Internet infrastructure and services provider. Mr. Tseung was previously a Director in the Technology & Communications Group of GE Equity, the private equity arm of GE Capital. He currently serves as a director of Chinacast Communications Holdings Limited, Cellon and Legend Silicon. Mr. Tseung holds a Bachelor’s degree from Princeton University and a Master’s degree from Harvard University.

Timothy Dunne, serves as our Executive Vice President and Chief Technology Officer. Prior to joining us in March 2005, Mr. Dunne was Vice President, Digital Media & Business Development for Nextel. Previously, Mr. Dunne ran information technology development, operations and production support for all of Nextel’s Web services. Prior to joining Nextel in September, 2000, Mr. Dunne was the Chief Operating Officer and Vice President of Marketing for a start-up CLEC that was funded by Verizon Communications Inc. Mr. Dunne also held various executive positions during his 14 years at Verizon, and its predecessor, Bell Atlantic, where he was instrumental in launching many of their Internet initiatives. Mr. Dunne is a graduate of Harvard University’s Graduate School of Business Administration. He also holds a Bachelor of Science in computer science from the University of Maryland.

Michael T. Sicoli, serves as our Executive Vice President and Chief Financial Officer. Prior to joining us in May, 2005, Mr. Sicoli spent over seven years at Nextel where he held a number of positions, most recently including Vice President and Assistant Treasurer which he held since 2002. Prior to joining Nextel, Mr. Sicoli worked for both Deloitte Consulting and Accenture in Washington D.C. Mr. Sicoli holds an M.B.A. from The University of Virginia, Darden Graduate School of Business Administration, and a B.A. in Economics from The College of William and Mary.

Stephen A. Bogiages, Esq., serves as our Senior Vice President, General Counsel and Corporate Secretary. Mr. Bogiages comes to RCN with over 20 years of experience working with telecom and other technology companies. Prior to joining us in April 2005, Mr. Bogiages was Vice President, General Counsel and Corporate Secretary to Neon Communications, Inc. from February 2000 through April 2003 and Corporate Secretary until joining RCN. From 1981 to 2000 he held various positions in both large and small organizations such as Stone & Webster Engineering, Raytheon Company, Computervision Corporation and Harvard University. Mr. Bogiages is admitted to practice in Massachusetts, and before the U.S. District Court, District of Massachusetts, Court of Appeals for the First Circuit, District of Columbia, and the United States Supreme Court. He holds four university degrees in the areas of Engineering, Business, Education and Law. He has also completed senior management programs at Harvard Law School, Harvard Business School, and Massachusetts Institute of Technology (MIT) as well as the Institutional Shareholder Services (ISS) accredited Boardroom Education Program at Stanford Law School.

Richard Ramlall, serves as Senior Vice President, Strategic and External Affairs and is responsible for Regulatory Affairs, Investors Relations, Public Relations, External Affairs and Strategic Issues. Prior to joining RCN in March 2005, Mr. Ramlall served as Senior Managing Director and Executive Vice President of Spencer Trask Media and Communications Group, LLC (a division of New York based venture capital firm Spencer Trask & Company) based in Reston, Virginia, from June 1999 to March 2005. From March 1997 to June 1999, Mr. Ramlall served as Vice President and Managing Director for Strategy, Marketing and International Government Affairs for Bechtel Telecommunications. Prior to that, Mr. Ramlall was Executive Director for International Business Affairs for Bell Atlantic International and spent over 18 years at Bell Atlantic in a number of areas, including strategy, corporate development, finance, marketing, operations, regulatory and legal. In 1990, Mr. Ramlall was selected to serve a one year appointment under the Presidential Exchange Executive Program of the White House. Mr. Ramlall holds a Bachelor of Science in Business Administration and an MGA (Technology Management) from the University of Maryland.

Joseph Sorresso, serves as Senior Vice President, Network Operations. Mr. Soresso joined RCN in January of 2005. Prior to joining RCN, he served in various positions at MCI, most recently as an executive staff member. Prior to joining MCI, Mr. Soresso held various positions in senior and executive level management in Bell Atlantic/Verizon. He graduated Summa Cum Laude from Pennsylvania State University with a Master of Arts in Economics and received a Bachelor of Art’s degree in Economics.

Executive Compensation

The following table sets forth the compensation paid to or earned by our chief executive officer and our four most highly compensated executive officers as of December 31, 2004, during each of RCN’s last three fiscal years.

	Annual Compensation			Long Term Compensation Awards
Name and Position	Year	Salary	Bonus	Severance		Bonus		Restricted Stock Awards		Securities Underlying Options	All Other Compensation(6)
Peter D. Aquino(1) President and Chief Executive Officer	2004	—	—	—		—		—		—	—
Patrick T. Hogan Former Executive Vice President and Former Chief Financial Officer	2004	$245,192	$20,000	—		$192,000		—		—	$4,480
David C. McCourt(2) Former Chairman and Chief Executive Officer	2004 2003 2002	$548,077 403,846 500,000	— — —	$500,000 — —	(7)	$450,000 2,200,000 —	(8) (8)	— — 290,000	(9) (10)	— — —	$7,897 39,951 57,420
Michael Angi(3) Former Senior Vice President of Operations	2004	$179,654	—	$239,980	(11)	$144,000		—		—	$27,830
Deborah Royster(4) Former Senior Vice President, General Counsel and Corporate Secretary	2004	$217,903	$70,791	—		$212,000		—		—	$55,919
William Terrell Wingfield, Jr.(5) Former Senor Vice President Legal Affairs	2004	$136,298	—	$112,500		$135,000		—		—	$16,982

(1)	Mr. Aquino was appointed Chief Executive Officer and President on December 21, 2004, following RCN’s emergence from bankruptcy. Mr. Aquino had no compensation in 2004 as an employee of RCN. During the period from November, 2003 to August, 2004, Mr. Aquino was employed by Capital and Technology Advisors (“CTA”) and, in such capacity, served as a consultant to RCN. From August, 2004 until December 21, 2004, Mr. Aquino was employed by PDA Group, LLC (“PDA”) and in such capacity served as a consultant to RCN. See “Certain Relationships and Related Transactions.”

(2)	Mr. McCourt resigned as Chairman and Chief Executive Officer effective upon RCN’s emergence from bankruptcy.

(3)	Mr. Angi served as Senior Vice President of Operations until September 3, 2004.

(4)	Ms. Royster served as Senior Vice President, General Counsel and Secretary until February 18, 2005.

(5)	Mr. Wingfield served as Senior Vice President Legal Affairs until July 1, 2004.

(6)	Amounts represent, (a) for Mr. Hogan, $4,200 for matching contributions made by RCN to RCN 401(k) Plan and $282 for life insurance paid for by RCN; (b) for Mr. McCourt, in 2004, $7,404 for matching contributions made by RCN to RCN 401(k) Plan and $493 for life insurance paid for by RCN, in 2005, $32,959 for RCN provided transportation, $6,668 for matching contributions made by RCN to RCN 401(k) Plan and $324 for life insurance paid for by RCN and, in 2002 $50,038 for RCN provided transportation, $7,000 for matching contributions made by RCN to RCN 401(k) Plan and $328 for life insurance paid by RCN; (c) for Mr. Angi, $20,786 in reimbursement of relocation costs, $6,228 for matching contributions made by RCN to RCN 401(k) Plan and $756 for life insurance paid for by RCN; (d) for Ms. Royster, $49,221 in reimbursement of relocation costs, $6,265 for matching contributions made by RCN to RCN 401(k) Plan and $433 for life insurance paid for by RCN; and (e) for Mr. Wingfield, $16,252 in reimbursement of relocation costs and $730 for life insurance paid for by RCN.

(7)	For 2004, represents severance payments to which Mr. McCourt became entitled in accordance with the terms of his separation from RCN. These amounts are being paid in installments over the one year period ending in December 2005. For 2005, represents $2,000,000 paid under RCN 2001 Chairman Performance and Retention Plan and $200,000 paid under RCN 2002 short term incentive plan.

(8)	Represents payments made to Mr. McCourt under RCN Key Employee Retention Program (the “KERP”).

(9)	Does not include out-performance stock options (“OSOs”) for 500,000 shares of Old RCN Common Stock granted to Mr. McCourt on January 31, 2003 which were cancelled pursuant to the Chapter 11 reorganization.

(10)	Includes the amount of deferred compensation contributed by Mr. McCourt to purchase share units pursuant to the Executive Stock Purchase Plan (the “ESSP”) together with matching contributions by RCN.

(11)	Represents severance payments to which Mr. Angi became entitled in accordance with the terms of his separation from RCN. These amounts are being paid in installments over the one year period ending in September 2005.

Compensation earned in 2004 reflects inclusion of 2004 compensation accrual not yet paid in cash.

Executive Officers’ Employment and Severance Agreements

Employment Agreement with Peter D. Aquino. On May 6, 2005, RCN entered into an employment agreement with Peter D. Aquino (the “Aquino Employment Agreement”), pursuant to which Mr. Aquino will serve as President and Chief Executive Officer of RCN effective as of December 21, 2004. The Aquino Employment Agreement is for a term expiring December 21, 2007, subject to an automatic one year extension if neither RCN nor Mr. Aquino gives notice to the other of an intention not to renew the Aquino Employment Agreement no later than 30 days before the scheduled expiration date. Mr. Aquino will receive a base salary of $540,000 per year, which may be increased, but not decreased, by RCN’s board of directors, in the board’s sole and absolute discretion. Mr. Aquino will be entitled to an annual bonus in an amount determined by the compensation committee based on the achievement of performance goals established by the compensation committee for each calendar year, with a target annual bonus equal to 50% of base salary. The board, based upon the recommendation of the compensation committee, may, in its discretion, pay Mr. Aquino a bonus in addition to or in excess of, the aforementioned bonus.

Under the Aquino Employment Agreement, RCN agreed to grant the following to Mr. Aquino:

•	options to purchase 370,882 shares of Common Stock (under a plan approved by the stockholders). The per share exercise price of 50% of the shares subject to the award will be the greater of $20.97 and the fair market value of a share of Common Stock on the date of grant of the award. The per share exercise price of the remaining 50% of the shares subject to the award will be $31.46. The options were granted in May 2005 under a management incentive plan adopted by the board of directors and approved by the stockholders at the 2005 annual meeting held on July 19, 2005. The fair market value of our Common Stock on the date of grant was less than $20.97, which resulted in a weighted average exercise price of $26.22 per share.

•	185,441 shares of restricted Common Stock plus the number of shares equal to (A) the product of (i) the excess, if any, of the fair market value of a share of Common Stock on the date of grant over $20.97 and (ii) 185,441 (B) divided by two times the fair market value of a share of Common Stock on the date of grant. The shares of restricted stock were granted in May 2005 under a management incentive plan adopted by the board of directors and approved by the stockholders at the 2005 annual meeting held on July 19, 2005. The fair market value of our Common Stock on the date of grant was less than $20.97, as a result of which Mr. Aquino was granted only 185,441 shares of restricted Common Stock.

Mr. Aquino will be entitled to participate in the employee benefit plans, policies, programs, perquisites and arrangements that are provided generally to similarly situated employees of RCN to the extent he meets the eligibility requirements for any such plan, policy, program, perquisite or arrangement. RCN will pay or reimburse Mr. Aquino for all reasonable travel, entertainment and other business expenses incurred in carrying out his duties, services and responsibilities.

Under the Aquino Employment Agreement, if Mr. Aquino’s employment is terminated by RCN without Cause (as defined in the agreement) or by Mr. Aquino for Good Reason (as defined in the agreement) or by Mr. Aquino immediately after the expiration of the Aquino Employment Agreement due to RCN’s provision of a Non-Renewal Notice (as defined the agreement), (i) Mr. Aquino shall vest in the portion of the Restricted Stock Award or Option Award, if any, that was otherwise scheduled to vest during the 12-month period following his Date of Termination (with the vested portion of the Option Award remaining exercisable for the shorter of the one year period following the his Date of Termination and the remainder of the original term), (ii) RCN shall pay Mr. Aquino the Severance Payments discussed below and (iii) RCN shall provide Mr. Aquino with continued medical coverage at active-employee rates for two years or, if earlier, until he receives subsequent employer-provided coverage.

In the event Mr. Aquino’s employment is terminated by RCN without Cause or by Mr. Aquino for Good Reason, Severance Payments shall mean 24 monthly payments commencing on the first day of the first month after Mr. Aquino’s Date of Termination (as defined in the agreement) in an amount equal to  1/12 the sum of Mr. Aquino’s Base Salary and Target Bonus (as defined in the agreement), in each case as in effect on Mr. Aquino’s Date of Termination. In the event Mr. Aquino’s employment is terminated by Mr. Aquino immediately after the expiration of the Agreement due to RCN’s provision of a Non-Renewal Notice (as defined in the agreement), Severance Payment shall mean 12 monthly payments commencing on the first day of the first month after Mr. Aquino’s Date of Termination in an amount equal to  1/12 the sum of Mr. Aquino’s Base Salary and Target Bonus, in each case, as in effect on Mr. Aquino’s Date of Termination. Payment of the Severance Pay shall be conditioned upon Mr. Aquino’s execution and delivery of an irrevocable general release in form satisfactory to RCN and Mr. Aquino.

The Aquino Employment Agreement contains customary confidentiality, non-competition, non-solicitation and indemnification provisions.

Employment Agreement with James Mooney. On May 6, 2005, RCN entered into an employment agreement with James Mooney (the “Mooney Employment Agreement”), pursuant to which Mr. Mooney will serve as Chairman of RCN’s board, effective as of December 21, 2004. The Mooney Employment Agreement is for a term expiring December 21, 2007, subject to an automatic one year extension if neither RCN nor Mr. Mooney gives notice to the other of an intention not to renew the Mooney Employment Agreement no later than 30 days before the scheduled expiration date. Mr. Mooney will receive a base salary of $540,000 per year, which may be increased, but not decreased, by the board, in the board’s sole and absolute discretion. Mr. Mooney will be entitled to an annual bonus in an amount determined by the compensation committee based on the achievement of performance goals established by the compensation committee for each calendar year, with a target annual bonus equal to 50% of base salary. The board of directors, based upon the recommendation of the compensation committee, may, in its discretion, pay Mr. Mooney a bonus in addition to or in excess of, the aforementioned bonus.

Under the Mooney Employment Agreement, RCN agreed to grant the following to Mr. Mooney:

•	options to purchase 463,602 shares of Common Stock (under a plan approved by the stockholders). The per share exercise price of 50% of the shares subject to the award will be the greater of $20.97 and the fair market value of a share of Common Stock on the date of grant of the award. The per share exercise price of the remaining 50% of the shares subject to the award will be $31.46. The options were granted in May 2005 under a management incentive plan adopted by the board of directors and approved by the to stockholders at the 2005 annual meeting held on July 19, 2005. The fair market value of our Common Stock on the date of grant was less than $20.97, which resulted in a weighted average exercise price of $26.22 per share.

•	231,801 shares of restricted Common Stock plus the number of shares equal to (A) the product of (i) the excess, if any, of the fair market value of a share of Common Stock on the date of grant over $20.97 and (ii) 231,801 (B) divided by two times the fair market value of a share of Common Stock on the date of grant. The shares of restricted stock were granted in May 2005 under a management incentive plan adopted by the board of directors and approved by the stockholders at the 2005 annual meeting held on July 19, 2005. The fair market value of our Common Stock on the date of grant was less than $20.97, as a result of which Mr. Mooney was granted only 231,801 shares of restricted Common Stock.

Mr. Mooney will be entitled to participate in the employee benefit plans, policies, programs, perquisites and arrangements that are provided generally to similarly situated employees of RCN to the extent he meets the eligibility requirements for any such plan, policy, program, perquisite or arrangement. RCN will pay or reimburse Mr. Mooney for all reasonable travel, entertainment and other business expenses incurred in carrying out his duties, services and responsibilities.

Under the Mooney Employment Agreement, if Mr. Mooney’s employment is terminated by RCN without Cause (as defined in the agreement) or by Mr. Mooney for Good Reason (as defined in the agreement) or by Mr. Mooney immediately after the expiration of the Mooney Employment Agreement due to RCN’s provision of a Non-Renewal Notice (as defined the agreement), (i) Mr. Mooney shall vest in the portion of the Restricted Stock Award or Option Award, if any, that was otherwise scheduled to vest during the 12-month period following his Date of Termination (with the vested portion of the Option Award remaining ex exercisable for the shorter of the one year period following the his Date of Termination and the remainder of the original term), (ii) RCN shall pay Mr. Mooney the Severance Payments discussed below and (iii) RCN shall provide Mr. Mooney with continued medical coverage at active-employee rates for two years or, if earlier, until he receives subsequent employer-provided coverage.

In the event Mr. Mooney’s employment is terminated by RCN without Cause or by Mr. Mooney for Good Reason, Severance Payments shall mean 24 monthly payments commencing on the first day of the first month after Mr. Mooney’s Date of Termination (as defined in the agreement) in an amount equal to  1/12 the sum of Mr. Mooney’s Base Salary and Target Bonus (as defined in the agreement), in each case as in effect on Mr. Mooney’s Date of Termination. In the event Mr. Mooney’s employment is terminated by Mr. Mooney immediately after the expiration of the Agreement due to RCN’s provision of a Non-Renewal Notice (as defined in the agreement), Severance Payment shall mean 12 monthly payments commencing on the first day of the first month after Mr. Mooney’s Date of Termination in an amount equal to  1/12 the sum of Mr. Mooney’s Base Salary and Target Bonus, in each case, as in effect on Mr. Mooney’s Date of Termination. Payment of the Severance Pay shall be conditioned upon Mr. Mooney’s execution and delivery of an irrevocable general release in form satisfactory to RCN and Mr. Mooney.

The Mooney Employment Agreement contains customary confidentiality, non-competition, non-solicitation and indemnification provisions.

Separation Agreement with Patrick T. Hogan. On June 30, 2005, RCN entered into a separation agreement with Patrick T. Hogan (the “Hogan Separation Agreement”), pursuant to which, as of May 12, 2004, Mr. Hogan ceased to serve as the Chief Financial Officer of RCN and began to serve as Executive Vice President - Corporate. Mr. Hogan agreed to devote his full time to assisting RCN and its employees to complete and file with the SEC RCN’s financial statements for the fiscal quarter ended March 31, 2005. Mr. Hogan agreed to continue his employment as Executive Vice President - Corporate until July 1, 2005, at which point his employment with RCN would terminate.

In consideration for Mr. Hogan’s agreement to work for RCN in the capacity stated above, RCN agreed to (1) continue to pay Mr. Hogan at his current base salary through July 1, 2005 and (2) grant him options to acquire 75,000 shares of common stock of RCN at an exercise price of $18.80 per share. The options in August 2005 fully vested 90 days following the grant date. Vested options will remain exercisable until the third anniversary of the grant date. The options are subject to the terms of the RCN 2005 Stock Compensation Plan in the form approved by our board of directors (See “Options Grants, Aggregated Option Exercises and Fiscal Year-End Option Values; Long-Term Incentive Plans” below for a description of this Plan). This Plan was approved by our stockholders at the 2005 annual meeting held on July 19, 2005.

RCN also agreed to pay Mr. Hogan $393,730, which constitutes the severance benefits specified in the letter agreement between Mr. Hogan and RCN dated December 7, 2004 (the “2004 Agreement”). The 2004 Agreement provides that Mr. Hogan will receive the following in the event of his termination under certain circumstances: (1) earned but unpaid salary and bonus, (2) payments equal to the sum of Mr. Hogan’s base salary in effect immediately prior to the date of termination and an amount equal to Mr. Hogan’s annualized targeted bonus for the year of termination, and (3) continued health insurance benefits for Mr. Hogan and his family for a period of 12 months following the date of termination, at RCN’s expense. In addition, in the Hogan Separation Agreement, RCN agreed to provide Mr. Hogan and his family with the health insurance benefits required by the 2004 Agreement. Mr. Hogan shall not be entitled to any additional or duplicative severance benefits under the 2004 Agreement and the Separation Agreement.

Option Grants, Aggregated Option Exercises and Fiscal Year-End Option Values; Long-Term Incentive Plans

In the second quarter of 2005, our board of directors approved the RCN 2005 Stock Compensation Plan (“Stock Plan”) which was approved by the Company’s stockholders in July 2005. The Stock Plan allows for the issuance of up to 10%, or 4,636,619 shares, of the Company’s stock, on a fully diluted basis, in the form of stock options or restricted stock. A total of 4,012,551 shares have been granted under the Stock Plan, including (i) 717,242 restricted shares granted to non-employee directors and certain senior executives, (ii) 417,242 options granted to certain senior executives at a strike price of $31.46, (iii) 1,677,242 options granted to certain senior executives at a strike price of $20.97, (iv) 1,125,825 options granted to other employees at a strike price of $18.80, and (v) 75,000 options granted to a former executive at a strike price of $18.80.

With the exception of the former executive grant, which vested fully in August 2005, each of these grants vests over a 2 1/2 to 3 year period. For certain senior executive grants, half of the vesting is subject to the achievement of performance criteria set by our board of directors. For the remainder of the grants, vesting is not subject to the achievement of performance criteria.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS

You should read the discussion and analysis below together with our consolidated financial statements and related notes beginning on page F-1. Our application of SOP 90-7 and implementation of “fresh start” accounting for periods following our reorganization under Chapter 11 of the Bankruptcy Code make it more difficult to compare our post-emergence operations and results to those for periods prior to the date we filed for protection under Chapter 11 of the Bankruptcy Code. See “Accounting Impact of Reorganization” below.

Overview

We provide bundled video, high-speed data and voice services to customers in the Boston, New York, eastern Pennsylvania, Washington, D.C., Chicago, San Francisco and Los Angeles metropolitan markets. As of June 30, 2005, we served approximately 413,000 residential customers. Our services are delivered primarily over our own fiber-optic local network. Our revenues are generated primarily by monthly fees paid by customers for our services. We price our services to promote sales of bundled packages. We offer bundles of two or more services with tiered features and prices to meet the demands of a variety of customers. We also sell individual services at prices competitive to the other providers. The prices we charge vary based on the level of service the customer chooses and the geographic market. An installation fee, which is typically waived for a bundled installation, is charged to new and reconnected customers. We also charge monthly fees for cable customer premise equipment. Under rules adopted by the “FCC”, the prices we charge for cable-related equipment, such as set-top terminals and remote control devices, and for installation services are based on our actual costs, plus a permitted rate of return.

On December 21, 2004, we acquired the 50% interest in Starpower Communications, LLC. (“Starpower”) that we did not already own. Starpower provides bundled video, voice and other communications services to residential and commercial customers in the Washington, D.C. metropolitan area. Starting on the date of acquisition, the assets acquired and liabilities assumed were recorded at their respective fair values and the consolidated results of operations included Starpower. Prior to December 21, 2004, we accounted for our interest in Starpower under the equity method.

We evaluate our business performance as if Starpower had been fully consolidated for all of 2004. Accordingly, in our discussion of results we have combined Starpower’s results of operations for the three and six months ending June 30, 2004 with our reported results, as restated, for that period.

Economic Factors

Our revenue is dependent on spending patterns of our customers, who sometimes purchase in reaction to changes in the economy. Bundled communication services are increasingly perceived as necessities by consumers. Management believes based on its own internal historical data that consumers generally will make a decision to discontinue a provider of a single service more rapidly than a provider of multiple services.

We may experience seasonality in our customer acquisition activity. Due to the size of the overall customer base, however, we do not experience significant seasonality that could impact profitability.

Chapter 11 Reorganization

In 2001, we began experiencing financial difficulties due to a severe slowdown in the telecommunications industry and our limited ability to access capital markets to fund operations. On May 27, 2004, RCN and four of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code and on August 5 and August 20, 2004, five additional RCN subsidiaries filed voluntary petitions for reorganization under Chapter 11. On December 21, 2004, the RCN Debtors emerged from bankruptcy. For more details regarding the Plan, see “Chapter 11 Reorganization.”

Accounting Impact of Reorganization

Fresh-Start Reporting

Our emergence from Chapter 11 bankruptcy proceedings resulted in a new reporting entity and the adoption of “fresh start” reporting in accordance with SOP 90-7. Upon adoption of “fresh start” reporting, a new reporting entity is created for accounting purposes and the recorded amounts of assets and liabilities are adjusted to reflect their estimated fair values. Accordingly, our reported historical financial statements prior to the adoption of

“fresh start” reporting for periods ended prior to December 21, 2004 are not entirely comparable to those of Reorganized RCN. In this Prospectus, references to our operations and cash flows during the periods ended December 20, 2004 and in fiscal 2003 and 2002 refer to the Predecessor.

SOP 90-7 requires that financial statements for the period following the Chapter 11 filing through the bankruptcy confirmation date distinguish transactions and events that are directly associated with the reorganization from the ongoing operations of the business. Accordingly, revenues, expenses, realized gains and losses and provisions for losses directly associated with the reorganization and restructuring of the business, including adjustments to fair value assets and liabilities and the gain on the discharge of pre-petition debt, are reported separately as reorganization items, net, in the Predecessor’s consolidated statement of operations.

“Fresh Start” Adjustments.

In accordance with “fresh start” reporting, all assets and liabilities are recorded at their respective fair values as of December 20, 2004. Such fair values represent our best estimates based on independent appraisals and valuations.

In applying “fresh start” reporting, adjustments to reflect the fair value of assets and liabilities, on a net basis, and the restructuring of RCN’s capital structure and resulting discharge of the senior lender’s pre-petition debt, resulted in a gain of approximately $173.0 million. In addition, we incurred $92.6 million in reorganization expenses in 2004 primarily related to legal and professional services.

See Note 5, “Fresh Start Accounting,” to our consolidated financial statements for a full description of the impact of “fresh start” accounting on the Successor’s consolidated balance sheet on the Effective Date. As a result of these changes to the capital structure, Reorganized RCN’s interest expense and preferred dividend obligations will be significantly less than RCN incurred in periods prior to our reorganization.

Inclusion of Results of Operations of the Successor and the Predecessor during 2004

On the Effective Date, Reorganized RCN emerged with a new capital structure and with no retained earnings or accumulated losses. This resulted in a new reporting entity under a new basis of accounting (the Successor as of December 21, 2004). Following the emergence on December 21, 2004, the Successor commenced operations and thus experienced an eleven-day operating period at the end of 2004. The results for the period January 1, 2004 through December 20, 2004 represent the Predecessor’s operations.

The discussion and analysis of results below covers all periods for which financial statements are presented, even when those periods relate to a period shorter than a full 12-months. Such shortened periods are not directly comparable to full-year periods. Therefore, in order to provide a more informative comparison of results, we are presenting this information below showing the twelve months ended December 31, 2004 by combining the results of operations of the Predecessor from January 1, 2004 through December 20, 2004 with the results of operations of the Successor from December 21, 2004 through December 31, 2004.

Comparison of Financial Results

In light of events and circumstances that occurred during the twelve months ended December 31, 2004, the 2004 results are not necessarily comparable to the years ended December 31, 2003 and 2002, nor are the results for the six months ended June 30, 2005 necessarily comparable to the same period in 2004.

•	As a result of the consummation of the Plan and emergence from Chapter 11 of the Bankruptcy Code on December 21, 2004, we discharged certain pre-petition liabilities subject to compromise, restructured our equity and adopted “fresh start” accounting in accordance with SOP 90-7. This resulted in our recording a gain on settlement of pre-petition liabilities and recapitalization of $1,166 million and a gain of $173.0 million related to “fresh start” accounting adjustments.

•	When we filed for bankruptcy protection on May 27, 2004, we ceased accruing interest on our then outstanding indebtedness and dividends on our outstanding preferred stock, which significantly affected our results of operations. In addition, our operating expenses were reduced significantly through lease renegotiation and contract rejections resulting from the exercise of our rights under the Bankruptcy Code. Finally, our working capital cash flows improved due to the application of the automatic stay which permitted us to cease payments on our pre-petition liabilities.

•	Starpower is consolidated as a wholly-owned subsidiary from its date of acquisition, December 21, 2004. Prior to that we accounted for Starpower under the equity method.

•	We have continually reduced our cost and expense structure since 2001, when we made initial announcements of employee reductions, asset impairments and real estate portfolio rationalization. RCN continued these activities through 2004. These activities also have reduced other operating expenses and cash capital expenditures.

Discontinued Operations

During 2004 and 2003, we sold our Carmel, New York and central New Jersey cable systems. In accordance with SFAS No. 144, the results of operations for both systems are reported as discontinued operations. These sales are described briefly below.

Sale of Carmel, New York Cable System. On March 9, 2004, we sold our Carmel, New York cable system for proceeds of approximately $120.2 million (net of purchase price and post-closing adjustments) and recorded a gain on the sale of approximately $90.2 million (including net income from operations of $1.6 million). The transaction was structured as an asset purchase, with the buyer assuming certain liabilities related to the business.

Sale of Central New Jersey Cable System. On February 19, 2003, we sold our central New Jersey cable system assets for approximately $242.8 million of proceeds (net of purchase price and post-closing adjustments) and recorded a gain on sale of $166 million. In connection with its regulatory review and approval of the transaction, the NJBPU required us to deposit an additional $1 million in escrow to satisfy any subscriber claims arising post-closing. Though no such claims have arisen, the NJBPU has refused to authorize release of the escrow. We are currently challenging the NJBPU’s refusal before the Superior Court of New Jersey, Appellate Division, where the matter is pending.

Joint Ventures

Starpower

Starpower is a Delaware limited liability company formed in 1997 as a joint venture between one of our subsidiaries and Pepco to sell video and telecommunications services to commercial and residential customers in Washington D.C. and the surrounding areas in Maryland and Virginia. On the Effective Date of the Plan, we increased our ownership in Starpower from 50% to 100% by purchasing the 50% interest in Starpower owned by Pepco for $29 million. The $29 million purchase price was financed with borrowings under our credit facility. Prior to the purchase of the remaining 50% interest in Starpower, the Predecessor accounted for the Starpower joint venture in the financial statements under the equity method of accounting and our pro-rata portion of Starpower’s operating results were included in the Predecessor’s formal statements as “equity in income (loss) of unconsolidated entities.” The Successor accounts for Starpower as a consolidated wholly-owned subsidiary.

Megacable and MCM

RCN has 48.93% interests in both Megacable, a cable television and high-speed data services provider in certain portions of Mexico, and MCM, a provider of local voice and high-speed data services in Mexico City. RCN accounts for these investments under the equity method. Over the past several years, Megacable and MCM have not provided their financial statements to the Company on a timely basis. The most recent audited financial statements the Company has received for both Megacable and MCM are for the year ended December 31, 2003. In August, 2005, the Company received unaudited financial statements for Megacable for the year ended December 31, 2004. Megacable management has confirmed that the audit of its 2004 financial statements is in progress, but is not able to provide an estimated completion date. Megacable has not yet provided 2005 results, and MCM has not provided results for 2004 or 2005. Therefore, the Company has not recorded any income or loss on its investments in Megacable and MCM for the six month period ended June 30, 2005 (Successor). The Company recorded income on its investments in Megacable and MCM of $17.2 million for the six month period ended June 30, 2004 (Predecessor). The Company disclosed its inability to obtain financial statements from Megacable and MCM on a timely basis as a material weakness in its internal control over financial reporting at December 31, 2004. The Company will continue to work actively with Megacable and MCM management to obtain their financial statements on a timely basis.

Separately, we have a 48.93% interest in MCM, which was spun off from Megacable in November 2001. MCM has a license from the Mexican government to operate a broadband network in Mexico City, Monterrey and Guadalajara. MCM has activated its network in Mexico City and is providing local voice and high-speed data service in that city, principally to commercial customers.

RCN-BecoCom

RCN-BecoCom was formed in 1997 as a joint venture between RCN and NSTAR to increase penetration in the Boston market by assisting in the network rollout and gaining access to rights-of-way. In December 2003, RCN-BecoCom became one of our wholly-owned subsidiaries. Prior to December 2003, we consolidated the results of RCN-BecoCom because RCN was allocated 100% of any profits and losses of the joint venture.

Critical Accounting Policies

In preparing our financial statements, we are required to make certain estimates, judgments and assumptions that management believes are reasonable based upon available information. These estimates and assumptions affect the reported amounts of assets and liabilities at the dates of the financial statements and the reported amounts of revenues and expenses during the periods presented. The significant accounting policies which RCN believes are the most critical to aid in fully understanding and evaluating its reported financial results include:

Revenue Recognition. RCN recognizes revenues on its video, high-speed data, and voice services as service is provided. RCN manages credit risk by screening applicants for potential risk through the use of credit bureau data. If a customer’s account is delinquent, various measures are used to collect outstanding amounts, up to and including termination of the customer’s service. RCN recognizes advertising sales revenue at estimated realizable values when the advertising is aired. Installation revenues obtained from the connection of subscribers to RCN’s broadband network are less than related costs. Therefore, such revenues are recognized as connections are completed. Revenues derived from other sources are recognized when services are provided or events occur. Under the terms of RCN’s franchise and Open Video Systems (“OVS”) agreements, RCN is generally required to pay up to 5% of RCN’s gross revenues derived from providing cable services to the local franchising authority (“LFA”). RCN normally passes these fees through to RCN’s cable subscribers. RCN classifies these fees collected from cable subscribers as a component of revenues pursuant to Emerging Issues Task Force Issue 01-14 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred.”

Leases. The majority of the leases we entered into are operating leases. Management conducted a review of our accounting for operating leases and concluded that we did not account for scheduled rent increases in conformity with Statement of Financial Accounting Standards No. 13, Accounting for Leases (SFAS 13.) Specifically, we recognized rent expense based on the cash payment to the lessor and not on a straight-line method including future rent increases in the minimum lease payments. The cumulative effect of the error is to increase selling, general and administrative expense by $6.5 million and to increase deferred rent in accrued expenses and other deferred credits by the same amount. Our management and the audit committee of our board of directors have concluded that the amount of the error is not material to the financial statements of any previous year or for the period from January 1, 2004 to December 20, 2004. Accordingly, the cumulative impact of the lease accounting error has been expensed in the statement of operations for the period from January 1, 2004 to December 20, 2004 and recognized as deferred rent in the balance sheet at December 31, 2004.

We also have certain leases where we bear all substantial risks and rewards from the use of the leased item. These leases are accounted for as capital leases, with the asset and corresponding lease obligation recorded on the balance sheet.

Accounts receivable. We carry our accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, we evaluate our allowance for doubtful accounts and change the allowance for doubtful accounts, based upon a percentage of the aged accounts receivable balance. Our formula for calculating our reserve is believed to closely parallel our history of actual write-offs and account adjustments based upon contractual terms.

Capitalization. Equipment that extends the size of the network, or significantly enhances functionality, capacity or the useful life of the network, including equipment that is placed into customer’s homes and the materials that are used to reach the customer’s home, is capitalized. We also capitalize certain equipment and materials that extend or enhance functionality, capacity or the useful life of our computer network, software and owned or leased facilities.

Internal and contracted, labor and related expenses associated with capital projects and first time product installs, is also capitalized.

Capitalized network construction projects are charged interest while in progress until that project is completed and converted into a fixed asset. The amount of interest that accumulates on that project during the in-progress stage is capitalized.

Valuation and Impairments of Long-Lived Assets

We assess the potential impairment of long-lived tangible and intangible assets whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For long-lived assets, which include construction material, property, plant and equipment, and intangible assets, other than goodwill, our assessment involves, among other things, an estimation of the fair value of the reporting unit using discounted cash flow methodology. If the assessment indicates that the fair value is less than the carrying value, we would record an impairment loss.

Exit costs. Restructuring activities require us to make significant judgments and estimates in determining restructuring charges, including, but not limited to, future severance costs and other employee separation costs, sublease income or disposal costs, length of time on market for abandoned rented facilities, and contractual termination costs. Such estimates are inherently judgmental and changes in such estimates, especially as they relate to contractual lease commitments and related anticipated third-party sub-lease payments, could have a material effect on the restructuring liabilities and consolidated results of operations.

Please see Note 4 to RCN’s Consolidated Financial Statements included in this Prospectus for a more complete description of our significant accounting policies and “fresh-start” reporting.

See further discussions in Note 8 to our consolidated financial statements for information on restructuring activities.

Deferred Tax Valuation Allowance. We continue to incur tax operating losses and there is an uncertainty regarding the future realization of any portion of these losses as a tax benefit. Accordingly, we have recorded a tax valuation allowance for net deferred tax assets and will maintain such an allowance until sufficient positive evidence (i.e., cumulative positive earnings and future taxable income) exists to support the reversal of the valuation allowance.

In addition to these policies, as of dates after emergence from Chapter 11 and for periods ending after emergence from Chapter 11, our financial statements will also reflect the impact of “fresh start” reporting.

Segment Reporting

Our management views our business of providing bundled communications services to residential and commercial customers as one business segment. Included among these bundled services are video, data and voice communications. All services are provided from the same telecommunications backbone. No separate asset information is maintained or reviewed. Residential customers, including dial-up data subscribers, provide approximately 95% of our consolidated revenues. Our management believes we can aggregate these revenue streams under the quantitative and qualitative thresholds defined in SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information”.

Key Financial and Statistical Measures

Set forth below are certain key financial and statistical measures that we consider important in managing and assessing our business and financial performance. These measures are set forth below for convenience only and each of these measures should be considered in the context of our complete financial statements and the analysis and discussion set forth elsewhere in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Key customer performance measures are Revenue Generating Units (“RGUs”), Average Revenue Per Customer (“ARPC”), and Average RGUs Per Customer. RGUs are calculated as the sum of all residential basic video, high-speed data, and voice connections. ARPC inherently reflects the quantity of the bundled services sold and is a key indicator of both shifts in product mix as well as the value of discounts given to attract new customers and retain existing customers. This metric and Average RGUs Per Customer are closely tracked each month to assist in identifying targeted customers and product sets. Average RGUs Per Customer and RGUs also serve to assist in volume and pricing statistics, which are closely monitored to track the performance of the sales organization throughout the year. Our ARPC and Average RGUs Per Customer have each grown steadily through the last several years. The decline in video RGUs is due in part to management’s strategy to dispose or allow attrition of underperforming assets.

Key Financial Indicators

	Successor Six months ended June 30, 2005	Predecessor Six months ended June 30, 2004	Predecessor/ Successor	Predecessor	Predecessor
			Year ended December 31
			2004	2003	2002
	(Dollars in Millions)
Revenue	$282.2	$242.5	$486.8	$484.9	$433.5
Direct expenses	101.8	89.9	170.1	165.2	167.0
Selling, general and administrative expenses	137.5	119.2	254.7	317.2	371.7
Capital expenditures	22.9	28.6	55.6	68.6	115.1
Debt (end of period) (A)	493.8	1,571.2	493.6	1,654.6	1,744.4
Cash and temporary cash investments and short-term investments (end of period)	170.6	117.1	164.0	18.4	277.0

	Successor Six months ended June 30, 2005	Predecessor Six months ended June 30, 2004	Predecessor/ Successor	Predecessor	Predecessor
			Year ended December 31
			2004	2003	2002
Customers (B) at end of period	412,873	430,825	425,192	428,382	438,549
RGUs (C) at end of period	876,406	874,260	885,231	865,108	790,094
Average Revenue per Customer (monthly)	$100.90	$94.76	$95.63	$88.77	$75.11
Average RGU’s per Customer (D)	2.10	2.00	2.02	1.89	1.72

(A)	Debt includes long-term debt, current maturities of long-term debt and capital lease obligations.

(B)	A Customer is a residential household that has at least one video, high-speed data or local voice connection. Dial-up Internet and long distance voice only Customers are not included unless the Customer is located at an address on our network. For bulk arrangements in MDUs, the number of Customers varies depending on the service and payment arrangement with that MDU. Delinquent accounts are generally disconnected and no longer counted as Customers after a set period of time in accordance with our credit and disconnection policies. Courtesy accounts are not counted as Customers unless the Customer subscribes to and pays for a recurring monthly service in addition to the free service they receive.

(C)	RGUs are calculated as the sum of all residential basic video, high-speed data, and voice connections. Dial-up Internet service and long distance voice service are not included. Additional telephone lines are each counted as an RGU but additional room hook-ups for video service are not counted. Digital video packages are not counted as additional RGUs. The number of RGUs in any MDU that we serve varies depending on the payment arrangements specific to that MDU. Delinquent accounts are generally disconnected and no longer counted as RGUs after a set period of time in accordance with our credit and disconnection policies. RGUs may include customers receiving some services for free or at a reduced rate in connection with promotional offers or bulk arrangements. Courtesy accounts are not counted as RGUs unless the customer subscribes to and pays for a recurring monthly service in addition to the free service they receive.

(D)	Average RGUs per Customer is calculated by dividing the total average number of RGUs during a period by the average number of residential customers for the period.

Results of Operations

On the Effective Date, the Successor emerged with a new capital structure and with no retained earnings or accumulated losses. This resulted in a new reporting entity under a new basis of accounting. The Predecessor ended business on December 20, 2004. The Successor commenced operations on December 21, 2004 and thus experienced an eleven-day operating period in 2004. The results for the period January 1, 2004 through December 20, 2004 represent the Predecessor’s operations.

The tables below reflect the selected statement of operations data for the periods December 21 to December 31, 2004 and January 1 to December 20, 2004, the years ended December 31, 2003 and 2002 and the six months ended June 30, 2005 and 2004. The discussion is provided for comparative purposes only, and the value of such a comparison may be limited. See “Comparison of Financial Results” above for further explanation.

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Share and Per Share Data)

	Successor	Predecessor	Successor	Predecessor	Predecessor
	For the Six months ended June 30,		December 21 to December 31	January 1 to December 20	For the years ended December 31,
	2005	2004	2004	2004	2003	2002
Revenues	$282,235	$242,541	$16,372	$470,459	$484,854	$433,494
Costs and expenses:
Direct expenses	101,770	89,862	5,958	164,135	165,219	166,979
Selling, general and administrative	137,527	119,205	7,996	246,666	317,192	371,685
Non-cash stock based compensation	—	2,633	—	4,414	4,692	37,721
Non-cash issuance of warrants	564
Impairments (recoveries) and other charges, net	(613)	(238)	—	(7,674)	167,241	894,316
Depreciation and amortization	91,932	128,414	5,218	231,734	197,267	275,505

Operating loss	(48,945)	(97,335)	(2,800)	(168,816)	(366,757)	(1,312,712)

Investment income	2,516	1,587	—	2,942	6,260	13,771
Interest expense	20,619	71,613	888	96,702	180,206	167,663
Gain on sale of assets	2,723	—	—	—	45,556	13,073
Other income, net	1,608	433	—	2,195	8,201	2,909

Loss from continuing operations before reorganization items and income taxes	(62,717)	(166,928)	(3,688)	(260,381)	(486,946)	(1,450,622)
Reorganization items, net	—	16,698	—	(92,554)	—	—
Gain on settlement of liabilities subject to compromise and restructuring	—	—	—	1,166,027	—	—
Gain from “Fresh Start” adjustments	—	—	—	173,178	—	—
Income tax provision (benefit)	681	—	—	(114)	1,271	(994)

Income/(loss) from continuing operations before equity in unconsolidated entities	(63,398)	(183,626)	(3,688)	986,384	(488,217)	(1,449,628)
Equity in income of unconsolidated entities	—	14,972	—	11,267	23,470	22,957
Impairment of unconsolidated entities	—	—	—	(25,689)	(35,000)	(32,274)
Minority interest in income of consolidated entities	—	—	—	—	—	36,650

Net Income/(loss) from continuing operations	(63,398)	(168,654)	(3,688)	971,962	(499,747)	(1,422,295)
Discontinued operations, net of tax	48	90,108	—	90,784	174,046	14,106

Net Income (loss) before cummulative effect of change in accounting principle	(63,350)	(78,546)	(3,688)	1,062,746	(325,701)	(1,408,189)
Cummulative effect on prior years of retroactive application of a change in accounting for legal fees, net of tax	2,600	—	—	—	—	—
Preferred dividend and accretion requirements	—	52,902	—	52,902	173,392	162,150

Net Income/(loss) to common stockholders	$(60,750)	$(131,448)	$(3,688)	$1,009,844	$(499,093)	$(1,570,339)

Six months ended June 30, 2005 (Successor) compared to six months ended June 30, 2004 (Predecessor):

	Six Months ended June 30,
	RCN 2005 (Unaudited)	RCN 2004 (Unaudited)	Starpower 2004 (Unaudited)	Combined 2004 (Unaudited)
Revenues	$282,235	$242,541	$39,541	$282,082
Costs and expenses:
Direct expenses	101,770	89,862	12,030	101,892
Selling, general and administrative	137,527	119,205	19,465	138,670
Non-cash stock based compensation	—	2,633	—	2,633
Non-cash issuance of warrants	564	—	—	—
Impairments (recoveries) and other charges, net	(613)	(238)	—	(238)
Depreciation and amortization	91,932	128,414	12,921	141,335

Operating loss	(48,945)	(97,335)	(4,875)	(102,210)
Investment income	2,516	1,587	28	1,615
Interest expense	20,619	71,613	—	71,613
Gain (loss) on sale of assets	2,723	—	—	—
Other income (expense), net	1,608	433	—	433

Loss from continuing operations before reorganization items and income taxes	(62,717)	(166,928)	(4,847)	(171,775)
Reorganization items, net	—	16,698	—	16,698
Income tax benefit	681	—	—	—

Loss from continuing operations before equity in unconsolidated entities	(63,398)	(183,626)	(4,847)	(188,473)
Equity in income of unconsolidated entities	—	14,972	—	14,972
Minority interest in loss of consolidated entities	—	—	—	—

Net Loss from continuing operations	(63,398)	(168,654)	(4,847)	(173,501)
Income form discontinued operations, net of tax	48	90,108	—	90,108

Net loss before cumulative effect of change in accounting principle	(63,350)	(78,546)	(4,847)	(83,393)
Cumulative effect on prior years of retroactive application of a change in accounting for legal fees, net of tax	2,600	—	—	—
Preferred dividend and accretion requirements	—	52,902	—	52,902

Net loss to common shareholders	$(60,750)	$(131,448)	$(4,847)	$(136,295)

Revenues:

Revenue increased $39.7 million, or 16.4%, to $282.2 million due to the acquisition of the remaining 50% interest in Starpower. Excluding the impact of the consolidation of Starpower, revenue increased $0.2 million, or 0.1%. Revenues increased due to an increase in the average revenue per customer from $95 to $101. The improvement in average revenue per customer resulted in increased revenue of $16.0 million which was driven primarily by an improvement in average RGUs per customer from 2.0 to 2.1 due to higher cable modem penetration. Also contributing to the increased revenue were an average 4% price increase for the basic video tier and higher digital penetration due to a network upgrade in our Chicago market.

Offsetting this increased revenue were declines due to a loss of customers, lower dial-up revenue, lower reciprocal compensation revenue and the elimination of our video programming development business, RCNE, at the end of 2004. Total residential customers decreased by approximately 18,000, which resulted in a $8.7 million revenue decline. The customer decline included the disposition and attrition of 8,200 off-network customers in New York and Chicago. Dial-Up revenue, which is reported in data, decreased by $5.5 million as the number of dial-up customers continued to decline. Reciprocal compensation revenue, which is impacted to a large degree by dial-up service, decreased $1.7 million. Revenue of RCNE for the first six months of 2004 was $1.0 million.

	Revenue
	for the six months ended June 30,
	Successor	Predecessor	Starpower	Combined	Fav/(unfav)
	2005	2004	2004	2004	Variance
Video	$127,802	$108,796	$14,453	$123,249	$4,553
Data	68,299	52,795	15,153	67,948	351
Voice	74,856	71,663	7,590	79,253	(4,397)
Reciprocal Compensation	3,362	3,804	1,284	5,088	(1,726)
Other	7,916	5,483	1,061	6,544	1,372

Total	$282,235	$242,541	$39,541	$282,082	$153

Direct Expenses:

Direct expenses increased $11.9 million, or 13.2%, to $101.8 million due to the acquisition of the remaining 50% interest in Starpower. Excluding the impact of the consolidation of Starpower, direct expenses decreased $0.1 million, or 0.1%. Significant contributors to a decline in direct costs were a reduction in certain accrued interconnection fees, more favorable contract pricing from vendors and network optimization. Also contributing to the decrease was the elimination of our video programming development division, RCNE. Direct costs of RCNE for the first six months of 2004 were $0.8 million.

Offsetting the declines in direct costs was an increase in video programming expenses of $3.6 million due to an 8% increase in average programming costs per subscriber, offset by the decline in total customers. Also, the first quarter of 2004 included a $1.5 million settlement with our provider of Caller Name Identification services (CNAM) which resulted in credit for past over-billings.

Selling, General and Administrative Expenses:

Selling, general and administrative expenses increased $18.3 million or 15.4%, to $137.5 million due to the acquisition of the remaining 50% interest in Starpower. Excluding the impact of the consolidation of Starpower, selling, general and administrative expenses decreased $1.1 million or 0.8%. Selling, general and administrative expenses for the first six months of 2004 was lower due to the impact of $12.6 million in benefits that we do not expect to continue. During the six months ended June 30, 2004, $8.3 million of expense was reversed for amounts associated with the elimination of the Chairman’s Bonus Plan and other incentive plans. Additionally, the Company reached favorable settlements on disputed property taxes and litigation on Newtown Borough, and reversed provisions of $1.0 million and $2.5 million, respectively. Also included in selling, general and administrative expenses are credits of approximately $0.8 million and $0.5 million for the first six months of 2004 and 2005, respectively, related to transition services reimbursements received from the purchaser of our Carmel cable system. Excluding the impact of these benefits in the first six months of 2004 and 2005, and the acquisition of Starpower, selling, general and administrative expenses declined $13.2 million.

The decline in selling, general and administrative expenses was due to our continued reduction of operating expenses. The savings related in part to reduced salaries and related employee costs of $15.6 million. Average employee headcount was down by 477 across all functional areas. Outside labor expense is down $1.9 million due to the severance of a relationship with an outsource customer service provider. Equipment repair and maintenance expense is down $1.6 million due to several major maintenance projects in 2004. Telephone expense is down $1.5 million due to a switch to a lower cost provider. Marketing & advertising is down $1.1 million. Other reductions related to property taxes and insurance totaled $1.9 million.

Offsetting the reductions in selling, general and administrative expenses was a $2.9 million decrease in the amount of expense that were capitalized due to the reduced headcount and the extent of labor being performed on capital projects. There was also an increase of $2.2 in legal fees, due in part to the preparation of several SEC filings which all occurred during the first six months of 2005. Other increases related to bad debt, facilities, litigation reserves and billing costs totaled $3.5 million.

	SG&A
	for the six months ended June 30,
	Successor	Predecessor	Starpower	Combined	Fav/(unfav)
	2005	2004	2004	2004	Variance
Network operations and construction	$47,036	$44,074	$6,830	$50,904	$3,868
Sales and marketing	23,269	22,158	3,079	25,237	1,968
Customer Service	10,569	13,449	3,545	16,994	6,425
Operating, general and administrative	56,653	39,524	6,011	45,535	(11,118)

Total	$137,527	$119,205	$19,465	$138,670	$1,143

Non-cash Stock-Based Compensation:

In the second quarter of 2005, our board of directors approved our 2005 Stock Compensation Plan (“Stock Plan”) which was approved by our stockholders in July 2005. The Stock Plan allows for the issuance of up to 10%, or 4,636,619 shares, of our stock, on a fully diluted basis, in the form of stock options or restricted stock. During the second quarter we granted 717,242 shares of restricted stock to our non-executive board members and certain executives. We also granted 3,295,309 stock options to a broad category of employees. No expense was recorded for the six months ended June 30, 2005, because the Stock Plan was not approved by the stockholders until July 2005.

Warrants:

The Plan authorized us to issue Warrants to the former stockholders of Old RCN to purchase an aggregate of 735,119 shares of RCN’s Common Stock. Each Warrant allows the holder to purchase one share of our Common Stock for a price of $34.16 per share. Under the terms of the Plan, Warrants must be issued by October 2005 and expire on December 21, 2006. During the six months ended June 30, 2005 we issued 187,724 of these Warrants and recorded $0.6 million of expense using the Black-Sholes valuation model.

Depreciation and Amortization:

Depreciation and amortization expense decreased $36.5 million or 28.4%, to $91.9 million for the six months ended June 30, 2005 (Successor) compared to the six months ended June 30, 2004 (Predecessor). Excluding the impact of the consolidation of Starpower, depreciation and amortization decreased $49.4 million or 35.0%. The net decrease is due, in part, to the effect of the fresh start accounting revaluation of assets upon emergence from Chapter 11 bankruptcy. (See Note 3, Fresh Start Accounting). The decrease is also due to the change in the estimated life of capitalized technical labor and equipment on new home installations in the first six months of 2004 which had a disproportionate effect on that period.

Investment Income:

Investment income increased $0.9 million, or 55.8% to $2.5 million for the six months ended June 30, 2005 (Successor) compared to June 30, 2004 (Predecessor) due to an increase in return earned on investments.

Interest Expense:

Interest expense decreased by $51.0 million, or 71.2%, to $20.6 million for the six months ended June 30, 2005 (Successor) compared to the six months ended June 30, 2004 (Predecessor). This decrease is primarily due to the restructuring of debt during the fourth quarter of 2004. Outstanding debt at June 30, 2005 was $493.8 million compared to $1,654.6 million at June 30, 2004. The debt canceled in bankruptcy had interest rates of 9.8% to 11.125%.

Gain on sale of assets:

Gain on sale of assets of $2.7 million for the six months ended June 30, 2005 (Successor), consists primarily of a $2.4 million gain related to the sale of approximately 3,300 off-net video subscribers in the New York market.

Other income, net:

Other income of $1.6 million for the six months ended June 30, 2005 (Successor), includes a $0.8 million settlement from a vendor for reimbursement of costs we incurred removing and reinstalling faulty equipment they supplied.

Equity in Income of Unconsolidated Entities:

Equity in income of unconsolidated entities decreased $15.0 million or 100.0% for the six months ended June 30, 2005. On December 21, 2004, we acquired the 50% membership interest in Starpower we did not already own. Prior to the acquisition, we accounted for our 50% interest in Starpower under the equity method. The results of Starpower are consolidated in our financial statements for the three months ended June 30, 2005, where as they are reported as equity in income of unconsolidated entities for the three months ended June 30, 2004.

RCN has 48.93% interests in both Megacable, a cable television and high-speed data services provider in certain portions of Mexico, and MCM, a provider of local voice and high-speed data services in Mexico City. RCN accounts for these investments under the equity method. Over the past several years, Megacable and MCM have not provided their financial statements to the Company on a timely basis. The most recent audited financial statements the Company has received for both Megacable and MCM are for the year ended December 31, 2003. In August, 2005, the Company received unaudited financial statements for Megacable for the year ended December 31, 2004. Megacable management has confirmed that the audit of its 2004 financial statements is in progress, but is not able to provide an estimated completion date. Megacable has not yet provided 2005 results, and MCM has not provided results for 2004 or 2005. Therefore, the Company has not recorded any income or loss on its investments in Megacable and MCM for the six month period ended June 30, 2005 (Successor). The Company recorded income on its investments in Megacable and MCM of $17.2 million for the six month period ended June 30, 2004 (Predecessor). The Company disclosed its inability to obtain financial statements from Megacable and MCM on a timely basis as a material weakness in its internal control over financial reporting at December 31, 2004. The Company will continue to work actively with Megacable and MCM management to obtain their financial statements on a timely basis.

Discontinued Operations:

On March 8, 2004, we completed the sale of our Carmel, NY (“Carmel”) cable system for proceeds of approximately $120.2 million and a gain on the sale of approximately $89.8 million. Carmel had approximately 30,000 customers when it was sold. In accordance with SFAS No. 144, the results of operations for Carmel are reported as discontinued operations. Income from the Carmel cable system was $0.03 million and $89.5 million for the six months ended June 30, 2005 (Successor) and June 30, 2004 (Predecessor), respectively.

2004 (Successor/Predecessor) Compared to 2003 (Predecessor)

Revenues:

In 2004, revenues increased $2.0 million or 0.41%, to $486.8 million from $484.8 million in 2003. Revenues for 2004 include $2.2 million contributed by Starpower for the eleven-day period, December 21 through December 31, 2004. Included in the 2003 revenues is $20.9 million related to a settlement of certain disputes with an ILEC surrounding reciprocal compensation. As a result of this settlement, a cash payment of

$18.5 million along with $2.4 million previously deferred were recognized as revenue. Excluding this settlement and the Starpower contribution, recurring revenues in 2004 increased $20.7 million, or 4.4% over 2003. The revenue increase is due to a combination of rate increases for video services and increased RGUs for high-speed data, partially offset by decreased voice revenues.

Residential revenue increased $1.6 million from $447.0 million in 2003. Video revenues increased $17.7 million primarily due to higher average rates during 2004. High-speed data revenues increased $14.7 million due almost entirely to increases in the number of high-speed data connections in 2004 compared to 2003. Revenues from voice services decreased $2.1 million due to declines in average rates, partially offset by an increase in the number of voice connections.

The following table summarizes our revenues by product. Revenues exclude our Carmel, New York and central New Jersey cable systems, which are classified as discontinued operations.

	Consolidated Revenue for the years ended December 31,
	Combined Predecessor/ Successor	Predecessor	Fav/(unfav)	Var %
	2004	2003	Variance
	(dollars in thousands)
Video	$220,158	$201,845	$18,313	9.1%
Data	105,919	95,068	10,851	11.4%
Voice	141,475	146,265	(4,790)	(3.3%)
Reciprocal Compensation	6,758	35,763	(29,005)	(81.1%)
Other	12,521	5,913	6,608	111.7%

Total	$486,831	$484,854	$1,977	0.41%

Direct Expenses:

The increase in direct expenses was primarily due to higher video costs resulting from increases in basic and premium programming rates and franchise fees offset partially by reduced usage based costs and improved data network efficiencies resulting from network optimization.

Selling, General and Administrative Expenses:

Selling, general and administrative expenses declined $62.5 million, or 19.7%, to $245.7 million in 2004 as RCN continued reducing general and administrative expenses. The 2003 results included a one-time restructuring cost of $5.3 million, incurred as part of the negotiations to restructure the balance sheet. The savings primarily related to reduced salaries and employee-related costs as well as facilities expenses as a result of staff reductions in customer service and general and administrative groups. Customer service operations were consolidated into one call center in September 2003, which resulted in additional personnel and facilities savings. Customer service also lowered the cost of outside agents handling service calls.

Components of selling, general and administrative costs are as follows:

	SG&A
	for the years ended December 31,
	Combined Predecessor/ Successor 2004	Predecessor	Fav/(unfav)	Var %
		2003	Variance
Network operations and construction	$102,237	$109,524	$7,287	6.7%
Sales and marketing	45,523	52,815	7,292	13.8%
Customer service	24,348	37,309	12,961	34.7%
Operating, general and administrative	82,554	117,544	34,990	29.8%

Total	$254,662	$317,192	$62,530	19.7%

Non-cash Stock-Based Compensation:

The non-cash stock-based compensation decreased $0.3 million, or 5.9%, to $4.4 million for the full year 2004. The decrease was largely due to the effect of restricted stock cancellations in the Chapter 11 reorganization and the absence of any significant stock-based grants during 2004.

Impairments and other charges, net:

We recorded an impairment gain of $7.7 million in 2004 as compared to a charge of $167.2 million in 2003. The gain in 2004 relates to a prior lease impairment. (See Note 8, Asset Impairment and Accrued Exit Costs, to RCN’s Consolidated Financial Statements).

Depreciation and Amortization:

Depreciation and amortization expense in 2004 increased by $39.2 million or 20.1%, to $237.0 million from $197.3 million in 2003. The increase is due to the effect of previous dispositions and impairment in the value of network construction materials, equipment and leasehold improvements as network expansion plans were curtailed to preserve capital, offset by additional depreciation due to the change in accounting estimate adopted on January 1, 2004. (See Note 4.)

Investment Income:

Investment income for 2004 of $2.9 million decreased from $6.3 million in 2003 due to lower interest rates and a decrease in average cash, temporary cash investments, short-term investments and restricted investments during 2004 compared to 2003.

Interest Expense:

Interest expense decreased to $97.6 million compared to $180.2 million in 2003. The decrease in interest expense for the year ended December 31, 2004 reflects our implementation of SOP 90-7. On May 27, 2004, August 5, 2004 and August 20, 2004, the RCN Debtors filed a voluntary petition for reorganization under Chapter 11. We stopped recording interest on our senior notes and senior discount notes and classified this debt as a pre-petition liability subject to compromise. We did not pay the interest accrued beyond the date of the Chapter 11 filing.

Gain on Early Extinguishment of Debt:

There was no gain on early extinguishment of debt during 2004. During the quarter ended September 30, 2003, we completed a debt repurchase for certain of our senior discount notes. Approximately $75.2 million in book and face value of senior notes was retired. A gain of approximately $45.6 million was recorded from the early retirement of debt in which approximately $27.8 million of cash was paid. In addition, we incurred fees of approximately $1.1 million and wrote off debt issuance costs of approximately $0.6 million. (See Note 15, Debt, to RCN’s Consolidated Financial Statements).

Other income, net:

Other income decreased for the twelve months ended December 31, 2004, by $6.0 million, or 73.23%, primarily as a result of a disposition of a capital lease in 2003.

Reorganization Items, net:

We incurred reorganization expenses as a result of the Chapter 11 process. See Note 19, Reorganization Items, net, to RCN’s Consolidated Financial Statements.

Gain/(loss) on Settlement of Liabilities Subject to Compromise and Restructuring:

We recorded a net gain of $1,166.0 million in 2004 relating to the settlement of liabilities subject to compromise and restructuring. The major component in this gain was the settlement of our senior notes for $1,179 million upon emergence from Chapter 11.

Gain/(loss) on Fresh Start Adjustments:

We recorded a net gain of $173.8 million in 2004 relating to fresh start adjustments. The major components in this gain were the revaluation of our fixed assets, goodwill and intangible assets.

Income Tax:

Our effective income tax was a benefit of 0.01% and an expense of 0.39%, respectively, for the years ended December 31, 2004 and 2003. The tax effect of our cumulative losses exceeded the tax effect of accelerated deductions, primarily depreciation, which we have taken for federal income tax purposes. As a result, the excess losses are not recognized in the financial statements. This accounting treatment does not impact cash flows for taxes or the amounts and expiration periods of actual net operating loss carryovers.

Equity in Income of Unconsolidated Entities:

Equity in income of unconsolidated entities for 2004 was $11.3 million compared to $23.5 million for 2003. The 2004 amounts reflect $17.2 million of income from Megacable, offset by a $5.9 million equity loss for Starpower. Included in the Megacable results are cumulative translation adjustments. Results for 2004 include only six months of estimated income from Megacable while 2003 contained a full year of results.

Impairment of Unconsolidated Entities:

Impairment of unconsolidated entities in 2004 included a write-down of $25.7 million for the re-valuation of Starpower. Included in the 2003 results is an impairment charge of $35.0 million reflecting a further write-down of our investment in Starpower. The write-down reflects our current assessment of the fair value of this investment based on our most recent operating plan.

The following table summarizes our revenues by product. Revenues exclude our Carmel, New York and central New Jersey cable systems, which are classified as discontinued operations.

2003 (Predecessor) Compared to 2002 (Predecessor)

Revenues:

In 2003, revenues increased $51.3 million, or 11.9%, to $484.9 million from $433.5 million in 2002. Included in the 2003 revenues was $20.9 million related to the settlement with an ILEC related to certain disputes surrounding reciprocal compensation. As a result of this settlement, a cash payment of $18.5 million along with $2.4 million previously deferred were recognized as revenue. Excluding this settlement, recurring revenues in 2003 increased $30.5 million, or 7.0% over 2002. The revenue increase was due to a combination of rate increases and increased RGUs for video, high-speed data and voice offset by anticipated declines in dial-up connections. The majority of the increase in voice revenues was related to the growth of RGUs, while rate increases contributed to the majority of the increase in video revenues. The growth in high-speed data revenues is mainly volume-related as the service had been introduced in most markets.

The following table summarizes our revenues by product. Revenues exclude our Carmel, New York and central New Jersey cable systems, which are classified as discontinued operations.

	Consolidated Revenue for the years ended December 31,
	Predecessor	Predecessor	Fav/ (unfav)	Var%
	2003	2002	Variance
	(dollars in thousands)
Video	$201,845	$178,778	$23,067	12.9%
Data	95,068	87,740	7,328	8.4%
Voice	146,265	134,500	11,765	8.7%
Reciprocal Compensation	35,763	17,526	18,237	104.1%
Other	5,913	14,951	(9,038)	(60.5%)

Total	$484,854	$433,495	$51,359	11.85%

As compared to 2002, residential video revenue increased $22.5 million in 2003 primarily as a result of higher per unit revenue generated by 2003 price increases. High-speed data revenues for 2003 increased $22.7 million from 2002 due to higher service volume combined with greater per unit prices. Voice revenues increased $12.1 million in 2003 over 2002 due to both higher service connections and higher per unit prices.

Direct Expenses:

The decrease in direct expenses was due primarily to voice and data network operating efficiencies resulting from network optimization and was partly offset by higher video costs resulting from increases in video RGUs, franchise fees and increases in basic and premium programming rates.

Selling, General and Administrative Expenses:

Selling, general and administrative expenses declined $54.5 million, or 14.7%, to $317.2 million in 2003 as we continued to implement plans to reduce general and administrative expenses. Excluding one-time restructuring costs incurred in 2003 as part of the negotiations to restructure the balance sheet of $5.3 million, operating, selling and general and administrative expenses declined $59.8 million, or 16.1% from 2002 levels. The savings primarily related to reduced salaries and employee related costs, and facilities expenses as a result of staff reductions in customer service and general and administrative groups. Customer service operations were consolidated into one call center in September 2003, which resulted in additional personnel and facilities savings. Customer service also lowered the cost of outside agents handling service calls. The reductions in operating, general and administrative expenses were mainly due to lower information technology expenses in terms of personnel and software maintenance costs, and a reduction of performance-based compensation. Network operations and construction, marketing and sales expenses were slightly reduced from 2002 levels reflecting mainly lower personnel-related costs.

Components of selling, general and administrative costs are as follows:

	SG&A for the years ended December 31,
	Predecessor	Predecessor	Fav/(unfav)	Var %
	2003	2002	Variance
Network operations and construction	$109,524	$109,889	$365	0.3%
Marketing and sales	52,815	54,922	2,107	3.8%
Customer Service	37,309	52,591	15,282	29.1%
Operating, general and administrative	117,544	154,283	36,739	23.8%

Total	$317,192	$371,685	$54,493	14.7%

Non-cash Stock-Based Compensation:

The non-cash stock-based compensation decreased $33.0 million, or 87.6%, to $4.7 million for the full year 2003. The decrease was largely due to the effect of restricted stock cancellations and the attribution of expense associated with fewer stock option grants and with lower fair values.

Impairments and other charges, net:

We recorded an impairment charge of $167.2 million in 2003 as a result of further revisions to our operating plans. The revised operating plan focused on improvements to customer profitability by a concerted effort to migrate customers to our higher margin products and services. The impairment charge in 2003 also provided for sales of additional assets. (See Note 8, Asset Impairment and Accrued Exit Costs, to RCN’s Consolidated Financial Statements.)

Depreciation and Amortization:

Depreciation and amortization expense in 2003, decreased $78.2 million or 28.4%, to $197.3 million from $275.5 million in 2002. The decrease is due to dispositions and impairments in the value of network construction materials, equipment and leasehold improvements as network expansion plans were decreased or terminated to preserve capital.

Investment Income:

Investment income for 2003 of $6.3 million decreased from $13.8 million in 2002 due to lower interest rates and a decrease in average cash, temporary cash investments, short-term investments and restricted investments during 2003 compared to 2002. Cash, temporary cash investments, short-term investments, and restricted short and long-term investments were $252.6 million at December 31, 2003 compared to $311.9 million at December 31, 2002.

Interest Expense:

The increase in interest expense was primarily due to the expensing of previously capitalized debt issuance costs and commitment fees from the fifth amendment to the Predecessor’s credit facility offset by lower interest capitalization associated with reduced capital expenditures. (See Note 17, Debt, to RCN’s Consolidated Financial Statements.) These increases were partly offset by the debt extinguishment during the third quarter of 2003 and the first quarter of 2002.

Gain on Early Extinguishment of Debt:

During the quarter ended September 30, 2003, we completed a debt repurchase for certain of our senior discount notes. Approximately $75.1 million in book and face value of senior notes were retired. A gain of approximately $45.6 million was recorded from the early retirement of debt in which approximately $27.8 million of cash was paid. In addition, we incurred fees of approximately $1.1 million and wrote off debt issuance costs of approximately $0.6 million. (See Note 17, Debt, to RCN’s Consolidated Financial Statements.)

Other income, net:

Other income for the twelve months ended December 31, 2003, increased $5.3 million or 181.9%, over 2002 reflecting primarily the gain on the disposition of a capital lease.

Income Tax:

Our effective income tax rate was an expense of 0.39% and a benefit of 0.06%, respectively, for the years ended December 31, 2003 and 2002. The tax effect of our cumulative losses exceeded the tax effect of accelerated deductions, primarily depreciation, which we have taken for federal income tax purposes. As a result, the excess losses are not recognized in the financial statements. This accounting treatment does not impact cash flows for taxes or the amounts and expiration periods of actual net operating loss carryovers.

Minority Interest in Loss of Consolidated Entities:

Minority interest primarily represents the interest of NSTAR in the results of RCN-BecoCom. As discussed earlier, following NSTAR’s exchange of its joint venture ownership interest for RCN’s stock, RCN’s profit (loss) sharing ratio in the RCN-Becocom joint venture as of December 31, 2002 was 100%. As a result, no minority interest was recorded for the twelve months ended December 31, 2003. Accordingly minority interest in loss of consolidated entities decreased $36.7 million or 100.0% in the 12 months ended December 31, 2003.

Liquidity and Capital Resources

	June 30,		December 31,
	Successor	Predecessor	Successor	Predecessor
	2005	2004	2004	2003
	(dollars in thousands)
Cash, temporary cash investments and short-term investments	$170,647	$117,106	$163,964	$18,395
Current liabilities	160,976	625,361	177,601	1,889,533
Debt (including current maturities and capital lease obligations)	493,843	—	493,568	—

For purposes of reporting cash flows, all highly liquid investments with an original maturity of three months or less are classified as temporary cash investments. Temporary cash investments are investments in high quality, commercial paper, short-term bills and notes and diversified money market mutual funds. Short-term investments consist of asset-backed securities, corporate debt securities, government agency notes and municipal bonds. The net increase in cash, cash investments and short-term investments from December 31, 2003 to December 31, 2004 is due, in part, to relief from restrictions previously imposed by our former senior lenders upon emergence from Chapter 11.

Current liabilities decreased $1,711 million from $1,889 million in 2003. On the Effective Date we emerged with a restructured balance sheet, eliminating approximately $1,200 million of indebtedness. In 2003 we defaulted upon our long-term debt and those long-term obligations accelerated to current liabilities.

As of June 30, 2005, we were in compliance with our debt covenants.

	June 30,		12 months ended December 31,	For the year ended December 31,	For the Year Ended December 31,
	Successor	Predecessor	Successor	Predecessor	Predecessor
Net cash provided by (used in):	2005	2004	2004	2003	2002
	(dollars in thousands)
Operating activities	$24,803	$(4,680)	$(47,255)	$(170,250)	$(202,814)
Investing activities	79,684	94,561	150,885	194,864	(5,766)
Financing activities	(1,948)	(85,354)	(67,674)	(55,584)	(218,275)

Cash Provided by (Used in) Operating Activities

Net cash provided by operating activities was $24.8 million in the six months ended June 30, 2005 (Successor) compared to net cash used in operating activities of $4.7 million in the six months ended June 30, 2004 (Predecessor). The difference was mainly a result of working capital changes partly offset by a reduced net loss from continuing operations. Approximately $15.3 million of cash was used to settle certain outstanding claims and professional fees related to our Chapter 11 cases in the six months ended June 30, 2005 resulting in an increase of $8.9 million in working capital. Interest expense in the six months ended June 30, 2005 was $51.0 million lower than in the comparable period in 2004, but the effect on cash was mitigated as a result of waivers that we received on $50.1 million of interest payments that were due in the six months ended June 30, 2004. The resulting increase in interest payable was the principal factor contributing to the $40.4 million decrease in working capital that occurred during the six months ended June 30, 2004.

During 2002 and 2003, our operations used a significant amount of cash in operating activities ($202.8 million and $170.2 million, respectively). In 2004 our operating cash flow improved by $123.0 million to ($47.2 million). The improvement in 2004 is largely due to operating efficiencies achieved during the Chapter 11 reorganization, particularly with customer care, network operations and other selling, general and administrative expenses.

Cash Provided by (Used in) Investing Activities

Net cash provided by investing activities was $79.7 million in the six months ended June 30, 2005, reflecting a $99.3 million decrease in short-term investments and investments restricted for debt partly offset by additions to property, plant and equipment of $24.0 million. In comparison, cash provided by investing activities in the six months ended June 30, 2004 was $94.6 million reflecting $120.2 million proceeds from the sale of our Carmel Cable system partly offset by $25.2 million in additions to property, plant and equipment.

Cash provided by (used in) investing activities in 2004, 2003 and 2002 was approximately $150.8 million, $194.8 million and $(5.7) million, respectively. In 2004, additions to property, plant and equipment of $52.3 million were primarily offset by $118.1 million from the sale of the Carmel, New York cable system and an approximately $98.6 million decrease in short-term investments and investments restricted for debt. The significantly lower levels of expenditures in 2004 reflect the fact that we discontinued

substantially all of our network buildout activities prior to the commencement of our Chapter 11 proceeding as well as during the balance of the year while we operated in Chapter 11. The expenditures during 2003 and 2002 primarily reflect investments in construction and network infrastructure to expand our network. These amounts were funded in 2003 in part from proceeds from the sale of the central New Jersey system and from our cash balances. Expenditures during 2002 were funded primarily through our cash balances.

Cash Provided by (Used in) Financing Activities

Net cash used in financing activities was $1.9 million in the six months ended June 30, 2005 (Successor), compared to $85.4 million in the six months ended June 30, 2004 (Predecessor). The change was primarily due to a reduction in debt repayments from $84.5 million in the six months ended June 30, 2004 (Predecessor), to $1.7 million in the six months ended June 30, 2005 (Successor).

We believe that our available cash, cash equivalents, short term investments and cash generated from operating activities will be sufficient to finance our operations and commitments for the remainder of 2005. However, it is possible that we may need to raise additional funds to finance unforeseen requirements. As of June 30, 2005 we have utilized all of our borrowing capacity.

Description of Outstanding Debt

As of June 30, 2005, our total debt was approximately $493.8 million, including $3.7 million of capital leases. The following is a summary of the debt and the significant terms contained in the related agreements. For a more detailed description of our outstanding debt see “Description of the Other Debt” and “Description of the Convertible Notes.”

Successor First Lien Credit Facility

The senior secured credit facility with Deutsche Bank (the “First Lien Credit Facility”) provides, among other things, for a seven-year, $330.0 million term loan credit facility and a five-year $25.0 million letter of credit facility, subject, in certain instances, to early repayment in whole or in part. We used the proceeds from this credit facility to finance, in part, the consummation of the Plan and the fees and expenses relating thereto.

Our obligations under the First Lien Credit Facility are guaranteed fully and unconditionally, jointly and severally, by each of our domestic subsidiaries. As collateral security for our obligations under the First Lien Credit Facility and the guarantees thereof, we and each of the domestic subsidiaries has granted to Deutsche Bank, for the benefit of the syndicated Lenders (“First Lien Lenders”), a first priority lien on substantially all of our tangible and intangible assets, including, without limitation, pledges of our equity ownership in domestic corporations.

Successor Convertible Notes

On the Effective Date, we issued $125.0 million aggregate principal amount of 7.375% convertible second lien notes due 2012, which are convertible into shares of our Common Stock at a per share conversion price of $25.16 subject to certain adjustments. The Convertible Notes are governed by the indenture between us and HSBC Bank USA as trustee, dated December 21, 2004.

The Convertible Notes mature on June 21, 2012, subject, in certain instances, to earlier repayment in whole or in part. We used the proceeds from the Convertible Notes to finance, in part, the consummation of the Plan and the payment of the fees and expenses relating thereto. The Convertible Notes are guaranteed fully and unconditionally, jointly and severally, by all subsidiaries and the obligations under such guarantees, together with our obligations under the Convertible Notes, are secured by a second priority lien on substantially the same assets which secure the First Lien Credit Facility.

Successor Third-Lien Term Loan

On the Effective Date, we amended and restated our Evergreen Credit Agreement by entering into an Amended and Restated Term Loan and Credit Agreement (the “Third-Lien Term Loan”) with HSBC Bank USA, National Association, as agent and collateral agent certain financial institutions party thereto, as lenders (the “Third-Lien Lenders”).

The Third-Lien Term Loan provides, among other things, for a seven and three-quarter year, approximately $34.5 million term loan credit facility, subject, in certain instances, to early repayment in whole or in part.

As collateral security for our obligations under the Third-Lien credit facility, we have granted to the collateral agent, for the benefit of the Third-Lien Lenders, a third priority lien on substantially all of RCN Corporation’s tangible and intangible assets, including, without limitation, pledges of our equity ownership in domestic corporations. The Third-Lien credit facility is not guaranteed by any of our subsidiaries.

In addition, we with HSBC Bank USA, as trustee of the Convertible Notes and as collateral agent for the Third-Lien credit facility, have executed an Intercreditor Agreement ordering the priority of the liens of the various lenders.

Covenants

We are subject to certain covenants and restrictions on our debt agreements. As of June 30, 2005 we were in compliance with all covenants and expect to remain so for the remainder of 2005.

Letters of Credit

We have approximately $29.2 million of letters of credit as of June 30, 2005 relating to our workmen’s compensation and employee liability insurance policies, real estate lease obligations and license and permit obligations to governmental agencies. Approximately $6.7 million of these requirements are collateralized with restricted cash.

From time to time, we and certain of our wholly-owned subsidiaries may enter into guarantees on behalf of other wholly-owned subsidiaries.

In connection with the Plan, the Predecessor included financial information in its Disclosure Statement to its creditors and stockholders to assist them in their evaluation of the Plan. As indicated in the Disclosure Statement, the pro forma financial information was not prepared in accordance with generally accepted accounting principles (“GAAP”). In addition, immediately following its emergence from Chapter 11 of the Bankruptcy Code, we acquired the remaining 50% interest of Starpower that was previously owned by our joint venture partner, Pepco. This transaction was not contemplated by the pro forma non-GAAP financial information included in the Predecessor’s Disclosure Statement. As such the Successor’s results prepared in accordance with GAAP are not directly comparable to the Predecessor’s Disclosure Statement. Accordingly, you should not rely on any of the projections provided in the Disclosure Statement.

Contractual Cash Commitments

The following table summarizes our contractual cash commitments at December 31, 2004 (all amounts in thousands):

	Total	Less than 1 year	1-3 years	4-5 years	After 5 years
Contractual Obligations
Senior Secured Credit Agreement	$330,000	$3,300	$6,600	$6,600	$313,500
Convertible Notes	125,000	—	—	—	125,000
Evergreen Facility	34,547	—	—	—	34,547
Capital leases	4,021	558	508	321	2,634
Operating leases	149,529	20,855	40,833	37,633	50,208
Programming Commitments	1,683	443	833	427	—

Total Contractual Obligations	$644,780	$25,156	$48,774	$44,981	$525,889

		Less than 1 year	1-3 years	4-5 years	After 5 years
Other Commercial Commitments
Letters of Credit—Collateralized by L/C Facility	$19,815	$—	$—	$—	$19,815
Letters of Credit—Collateralized by Restricted Cash	10,162	—	1,214	60	8,888

Total Contractual Obligations	$29,977	$—	$1,214	$60	$28,703

Related Party Transactions

See “Certain Relationships and Related Transactions” on page 82 of this prospectus.

Recently Issued Accounting Pronouncements

See Note 4, “Summary of Significant Accounting Policies,” to the accompanying consolidated financial statements for a full description of recently issued accounting pronouncements including the date of adoption and effects on results of operations and financial condition.

Inflation

We do not believe that our business is impacted by inflation to a significantly different extent than the general economy in the United States and Mexico.

Quantitative and Qualitative Disclosures About Market Risks

In the normal course of business RCN is exposed to market risk arising from changes in interest rates that could impact cash flows and earnings. RCN also is exposed to exchange rate risk relative to its equity ownership in Megacable, a Mexican operation subject to Dollar/Peso translation adjustments.

Interest Rate Risk

As at June 30, 2005, and December 31, 2004 RCN was subject to interest rate fluctuations as a portion of its indebtedness was variable in rate based on being subject to change in interest rates. The term loan currently bears interest at the Eurodollar rate plus an applicable margin. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources” for information on RCN’s indebtedness.

At June 30, 2005, the interest rate for the Senior Secured Credit Agreement approximated LIBOR plus 4.0%. The year-to-date change in RCN’s pro forma interest expense based on a 10% (75 basis points at June 30, 2005) increase in the interest rate and the floating rate debt outstanding at June 30, 2005 would be $1.2 million. Approximately 33.5% of RCN’s debt at June 30, 2005 is fixed in interest rate.

At December 31, 2004, the interest rate for the Senior Secured Credit Agreement approximated LIBOR plus 4.5%. The annual change in RCN’s pro forma interest expense based on a 10% (71 basis points at December 31, 2004) increase in the interest rate and the floating rate debt outstanding at December 31, 2004 would be $2.4 million. Approximately 33.1% of RCN’s debt at December 31, 2004 is fixed in interest rate.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Set forth in the table below is information as of September 20, 2005 with respect to the number of shares of our Common Stock beneficially owned by: (1) each person or entity known by us to own more than 5% of the Common Stock; (2) each director of RCN; (3) each of the named executive officers of RCN; and (4) all directors and current executive officers as a group. To our knowledge, unless otherwise indicated, each person or entity has voting and investment power with respect to the shares set forth opposite the person’s or entity’s name.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)		Percent of Shares (%)(2)
James F. Mooney	278,701		*
Peter D. Aquino	205,441		*
Benjamin C. Duster IV	31,600		*
Lee S. Hillman	32,000		*
Michael E. Katzenstein	30,000		*
Theodore H. Schell	30,000		*
Daniel Tseung	30,000		*
Patrick T. Hogan(3)	75,000		*
Directors and current executive officers as a group (12 persons)	787,742	(4)	2.19%
The Altar Rock Fund LP, Tudor Proprietary Trading LLC, Tudor Investment Corporation, Paul Tudor Jones, II, The Tudor BVI Global Portfolio LTD and The Raptor Global Portfolio LTD	7,846,655	(4)	19.14%
JGD Management Corp., York Investment Limited, York Capital Management, L.P., York Select, L.P., York Select Unit Trust, York Credit Opportunities Fund, L.P., York Global Value Partners, L.P.	5,794,282	(5)	14.14%
Jana Partners LLC	2,892,449	(6)	7.06%

*	Less than 1%.

(1)	Represents shares of RCN’s Common Stock held and/or options held by such individuals that were exercisable at September 20, 2005 or within 60 days thereafter. Except as otherwise indicated and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all of their shares of RCN’s Common Stock. Applicable percentages are based on 36,020,850 shares outstanding on September 20, 2005 adjusted as required by rules promulgated by the SEC.

(2)	Except as otherwise indicated, for each person and group indicated in this table, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of 36,020,850 shares outstanding as of September 20, 2005 plus the number of shares of Reorganized RCN’s Common Stock that such person or group had the right to acquire within 60 days after September 20, 2005.

(3)	Mr. Hogan’s employment with RCN ended in July 2005.

(4)	Includes 717,242 shares of restricted Common Stock that have been granted by RCN but not yet issued by RCN’s transfer agent.

(5)

As a result of RCN’s Chapter 11 reorganization, The Tudor BVI Global Portfolio (“BVI”), Tudor Proprietary Trading LLC (“TPT”), The Raptor Global Portfolio Ltd (“Raptor”) and The Altar Rock Fund LP (“Altar Rock”) received shares of Reorganized RCN’s Common Stock. In connection with the reorganization, BVI, TPT, Raptor and Altar Rock also purchased Convertible Notes of Reorganized RCN. As of September 20, 2005, BVI owned 1,290,232 shares of Reorganized RCN’s Common Stock, TPT owned 691,252 shares of Reorganized RCN’s Common Stock, Raptor owned 5,801,420 shares of Reorganized RCN’s Common Stock and Altar Rock owned 63,752 shares of Reorganized RCN’s Common Stock. These ownership amounts include the shares of Reorganized RCN’s Common Stock that these stockholders would have received as of September 20, 2005 upon conversion of the Convertible Notes they held at such time. In addition, each of BVI, TPT, Raptor and Altar Rock may ultimately receive additional shares of Reorganized RCN’s Common Stock that have been issued but placed in reserve pending resolution of disputed claims under the Chapter 11 proceedings (the “Claims Reserve”). If the pending claims were resolved without any distribution of shares from the Claims Reserve and the shares held in the Claims Reserve as of September 20, 2005 had been fully released and distributed to the general unsecured creditors of Old RCN in accordance with the Plan, BVI, TPT, Raptor and Altar Rock would have received an additional 171,933 shares in the aggregate.

The Claims Reserve shares are not included in the individual ownership amounts listed above or in the aggregate ownership amount listed in the above table. Tudor Investment Corporation (“TIC”) is sole general partner of Altar Rock and provides investment advisory services to BVI, Raptor and Altar Rock, and TIC may be deemed to beneficially own the shares of Reorganized RCN’s Common Stock and Convertible Notes owned by each such reporting person. Paul Tudor Jones, II is the controlling stockholder of TIC and the indirect principal equity owner of TPT, and Mr. Jones may be deemed to beneficially own the shares of Reorganized RCN’s Common Stock and Convertible Notes deemed beneficially owned by each such reporting person. The mailing address for Altar Rock, TPT, TIC and Mr. Jones is c/o Tudor Investment Corporation, 1275 King Street, Greenwich, Connecticut, 06831. The mailing address for Tudor BVI and Raptor is c/o CITCO Fund Services, Kaya Flamboyan 9, Curacao, Netherlands Antilles.

(5)	Based on information provided in the Schedule 13D filed by the reporting persons on January 6, 2005 (the “York 13G”). As a result of RCN’s Chapter 11 reorganization, JGD Management Corp. (“JDG”), York Investment Limited (“York Investment”), York Capital Management, L.P. (“York Capital”), York Select, L.P. (“York Select”), York Select Unit Trust (“York Select Trust “), York Credit Opportunities Fund, L.P. (“York Credit Opportunities”), and York Global Value Partners, L.P. (“York Global Value”) received shares of Reorganized RCN’s Common Stock. In connection with the reorganization, these stockholders also purchased Convertible Notes of Reorganized RCN. As of January 6, 2005, JDG owned 3,148,936 shares of Reorganized RCN’s Common Stock, York Investment owned 920,020 shares of Reorganized RCN’s Common Stock, York Capital owned 267,747 shares of Reorganized RCN’s Common Stock, York Select owned 496,820 shares of Reorganized RCN’s Common Stock, York Select Trust owned 333,014 shares of Reorganized RCN’s Common Stock, York Credit Opportunities owned 543,438 shares of Reorganized RCN’s Common Stock and York Global Value owned 295,304 shares of Reorganized RCN’s Common Stock. These individual ownership amounts include (1) a total of 115,537 shares that these stockholders would have received as of January 6, 2005 upon conversion of the Convertible Notes they held at such time and (2) a total of 210,997 shares that these stockholders would have received from the Claims Reserve as of January 6, 2005 if the pending claims were resolved without any distribution of shares from the Claims Reserve and the shares held in the Claims Reserve as of January 6, 2005 were fully released and distributed to the general unsecured creditors of Old RCN in accordance with the Plan. However, the aggregate ownership amount for these stockholders as listed in the above table does not include any shares that these stockholders might be entitled to from the Claims Reserve. The mailing address for these stockholders is c/o York Capital Management, 390 Park Avenue, New York, New York 10022.

(6)	Based on information provided in the Schedule 13G filed by the stockholder on January 27, 2005 (the “Jana 13G”). As a result of RCN’s Chapter 11 reorganization, Jana Partners LLC (“Jana”) received shares of Reorganized RCN’s Common Stock. As of January 7, 2005, Jana owned 2,892,449 shares of Reorganized RCN’s Common Stock. In connection with the reorganization, Jana purchased Convertible Notes of Reorganized RCN. The Jana 13G does not state whether the share ownership information set forth in the Jana 13G includes (1) any shares into which the Convertible Notes held by Jana are convertible or (2) any additional shares that Jana may ultimately receive from the Claims Reserve. The mailing address for Jana is 201 Post Street, Suite 100, San Francisco, California 94108.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We had the following material transactions with related parties during the year. We believe all transactions were designed to reflect arrangements that would have been agreed upon by parties negotiating at arm’s length.

In 1997, Starpower and Pepco entered into an agreement for the lease of certain portions of Pepco’s fiber system under which Pepco provides construction and construction management services to Starpower. The costs of such services provided by RCN and Pepco to Starpower are believed to have been equivalent to those that would have been obtained from third party contractors. Based on the joint venture approved service agreement, which was renewed annually by Starpower, RCN allocated certain identified expenses to Starpower. These expenses included network cost allocations, customer call center costs, and general administrative costs. These identifiable costs totaled approximately $11.7 million for the year ended December 31, 2004. Based on RCN’s interest in the Starpower joint venture, 50% of these costs were recognized by RCN on the Equity income (loss) of unconsolidated entities line in the Consolidated Statements of Operations. Subsequent to the acquisition, we accounted for Starpower as a 100% consolidated subsidiary. Starpower continued to pay Pepco for right-of-way access for its broadband network. Expenses related to this access were $0.4 million and $0.8 million for the three month period and six month period ended June 30, 2005 (Successor) and $0.3 million and $0.7 million for the three month period and six month period ended June 30, 2004 (Predecessor) respectively. Starpower also purchases equipment, most of which is capitalized, and utility services from Pepco. These purchases were $0.4 million and $0.7 million for the three-month period and six-month period ended June 30, 2005 (Successor) and $0.3 million and $1.2 million for the three-month period and six-month period ended June 30, 2004 (Predecessor) respectively. Starpower had payables to Pepco of $0.2 million and $0.7 million at June 30, 2005 (Successor) and June 30, 2004 (Predecessor) respectively.

In 2004, RCN paid Level 3 Communications (“Level 3”) approximately $0.03 million for network construction and $3.1 million for circuit costs. Level 3 owned approximately 22% of the outstanding shares of Old RCN’s common stock immediately prior to the Effective Date (all such shares were extinguished in the Chapter 11 proceedings). In addition, Old RCN’s former Chairman and CEO served as director on Level 3’s board of directors. In July 2004, Level 3 filed a lawsuit against RCN alleging breach of contract in relation to several participation agreements RCN and Level 3 entered into in 2000. Level 3 claimed RCN owed approximately $1.68 million plus interest under the participation agreements. RCN defended the claim asserting that we opted out of those agreements. In February 2005, RCN and Level 3 executed a settlement agreement pursuant to which we paid Level 3 $0.7 million for settlement of the claim in full.

Prior to becoming our chief executive officer in December 2004, Peter Aquino provided consulting services to us through two advisory companies, the terms of which were approved by the Bankruptcy Court. From November 2003 until his resignation in August 2004, Mr. Aquino provided consulting services to us on behalf of Capital and Technology Advisors, LLC (“CTA”), the industry and technology advisors to the creditors’ committee in our Chapter 11 reorganization. As of December 31, 2004, CTA had been paid approximately $3.9 million for such services. In August, 2004, Mr. Aquino, through his company PDA Group, LLC (“PDA”), was retained by us to perform consulting services relating to our market and network operations, customer care and execution of sales and marketing strategies. In December 2004, we appointed Mr. Aquino chief executive officer, effectively ending his role as consultant, and becoming our employee. As an operations consultant under PDA Group, LLC, Mr. Aquino earned $225,000 from August to December, 2004.

SELLING SECURITYHOLDERS

The selling securityholders may sell from time to time under this Prospectus up to 12,188,342 shares of our Common Stock, which is comprised of (1) 7,048,205 shares of our Common Stock owned by the “affiliated” selling stockholders and (2) up to 4,968,204 shares of Common Stock upon conversion of the Convertible Notes. The number of shares issuable upon conversion of the Convertible Notes is subject to adjustment to prevent dilution in certain circumstances. The selling noteholders may sell from time to time under this Prospectus up to $125,000,000 principal amount of the Convertible Notes. We are registering the Convertible Notes, shares issuable upon conversion of the Convertible Notes and shares owned by certain “affiliated” stockholders in satisfaction of our obligations under registration rights agreements that we entered into in connection with our Chapter 11 reorganization.

The following table sets forth, to our knowledge, as of September 20, 2005 (1) the beneficial ownership of our Common Stock by each of the “affiliated” selling stockholders and (2) the principal amount at maturity of Convertible Notes held by each selling noteholder, including shares of Common Stock issuable upon conversion of the Convertible Notes, all of which are being registered under this Prospectus. Because the selling securityholders may offer all, some or none of their Convertible Notes and/or shares of Common Stock, no estimate of the Convertible Notes and shares of Common Stock that will be held by the selling securityholders after this offering can be provided.

The terms “selling noteholders”, “selling stockholders” and “selling securityholders” include each holder named below and such holder’s transferees, pledges, donees or other successors. To the extent necessary, eligible holders of our Convertible Notes and Common Stock not listed in the table below, if any, will be included as additional selling securityholders in a post-effective amendment to the registration statement of which this Prospectus is a part.

Calculation of the percent of outstanding shares owned is based on shares of our Common Stock issued and outstanding as of September 20, 2005. Beneficial ownership is determined in accordance with Rule 13d-3 promulgated by the SEC, and generally includes voting or investment power with respect to securities. Except as indicated in the footnotes to the table, we believe each holder possesses sole voting and investment power with respect to all of the shares of our Common Stock owned by that holder, subject to community property laws where applicable. In computing the number of shares beneficially owned by a holder and the percentage ownership of that holder, shares of Common Stock underlying options, warrants, debentures, notes or preferred stock by that holder that are currently exercisable or convertible or are exercisable or convertible within 60 days after the date of the table are deemed outstanding. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person or group.

Beneficial Owner	Principal Amount of Notes owned as of September 20, 2005	Common Stock Underlying Convertible Notes owned as of September 20, 2005(1)	Common Stock owned as of September 20, 2005 by Affiliated Selling Stockholders
The Altar Rock Fund, L.P. (2)	$163,000	6,479	57,273
Tudor Proprietary Trading LLC (3)	$1,770,000	70,350	620,902
The Tudor BVI Global Portfolio Ltd. (4)	$3,303,000	131,280	1,158,952
The Raptor Global Portfolio (5)	$14,853,000	590,342	5,211,078

	Principal Amount of Notes owned as of September 20, 2005	Common Stock Underlying Convertible Notes owned as of September 20, 2005(1)
D.E. Shaw Laminar Lending 2, Inc.	$35,000,000	1,391,097
Seneca Capital, L.P.	$10,000,000	397,456
Canpartners Investments IV, LLC	$10,000,000	397,456
Jana Master Fund, Ltd.	$8,641,000	343,442
LC Capital Master Fund, Ltd.	$4,351,000	172,933
Morgan Stanley & Co. Incorporated	$2,921,000	116,097
Xerion Partners I LLC	$2,887,000	114,746
Goldman, Sachs & Co.	$2,521,000	100,199
York Investment Limited	$2,299,000	91,375
Silfen Investment Partners, LP	$1,583,000	62,917
Bay Harbour Management	$1,535,000	61,010
Bear Stearns & Company Incorporated	$1,490,000	59,221
Xerion Partners II Master Fund Limited	$1,374,000	54,610
Singer Children’s Management Trust	$1,361,000	54,094
York Credit Opportunities Fund, L.P.	$1,360,000	54,054
Gary and Karen Singer Children’s Trust	$1,358,000	53,975
Stanfield Offshore Leveraged Assets, Ltd.	$1,308,000	51,987
York Select L.P.	$1,247,000	49,563
Kamuntig Street Master Fund, Ltd.	$1,000,000	39,745
Greywolf Capital Partners II LP	$957,000	38,037
Royal Bank of Canada	$931,000	37,003
Remus Holdings, LLC	$906,000	36,010
Lyxor/Jana Partners Fund, Ltd.	$902,000	35,851
York Select Unit Trust	$798,000	31,717
Strome Offshore	$796,000	31,638
Greywolf Capital Overseas Fund	$765,000	30,405
York Capital Management, L.P.	$669,000	26,590
Investors Group Trust Co. Ltd, as trustee for Investors Canadian High Yield Income Fund	$633,000	25,159
Lehman Brothers Inc.	$590,000	23,450
Phoenix Partners, L.P.	$519,000	20,628
Epic Distressed Debt Opportunity Fund, Ltd.	$494,000	19,634
SRS Strategies (Cayman) LP	$487,000	19,356
Phaeton International (BUI) Ltd.	$477,000	18,959
Basso Multi-Strategy Holding Fund Ltd.	$466,000	18,521
Lyxor/York Fund Limited	$403,000	16,017
Alexandra Global Master Fund	$372,000	14,785
The Catalyst Credit Opportunity Fund Offshore	$337,000	13,394
Banc of America Securities	$251,000	9,976
Aria Partners (Cayman) Ltd.	$210,000	8,347
Cavendish Multiple Strategy II	$178,000	7,075
York Global Value Partner, L.P.	$176,000	6,995
Phoenix Partners II, L.P.	$168,000	6,677
Aria Partners L.P.	$164,000	6,518
Epic Distressed Debt Opportunity Fund, LP	$158,000	6,280
HFR ED Select Fund IV Master Trust	$126,000	5,008
Institutional Benchmarks Master Fund Ltd.	$116,000	4,610
HFR DS Strategic Opportunity Master Trust	$95,000	3,776
Quattro Fund, Ltd.	$93,000	3,696
Elkhorn Partners Limited Partnership	$79,000	3,140
Quattro Multi-Strategy Master Fund, LP	$56,000	2,226
Silver Moon Investments Limited	$47,000	1,868
Investors Group Trust Co. Ltd, as trustee for iProfile Fixed Income Pool	$42,000	1,669
Brookside International LLC	$37,000	1,471
Quattro Distressed Opportunities Fund, LP	$37,000	1,471
Milfam I L.P.	$35,000	1,391
Rossburn (International) Co-Tenancy	$26,000	1,033
Lloyd I Miller Irrevocable Trust A-4	$25,000	994
Milgrat II Premium	$15,000	596
Milgrat I (KK)	$10,000	397
Lloyd I Miller Fund C	$9,000	358
Aria Partners II LP	$8,000	318
Lloyd I Miller Pension Plan, Guarantee & Trust Company	$6,000	238
Milfam II L.P.	$6,000	238

(1)	The number of shares of Common Stock issuable upon conversion of the Convertible Notes is subject to adjustment to prevent dilution in certain circumstances.

(2)	As of September 20, 2005, the Altar Rock Fund LP (“Altar Rock”) owned 57,273 shares of Reorganized RCN’s Common Stock. There has been no change in the number of shares owned by Altar Rock since this Prospectus was filed initially on July 26, 2005. In addition, Altar Rock may ultimately receive additional shares of Reorganized RCN’s Common Stock that have been placed in the Claims Reserve pending resolution of disputed claims under our Chapter 11 proceedings. If the disputed claims were resolved without any distribution of shares from the Claims Reserve and the shares held in the Claims Reserve as of September 20, 2005 had been fully released and distributed to the general unsecured creditors of Old RCN in accordance with the Plan, Altar Rock would have received an additional 1,399 shares. These additional shares from the Claims Reserve are not being registered under this Prospectus. However, the Registration Rights Agreement entered into with Altar Rock on the Effective Date requires us to register these shares once they have been issued to Altar Rock.

(3)	As of September 20, 2005, Tudor Proprietary Trading LLC (“TPT”) owned 620,902 shares of Reorganized RCN’s Common Stock. There has been no change in the number of shares owned by TPT since this Prospectus was filed initially on July 26, 2005. In addition, TPT may ultimately receive additional shares of Reorganized RCN’s Common Stock that have been placed in the Claims Reserve pending resolution of disputed claims under our Chapter 11 proceedings. If the disputed claims were resolved without any distribution of shares from the Claims Reserve and the shares held in the Claims Reserve as of September 20, 2005 had been fully released and distributed to the general unsecured creditors & Old RCN in accordance with the Plan, TPT would have received an additional 15,148 shares. These additional shares from the Claims Reserve are not being registered under this Prospectus. However, the Registration Rights Agreement entered into with TPT on the Effective Date requires us to register these shares once they have been issued to TPT.

(4)	As of September 20, 2005, the Tudor BVI Global Portfolio (“BVI”) owned 1,158,952 shares of Reorganized RCN’s Common Stock. There has been no change in the number of shares owned by BVI since this Prospectus was filed initially on July 26, 2005. In addition, BVI may ultimately receive additional shares of Reorganized RCN’s Common Stock that have been placed in the Claims Reserve pending resolution of disputed claims under our Chapter 11 proceedings. If the disputed claims were resolved without any distribution of shares from the Claims Reserve and the shares held in the Claims Reserve as of September 20, 2005 had been fully released and distributed to the general unsecured creditors & Old RCN in accordance with the Plan, BVI would have received an additional 131,280 shares. These additional shares from the Claims Reserve are not being registered under this Prospectus. However, the Registration Rights Agreement entered into with BVI on the Effective Date requires us to register these shares once they have been issued to BVI.

(5)	As of September 20, 2005, the Raptor Global Portfolio Ltd (“Raptor”) owned 5,211,078 shares of Reorganized RCN’s Common Stock. There has been no change in the number of shares owned by Raptor since this Prospectus was filed initially on July 26, 2005. In addition Raptor may ultimately receive additional shares of Reorganized RCN’s Common Stock that have been placed in the Claims Reserve pending resolution of disputed claims under our Chapter 11 proceedings. If the disputed claims were resolved without any distribution of shares from the Claims Reserve and the shares held in the Claims Reserve as of September 20, 2005 had been fully released and distributed to the general unsecured creditors & Old RCN in accordance with the Plan, Raptor would have received an additional 590,342 shares. These additional shares from the Claims Reserve are not being registered under this Prospectus. However, the Registration Rights Agreement entered into with Raptor on the Effective Date requires us to register these shares once they have been issued to Raptor.

PLAN OF DISTRIBUTION

The selling securityholders and any of their donees, pledgees, assignees and other successors-in-interest, may, from time to time, sell any or all of their shares of Common Stock and Convertible Notes being offered under this Prospectus on any stock exchange, market or trading facility, including the over-the-counter market, on which they are traded, in private transactions or through the writing of options. These sales, which may include block transactions, may be at fixed or negotiated prices. The selling securityholders may use any one or more of the following methods when selling Common Stock or Convertible Notes:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resales by the broker-dealer for its own account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales, which are contracts for the sale of securities that the seller does not own, or certificates which are not within his control, so as to be available for delivery at the time when, under applicable rules, delivery must be made;

•	transactions to cover short sales;

•	broker-dealers may agree with the selling security holder to sell a specified number of securities at a stipulated price;

•	a combination of any of these methods of sale; or

•	any other method permitted by applicable law.

The sale price to the public may be:

•	the market price prevailing at the time of sale;

•	a price related to the prevailing market price;

•	at negotiated prices; or

•	a price the selling security holder determines from time to time.

Subject to the applicable securities laws, the Common Stock and Convertible Notes may also be sold under Rule 144 of the Securities Act, if available, rather than under this Prospectus. The selling securityholder has the sole and absolute discretion not to accept any purchase offer or make any sale of securities if it deems the purchase price to be unsatisfactory at any particular time.

The selling securityholders may also engage in short sales against the box, which are sales where the seller owns enough shares to cover the borrowed securities, if necessary, puts and calls and other transactions in securities or derivative securities of RCN and may sell or deliver securities in connection with these trades. The selling securityholders may pledge their securities to a broker under the margin provisions of customer agreements. If the selling securityholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged securities.

Broker-dealers engaged by the selling security holder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling security holder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. If broker-dealers or underwriters are engaged to sell the securities, the selling securityholders will be responsible for underwriting discounts or commissions or agent’s commissions.

The selling securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with these sales. In that event, any commissions received by these broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

The selling securityholders, alternatively, may sell all or any part of the securities offered under this Prospectus through an underwriter. To our knowledge, the selling securityholders have not entered into any agreement with a prospective underwriter, and we cannot assure you as to whether any such agreement will be entered into. If a selling securityholder informs us that it has entered into such an agreement or agreements, any material details will be set forth in a supplement to this Prospectus or, if required, in a replacement Prospectus included in a post-effective amendment to the registration statement of which this Prospectus is a part.

The selling securityholders and any other persons participating in the sale or distribution of the securities offered under this Prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the securities by, the selling securityholder or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the securities.

DESCRIPTION OF THE COMMON STOCK

Pursuant to the Plan, as of the Effective Date, all of Old RCN’s then outstanding equity securities, including Old RCN’s existing common stock, preferred stock and warrants, were cancelled and deemed extinguished. In accordance with the Plan, we filed an amended and restated certificate of incorporation which authorizes us to issue up to 100,000,000 shares of Common Stock, par value $0.01 per share, and up to 20,000,000 shares of preferred stock. On September 20, 2005, there were outstanding 38,020,850 shares of our new Common Stock. We have not issued any preferred stock.

All shares of our Common Stock are identical and entitle the holder thereof to the same rights and privileges. Holders of the Common Stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Pursuant to our Amended and Restated Certificate of Incorporation, actions required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of the stockholders, and may not be effected by any consent in writing in lieu of a meeting of the stockholders.

Our Common Stock has no preemptive or conversion rights, nor the benefit of any sinking fund and is not subject to redemption or to liability for any further calls by us. Our Amended and Restated Certificate of Incorporation imposes no limitations on the transferability of the Common Stock. Subject to the rights of all classes of stock which have prior rights as to dividends, our board of directors may cause a dividend to be paid to the holders of shares of Common Stock out of funds legally available for the payment of dividends by declaring an amount per share as a dividend.

As a result of our reorganization proceedings under the Bankruptcy Code, pursuant to Section 1123(a)(6) of the Bankruptcy Code, we are prohibited from issuing any non-voting equity securities (other than any warrants or options to purchase our capital stock) for so long as Section 1123 of the Bankruptcy Code is in effect and applicable to us. This restriction on the issuance of non-voting equity securities is included in our Amended and Restated Certificate of Incorporation.

Pursuant to our Amended and Restated Certificate of Incorporation, our board of directors shall consist of not less than three nor more than fifteen directors. The exact number of directors shall be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire board of directors. No cumulative voting will be used in the election of directors, and any such election need not be by written ballot unless our bylaws so provide. A majority of the board of directors shall be independent, as defined in our Amended and Restated Certificate of Incorporation as a person other than one of our or our subsidiaries’ officers or employees or any other individual having a relationship, which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Our Amended and Restated Certificate of Incorporation provides that the following persons are not considered independent:

•	a director who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company;

•	a director who accepted or who has a Family Member (as defined in our Amended and Restated Certificate of Incorporation) who accepted any payments from the Company or any parent or subsidiary of the Company in excess of $60,000 during the current or any of the past three fiscal years, other than the following:

(1)	compensation for board or board committee service;

(2)	payments arising solely from investments in the Company’s securities;

(3)	compensation paid to a Family Member who is a non-executive employee of the Company or a parent or subsidiary of the Company;

(4)	benefits under a tax-qualified retirement plan, or non-discretionary compensation; or

(5)	loans permitted under Section 13(k) of the Exchange Act;

•	a director who is a Family Member of an individual who is, or at any time during the past three years was, employed by the Company or by any parent or subsidiary of the Company, as an executive officer;

•	a director who is, or has a Family Member who is, a partner in, or a controlling stockholder or an executive officer of, any organization to which the Company made, or from which the Company received, payments for property or services in the current or any of the past three fiscal years that exceed 5% of the recipient’s consolidated gross revenues for that year, or $200,000, whichever is more, other than the following:

(1)	payments arising solely from investments in the Company’s securities; or

(2)	payments under non-discretionary charitable contribution matching programs;

•	a director of the Company who is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past three years any of the executive officers of the Company served on the compensation committee of such other entity; or

•	a director who is, or has a Family Member who is, a current partner of the Company’s outside auditor, or was a partner or employee of the Company’s outside auditor who worked on the Company’s audit at any time during any of the past three years.

Pursuant to our Amended and Restated Certificate of Incorporation, the board of directors may authorize from time to time the issuance of preferred stock in one or more series. In connection with the creation of a series of preferred stock, the board of directors is authorized, subject to the limitations provided by the Delaware General Corporation Law, to establish for each such series of preferred stock, the designation of the series, the number of shares to constitute the series, as well as voting rights, preferences, redemption rights and prices, dividend rights and preferences, liquidation, dissolution and winding-up preferences, terms of conversion or exchangeability and such other rights, powers and preferences with respect to the series as the board of directors may deem advisable, without further vote or action by the holders of our Common Stock.

The creation of a series of preferred stock with superior rights, powers and preferences could adversely affect the voting power or other rights of the holders of our Common Stock. We do not have present plans to issue any shares of preferred stock or designate any series of preferred stock.

The board of directors’s authority to issue preferred stock could have the effect of making it more difficult for a person or group to gain control of us by means of a merger, tender offer, proxy contest or otherwise.

The issuance of our Common Stock pursuant to the Plan was exempt from registration under the Securities Act and pursuant to Section 1145 of the Bankruptcy Code and any subsequent transactions in our Common Stock so issued are exempt from registration under the Securities Act unless the holder is deemed an “underwriter” under Section 1145(b) of the Bankruptcy Code. Pursuant to the Registration Rights Agreement, dated as of December 21, 2004, by and between RCN Corporation and the stockholders listed on the signature pages thereto (the “Common Stock Registration Rights Agreement”), filed as exhibit 4.2 to the December 27, 2004 8-K, and incorporated herein by reference, any signatory thereto, for so long as such signatory is a beneficial owner (as such term is defined pursuant to Section 13d-3 under the Exchange Act) of “registrable securities” who (1) beneficially owns 5% or more of the outstanding Common Stock of RCN, (2) is an “affiliate” of RCN (as the term “affiliate” is defined pursuant to the Securities Act), or (3) is deemed, or might reasonably be considered to be, an “underwriter” or a “control person” under Section 1145(b)(1) of the Bankruptcy Code, will be entitled to require RCN to file a registration statement within the time period designated by the Common Stock Registration Rights Agreement.

The Convertible Notes are currently convertible into a total of 4,968,204 additional shares of Common Stock (subject to increase to prevent dilution). As a consequence, any increase in the issuance of Common Stock upon conversion of the Convertible Notes will dilute the percentage holdings of our Common Stock held by other persons. Such dilutive effect is not expected to decrease significantly the value of our Common Stock held prior to conversion of any Convertible Notes because any such decrease in the equity value resulting from dilution would be offset by the increased equity value of the Common Stock due to reduced interest expense.

DESCRIPTION OF THE WARRANTS

Pursuant to the Plan and the Warrant Agreement, we agreed to issue Warrants to purchase up to a total of 735,119 shares of our Common Stock. As of September 20, 2005, we had issued and distributed Warrants to purchase a total of 187,885 shares of our Common Stock. We will issue and distribute the remaining Warrants as and when we receive letters of transmittal from the former holders of Old RCN’s preferred and common stock. All Warrants must be issued by October 15, 2005. Each Warrant represents the right to purchase one share of our Common Stock. The total number of shares underlying the Warrants is equal to 2% of our Common Stock, subject to dilution by any management incentive options and conversion of the Convertible Notes. The holders of Warrants are not entitled to vote on any matters submitted to a vote of the stockholders of RCN, or to notice thereof, nor are they otherwise entitled to any rights to which a RCN stockholder is entitled.

The Warrants may be exercised, in whole or in part (but not for a fraction of a share of Common Stock), in accordance with procedures provided by the Warrant Agreement, at any time from the date of issuance until their expiration on December 21, 2006 (the “Expiration Date”).

The initial exercise price of the Warrants is $34.16 per share of Common Stock (the “Exercise Price”). In lieu of payment of the aggregate Exercise Price, the holder of a Warrant may elect to receive from us a number of shares of our Common Stock equal to (a)(i) the product of (x) the current market price per share of our Common Stock (as of the date we receive the exercise notice) multiplied by (y) the number of shares of our Common Stock underlying the Warrants being exercised, minus (ii) the product of (x) the Exercise Price, multiplied by (y) the number of shares of Common Stock underlying the Warrants being exercised, divided by (b) the current market price per share of our Common Stock (as of the date we receive the exercise notice).

The issuance of the Warrants (and the issuance of Common Stock upon exercise thereof) is exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code and any subsequent transactions in the Warrants or our Common Stock so issued are exempt from registration under the Securities Act unless the holder is deemed an “underwriter” under Section 1145(b) of the Bankruptcy Code.

Other than the Warrants described above, there are no other warrants to purchase our Common Stock outstanding as of August 17, 2005. The terms of the Warrants provide for anti-dilution protection, which adjusts the exercise price and the number of shares of Common Stock issuable upon the exercise of each Warrant, from time to time when not de minimis, upon the occurrence of certain events enumerated in the Warrant Agreement, including stock splits, dividends, recapitalizations and similar events.

DESCRIPTION OF THE OTHER DEBT

The following descriptions are summaries of the material terms of agreements governing some of our outstanding indebtedness. The following summaries may not contain all of the information that may be important to you. To fully understand these agreements, you should carefully read each of the agreements, copies of which have been filed with the SEC. The following description is qualified in its entirety by reference to the agreements.

First Lien Credit Facility

On December 21, 2004, we and Deutsche Bank AG Cayman Islands Branch entered into a First Lien Credit Agreement (the “First Lien Credit Agreement”) which provides for a total of $355,000,000 of term loans, standby irrevocable letters and irrevocable trade letters of credit (we refer to these loans and letters of credit as the “First Lien Credit Facility”). The lenders’ total term loan commitment is $330,000,000 and the lenders’ total letter of credit commitment is $25,000,000. As of June 30, 2005, there was approximately $328,000,000 principal amount outstanding under term loans and approximately $22,578,000 principal amount outstanding under letters of credit.

Under the First Lien Credit Agreement, the aggregate principal amount of each term loan borrowing must be at least $5,000,000 and the minimum initial amount of each letter of credit must be at least $100,000 (which amount may be decreased upon approval of the lender issuing the letter of credit). More than one borrowing may occur on the same date. The final maturity date of the term loans is December 21, 2011 and the final maturity date of the letters of credit is December 21, 2009.

Interest Rate

Term loans under the First Lien Credit Facility bear interest, at our option, at a rate equal to (1) the administrative agent’s prime lending rate or ½ of 1% in excess of the overnight federal funds rate (whichever is higher) plus a margin of between 3% and 3.5%, or (2) an alternative rate based on rates available in the New York interbank Eurodollar market plus a margin of between 4% and 4.5%. Amounts paid by the lenders under letters of credit issued under the First Lien Credit Facility bear interest at a rate equal to the administrative agent’s prime lending rate or ½ of 1% in excess of the overnight federal funds rate (whichever is higher) plus a margin of between 4% and 4.5% . The applicable margins are determined based on the leverage ratio, which measures the ratio of consolidated total debt to consolidated EBITDA of RCN and its subsidiaries, and are currently 3% over the base rate described above, 4% over the alternate Eurodollar rate described above and 4% over the letter of credit rate.

We are required to pay commitment fees on the unused letter of credit commitments under our First Lien Credit Facility at an annual rate of ½ of 1% of the unused letter of credit commitment. The commitment fees are payable quarterly in arrears and upon the termination of the letter of credit commitment.

We pay a letter of credit fee on the outstanding undrawn amounts of letters of credit issued under the First Lien Credit Facility at an annual rate per year of between 4% and 4.5% determined using a formula based on the leverage ratio, and an additional facing fee to the issuer of each letter of credit of ¼ of 1% of the undrawn amounts of letters of credit, payable quarterly in arrears.

Mandatory Prepayment

Loans under the First Lien Credit Facility are subject to mandatory prepayment:

•	with the net cash proceeds of the sale or other disposition of any of our property or assets, or receipt of casualty proceeds, that are not reinvested in our business within 365 days of receipt, subject to specified exceptions;

•	with 100% of the net cash proceeds received from the issuance of equity securities, subject to specified exceptions;

•	with the net cash proceeds received from our incurrence of debt, subject to specified exceptions; and

•	with 75% of excess cash flow, as defined in the credit facility, for each fiscal year (beginning with the 2001 fiscal year) until the leverage ratio is less than 2 to 1 at which time the percentage decreases to 50%.

All such mandatory prepayments will first be applied to the term loans and then to letters of credit. Any portion of the term loans repaid or prepaid under the First Lien Credit Facility may not be reborrowed. Mandatory repayments of letters of credit under the credit facility will permanently reduce the lenders’ letter of credit commitments under the First Lien Credit Facility.

Guarantees; Collateral

All of our existing and future domestic wholly-owned subsidiaries are guarantors (the “Guarantors”) of the First Lien Credit Facility. Our obligations under the First Lien Credit Facility are secured by the following:

•	first priority liens on substantially all existing and after-acquired personal property of RCN and the Guarantors, including a pledge of all of the stock of all domestic corporations owned by RCN or the Guarantors and no more than 65% of the voting stock of all foreign corporations owned by RCN or the Guarantors (our interest in Megacable will not be pledged for so long as its organizational documents prohibit such a pledge); and

•	first priority liens on all material existing and after-acquired real property fee and leasehold interests of RCN and the Guarantors, subject to customary permitted liens described in the First Lien Credit Agreement.

We refer to the liens described above as the “First Priority Liens” and the property described above as the “Collateral”.

Ranking

The First Lien Credit Facility:

•	is a general senior obligation of RCN;

•	ranks equal in right of payment with all existing and future unsubordinated indebtedness of RCN, including our Convertible Notes and our Third Lien Credit Facility;

•	ranks senior in right of payment to all existing and future subordinated indebtedness of RCN;

•	is secured by first priority liens on the Collateral; and

•	is effectively junior to any debt of RCN which is either (1) secured by a lien on the Collateral that is senior or prior to the First Priority Liens, including potentially any liens permitted under the First Lien Credit Agreement, or (2) secured by assets that are not part of the Collateral, in each case, to the extent of the value of the assets securing that debt.

The guarantees by our subsidiaries will:

•	rank pari passu in right of payment to all existing and future unsubordinated indebtedness of the Guarantors; and

•	be effectively junior to any debt of any Guarantor that is either (1) secured by a lien on the Collateral that is senior or prior to the First Priority Liens securing the guarantees, including potentially any specifically permitted liens, or (2) secured by assets that are not part of the Collateral securing the guarantees, in each case, to the extent of the value of the assets securing that debt.

Certain Covenants

The First Lien Credit Agreement contains customary covenants and restrictions on our ability to engage in specified activities, including, but not limited to:

•	limitations on other indebtedness, subsidiary stock, liens, investments and guarantees,

•	restrictions on dividends and redemptions and prepayments of amounts owing under the Third Lien Credit Facility,

•	restrictions on redemptions and prepayments of the Convertible Notes,

•	limitations on capital expenditures,

•	restrictions on mergers and acquisitions, sales of assets and sale-leaseback transactions, and

•	restrictions on modifying certain agreements, including the Indenture for the Convertible Notes and the Third Lien Credit Agreement.

The First Lien Credit Agreement also contains a financial covenant requiring us to satisfy a fixed charge coverage ratio and maintain a level of EBITDA (as defined in the First Lien Credit Agreement) as of the end of each fiscal quarter.

Borrowings under the First Lien Credit Facility are subject to significant conditions, including compliance with the financial covenant included in the First Lien Credit Agreement and the absence of any material adverse change.

Events of Default

The First Lien Credit Agreement contains customary events of default, including events of default triggered by a failure to pay principal or interest on the loans, a failure to comply with covenants, a failure by RCN or any of its subsidiaries to pay material judgments, a cross default to other indebtedness of RCN or any of its subsidiaries, a material breach of our representations and warranties, certain ERISA events, a change of control (as defined in the First Lien Credit Agreement) and certain bankruptcy and insolvency events.

Third Lien Credit Facility

On December 21, 2004, RCN, the lenders and HSBC Bank USA, N. A. amended and restated the existing Evergreen Credit Agreement. We refer to the amended and restated agreement as the “Third Lien Credit Agreement”. The amendments recast the indebtedness outstanding under the Evergreen Credit Agreement as term loans under the Third Lien Credit Facility.

The maturity date for the terms loans under the Third Lien Credit Facility is September 21, 2012.

Interest Rate

The term loans shall accrue interest as follows:

•	until March 31,2006, the annual interest rate is 12.5% and is capitalized and added to the principal amount of the term loans and no interest for such period shall be paid in cash; and

•	starting April 1, 2006 through the Maturity Date, the annual interest rate is 13.2% of which (1) 6.25% is to be paid in cash, and (2) 6.95% is to be capitalized and added to the principal amount of the term loans, unless we elect to pay in cash the full amount of the interest accrued for that interest period, in which case the interest rate shall be 12.5% for such period.

Ranking; Collateral

The Third Lien Credit Facility will:

•	be a general senior obligation of RCN;

•	rank equal in right of payment with all existing and future unsubordinated Indebtedness of RCN, including our First Lien Credit Facility and our Convertible Notes;

•	rank senior in right of payment to all existing and future subordinated indebtedness of RCN;

•	be secured by third priority liens on the Collateral of RCN Corporation (but not of any subsidiaries of RCN) (the “Third Priority Liens”); and

•	be effectively junior to any debt of RCN which is either (1) secured by a Lien on the Collateral that is senior or prior to the Third Priority Liens securing the Third Lien Credit Facility, including the First Priority Liens, the Second Priority Liens and potentially any specifically permitted liens, or (2) secured by assets that are not part of the Collateral securing the Third Lien Credit Facility, in each case, to the extent of the value of the assets securing such debt.

Certain Covenants

The Third Lien Credit Facility contains customary covenants and restrictions on our ability to engage in specified activities, including, but not limited to the following:

•	limitations on other indebtedness, subsidiary stock, liens, investments and guarantees,

•	restrictions on dividends,

•	restrictions on mergers and acquisitions, sales of assets and sale-leaseback transactions,

•	restrictions on entering into any transaction with any affiliate, and

•	restrictions on issuing any preferred stock.

Certain Events of Default

The Third Lien Credit Facility contains customary events of default, including events of default triggered by a failure to pay principal or interest on the loans, a failure to comply with covenants, a failure by RCN or any of its subsidiaries to pay material judgments, a material breach of our representations and warranties, a change of control (as defined in the Third Lien Credit Agreement) and certain bankruptcy and insolvency events.

DESCRIPTION OF THE CONVERTIBLE NOTES

The outstanding 7.375% Convertible Second Lien Notes due 2012 were issued under an indenture, dated December 21, 2004 (the “Indenture”), by and among RCN and HSBC Bank USA, National Association, a national banking association, as trustee (the “Trustee”). The terms of the Convertible Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939.

The following description is only a summary of the material provisions of the Indenture and the Convertible Notes. You are urged to read the Indenture, the Convertible Notes, the Security Documents (defined below) and the Intercreditor Agreement (defined below) because they, not this description, define your rights as noteholders. You may request copies of these documents at our address set forth under the heading “Where You Can Find Additional Information.”

Some of the terms we use in this description are defined below under the subheading “Certain Definitions.” In this description, the terms the “Company” or “RCN” refer only to RCN Corporation and not to any of our subsidiaries, either individually or collectively with RCN Corporation.

General

The Convertible Notes:

•	are general senior obligations of RCN;

•	rank equal in right of payment with all existing and future unsubordinated Indebtedness of RCN, including our First Lien Credit Facility and our Third Lien Credit Facility;

•	rank senior in right of payment to all existing and future subordinated Indebtedness of RCN;

•	are secured by second priority Liens on the Collateral; and

•	are effectively junior in right of payment to any Indebtedness of RCN which is either (1) secured by a Lien on the Collateral that is senior or prior to the second priority Liens securing the Convertible Notes, including the First Priority Liens securing the First Lien Credit Facility and potentially any Liens permitted under the Indenture, or (2) secured by assets that are not part of the Collateral securing the Convertible Notes, in each case, to the extent of the value of the assets securing such Indebtedness.

The Convertible Notes are fully and unconditionally guaranteed on a senior basis (the “Guarantees”) by the Guarantors. The Guarantees:

•	are secured by a second priority Lien on any Collateral owned by the Guarantors;

•	rank equal in right of payment to all existing and future unsubordinated Indebtedness of the Guarantors; and

•	are effectively junior in right of payment to any Indebtedness of any Guarantor that is either (1) secured by a Lien on the Collateral that is senior or prior to the second priority Liens securing the Guarantees, including the First Priority Liens securing the guarantees of the First Priority Credit Facility and potentially any Liens permitted under the Indenture, or (2) secured by assets that are not part of the Collateral securing the Guarantees, in each case, to the extent of the value of the assets securing such Indebtedness.

As of June 30, 2005, the Guarantors had no debt outstanding other than (1) as represented by the guarantees given in connection with the First Lien Credit Facility and the Convertible Notes and (2) the Amended and Restated Term Loan and Credit Agreement with HSBC Bank USA, National Association, as Agent and Collateral Agent and certain financial institutions parties thereto, as lenders (the “The Evergreen Facility”). The Indenture permits RCN and its subsidiaries to incur additional Indebtedness under certain circumstances in the future.

As of the date of this Prospectus, all of RCN’s subsidiaries are Domestic Restricted Subsidiaries and therefore all such subsidiaries are Guarantors of the Convertible Notes. So long as we satisfy the conditions described under “Certain Covenants—Designation of Unrestricted Subsidiaries” below, we will be permitted to designate current or future subsidiaries as “Unrestricted Subsidiaries”. These Subsidiaries will not be required to guarantee the Convertible Notes and will not be subject to the restrictive covenants included in the Indenture.

Principal, Maturity and Interest

On December 21, 2004, we issued $125,000,000 of Convertible Notes. The Convertible Notes will mature on June 21, 2012. Interest on the Convertible Notes accrues at the rate of 7.375% annum and is payable in cash semiannually in arrears on January 15 and July 15 of each year. The next scheduled interest payment will be paid July 15, 2005. We make each interest payment to the holders of the Convertible Notes on the immediately preceding January 15 and July 15. Interest on Convertible Notes accrues from the date of the original issuance. Interest is computed on the basis of a 360-day year comprised of twelve 30-day months. We issued the Convertible Notes in denominations of $1,000 principal amount and integral multiples thereof.

Collateral and Priority of the Liens

The Convertible Notes are secured by second priority Liens (the “Second Priority Liens”) granted by RCN, the Guarantors and any future domestic wholly-owned Subsidiary that is required to become a Guarantor, on the following assets of RCN, such existing Guarantor and any such future Guarantor (whether now owned or arising or acquired in the future) to the extent such assets secure First Lien Obligations and subject to certain permitted liens and encumbrances described in the Security Documents (collectively, the “Collateral”):

•	substantially all existing and after-acquired personal property of RCN and the Guarantors, including a pledge of all of the stock of any domestic corporation owned by RCN and the Guarantors and no more than 65% of the voting stock of any foreign corporation owned by RCN and the Guarantors (our interest in Megacable will not be pledged for so long as its organizational documents prohibit such a pledge), except as specified below; and

•	all material existing and after-acquired real property fee and leasehold interests of RCN and the Guarantors.

The Collateral is pledged to:

(1)	Deutsche Bank AG Cayman Islands Branch, as First Lien collateral agent, on a first priority basis, for the benefit of the First Lien Credit Facility Secured Creditors (as defined in the First Lien Credit Agreement);

(2)	HSBC Bank USA, N.A., as Second Lien collateral agent, on a second priority basis, for the benefit of the Trustee and the holders of the Convertible Notes and the holders of any future debt that is secured on a pari passu basis with the Convertible Notes; and

(3)	HSBC Bank USA, N.A., as Third Lien collateral agent.

The Second Lien Obligations constitute claims separate and apart from (and of a different class from) the First Lien Obligations and are subject to the prior claim of the First Priority Liens. The Second Priority Liens will also be subject to permitted liens and encumbrances not prohibited by the Indenture, including those granted to third parties after or prior to the closing of this offering. The persons holding such liens may have rights and remedies with respect to the property subject to such liens that, if exercised, could adversely affect the value of the Collateral or the ability of the Second Lien collateral agent to realize or foreclose on the Collateral.

Control of Remedies

The Security Documents provide that, while any First Lien Obligations (or any commitments or letters of credit in respect thereof or hedging obligations with lenders or affiliates of lenders thereunder) are outstanding, the holders of the First Priority Liens will control at all times all remedies and other actions related to the Collateral and the Second Priority Liens will not entitle the Trustee or any holder of the Convertible Notes to take any action whatsoever (other than limited actions to preserve and protect the Second Priority Liens that do not impair the First Liens) with respect to the Collateral. As a result, while any First Priority Lien Obligations are outstanding, none of the Second Lien collateral agent, the Trustee or the holders of the Convertible Notes will be able to force a sale of the Collateral or otherwise exercise remedies normally available to secured creditors without the concurrence of the holders of the First Priority Liens or challenge any decisions in respect thereof by the holders of the First Priority Liens.

Release of Collateral

The security documents governing the First Priority Liens provide that upon the disposition of any Collateral in a transaction permitted or consented to under the First Lien Credit Agreement, the First Priority Liens on such Collateral will be automatically released. Such security documents also provide that upon the payment of all First Lien Obligations (and the termination of all letters of credit (or cash collateralization thereof), commitments and hedging obligations with lenders or affiliates of lenders thereunder), the First Priority Liens on all Collateral will be automatically released.

If in connection with:

•	the First Lien collateral agent exercising its remedies under the Intercreditor Agreement in respect of the Collateral (including any sale, lease, exchange, transfer or other disposition of the Collateral);

•	any sale, lease, exchange, transfer or other disposition of any Collateral permitted under the terms of the First Lien Credit Documents occurs; or

•	the First Lien collateral agent and RCN or the Guarantors agreeing (x) to release the First Priority Liens on any portion of the Collateral (other than (1) in connection with a discharge of the First Lien Obligations or (2) unless consented to by holders of a majority of the outstanding principal amount of Convertible Notes if the aggregate fair market value released in any year would exceed $5 million) or (y) to release any Guarantor from its obligation under its guaranty of the First Lien Obligations (other than (1) in connection with a discharge of the First Lien Obligations or (2) unless consented to by holders of a majority of the outstanding principal amount of Convertible Notes if the aggregate fair market value of the assets of all Guarantors so released from guarantees in any year would exceed $5 million), the First Lien collateral agent releases any of the First Priority Liens on any part of the Collateral or releases any Guarantor from its obligations under its guaranty of the First Lien Obligations, then the Second Priority Liens and Third Priority Liens shall be automatically released. If the Discharge of the First Lien Obligations occurs at the same time as such release and at that time there exists under the Indenture or Third Lien Credit Facility an “event of default”, the Second Lien collateral agent shall be entitled to receive the residual cash or cash equivalents remaining after giving effect to such release and discharge.

If at any time after the Discharge of First Lien Obligations has occurred, RCN immediately thereafter enters into any refinancing of any First Lien Credit Document evidencing a First Lien Obligation which refinancing is permitted by the Intercreditor Agreement, then such Discharge of First Lien Obligations shall automatically be deemed not to have occurred and the obligations under such refinancing First Lien Credit Document shall automatically be treated as First Lien Obligations and the collateral agent under such First Lien Credit Documents shall be the First Lien collateral agent.

The Security Documents and the Indenture also provide that the Second Priority Liens securing the Guarantee of any Guarantor are automatically released when such Guarantor’s guaranty is released in accordance with the terms of the Indenture. In addition, the Second Priority Liens securing the Convertible Notes will be released upon discharge or defeasance of the Convertible Notes as set forth below under “Satisfaction and Discharge” and “Legal Defeasance and Covenant Defeasance.”

Amendment of Security Documents

The Security Documents also provide that, so long as the First Lien Obligations are outstanding, the holders of the First Priority Liens may amend, waive or consent with respect to the security documents relating to the First Lien Credit Facility of such holders and such changes will automatically apply to the comparable provisions of Security Documents of the Trustee and the holders of the Convertible Notes. No such amendment, waiver or consent shall have the effect of (A) removing assets subject to the Second Priority Liens, except to the extent that a release of such Lien is permitted by the section of the Intercreditor Agreement relating to the release of the Second Priority Liens once certain conditions have been met (as described above), (B) imposing additional duties on the Second Lien Collateral Agent without its consent or (C) permitting other Liens on the Collateral not permitted under the terms of the Indenture and related documents. Notwithstanding the foregoing, the holders of the First Priority Liens may:

•	direct the First Lien collateral agent to take actions with respect to the Collateral (including the release and disposition of the Collateral, the exercise of remedies and the enforcement of rights) without the consent of the Trustee and the holders of the Convertible Notes; and

•	agree to modify the Security Documents, without the consent of the Trustee or the holders of the Convertible Notes, to secure additional extensions of credit and add additional secured creditors so long as such modifications do not (A) expressly violate the provisions of the First Lien Credit Agreement, (B) cause the Maximum First Lien Credit Documents Principal Amount (as described under “Certain Covenants—Maximum First Lien Debt” below) to be exceeded as a result of the inclusion of such extensions of credit or (C) cause our total hedging obligations notional amount to exceed $325 million as a result of the inclusion of such extensions of credit.

In any case, notice of such amendment, waiver or consent shall be given to the Trustee.

Application of Proceeds from the Collateral

Proceeds realized from the Collateral will be applied:

•	first, to amounts owing to the First Lien collateral agent and First Lien administrative agent, in their respective capacities as such, in accordance with the terms of the security documents relating to the First Lien Credit Facility;

•	second, to amounts owing to the holders of the First Priority Liens in accordance with the terms of the First Lien Obligations;

•	third, to amounts owing to the Second Lien collateral agent and Trustee, in their respective capacities as such, in accordance with the terms of the Indenture and the Security Documents;

•	fourth, ratably to amounts owing to the holders of the Convertible Notes;

•	fifth, to amounts owing to the Third Lien collateral agent and Third Lien administrative agent, in their respective capacities as such, in accordance with the terms of the security documents relating to the Third Lien Credit Facility;

•	sixth, to amounts owing to the holders of the Third Priority Liens in accordance with the terms of the Third Lien Obligations; and

•	seventh, to RCN and/or other persons entitled thereto.

Subject to the terms of the Security Documents, RCN and the Guarantors will have the right to remain in possession and retain exclusive control of the Collateral securing the Convertible Notes (other than any cash, securities, obligations and cash equivalents constituting part of the Collateral that may be deposited with the Administrative Agent in accordance with the provisions of the Security Documents), to freely operate the Collateral and to collect, invest and dispose of any income derived from the Collateral.

Security interests in respect of Collateral comprised of, among other things, motor vehicles, cash, deposit accounts and letter of credit rights have generally not been perfected with respect to the First Priority Lien Obligations and will not be perfected with respect to the Convertible Notes. In addition, no foreign filings have been made to perfect security interests in Collateral consisting of computer hardware and software, copyrights, patents, trademarks or trade secrets with respect to the First Priority Lien Obligations, and no such filings will be made to perfect security interests in such Collateral with respect to the Convertible Notes. Further, no appraisals of any of the Collateral have been prepared by or on behalf of RCN in connection with the issuance of the Convertible Notes. By its nature, some or all of the Collateral will be illiquid and may have no readily ascertainable market value. Accordingly, we cannot assure you that the Collateral can be sold in a short period of time or at all, or that the proceeds from the sale of the Collateral remaining after the satisfaction of all First Lien Obligations or the holders of other Liens which have priority over the Second Priority Liens would be sufficient to satisfy the Obligations owed to the holders of the Convertible Notes and holders of other debt that may be secured on a second priority basis.

Intercreditor Agreement

RCN, the Guarantors, the Trustee (including in its capacity as Second Lien collateral agent), the First Lien collateral agent, the First Lien administrative agent, the Third Lien collateral agent and the Third Lien administrative agent have entered into an intercreditor agreement (the “Intercreditor Agreement”) which establishes the second priority status of the Second Priority Liens. In addition to the provisions described above with respect to control of remedies, release of collateral and amendments to the Security Documents, the Intercreditor Agreement also imposes certain other customary restrictions and agreements, including the restrictions and agreements described below.

Pursuant to the Intercreditor Agreement, the Trustee and the holders of the Convertible Notes waive, to the fullest extent permitted by law, any claim against the First Lien collateral agent and the lenders under the First Lien Credit Facility in connection with any actions they may take under the First Lien Credit Facility or with respect to the Collateral, and agree that the First Lien collateral agent and the lenders will have no duties to them in respect of the maintenance or preservation of the Collateral (other than, in the case of the First Lien Collateral Agent, a duty to hold certain possessory collateral as bailee of the Trustee and the holders of the Convertible Notes for purposes of perfecting the Second Priority Liens thereon). They will further waive, to the fullest extent permitted by law, any right to assert, or request the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available to them.

In addition, RCN and the Guarantors agreed not to grant liens to the Trustee for the benefit of the holders unless they have granted liens on such assets to the lenders under the First Lien Credit Facility and the First Lien collateral agent on a first priority basis.

Pursuant to the Intercreditor Agreement, the Trustee, for itself and on behalf of the holders of the Convertible Notes, has irrevocably constituted and appointed the First Lien collateral agent and any officer or agent of the First Lien collateral agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place of the trustee or holder of the Convertible Notes or in the First Lien collateral agent’s own name, from time to time in the First Lien collateral agent’s discretion, for the purpose of carrying out certain provisions of the Intercreditor Agreement, to take any and all appropriate action and to execute any and all releases, documents and instruments which may be necessary or desirable to accomplish the purposes of the Intercreditor Agreement, including any endorsements or other instruments of transfer or release.

If RCN or any Guarantor becomes subject to any insolvency or liquidation proceeding, the Security Documents and the Intercreditor Agreement provide that:

•	The Trustee and the holders of the Convertible Notes will not propose or support any plan of reorganization unless the plan (1) provides for the payment in full in cash of all First Lien

Obligations on the effective date of such plan of reorganization, (2) calls for the retention of the First Priority Liens on the Collateral (and on all proceeds thereof) and provides that any Liens retained by, or granted to, the Second Lien collateral agent and/or the Third Lien collateral agent are only on assets or property securing the First Lien Obligations and shall have the same relative priority and rights as provided in the Intercreditor Agreement with respect to the Collateral and (3) provides that any deferred cash payments or distribution of other property to be made on account of the Second Lien Obligations and/or the Third Lien Obligations be delivered to the First Lien collateral agent and distributed according to the priorities for payment in the Intercreditor Agreement;

•	the terms of the Intercreditor Agreement will survive if debt obligations of a reorganized debtor secured by the same collateral are distributed both to the lenders and the holders of the Convertible Notes;

•	the Trustee and the holders of the Convertible Notes will not raise any objection to the use of cash collateral or the provision of debtor-in-possession (“DIP”) financing (except as expressly agreed in writing by the First Lien collateral agent or to the extent otherwise permitted by the Intercreditor Agreement). To the extent the First Priority Liens are subordinated to or pari passu with such DIP financing, the Second Priority Liens shall be subordinated to the Liens securing such DIP financing, and the Second Priority Liens shall have the same priority with respect to the Collateral relative to the First Priority Liens as if such DIP financing had not occurred. The Trustee and holders of Convertible Notes may not object to any DIP financing for any reason so long as the aggregate principal amount of DIP financing when added to any principal amount outstanding pursuant to the First Lien Credit Agreement would not exceed the Maximum First Lien Credit Documents Principal Amount (as described under “Certain Covenants—Maximum First Lien Debt” below). If such DIP financing is in excess of such amount, the Trustee and Convertible Note holders may object to the DIP financing but solely on grounds which general unsecured creditors would have standing to raise;

•	the Trustee and the holders of the Convertible Notes will not seek relief from the automatic stay or any other stay without the consent of the First Lien collateral agent and the lenders under the First Lien Credit Facility so long as any amounts are outstanding under the First Lien Credit Facility Agreement or any commitment under any DIP financing provided by any lender under the First Lien Credit Facility is in effect;

•	the Trustee and holders of the Convertible Notes will not contest a sale or other disposition of any Collateral free and clear of the Second Priority Liens if the lenders under the First Lien Credit Facility have consented thereto so long as the bankruptcy court order approving the sale states that the sale is commercially reasonable and provides for any consideration from the sale that exceeds the amount of the First Lien Obligations to be used to satisfy the Second Lien Obligations or remain encumbered by the Second Lien Obligations, with the same priority and limitations as in the Intercreditor Agreement; and

•	the Trustee and the holders of the Convertible Notes will not (1) contest any request by the First Lien collateral agent or the lenders under the First Lien Credit Facility for adequate protection or any objection by them based on lack of adequate protection or (2) seek or accept any form of adequate protection except to the extent that, in the reasonable discretion of the lenders under the First Lien Credit Facility, such adequate protection would not reduce or adversely affect the adequate protection that the lenders under the First Lien Credit Facility otherwise would be entitled to receive. Any such adequate protection granted to the Trustee or the holders of the Convertible Notes will be in the form of a lien subordinated to First Priority Liens and any DIP financing, on the same basis as the Second Priority Liens are subordinated to the First Priority Liens under the Intercreditor Agreement.

Guarantees

RCN’s obligations under the Convertible Notes are jointly and severally guaranteed on a senior basis by the Guarantors. Each Guarantee is secured by Second Priority Liens on any Collateral owned by the Guarantor. The Guarantees are equal in right of payment with all existing and future unsubordinated Indebtedness of the Guarantors and are effectively junior to any debt of any Guarantor that is either (1) secured by a Lien on the Collateral that is senior or prior to the Second Priority Liens securing the Guarantees, including the First Priority Liens and potentially any Permitted Liens or (2) secured by assets that are not part of the Collateral securing the Convertible Notes, in each case, to the extent of the value of the assets securing that debt; provided, however, the guaranty of Second Lien Obligations provided by RCN International Holdings, Inc. (the subsidiary that owns RCN’s shares of Megacable) is subordinated in right of payment to RCN International Holdings’ guaranty of First Lien Obligations. The obligations of each Guarantor under its Guarantee will be limited as necessary to prevent the Guarantee from constituting a fraudulent conveyance or fraudulent transfer under applicable law. Except as provided in agreements governing RCN’s other Indebtedness and in “Certain Covenants” below, RCN is not restricted from selling or otherwise disposing of any of the Equity Interests of the Guarantors.

A Guarantor will be released and relieved of any obligations under its Guarantee and the security interests on its Collateral will be released if:

•	the Convertible Notes are defeased or discharged in accordance with the terms of the Indenture;

•	such Guarantor sells or otherwise disposes of all or substantially all of its assets, by way of merger, consolidation or otherwise, and the Guarantor applies the Net Cash Proceeds of that sale in accordance with the “Repurchase Upon Sales of Assets” provisions of the Indenture described below;

•	all of the capital stock of a Guarantor is sold or otherwise disposed of and the Net Proceeds of that sale are applied in accordance with the “Asset Sale” provisions of the Indenture described below; or

•	the Guarantor is designated as an Unrestricted Subsidiary in accordance with the terms of the Indenture.

Conversion of Convertible Notes

The Convertible Notes are convertible into shares of RCN Common Stock at any time and from time to time, at a conversion price of $25.16 per share (or an effective conversion rate of 39.7456 shares of Common Stock per $1,000 principal amount of Convertible Notes) (the “Conversion Price”). No fractional shares will be issued upon conversion and RCN shall pay cash to holders in lieu of any fractional shares they would otherwise be entitled to upon conversion of their Convertible Notes. The Conversion Price shall be adjusted from time to time as follows:

(a) If RCN pays a dividend or makes a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price shall be reduced by multiplying such Conversion Price by a fraction of which (1) the numerator shall be the number of shares of Common Stock outstanding and (2) the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution.

(b) If the outstanding shares of Common Stock are subdivided into a greater number of shares of Common Stock, the Conversion Price shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock are combined into a smaller number of shares of Common Stock, the Conversion Price shall be proportionately increased.

(c) If RCN issues rights or warrants to all holders of its outstanding shares of Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price (as defined below), the Conversion Price shall be adjusted to equal price determined by multiplying the Conversion Price by a fraction of which (1) the numerator shall be the sum of the number of shares of Common Stock outstanding plus the number of shares that the aggregate offering price of the total number of shares so offered for subscription or purchase would purchase at such Current Market Price, and (2) the denominator shall be the sum of the number of shares of Common Stock outstanding plus the total number of additional shares of Common Stock so offered for subscription or purchase. In determining whether any rights or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined in good faith by the board of directors.

(d) If RCN, by dividend or otherwise, distributes to all holders of its Common Stock shares of any class of capital stock of RCN (other than any dividends or distributions to which paragraph (a) above applies) or evidences of its indebtedness or other assets (including securities, but excluding (1) any rights or warrants referred to in paragraph (c) above and (2) dividends and distributions paid exclusively in cash (except as set forth in paragraph (f) below, (the foregoing we collectively refer to as the “Additional Securities”)), unless RCN elects to reserve such Additional Securities for distribution to the Noteholders upon conversion of the Notes so that any such Holder converting Notes will receive upon such conversion, in addition to the shares of Common Stock to which such Holder is entitled, the amount and kind of such Additional Securities which such Holder would have received if such Holder had converted its Notes into Common Stock immediately prior to the record date for such distribution of the Additional Securities then, in each such case, the Conversion Price shall be reduced equal the price determined by multiplying the Conversion Price by a fraction of which (1) the numerator shall be the Current Market Price on such date less the fair market value (as determined in good faith by the board of directors) on such date of the portion of the Additional Securities so distributed applicable to one share of Common Stock and (2) the denominator shall be such Current Market Price. In the event the then fair market value (as so determined) of the portion of the Additional Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that each holder of a Convertible Note shall have the right to receive upon conversion of a Convertible Note (or any portion thereof) the amount of Common Stock such holder would have received had such holder converted such Convertible Note (or portion thereof) immediately prior to such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

If RCN, by dividend or otherwise, distributes to all holders of Common Stock cash (excluding any cash that is distributed upon a merger or consolidation under the Indenture or as part of a distribution referred to in this description of Conversion Price adjustments), then the Conversion Price shall be reduced to equal the price determined by multiplying the Conversion Price by a fraction (1) the numerator of which shall be equal to the Current Market Price less an amount equal to the quotient of (x) such combined amount and (y) the number of shares of Common Stock outstanding and (2) the denominator of which shall be equal to the Current Market Price. In the event the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Note (or any portion thereof) the amount of cash such Holder would have received had such Holder converted such Note (or portion thereof) immediately prior to the record date for the distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

(e) RCN may make such reductions in the Conversion Price, in addition to those required by paragraphs (a) through (d) above, as the board of directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

(f) To the extent permitted by applicable law, RCN from time to time may reduce the Conversion Price by any amount for any period of time if the period is at least twenty (20) days, the reduction is irrevocable during the period and the board of directors shall have made a determination that such reduction would be in its best interests, which determination shall be conclusive. Whenever the Conversion Price is reduced pursuant to the preceding sentence, we shall mail to the holder of each Convertible Note at his last address appearing on the register of Convertible Notes of the reduction at least five (5) days prior to the date the reduced Conversion Price takes effect, and such notice shall state the reduced Conversion Price and the period during which it will be in effect.

(g) Except for an adjustment pursuant to paragraph (e) above, no adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least one percent

(1%) in such price. Any such adjustments that are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

Optional Redemption

We may, at our option, redeem all or any portion of the Convertible Notes at any time after December 21, 2007 if the closing price of the Common Stock has been greater than or equal to 150% of the conversion price then in effect for each trading day for a period of 30 consecutive trading days ending on the last trading day prior to delivery of a notice of redemption to the Trustee. If we elect to redeem the Convertible Notes, we will pay the redemption price set forth below (expressed as percentages of principal amount), plus accrued and unpaid interest thereon, if any, to the applicable redemption date, if redeemed during the twelve-month period beginning on December 15 of each of the years indicated below:

Year	Percentage
2007	107.000%
2008	106.000%
2009	105.000%
2010	104.000%
2011 and thereafter	103.000%

Notwithstanding the foregoing, to the extent that the Shelf Registration Statement is required by the terms of the Registration Rights Agreement to remain effective as of the date that notice of redemption is provided in accordance with the Indenture, we will be unable to redeem the Convertible Notes unless the Shelf Registration Statement is effective and available during the 30 day period prior to the date of such notice and at all times from the date of such notice until the redemption date.

If less than all of the Convertible Notes are to be redeemed at any time, the Trustee will select the Convertible Notes for redemption on a pro rata basis or by lot. No Convertible Notes of $1,000 principal amount or less shall be redeemed in part.

Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Convertible Notes to be redeemed at its registered address. Notices of redemption are irrevocable.

If any Convertible Notes are to be redeemed in part only, the notice of redemption shall state the portion of the principal amount thereof to be redeemed. A new Convertible Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Convertible Note. Convertible Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on notes or portions of them called for redemption.

Mandatory Redemption

RCN is not required to make any mandatory redemption or sinking fund payments with respect to the Convertible Notes.

Repurchase at the Option of Holders

Repurchase Upon a Change of Control

Upon the occurrence of a Change of Control (as defined below), each holder of Convertible Notes shall have the right to require RCN to repurchase all or part of that holder’s Convertible Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% (or 107%, in the case of a Special Change of Control (as defined below) which occurs on or prior to December 21, 2007) of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the date of repurchase (the “Change of Control Payment”). Within 60 days following any Change of Control, RCN will, or will cause the Trustee to, mail a notice to each holder describing the transactions that constitute the Change of Control and offering to repurchase Convertible Notes on the date specified in that notice, which date shall be no earlier than 25 days and no later than 45 days from the date that notice is mailed (the “Change of Control Payment Date”).

On the Change of Control Payment Date, RCN will:

•	accept for payment all Convertible Notes or portions thereof tendered pursuant to the Change of Control Offer,

•	deposit with the Paying Agent immediately available funds in an amount sufficient to pay the Change of Control Payment of all Convertible Notes or portions thereof so tendered and accepted and

•	deliver to the Trustee the Convertible Notes so accepted together with an officers’ certificate setting forth the Convertible Notes or portions thereof tendered to and accepted for payment by RCN.

The paying agent will promptly mail or deliver to the holders of Convertible Notes so accepted the Change of Control Payment for that holder’s Convertible Notes and the Trustee shall promptly authenticate and mail or deliver to such holders a new Convertible Note of like tenor equal in principal amount to any unpurchased portion of a Convertible Note surrendered for purchase in part.

If we are required to make a Change of Control Offer, we are obligated to comply with all applicable tender offer laws and regulations, including, to the extent applicable, Section 14(e) and Rule 14e-1 under the Exchange Act, and any other applicable securities laws and regulations. To the extent that any securities laws or regulations conflict with the Indenture, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the Indenture.

“Change of Control” means the occurrence of any of the following:

(1)	any “Person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 40% of the total voting stock of the Company; or

(2)	any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or group of related Persons for purposes of Section 13(d) of the Exchange Act; or

(3)	during any consecutive two-year period, individuals who at the beginning of such period constituted the board of directors (together with any new directors whose election by the board of directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors then in office.

“Special Change of Control” means a Change of Control pursuant to which 75% or more of the consideration for our Common Stock payable in the event constituting the Change of Control consists of cash, Cash Equivalents or property or securities that are not listed on a national securities exchange or quoted on a national inter-dealer quotation system.

Repurchase Upon Sales of Assets

The Indenture provides that RCN shall not, and shall not permit any Restricted Subsidiary to, make any Asset Sale unless:

(a) RCN or such Restricted Subsidiary, receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the shares or assets sold or otherwise disposed of; and,

(b) at least 75% of such consideration consists of cash or Cash Equivalents;

The amount of any liabilities (other than Subordinated Indebtedness or Indebtedness of a Restricted Subsidiary that would not constitute Restricted Subsidiary Indebtedness) that are assumed by the transferee of any such assets pursuant to an agreement that unconditionally releases RCN or such Restricted Subsidiary from further liability shall be treated as cash.

RCN or the applicable Restricted Subsidiary shall apply the Net Cash Proceeds for any such Asset Sale as follows:

(1)	to repay within 365 days of the receipt of such Net Cash Proceeds (x) First Lien Obligation or (y) Indebtedness (other than Subordinated Indebtedness and First Lien Obligations) of the Company in an amount not exceeding the Other Senior Debt Pro Rata Share (computed after giving effect to any amount of Net Cash Proceeds used to repay First Lien Obligations pursuant to clause (x) above); and permanently reduce the amount of the commitments thereunder by the amount of the Indebtedness so repaid,

(2)	to repay any Restricted Subsidiary Indebtedness and permanently reduce the amount of the commitments thereunder by the amount of the Restricted Subsidiary Indebtedness so repaid, or

(3)	to invest, within 365 days of the receipt of such Net Cash Proceeds, in properties and assets that will be used in a business permitted under the Indenture (or in Capital Stock and other securities of any Person that will become a Restricted Subsidiary as a result of such investment to the extent such Person owns properties and assets that will be used in a business permitted under the Indenture) of the Company or any Restricted Subsidiary (“Replacement Assets”).

Any Net Cash Proceeds from any Asset Sale that are not used as described above (other than repayment of First Lien Obligations) shall constitute “Excess Proceeds.” Any Excess Proceeds not used to repay First Lien Obligations shall constitute “Offer Excess Proceeds” subject to disposition as provided below.

When the aggregate amount of Offer Excess Proceeds equals or exceeds $10 million, the Company shall make an offer to purchase (an “Asset Sale Offer”), from all Holders of Convertible Notes issued under the Indenture, that aggregate principal amount of Convertible Notes as can be purchased by application of such Offer Excess Proceeds at a price in cash equal to 100% of the principal amount thereof plus, in each case, accrued and unpaid interest, if any, to the purchase date. Each Asset Sale Offer shall remain open for a period of 20 business days or such longer period as may be required by law. To the extent that the aggregate purchase price for the applicable issue of Convertible Notes tendered pursuant to an Asset Sale Offer is less than the Offer Excess Proceeds, the Company or any Restricted Subsidiary may use the Other Excess Proceeds not required to the Purchaser of all the Convertible Notes tendered pursuant to the Asset Sales Offer for general corporate purposes. If the aggregate purchase price for the Convertible Notes validly tendered and not withdrawn pursuant to the Asset Sale Offer exceeds the amount of Convertible Notes which can be purchased with the Offer Excess Proceeds, Convertible Notes to be purchased will be selected on a pro rata basis. Upon completion of such Asset Sale Offer, the amount of Offer Excess Proceeds shall be reset to zero.

Notwithstanding the two immediately preceding paragraphs, the Company and the Restricted Subsidiaries will be permitted to consummate an Asset Sale without complying with such paragraphs to the extent (1) at least 75% of the consideration of such Asset Sale constitutes Replacement Assets, cash or Cash Equivalents (including obligations deemed to be cash under this covenant) and (2) such Asset Sale is for Fair Market Value.

Any consideration constituting (or deemed to constitute) cash or Cash Equivalents received by the Company or any of the Restricted Subsidiaries in connection with any Asset Sale permitted to be consummated under this paragraph shall constitute Net Cash Proceeds subject to the provisions of the two preceding paragraphs.

Certain Covenants

Limitation on Additional Indebtedness

The Indenture provides that RCN shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume, issue, guarantee or in any manner become directly or indirectly liable for or with respect to, contingently or otherwise, the payment of (collectively, “incur”) any Indebtedness (including any Acquired Indebtedness), except for Permitted Indebtedness. RCN and any Restricted Subsidiary will be permitted to incur Indebtedness (including Acquired Indebtedness) if, immediately after giving pro forma effect to such incurrence (including the application of the net proceeds therefrom), the Consolidated Interest Coverage Ratio for the most recent four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would be at least 2.25 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom) as if the additional Indebtedness had been issued and the application of proceeds therefrom had occurred at the beginning of such fourth-quarter period. Notwithstanding the foregoing, RCN and any Restricted Subsidiary may not incur any Indebtedness (other than Permitted Indebtedness) under the Consolidated Interest Coverage Ratio test in this paragraph (the “Coverage Ratio Test”) prior to the date on which internal financial statements for the three full fiscal quarters ended September 30, 2005 are available.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness permitted in the definition of Permitted Indebtedness permitted by this covenant, we are entitled, in our sole discretion to classify (and reclassify) such item of Indebtedness and are required to include the amount of such Indebtedness only as one of such types. Acquired Indebtedness shall be deemed to have been incurred at the time of the acquisition (by merger or otherwise) of the Person or asset subject to such Acquired Indebtedness.

Without the consent of the Trustee (acting at the direction of the Holders of a majority in principal amount of outstanding Convertible Notes), we cannot amend or modify or permit the amendment or modification of the Third Lien Credit Agreement or, except as specifically provided in the Intercreditor Agreement, amend or modify or permit the amendment or modification of any other Third Lien Credit Document.

Limitation on Restricted Payments

The Indenture provides that RCN shall not, and shall not permit any of the Restricted Subsidiaries to, make, directly or indirectly, any Restricted Payment unless:

(1)	no Default shall have occurred and be continuing at the time of or upon giving effect to such Restricted Payment;

(2)	immediately after giving effect to such Restricted Payment, RCN would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under the Coverage Ratio Test; and

(3)

immediately after giving effect to such Restricted Payment, the aggregate amount of all Restricted Payments declared or made on or after December 21, 2004 and all Designation Amounts (as defined under “— Designation of Restricted Subsidiaries” below) does not exceed an amount equal to the sum, without duplication, of (a) 50% of the cumulative Consolidated Net Income accrued on a cumulative basis during the period beginning January 1, 2005 and ending on the last day of our fiscal quarter immediately preceding the date of such proposed Restricted Payment (or, if such cumulative Consolidated Net Income for such period is a deficit, minus 100% of such deficit), plus (b) the aggregate net cash proceeds received by the Company from the issue or sale (other than to a Restricted Subsidiary of the Company) of our Capital Stock (other than Disqualified Stock) after December 21, 2004 (including, without duplication, upon exercise of warrants, options or rights), plus (c) the aggregate net cash proceeds received by the Company from the issuance (other than to a Restricted Subsidiary of the Company) after December 21, 2004 of our Capital Stock (other than Disqualified Stock) upon the conversion of, or exchange for, Indebtedness of the Company or a Restricted Subsidiary, plus (d) in the case of the disposition or repayment of any Investment constituting a Restricted Payment (other than an Investment made pursuant to clause (d), (e) or (f) of the following paragraph) made after December 21, 2004, an amount equal to the lesser of the return of capital with respect to such Investment and the cost of such Investment, in either case, less the cost of the disposition of such Investment to the extent such cost is in excess of any gain in respect of the disposition, plus (e) in the case of any revocation of the Designation of a Subsidiary as an Unrestricted Subsidiary, an amount equal to the consolidated net Investment in such Subsidiary on the date of revocation but not in an amount exceeding the net amount of any Investments constituting Restricted Payments made (or deemed made) in such Subsidiary after December 21, 2004. For purposes of the preceding clauses (b) and (c) and without duplication, the value of the aggregate net cash proceeds received by the Company upon the issuance of Capital Stock either upon the conversion of convertible Indebtedness or in exchange for outstanding Indebtedness or upon the exercise of options, warrants or rights will be the net cash proceeds received upon the issuance of such Indebtedness, options, warrants or rights plus the incremental amount received by the Company upon the conversion, exchange or exercise thereof.

For purposes of determining the amount expended for Restricted Payments, property other than cash shall be valued at its Fair Market Value.

The foregoing provisions will not prohibit:

(a)	the payment of any dividend or other distribution within 60 days after the date of declaration thereof, if at the date of declaration such payment complied with the provisions of the Indenture;

(b)	the purchase, redemption, retirement or other acquisition of any shares of Capital Stock of the Company (A) in exchange for or conversion into or (B) out of the net cash proceeds of the substantially concurrent issue and sale (other than to a Restricted Subsidiary) of shares of Capital Stock of the Company (other than Disqualified Stock); provided that no Default shall have occurred and be continuing and any such net cash proceeds pursuant to the immediately preceding subclause (B) are excluded from clause (3)(b) of the preceding paragraph;

(c)	the purchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by exchange for (including any such exchange pursuant to the exercise of a conversion right or privilege in which cash is paid in lieu of fractional shares or scrip), or out of the net cash proceeds of, a substantially concurrent issue or sale (other than to a Restricted Subsidiary) of (A) Capital Stock (other than Disqualified Stock) of the Company; provided that any such net cash proceeds, to the extent so used, are excluded from clause (3)(b) of the preceding paragraph, and/or (B) other Subordinated Indebtedness, having an Average Life to Stated Maturity that is equal to or greater than the Average Life to Stated Maturity of the Subordinated Indebtedness being purchased, redeemed, defeased or otherwise acquired or retired; provided, in each case, that no Default shall have occurred and be continuing;

(d)	Investments constituting a Restricted Payment made by the Company or any Restricted Subsidiary in any Person (including any Unrestricted Subsidiary) in an amount not to exceed $10,000,000; provided that (1) no Default with respect to the payment when due of principal or interest on the Convertible Notes (including payments required in a Change of Control Offer) has occurred and is continuing, and (2) no other Event of Default has occurred and is continuing.

(e)	the making of a direct or indirect Investment constituting a Restricted Payment out of the proceeds of the issue or sale (other than to a Subsidiary) of Capital Stock (other than Disqualified Stock) of the Company; provided that no Default shall have occurred and be continuing and any such net cash proceeds are excluded from clause (3)(b) of the preceding paragraph; or

(f)	so long as no Default or Event of Default exists at the time of the respective Restricted Payment or would exist immediately after giving effect thereto, Restricted Payments by the Company consisting of a redemption or repurchase of equity interests of the Company from officers, employees and directors of the Company or our Subsidiaries (or their estates) after the death, disability, retirement or termination of employment or service as a director of any such Person, or otherwise in accordance with any stock option plan or any employee stock ownership plan that has been approved by the board of directors of the Company provided that the aggregate amount of Restricted Payments made by the Company pursuant to this clause (f), and the aggregate amount paid shall not (net of any proceeds received by the Company from issuances of its Equity Interests and contributed to the Company in connection with such redemption or repurchase) exceed either (x) during any fiscal year of the Company, $5,500,000 or (y) for all periods after December 21, 2004 (taken as a single period), $7,500,000.

Restricted Payments of the type set forth in the preceding clauses (d) and (f) shall be included in making the determination of available amounts under clause (3) of the preceding paragraph to the extent they are outstanding.

Limitation on Transactions with Affiliates

The Indenture provides that RCN shall not, and shall not permit any Restricted Subsidiary to, conduct any business or enter into any transaction with or for the benefit of any of their respective Affiliates or any beneficial holder of 10% or more of the Common Stock of the Company or any officer or director of the Company (each, an “Affiliate Transaction”), unless the terms of the Affiliate Transaction are set forth in writing, and are fair and reasonable to the Company or such Restricted Subsidiary. Each Affiliate Transaction involving aggregate payments or other Fair Market Value in excess of $5,000,000 must be (a) approved by a majority of the directors that do not have a personal stake in the transaction or (b) approved by a majority of the board of directors, with the board (1) determining that the transaction satisfies the criteria above and (2) receiving a written opinion from an independent investment banking, consulting or accounting firm of national standing that the terms of the transaction to the Company or the Restricted Subsidiary are fair from a financial point of view. If the transaction involves aggregate consideration of $25,000,000, we are required to obtain a fairness opinion (as described in the preceding sentence) regardless of whether the transaction is approved by a majority of the directors that do not have a personal stake in the transaction.

Notwithstanding the foregoing, these restrictions will not apply to:

•	transactions with or among, or solely for the benefit of, the Company and/or any of the Restricted Subsidiaries,

•	transactions under the First Lien Credit Documents, the purchase agreement for the Convertible Notes and the Registration Rights Agreement and other Transaction Documents,

•	dividends paid by the Company pursuant to and in compliance with the transactions with affiliates covenant in the Indenture,

•	customary directors’ fees, indemnification and similar arrangements, consulting fees, employee salaries, bonuses, employment agreements and arrangements, compensation or employee benefit arrangements or legal fees,

•	grants of customary registration rights with respect to securities of the Company and

•	Restricted Payments permitted under the Indenture provide that any Investments and purchases constituting Restricted Payments must be fair and reasonable to the Company or such Restricted Subsidiary.

Limitation on Liens

The Indenture provides that RCN shall not, and shall not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Liens of any kind against or upon any property or assets of the Company or any Restricted Subsidiary, whether now owned or hereafter acquired, or any proceeds therefrom, other than Permitted Liens.

Limitation on Business

The Indenture provides that the Company will not, and will not permit any of our Restricted Subsidiaries to, engage in any business other than the businesses engaged in by the Company and our Restricted Subsidiaries as of December 21, 2004 and reasonable extensions thereof and businesses ancillary or complementary thereto (a “Permitted Business”).

Limitation on Certain Guarantees and Indebtedness of Restricted Subsidiaries; Domestic Restricted Subsidiaries to Become Guarantors and Provide Collateral

The Indenture required each of our Domestic Restricted Subsidiaries on December 21, 2004 to execute and deliver to the Trustee a Guarantee Agreement and requires that each Person who becomes a Domestic Subsidiary at any time after December 21, 2004 shall execute and deliver to the Trustee a Guarantee Agreement. Notwithstanding the foregoing, prior to the Discharge of First Lien Obligations, no Domestic Restricted Subsidiary will be required to execute and deliver a Guarantee Agreement if it is not required to do so under the First Lien Credit Documents.

Upon any sale or disposition (by merger or otherwise) of any Guarantor by the Company or a Restricted Subsidiary to any Person that is not an Affiliate of the Company or any of the Restricted Subsidiaries which is otherwise in compliance with the terms of the Indenture and as a result of which such Guarantor ceases to be a Restricted Subsidiary of the Company, such Guarantor will be deemed to be automatically and unconditionally released from all obligations under its Guarantee; provided that each such Guarantor is sold or disposed of in accordance with the relevant provisions of the Indenture. The Guarantee of such Guarantor shall, in any event, be released to the extent and under the circumstances set forth in the Intercreditor Agreement.

The Indenture provides that under certain circumstances and subject to certain limitations, RCN will, and will cause each Domestic Restricted Subsidiary, to grant to the Second Lien Collateral Agent security interests and mortgages in such assets, properties and owned real properties having a fair market value (as reasonably estimated by the Company) in excess of $1,000,000 of the Company and such other Domestic Restricted Subsidiaries as are not covered by the original Security Documents and as may be reasonably requested pursuant to the terms of the First Lien Documents.

Limitation on Issuances and Sales of Preferred Stock by Restricted Subsidiaries

The Indenture provides that RCN (1) shall not permit any Restricted Subsidiary to issue any preferred stock (other than to the Company or a Restricted Subsidiary) and (2) shall not permit any Person (other than the Company or a Restricted Subsidiary) to own any preferred stock of any Restricted Subsidiary.

Limitation on Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

The Indenture provides that the Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise enter into or cause to become effective any consensual encumbrance or consensual restriction of any kind on the ability of any Restricted Subsidiary to:

•	pay dividends, in cash or otherwise, or make any other distributions on our Capital Stock or any other interest or participation in, or measured by, our profits to the extent owned by the Company or any Restricted Subsidiary,

•	pay any Indebtedness owed to the Company or any Restricted Subsidiary,

•	make any Investment in the Company or any other Restricted Subsidiary or

•	transfer any of our properties or assets to the Company or to any Restricted Subsidiary.

The foregoing restrictions will not apply to:

(1)	any encumbrance or restriction in existence on December 21, 2004 and set forth on a schedule to the Indenture,

(2)	any encumbrance or restriction set forth in any First Lien Credit Document and any other Indebtedness of the type described in clauses (i) (ii) or (vii) of the definition of the term “Indebtedness” so long as such encumbrances and restrictions are not materially less favorable to the Holders than those under the First Lien Credit Documents,

(3)	customary non-assignment provisions,

(4)	any encumbrance or restriction pertaining to an asset subject to a Lien to the extent set forth in the security documentation governing such Lien,

(5)	any encumbrance or restriction applicable to a Restricted Subsidiary at the time that it becomes a Restricted Subsidiary that is not created in contemplation thereof,

(6)	any encumbrance or restriction existing under any agreement that refinances or replaces an agreement containing a restriction permitted by clause (4) above; provided that the terms and conditions of any such encumbrance or restriction are not materially less favorable to the Holders than that of the agreement or Indebtedness being replaced or refinanced,

(7)	any encumbrance or restriction imposed on a Restricted Subsidiary pursuant to an agreement for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary or any Asset Sale to the extent limited to the Capital Stock or assets in question, and

(8)	any customary encumbrance or restriction applicable to a Restricted Subsidiary relating to Indebtedness permitted to be incurred by one or more Restricted Subsidiaries under the Indenture; provided that (subject to customary net worth, leverage, invested capital and other financial covenants) the provisions of such agreement permit the payment of interest and principal and mandatory repurchases pursuant to the terms of the Indenture and the Convertible Notes and other indebtedness that is solely an obligation of the Company; provided further that such agreement may contain customary covenants regarding the merger of or sale of all or any substantial part of the assets of the Company or any Restricted Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing indebtedness owed to the Company or any Restricted Subsidiary.

Designations of Unrestricted Subsidiaries

The Indenture prohibits RCN from designating any Subsidiary of the Company (other than a newly created Subsidiary in which no Investment has previously been made) as an “Unrestricted Subsidiary” under the Indenture (a “Designation”) unless:

(a)	no Default has occurred and is continuing at the time of or after giving effect to such Designation;

(b)	the Company would be able to incur $1.00 of Indebtedness (other than Permitted Indebtedness) under the Coverage Ratio Test; and

(c)	the Company would not be prohibited under the Indenture from making an Investment at the time of Designation (assuming the effectiveness of such Designation) in an amount (the “Designation Amount”) equal to the Fair Market Value of the net Investment of the Company or any other Restricted Subsidiary in such Restricted Subsidiary on such date.

If the Company makes any such Designation, it will be deemed to have made an Investment constituting a Restricted Payment in the Designation Amount. Neither the Company nor any Restricted Subsidiary shall at any time (x) provide a guarantee of, or similar credit support to, any Indebtedness of any Unrestricted Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness); provided that the Company may pledge Capital Stock or Indebtedness of any Unrestricted Subsidiary on a nonrecourse basis such that the pledgee has no claim whatsoever against the Company other than to obtain such pledged property, (y) be directly or indirectly liable for any Indebtedness of any Unrestricted Subsidiary or (z) be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of an Unrestricted Subsidiary, including any corresponding right to take enforcement action against such Unrestricted Subsidiary, except in the case of clause (x) or (y) to the extent permitted under the covenants under the Indenture relating to limiting restricted payments and transactions with affiliates.

Merger, Consolidation or Sale of Assets

The Indenture provides that RCN shall not merge, sell, lease, convey or transfer all or substantially all our assets unless:

•	either (1) RCN is the surviving entity or (2) the surviving entity expressly assumes RCN’s obligations under the Indenture;

•	immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have happened and be continuing;

•	immediately after giving effect to such transaction on a pro forma basis, RCN or the surviving entity, as the case may be, would be able to incur $1.00 of Indebtedness under the Coverage Ratio Test; and

•	RCN has delivered to the Trustee an officer’s certificate and an opinion of counsel covering the matters specified in the Indenture.

Defaults

The Indenture provides that each of the following constitutes an “Event of Default” with respect to the Convertible Notes:

(a)	default in the payment of interest (or Liquidated Damages) on the Convertible Notes when it becomes due and continuance of such default for a period of 10 business days or more; or

(b)	default in the payment of the principal of, or premium, if any, on the Convertible Notes when due; or

(c)	default in the performance, or breach, of the covenants and provisions relating to change of control, asset sales and merger or sale under the Indenture; or

(d)	default in the performance, or breach, of any covenant in the Indenture (other than defaults specified in this “Defaults” section) or the other Transaction Documents, and continuance of such default or breach for a period of 30 days or more after written notice from the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Convertible Notes; or

(e)

failure to perform any term, covenant, condition or provision of one or more classes or issues of Indebtedness in an aggregate principal amount outstanding of $10,000,000 or more under which the Company or a Significant Restricted Subsidiary is obligated, and either (1) such Indebtedness is already due and payable in full or (2) such failure results in the acceleration of the maturity of such Indebtedness; or

(f)	failure by the Company or a Significant Restricted Subsidiary to pay final judgments aggregating $10,000,000 or more (net of any amounts with respect to which a reputable and solvent insurance company shall have covered), which judgments are not paid, discharged or stayed for a period of 60 days; or

(g)	certain events of bankruptcy or insolvency with respect to the Company or any of our Significant Restricted Subsidiaries; or

(h)	the representations or warranties made by the Company or any Guarantor in the Transaction Documents shall be false or misleading in any material respect at the time made and the same shall be reasonably likely to adversely affect either (1) the ability of the Company or the Guarantors to make payments required under the Indenture or the other Transaction Documents when due or (2) the validity or enforceability of any Transaction Document or the rights or remedies of the Holders or the Trustee or Second Lien Collateral Agent under the Indenture or under any other Transaction Document; or

(i)	unless all the Collateral has been released from the Second Priority Liens in accordance with the provisions of the Security Documents, the default, repudiation or disaffirmation by the Company or any Guarantor of any of our material obligations under the Security Documents or the determination in a judicial proceeding that the Security Documents are unenforceable or invalid against the Company or any Guarantor for any reason with respect to a material portion of the Collateral (which default, repudiation, disaffirmation or determination is not rescinded, stayed or waived by the Persons having such authority pursuant to the Security Documents or otherwise cured within 30 days or more after written notice from the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Convertible Notes.

If any Event of Default (other than an Event of Default specified in paragraph (g) above with respect to the Company), occurs and is continuing, unless the principal of all of the Convertible Notes shall have already become due, and unless the Event of Default shall have been waived in writing in accordance with the Indenture, either the Trustee or the holders of not less than 25% in aggregate principal amount of the Convertible Notes then outstanding may declare the principal of and premium, if any, on all the Convertible Notes and the interest accrued thereon (including Liquidated Damages to the extent accrued and unpaid) to be due immediately.

If an Event of Default specified in paragraph (g) above occurs and is continuing with respect to the Company, the principal of all the Convertible Notes and the interest accrued thereon (including Liquidated Damages to the extent accrued and unpaid) shall be immediately due and payable. In addition, any amount payable by the Company under the Indenture but not paid when due shall bear interest. Any such interest which is not paid when due shall accrue interest until paid.

Amendments and Waivers

The Indenture provides that the Company and the Trustee may from time to time and at any time amend or supplement the Indenture and the Security Documents or the Convertible Notes without notice to or the consent of any Holder for one or more of the following purposes:

(a)	to make provision with respect to the conversion rights of the holders of Convertible Notes as required by the anti-dilution provisions of the Indenture;

(b)	to convey, transfer, assign, mortgage or pledge to the Trustee as security for the Convertible Notes, any property or assets;

(c)	to evidence the succession of another corporation, limited liability company, partnership or trust to the Company, or successive successions, and the assumption by the successor corporation, limited liability company, partnership or trust of the covenants, agreements and obligations of the Company pursuant to the provisions under the Indenture relating to merger, sale, consolidation;

(d)	to add to the covenants of the Company such further covenants, restrictions or conditions for the benefit of the holders of Convertible Notes and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions or conditions a default or an Event of Default; provided, however, that in respect of any such additional covenant, restriction or condition such supplemental indenture may provide for a particular period of grace after default or for an immediate enforcement upon such default or may limit the remedies available to the Trustee upon such default;

(e)	to provide for the issuance under the Indenture of Convertible Notes in coupon form for exchangeability of such Convertible Notes with the Convertible Notes issued hereunder in fully registered form and to make all appropriate changes for such purpose;

(f)	to cure any ambiguity, defect or inconsistency;

(g)	to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Convertible Notes;

(h)	to modify, eliminate or add to the provisions of the Indenture to such extent as shall be necessary to effect the qualifications of the Indenture under the Trust Indenture Act, or under any similar federal statute hereafter enacted;

(i)	to mortgage, pledge, hypothecate or grant a security interest in any property or assets in favor of the Trustee for the benefit of the Holders as security for the payment and performance of the Indenture Obligations;

(j)	to release Collateral from the Liens under the Indenture and the Security Documents when permitted or required by the Indenture or the Security Documents and to otherwise give effect to the Intercreditor Agreement or the provisions in the Indenture relating to release of Collateral; or

(k)	to allow any Guarantor to execute a supplemental indenture or Guarantee with respect to the Convertible Notes.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Convertible Notes at the time outstanding, the Company and the Trustee may from time to time and at any time amend or supplement, the Convertible Notes, the Security Documents or the Indenture for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or any supplemental indenture or of modifying in any manner the rights of the holders of the Convertible Notes with certain limitations; provided, however, that any amendment or supplemental indenture that disproportionately affects the rights of a Holder of Convertible Notes or a class of Holders of Convertible Notes shall require the prior consent of such Holder or the prior consent of Holders holding a majority of the principal amount of Convertible Notes then held by such class, as applicable.

Satisfaction and Discharge

The Indenture will be discharged and cease to be of further effect as to all outstanding Convertible Notes, and all Security Interests in the Collateral created by the Security Documents in favor of the Trustee and the Holders will be released when:

•	all Convertible Notes theretofore authenticated and not previously canceled have been delivered to the Trustee for cancellation, or

•

all Convertible Notes not previously canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption, and we shall have deposited with the Trustee, in trust, funds sufficient to pay at maturity or upon redemption of all of the Convertible Notes not previously canceled or delivered to the Trustee for cancellation, including principal and premium, if any, and interest (including Liquidated Damages, if any) due or to become due to such date of maturity or redemption date, as the case may be, and

•	RCN has paid other sums payable under the Indenture.

The Trustee will acknowledge the satisfaction and discharge of the Indenture if we deliver an officers’ certificate and an opinion of counsel stating that the conditions precedent relating to satisfaction and discharge of the Indenture have been complied with.

Defeasance

We may at any time, with respect to the Convertible Notes, elect to have either of the following paragraphs applied to all of the outstanding Convertible Notes (the “Defeased Convertible Notes”), upon compliance with the conditions described below.

•	Discharge. If we choose a “Legal Defeasance”, we shall be deemed to have been discharged from our obligations with respect to the Defeased Convertible Notes on the date the conditions set forth in the Indenture are satisfied. For this purpose, such Legal Defeasance means that we shall be deemed to have paid and discharged the entire indebtedness represented by the Defeased Convertible Notes, which shall thereafter be deemed to be “Outstanding” only for the purposes of certain sections of the Indenture, and to have satisfied all our other obligations under such Convertible Notes and the Indenture insofar as such Convertible Notes are concerned, except for the following, which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Convertible Notes to receive, solely from the Trustee or other qualified trustee, payments in respect of the principal of, premium, if any, and interest on such Convertible Notes when such payments are due, (b) our obligations with respect to such Defeased Convertible Notes under certain specified sections of the Indenture, (c) the rights, powers, trusts, duties and immunities of the Trustee, and (d) the provisions regarding Legal Defeasance in the Indenture.

•	Covenants. If we choose a “Covenant Defeasance”, we shall be released from our obligations under any covenant or provision contained in Sections 5.6 through 5.22 of the Indenture (which include, among others, limits on additional debt, restricted payments, transactions with affiliates, asset sales and restricted subsidiaries) and the provision that limits our ability to merge with or sell substantially all of our assets to another person unless a pro forma indebtedness test is satisfied shall no longer apply, with respect to the Defeased Convertible Notes, on and after the date the conditions set forth below are satisfied, and the Defeased Convertible Notes shall thereafter be deemed not to be “Outstanding” for the purposes of any direction, waiver, consent or declaration or act of holders in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes. For this purpose, such Covenant Defeasance means that, with respect to the Defeased Convertible Notes, we may omit to comply with and shall have no liability in respect of any term, condition or limitation in the specified sections of the Indenture, and such omission to comply shall not constitute a Default or an Event of Default under specified sections of the Indenture, but, except as specified above, the remainder of the Indenture and such Defeased Convertible Notes shall be unaffected thereby.

•	The provisions in the Indenture relating to conversion of the Convertible Notes and changes of control shall not be affected by any Legal Defeasance or Covenant Defeasance and RCN and the Guarantors will be required to continue to comply with such provisions as if no defeasance occurred.

•	Conditions to Legal Defeasance and Covenant Defeasance.

(1) The Company shall irrevocably have deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Convertible Notes, (a) money in an amount, or (b) U.S. Government Securities which through the scheduled payment of principal, premium, if any, and interest in respect thereof in accordance with their terms will provide, not later than the due date of any payment, money in an amount, or (c) a combination thereof, in any such case, sufficient without reinvestment, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire Indebtedness in respect of, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on the Defeased Convertible Notes at the Stated Maturity of such principal or installment of principal, premium, if any, or interest or the redemption date thereof, as the case may be, in accordance with the terms of the Indenture and the Convertible Notes;

(2) (x) No Default with respect to the outstanding Convertible Notes shall have occurred and be continuing on the date of such deposit and (y) with respect to a Legal Defeasance, at any time during the period ending on the ninety-first day after the date of such deposit, no Default under Section 7.1(g) of the Indenture (bankruptcy) shall have occurred;

(3) Neither the Company nor any Subsidiary of the Company is an “insolvent person” within the meaning of any applicable bankruptcy law on the date of such deposit or at any time during the period ending on the ninety-first day after the date of such deposit;

(4) Such Legal Defeasance or Covenant Defeasance shall not cause the Trustee for the Convertible Notes to have a conflicting interest in violation of the provisions in the Indenture governing conflicts of interest and for purposes of the Trust Indenture Act with respect to any securities of the Company;

(5) Such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, the Indenture or any other material agreement or instrument to which the Company is a party or by which it is bound;

(6) In the case of a Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel stating that (x) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (y) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the outstanding Convertible Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit, defeasance and discharge to be effected with respect to the Convertible Notes and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

(7) In the case of a Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel to the effect that the Holders of the outstanding Convertible Notes will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected with respect to the Convertible Notes and will be subject to U.S. federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and covenant defeasance had not occurred;

(8) The Company shall have delivered to the Trustee, an opinion of counsel to the effect that, immediately following the ninety-first day after the deposit, the trust funds described above will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally under any applicable U.S. federal or state law;

(9) The Company shall have delivered to the Trustee an officers’ certificate stating that the deposit made by the Company relating to the Legal Defeasance or Covenant Defeasance was not made by the Company with the intent of preferring the Holders over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others;

(10) The Company shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that (i) all conditions precedent (other than conditions requiring the passage of time) provided for relating to either Legal Defeasance or Covenant Defeasance have been complied with and (ii) if any other Indebtedness of the Company shall then be outstanding or committed, such Legal Defeasance or Covenant Defeasance will not violate the provisions of the agreements or instruments evidencing such Indebtedness; and

(11) Such Legal Defeasance or Covenant Defeasance shall not result in a trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under the Act or exempt from registration thereunder.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of RCN or any Guarantor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions, but if it acquires any conflicting interest it must eliminate that conflict within 90 days, apply to the SEC for permission to continue or resign.

The Holders of a majority in principal amount of the then outstanding Convertible Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee with respect to the Convertible Notes, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs.

No Personal Liability of Directors, Officers, Employees and Stockholders

No direct or indirect partner, employee, incorporator, stockholder, director or officer, as such, past, present or future of the Company or any successor corporation or any Subsidiary or any of the Company’s Affiliates, shall have any personal liability in respect of the obligations of the Company under the Convertible Notes or the Indenture solely by reason of his, her or its status as such partner, employee, incorporator, stockholder, director or officer. Nothing in the Indenture shall, however, affect the liability of any Guarantor. Each Noteholder by accepting a Convertible Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Convertible Notes.

Certain Definitions

“Acquired Indebtedness” means Indebtedness of a Person existing at the time such Person becomes a Restricted Subsidiary or assumed in connection with certain asset acquisitions by such Person and not incurred in connection with, or in anticipation of, such Person becoming a Restricted Subsidiary or such asset acquisition; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such Person becomes a Restricted Subsidiary or such asset acquisition shall not constitute Acquired Indebtedness.

“Affiliate” of any specified Person means any other Person which, directly or indirectly, controls, is controlled by or is under direct or indirect common control with, such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Asset Sale” means any direct or indirect sale, conveyance, transfer or lease (that has the effect of a disposition and is not for security purposes) or other disposition (that is not for security purposes) to any Person other than the Company or a Restricted Subsidiary, in one transaction or a series of related transactions, of (i) any Capital Stock of any Restricted Subsidiary (other than customary stock option programs), (ii) any assets of the Company or any Restricted Subsidiary which constitute substantially all of an operating unit or line of business of the Company and the Restricted Subsidiaries or (iii) any other property or asset of the Company or any Restricted Subsidiary outside of the ordinary course of business. For the purposes of this definition, the term “Asset Sale” shall not include (1) any disposition of properties and assets of the Company and/or the Restricted Subsidiaries that is governed under Section 12.1 of the Indenture, (2) sales of property or equipment that have become worn out, obsolete or damaged or otherwise unsuitable for use in connection with the business of the Company or any Restricted Subsidiary, as the case may be, and (3) for purposes of Section 5.15 of the Indenture any sale, conveyance, transfer, lease or other disposition of any property or asset, whether in one transaction or a series of related transactions occurring within one year, either (x) involving assets with a Fair Market Value not in excess of $5,000,000 or (y) which constitutes the incurrence of a Capitalized Lease Obligation.

“Average Life to Stated Maturity” means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing (i) the sum of the products of (a) the number of years from such date to the date or dates of each successive scheduled principal payment (including, without limitation, any sinking fund requirements) of such Indebtedness multiplied by (b) the amount of each such principal payment by (ii) the sum of all such principal payments; provided that, in the case of any Capitalized Lease Obligation, all calculations hereunder shall give effect to any applicable options to renew in favor of the Company or any Restricted Subsidiary.

“Capitalized Lease Obligation” means any obligation to pay rent or other amounts under a lease of (or other agreement conveying the right to use) any property (whether real, personal or mixed, immovable or movable) that is required to be classified and accounted for as a capitalized lease obligation under GAAP, and the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

“Capital Stock” means, with respect to any Person, any and all shares, interests, participations, rights in, or other equivalents (however designated and whether voting and/or non-voting) of, such Person’s capital stock, whether outstanding on December 21, 2004 or issued after December 21, 2004, and any and all rights (other than any evidence of Indebtedness), warrants or options exchangeable for or convertible into such capital stock.

“Cash Equivalents” means, as to any Person, (i) securities issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than one year from the date of acquisition, (ii) marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s, (iii) Dollar denominated time deposits, certificates of deposit and bankers acceptances of any lender or any commercial bank having, or which is the principal banking subsidiary of a bank holding company having, a long-term unsecured debt rating of at least “A” or the equivalent thereof from S&P or “A2” or the equivalent thereof from Moody’s with maturities of not more than one year from the date of acquisition by such Person, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (iii) above, (v) commercial paper issued by any Person incorporated in the United States rated at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and in each case maturing not more than one year after the date of acquisition by such Person, and (vi) investments in money market funds substantially all of whose assets are comprised of securities of the types described in clauses (i) through (v) above.

“Consolidated EBITDA” shall mean, for any period, Consolidated Net Income for such period, without giving effect (x) to any extraordinary gains or any extraordinary non-cash losses (except to the extent that any such extraordinary non-cash losses will require a cash payment in a future period) and (y) to any gains or losses from sales of assets other than from sales of inventory in the ordinary course of business, adjusted by (1) adding thereto (i) the consolidated interest expense of the Company and our Restricted Subsidiaries for such period (to the extent that such consolidated interest expense was deducted in arriving at Consolidated Net Income for such period), (ii) provisions for taxes based on income that were deducted in arriving at Consolidated Net Income for such period, (iii) the amount of all amortization of intangibles and depreciation that were deducted in arriving at Consolidated Net Income for such period, (iv) the amount of all expenses incurred in connection with the Transaction for such period to the extent that same were deducted in arriving at Consolidated Net Income for such period, (v) the amount of all non-cash deferred compensation expense for such period to the extent that same was deducted in arriving at the Consolidated Net Income for such period, (vi) to the extent taken after the Issue Date but on or prior to June 30, 2005 and deducted in arriving at Consolidated Net Income for such period, non-recurring fees, expenses and charges in connection with, or contemplated by, the emergence of the Debtors-In-Possession from a Chapter 11 proceeding under the Bankruptcy Code and reorganization and operational restructuring resulting therefrom in an aggregate amount not to exceed $29,600,000 and (vii) any non-cash, non-recurring charges and any non-cash charges associated with stock-based compensation; provided that if any cash amounts are paid in any subsequent period with respect to amounts described above in this clause (vii), the amounts so paid in any subsequent period shall be subtracted in determining Consolidated EBITDA for such subsequent period as provided in clause 2(i) below, and (2) deducting therefrom (i) the amount of all cash payments during such period that are associated with any non-cash loss, change (including, without limitation, as described in preceding clause (1)(vii)) or expense that was added back to Consolidated Net Income in a previous period and (ii) the amount of all consolidated interest income of the Company and our Restricted Subsidiaries to the extent same increased Consolidated Net Income for such period; provided that, for purposes of any determination of Consolidated EBITDA for the four full fiscal quarters ended

September 30, 2005, Consolidated EBITDA for such period shall be Consolidated EBITDA for the three full fiscal quarters ended September 30, 2005 multiplied by a fraction equal to 4/3 (rounded to the nearest $1.00).

“Consolidated Interest Coverage Ratio” means, for any period, the ratio of Consolidated EBITDA to Consolidated Interest Expense for such period, computed on a Pro Forma basis.

“Consolidated Net Income” means, for any period, the net income (or loss) of the Company and our Subsidiaries for such period, determined on a consolidated basis (after any deduction for minority interests), provided that (i) in determining Consolidated Net Income, the net income of any other Person which is not a Restricted Subsidiary of the Company or is accounted for by the Company by the equity method of accounting shall be included only to the extent of the payment of cash dividends or cash distributions by such other Person to the Company or a Restricted Subsidiary thereof during such period, (ii) the net income of any Restricted Subsidiary of the Company (other than the Company) shall be excluded to the extent that the declaration or payment of cash dividends or similar cash distributions by that Subsidiary of that net income is not at the date of determination permitted by operation of its charter or any agreement, instrument or law applicable to such Restricted Subsidiary and (iii) the net income (or loss) of any other Person acquired by the Company or a Restricted Subsidiary of the Company in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded.

“Convertible Note Purchase Agreement” means that certain Convertible Note Purchase Agreement, dated as of December 21, 2004, among the Company, the Guarantors and the parties listed as purchasers on the schedules attached thereto, as such agreement may be amended from time to time.

“Current Market Price” means the average of the daily closing prices per share of Common Stock for the ten trading days immediately prior to the date in question (with certain exceptions described in the Indenture).

“Default” means any event that is, or after notice or passage of time, or both, would be, an Event of Default.

“Discharge of First Lien Obligations” means (a) payment in full in cash of the principal of and interest and premium, if any, on all Indebtedness outstanding under the First Lien Credit Agreement and related documents, (b) payment in full of all other First Lien Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest and premium, if any, are paid, (c) termination or cash collateralization of all letters of credit and interest rate swap agreements or similar agreements issued or entered into by any Hedging Creditor (as such terms are defined in the First Lien Credit Agreement) and (d) termination of all other commitments of the holders of the First Lien Obligations under the First Lien Credit Facility Agreement and related documents.

“Disqualified Stock” means, with respect to any Person, any Capital Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or becomes mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or becomes exchangeable for Indebtedness at the option of the holder thereof, or becomes redeemable at the option of the holder thereof, in whole or in part, on or prior to the final maturity date of the Convertible Notes; provided such Capital Stock shall only constitute Disqualified Stock to the extent it so matures or becomes so redeemable or exchangeable on or prior to the final maturity date of the Convertible Notes; provided, further, that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an “asset sale” or “change of control” occurring prior to the final maturity date of the Convertible Notes shall not constitute Disqualified Stock if the “asset sale” or “change of control” provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions contained in Section 5.15 and Section 5.10 of the Indenture and such Capital Stock specifically provides that such Person will not repurchase or redeem any such stock pursuant to such provision prior to the Company’s repurchase of such Convertible Notes as are required to be repurchased pursuant to Section 5.15 and Section 5.10 of the Indenture and at all times subject to 5.13 of the Indenture.

“Domestic Restricted Subsidiary” means a Restricted Subsidiary that is organized under the laws of a state of the United States or the District of Columbia.

“First Lien Administrative Agent” and “First Lien Collateral Agent” means Detsche Bank Cayman Islands in its capacity as administrative agent for the lenders under the First Lien Credit Agreement (including any successor to the administrative agent) and as collateral agent for the Secured Creditors (as deinfed in the First Lien Credit Agreement) pursuant to the First Lien security related documents.

“First Lien Credit Documents” means the First Lien Credit Agreement and each term note, each guaranty agreement entered into with a Guarantor, each security agreement entered into in connection with the First Lien Credit Facility, the Intercreditor Agreement and the securities account control agreement.

“First Lien Obligations” means (i) all obligations outstanding under the First Lien Credit Agreement and the other First Lien Credit Documents, and (ii) all “hedging obligations” as described in the First Lien Credit Agreement (but excluding principal of loans or stated amounts of letters of credit in excess of the Maximum First Lien Credit Documents Principal Amount as in effect at the time incurred).

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arms-length free market transaction, for cash, between a willing seller and a willing buyer, neither of whom is under pressure or compulsion to complete the transaction. Unless otherwise specified in the Indenture, Fair Market Value shall be determined by the board of directors acting in good faith and shall be evidenced by a resolution of the board of directors.

“Guarantee” means, as applied to any obligation, (i) a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner, of any part or all of such obligation and (ii) an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance (or payment of damages in the event of non-performance) of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit.

“Guarantee Agreement” means the Subsidiaries Guaranty, dated as of December 21, 2004, among the Guarantors and the Second Lien Collateral Agent, as the same may be modified, supplemented or amended from time to time.

“Indebtedness” means, as to any Person, without duplication, (i) all indebtedness (including principal, interest, fees and charges) of such Person for borrowed money or for the deferred purchase price of property or services, (ii) the maximum amount available to be drawn under all letters of credit, bankers’ acceptances and similar obligations issued for the account of such Person and all unpaid drawings in respect of such letters of credit, bankers’ acceptances and similar obligations, (iii) all Indebtedness of the types described in clause (i), (ii), (iv), (v), (vi) or (vii) of this definition secured by any Lien on any property owned by such Person, whether or not such Indebtedness has been assumed by such Person (provided that, if the Person has not assumed or otherwise become liable in respect of such Indebtedness, such Indebtedness shall be deemed to be in an amount equal to the fair market value of the property to which such Lien relates as determined in good faith by such Person), (iv) the aggregate amount of all Capitalized Lease Obligations of such Person, (v) all obligations of such Person to pay a specified purchase price for goods or services, whether or not delivered or accepted, i.e., take-or-pay and similar obligations, (vi) all Contingent Obligations of such Person, (vii) all obligations under any interest rate swap agreement or similar agreement or any other hedging agreement (for foreign exchange, commodities prices) or under any similar type of agreement and (viii) all Off-Balance Sheet Liabilities of such Person. Notwithstanding the foregoing, Indebtedness shall not include trade payables and accrued expenses incurred by any Person in accordance with customary practices and in the ordinary course of business of such Person. For purposes of the Indenture’s restrictive covenants regarding additional indebtedness and restricted payments and the definition of “Events of Default,” in determining the principal amount of any Indebtedness to be incurred by the Company or a Restricted Subsidiary or which is outstanding at any date, the principal amount of any Indebtedness which provides that an amount less than the principal amount at maturity thereof shall be due upon any declaration of acceleration thereof shall be the accreted value thereof at the date of determination. Indebtedness of any Person that becomes a Restricted Subsidiary shall be deemed incurred at the time that such a Person becomes a Restricted Subsidiary.

“Indenture Obligations” means the obligations of the Company under the Indenture or under the Convertible Notes, to pay principal of, premium, if any, and interest on the Convertible Notes when due and payable, whether at maturity, by acceleration, call for redemption or repurchase or otherwise, and all other amounts (including Liquidated Damages) due or to become due under or in connection with the Indenture or the Convertible Notes and the performance of all other obligations owed to the Trustee (including, but not limited to, payment of all amounts due the Trustee under Section 8.6 of the Indenture) and the Holders of the Convertible Notes under the Indenture and the Convertible Notes, according to the terms thereof.

“Interest Rate Obligations” means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount and shall include without limitation, interest rate swaps, caps, floors, collars, forward interest rate agreements and similar agreements.

“Investment” means, with respect to any Person, any advance, loan, account receivable (other than an account receivable arising in the ordinary course of business), or other extension of credit (including, without limitation, by means of any guarantee) or any capital contribution to (by means of transfers of property to others, payments for property or services for the account or use of others, or otherwise), or any purchase or ownership of any stocks, bonds, Convertible Notes, debentures or other securities of, any other Person. Notwithstanding the foregoing, in no event shall any issuance of Capital Stock (other than Disqualified Stock) of the Company in exchange for Capital Stock, property or assets of another Person constitute an Investment by the Company in such other Person.

“Lien” means any mortgage, charge, pledge, lien (statutory or other), security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

“Liquidated Damages” means all additional interest then owing pursuant to the Registration Rights Agreement, Section 4(k) of the Convertible Note Purchase Agreement and Section 15.2 of the Indenture.

“Net Cash Proceeds” means the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary or any restricted Affiliate) net of (i) related brokerage commissions and other fees and expenses, (ii) provisions for all related taxes, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary or any restricted Affiliate) owning a beneficial interest in or having a Permitted Lien on the assets subject to the asset sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary or any restricted Affiliate, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such asset sale and retained by the Company or any Restricted Subsidiary or any restricted Affiliate, as the case may be, after such asset sale, including without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such asset sale.

“Net Cash Proceeds” means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents (except to the extent that such obligations are financed or sold with recourse to the Company or any Restricted Subsidiary or any Restricted Affiliate) net of (i) brokerage commissions and other fees and expenses (including fees and expenses of legal counsel, accountants, consultants and investment bankers) related to such Asset Sale, (ii) provisions for all taxes payable as a result of such Asset Sale, (iii) amounts required to be paid to any Person (other than the Company or any Restricted Subsidiary or any restricted Affiliate) owning a beneficial interest in or having a Permitted Lien on the assets subject to the Asset Sale and (iv) appropriate amounts to be provided by the Company or any Restricted Subsidiary or any restricted Affiliate, as the case may be, as a reserve required in accordance with GAAP against any liabilities associated with such Asset Sale and retained by the Company or any Restricted Subsidiary or any restricted Affiliate, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an officers’ certificate delivered to the Trustee.

“Off-Balance Sheet Liabilities” of any Person means (i) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (ii) any liability of such Person under any sale and leaseback transactions that do not create a liability on the balance sheet of such Person, (iii) any obligation under a “synthetic lease” or (iv) any obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheet of such Person.

“Officer” means, with respect to the Company, the Chairman of the board of directors, a Vice Chairman, the President, a Vice President, the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer.

“Other Senior Debt Pro Rata Share” means the amount of the applicable Excess Proceeds obtained by multiplying the amount of such Excess Proceeds by a fraction, (i) the numerator of which is the aggregate accreted value and/or principal amount, as the case may be, of all Indebtedness (other than (w) the Convertible Notes, (x) the First Lien Obligations, (y) Third Lien Obligations and (z) Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale with respect to which the Company is required to use Excess Proceeds to repay or make an offer to purchase or repay and (ii) the denominator of which is the sum of (a) the aggregate principal amount of all Convertible Notes outstanding at the time of the offer to purchase or repay with respect to the applicable Asset Sale and (b) the aggregate principal amount or the aggregate accreted value, as the case may be, of all other Indebtedness (other than the First Lien Obligations, the Third Lien Obligations and Subordinated Indebtedness) of the Company outstanding at the time of the applicable Asset Sale Offer with respect to which the Company is required to use the applicable Excess Proceeds to offer to repay or make an offer to purchase or repay.

“Outstanding,” when used with reference to Convertible Notes, shall, subject to the provisions of Section 9.4 of the Indenture, mean, as of any particular time, all Convertible Notes authenticated and delivered by the Trustee under the Indenture, except:

(a)	Convertible Notes theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

(b)

Convertible Notes, or portions thereof, for the payment, or redemption of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent); provided that if such Convertible Notes are to be redeemed, as the case may be, prior to the maturity thereof, notice of such redemption shall have been given as provided in Section 3.2 of the Indenture, or provision satisfactory to the Trustee shall have been made for giving such notice;

(c)	Convertible Notes paid pursuant to Section 2.6 of the Indenture and Convertible Notes in lieu of which, or in substitution for which, other Convertible Notes shall have been authenticated and delivered pursuant to the terms of Section 2.6 of the Indenture unless proof satisfactory to the Trustee is presented that any such Convertible Notes are held by bona fide holders in due course;

(d)	Convertible Notes converted into Common Stock pursuant to Article XV of the Indenture and Convertible Notes deemed not outstanding pursuant to Section 3.2 of the Indenture; and

(e)	Convertible Notes with respect to which the Company has effected defeasance or covenant defeasance as provided in Article XVII, to the extent provided in Sections 17.2 and 17.3 of the Indenture except as otherwise provided in Article XVII with respect to the obligations of the Company under Section 5.10 or under Article XV of the Indenture.

“Permitted Acquisition” shall mean the acquisition by the Company or a Domestic Restricted Subsidiary of the Company of (x) the assets constituting a business, division or product line of any Person not already a Subsidiary of the Company or (y) 100% of the equity interests of any such Person, which Person shall, as a result of the respective Permitted Acquisition, become a Domestic Restricted Subsidiary of the Company (or shall be merged with and into the Company or a Domestic Restricted Subsidiary, with the Company or such Domestic Restricted Subsidiary being the surviving Person).

“Permitted Indebtedness” means the following Indebtedness (each of which shall be given independent effect):

(a)	Indebtedness under the Convertible Notes and the Indenture;

(b)	Indebtedness of the Company and/or any Restricted Subsidiary outstanding on December 21, 2004 and set forth on Schedule 5.11 to the Indenture (which shall not include the Indebtedness under clause (h) below), as reduced by any permanent repayments of principal thereof), without giving effect to any subsequent extension, renewal or refinancing thereof;

(c)	(i) Indebtedness of any Restricted Subsidiary owed to and held by the Company or a Domestic Restricted Subsidiary, (ii) Indebtedness of a foreign Restricted Subsidiary owed to and held by another foreign Restricted Subsidiary and (ii) Indebtedness of the Company, not secured by any Lien, owed to and held by any Domestic Restricted Subsidiary; provided that an incurrence of Indebtedness shall be deemed to have occurred upon (x) any sale or other disposition (excluding assignments as security to financial institutions) of any Indebtedness of the Company or a Restricted Subsidiary referred to in this clause (c) to a Person (other than the Company or a Domestic Restricted Subsidiary) or (y) any sale or other disposition by the Company or any Restricted Subsidiary of Capital Stock of a Restricted Subsidiary, or Designation of an Unrestricted Subsidiary, which holds Indebtedness of the Company or Restricted Subsidiary such that such Restricted Subsidiary, in any such case, ceases to be a Domestic Restricted Subsidiary;

(d)	Interest Rate Obligations of the Company and/or any Restricted Subsidiary relating to Indebtedness of the Company and/or such Restricted Subsidiary, as the case may be so long as the entering into of such Interest Rate Obligations are bona fide hedging activities and are not for speculative purposes;

(e)	Indebtedness of the Company and/or any Restricted Subsidiary in respect of performance bonds of the Company or any Restricted Subsidiary or surety bonds provided by the Company or any Restricted Subsidiary incurred in the ordinary course of business;

(f)	Indebtedness of the Company and our Restricted Subsidiaries evidenced by Capitalized Lease Obligations and purchase money Indebtedness described in clause (vii) of the definition of Permitted Liens, provided that in no event shall the sum of the aggregate principal amount of all Capitalized Lease Obligations and purchase money Indebtedness permitted by this clause (f) exceed $20,000,000 at any time outstanding;

(g)	Indebtedness of a Restricted Subsidiary of the Company acquired pursuant to a Permitted Acquisition (or Indebtedness assumed at the time of a Permitted Acquisition of an asset securing such Indebtedness), provided that (x) such Indebtedness was not incurred in connection with, or in anticipation or contemplation of, such Permitted Acquisition, (y) such Indebtedness does not constitute debt for borrowed money, it being understood and agreed that Capitalized Lease Obligations and purchase money Indebtedness shall not constitute debt for borrowed money for purposes of this clause (g) and (z) the aggregate principal amount of all Indebtedness permitted by this clause (g) shall not exceed $12,500,000 at any one time outstanding;

(h)	Indebtedness of the Company (which Indebtedness may in no event be guaranteed by, or secured by the assets of, any Subsidiary of the Company) under the Third Lien Credit Agreement the other Third Lien Credit Documents in an aggregate original principal amount not to exceed $38,500,000 plus any increase in the principal amount thereof resulting from the payment-in-kind or capitalization, of interest accruing thereon after the Issue Date as contemplated by the terms thereof;

(i)	Indebtedness of the Company and/or any Restricted Subsidiary to the extent it represents a replacement, renewal, refinancing or extension of outstanding Indebtedness of the Company and/or any Restricted Subsidiary incurred or outstanding pursuant to clause (a), or (b), of this definition or the proviso of Section 5.11 of the Indenture, provided that (1) Indebtedness of the Company may not be refinanced to such extent under this clause (i) with Indebtedness of any Restricted Subsidiary, and (2) any such refinancing shall only be permitted under this clause (i) to the extent that (x) it does not result in a lower Average Life to Stated Maturity of such Indebtedness as compared with the Indebtedness being refinanced and (y) it does not exceed the sum of the principal amount (or, if such Indebtedness provides for a lesser amount to be due and payable upon a declaration of acceleration thereof, an amount no greater than such lesser amount) of the Indebtedness being refinanced plus the amount of accrued interest thereon and the amount of any reasonably determined prepayment premium necessary to accomplish such refinancing and such reasonable fees and expenses incurred in connection therewith;

(j)	Indebtedness of the Company and/or any Restricted Subsidiary incurred under the First Lien Credit Agreement, and any refinancings of the foregoing, such that the aggregate principal amount of such Indebtedness of the Company and the Restricted Subsidiaries does not exceed, at the time of the incurrence of such Indebtedness, the Maximum First Lien Credit Documents Principal Amount then in effect; and

(k)	guarantees by the Company of Indebtedness or operating lease payment obligations of any wholly-owned Domestic Restricted Subsidiary Guarantor and by any wholly-owned Domestic Restricted Subsidiary Guarantor of Indebtedness or operating lease payment obligations of any other wholly-owned Domestic Restricted Subsidiary Guarantor, in each case so long as the respective underlying guaranteed Indebtedness or operating lease payment obligations are otherwise permitted in accordance with the relevant terms of this Agreement (other than this clause (k)); and

(l)	in addition to the items referred to in clauses (a) through (k) above, Indebtedness of the Company and/or the Restricted Subsidiaries having an aggregate principal amount not to exceed $12,500,000 at any time outstanding.

“Permitted Investments” means Investments consisting of:

(i)	accounts receivables owing to the Company or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms of the Company or such Restricted Subsidiary;

(ii)	cash and Cash Equivalents;

(iii)	Investments held by the Company or any Restricted Subsidiary on December 21, 2004 and described on Schedule 1.01B to the Indenture, provided that any additional Investments made with respect thereto shall constitute Permitted Investments only if permitted under the other provisions of this definition;

(iv)	Investments acquired by the Company or any Restricted Subsidiary (including debt obligations) received in connection with the bankruptcy or reorganization of suppliers and customers and in good faith settlement of delinquent obligations of, and other disputes with, customers and suppliers arising in the ordinary course of business;

(v)	loans and advances by the Company or any Restricted Subsidiary to their officers and employees for moving, relocation and travel expenses and other similar expenditures, in each case in the ordinary course of business in an aggregate amount not to exceed $5,500,000 at any time (determined without regard to any write-downs or write-offs of such loans and advances);

(vi)	Interest Rate Obligations of counterparties under agreements permitted under clause (d) of the definition of “Permitted Indebtedness”;

(vii)	intercompany loans and advances between and among the Company and the Domestic Restricted Subsidiaries (collectively, “Intercompany Loans”), provided that promissory Convertible Notes evidencing such Intercompany Loans shall be pledged to the Collateral Agent pursuant to, and to the extent required by, the Pledge Agreement but subject to the Intercreditor Agreement;

(viii)	Permitted Acquisitions and the Starpower Acquisition;

(ix)	Investments by the Company and our Restricted Subsidiaries in Capital Stock of Subsidiaries that are Domestic Restricted Subsidiaries both before and after such investments; provided that any such Capital Stock held by the Company or a Guarantor shall be pledged pursuant to the Pledge Agreement;

(x)	loans by the Company to the Employee Stock Ownership Plan of the Company, 100% of the gross proceeds of which (without reduction for costs, fees and expenses or other items) are immediately thereafter utilized by such Employee Stock Ownership Plan to purchase from the Company not more than 300,000 shares of the Company’s Common Stock (such number of shares to be adjusted to reflect stock splits, stock dividends, stock combinations and similar events); and

(xi)	Investments by the Company and our Subsidiaries consisting of corporate bonds that the Company or such Subsidiary holds on the Issue Date; provided that such bonds are sold on or prior to March 31, 2005.

“Permitted Liens” means:

(i)	inchoate Liens for taxes, assessments or governmental charges or levies not yet due or Liens for taxes, assessments or governmental charges or levies being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with generally accepted accounting principles;

(ii)	Liens in respect of property or assets of the Company or any of our Restricted Subsidiaries imposed by law, which were incurred in the ordinary course of business and do not secure Indebtedness for borrowed money, such as carriers’, warehousemen’s, materialmen’s and mechanics’ liens and other similar Liens arising in the ordinary course of business, and (x) which do not in the aggregate materially detract from the value of the Company’s or such Restricted Subsidiary’s property or assets or materially impair the use thereof in the operation of the business of the Company or such Restricted Subsidiary or (y) which are being contested in good faith by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property or assets subject to any such Lien;

(iii)	Liens in existence on December 21, 2004 which are listed, and the property subject thereto described, in Schedule 1.01A to the Indenture, but only to the respective date, if any, set forth in such Schedule 1.01A for the removal, replacement and termination of any such Liens, plus renewals, replacements and extensions of such Liens to the extent set forth on such Schedule 1.01A, provided that (x) the aggregate principal amount of the Indebtedness, if any, secured by such Liens does not increase from that amount outstanding at the time of any such renewal, replacement or extension and (y) any such renewal, replacement or extension does not encumber any additional assets or properties of the Company or any of its Restricted Subsidiaries;

(iv)	Liens created by or pursuant to (x) the First Lien Credit Documents, (y) the Indenture or the Transaction Documents, and (z) the Third Lien Credit Documents, so long as the Liens created pursuant to the Third Lien Credit Documents are limited to assets constituting Collateral of the Company and are at all times subordinated to the Liens pursuant to the Security Documents on the terms provided in the Intercreditor Agreement;

(v)	licenses, sublicenses, leases or subleases granted to other Persons not materially interfering with the conduct of the business of the Company or any of our Restricted Subsidiaries;

(vi)	Liens upon assets of the Company or any of our Restricted Subsidiaries subject to Capitalized Lease Obligations to the extent such Capitalized Lease Obligations are permitted by clause (f) of the definition of “Permitted Indebtedness”, provided that (x) such Liens only serve to secure the payment of Indebtedness arising under such Capitalized Lease Obligation and (y) the Lien encumbering the asset giving rise to the Capitalized Lease Obligation does not encumber any asset of the Company or any other asset of the Company or any Restricted Subsidiary of the Company;

(vii)	Liens placed upon equipment or machinery acquired after the Issue Date and used in the ordinary course of business of the Company or any of our Restricted Subsidiaries and placed at the time of the acquisition thereof by the Company or such Restricted Subsidiary or within 180 days thereafter to secure Indebtedness incurred to pay all or a portion of the purchase price thereof or to secure Indebtedness incurred solely for the purpose of financing the acquisition of any such equipment or machinery or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, provided that (x) the Indebtedness secured by such Liens is permitted by clause (f) of the definition of “Permitted Indebtedness” and (y) in all events, the Lien encumbering the equipment or machinery so acquired does not encumber any other asset of the Company or any Restricted Subsidiary;

(viii)	easements, rights-of-way, restrictions, encroachments and other similar charges or encumbrances, and minor title deficiencies, in each case not securing Indebtedness and not materially interfering with the conduct of the business of the Company or any of our Restricted Subsidiaries;

(ix)	Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into in the ordinary course of business;

(x)	Liens arising out of the existence of judgments or awards in respect of which the Company or any of our Restricted Subsidiaries shall in good faith be prosecuting an appeal or proceedings for review and in respect of which there shall have been secured a subsisting stay of execution pending such appeal or proceedings, provided that the aggregate amount of all cash (including the stated amount of all letters of credit) and the fair market value of all other property subject to such Liens does not exceed $5,500,000 at any time outstanding;

(xi)	statutory and common law landlords’ liens under leases to which the Company or any of our Restricted Subsidiaries is a party;

(xii)	Liens (other than Liens imposed under ERISA), including deposits, incurred in the ordinary course of business in connection with workers compensation claims, unemployment insurance and social security benefits and Liens securing the performance of bids, tenders, leases and contracts in the ordinary course of business, statutory obligations, surety bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business and consistent with past practice (exclusive of obligations in respect of the payment for borrowed money), provided that the aggregate amount of all cash and the fair market value of all other property subject to all Liens permitted by this clause (xii) shall not at any time exceed $6,000,000;

(xiii)	Permitted Encumbrances;

(xiv)	Liens on property or assets acquired pursuant to a Permitted Acquisition, or on property or assets of a Restricted Subsidiary of the Company in existence at the time such Restricted Subsidiary is acquired pursuant to such an acquisition, provided that (x) any Indebtedness that is secured by such Liens is permitted to exist under clause (g) of the definition of “Permitted Indebtedness”, and (y) such Liens are not incurred in connection with, or in contemplation or anticipation of, such acquisition and do not attach to any asset of the Company or any other asset of the Company or any of our Restricted Subsidiaries;

(xv)	restrictions on the transfer or pledge of assets contained in any FCC License or imposed by the Communications Act, comparable state or local legislation, regulations or ordinances or the terms of cable TV franchises;

(xvi)	Liens consisting of customary options, calls, puts or restrictions on transfer relating to equity interests of non-wholly-owned Subsidiaries and arising under joint venture arrangements with other holders (other than the Company and its Affiliates) of such equity interests; and

(xvii)	other Liens, so long as neither the aggregate fair market value of all assets subject thereto, nor the aggregate amount of Indebtedness or other obligations secured thereby, exceeds $7,500,000.

“Person” shall mean an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of December 21, 2004, among the Company and the purchasers as defined therein, as such agreement may be amended from time to time.

“Restricted Payment” means any of the following: (i) the declaration or payment of any dividend or any other distribution on Capital Stock of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company other than dividends or distributions payable solely in Capital Stock (other than Disqualified Stock) of the Company or in options, warrants or other rights to purchase Capital Stock (other than Disqualified Stock) of the Company; (ii) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company (other than any such Capital Stock owned by the Company or a Wholly Owned Restricted Subsidiary); (iii) the purchase, redemption, defeasance or other acquisition or retirement for value prior to any scheduled repayment, sinking fund or maturity of any Third Lien Obligation or

Subordinated Indebtedness (other than any Subordinated Indebtedness held by the Company or a Wholly Owned Restricted Subsidiary); or (iv) the making by the Company or any Restricted Subsidiary of any Investment (other than a Permitted Investment) in any Person.

“Restricted Subsidiary” means any Subsidiary of the Company that has not been designated by the board of directors, by a Board Resolution delivered to the Trustee, as an Unrestricted Subsidiary pursuant to and in compliance with the Indenture. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of the Indenture.

“Restricted Subsidiary Indebtedness” means Indebtedness of any Restricted Subsidiary (i) which is not subordinated to any other Indebtedness of such Restricted Subsidiary and (ii) in respect of which the Company is not also obligated (by means of a guarantee or otherwise) other than, in the case of this clause (ii), Indebtedness under the First Lien Credit Agreement.

“Second Lien Collateral Agent” means HSBC Bank USA, National Association, in its capacity as collateral agent under the Security Agreement, together with any other successor collateral agent.

“Second Lien Obligations” means all obligations outstanding under the Indenture and the other Transaction Documents (and all related documents).

“Security Agreement” means that certain Security Agreement, dated as of December 21, 2004, among the Company, the Guarantors and the Collateral Agent, granting, among other things, a second priority Lien on the Collateral described therein in favor of the Collateral Agent for the benefit of the Trustee and Noteholders, as amended, modified, restated, supplemented or replaced from time to time (dated as of December 21, 2004 among the Company, the Guarantors and the Second Lien Collateral Agent).

“Security Documents” means, collectively, the Security Agreement, the Pledge Agreement, the Mortgages, the Intercreditor Agreement and all other security agreements, pledges, collateral assignments or other instruments evidencing or creating any Security Interests in favor of the Second Lien Collateral Agent, for the benefit of the Trustee and the Noteholders, in all or any portion of the Collateral, in each case, as amended, modified, restated, supplemented or replaced from time to time. The Guarantee Agreement is not a Security Document.

“Security Interests” means the Liens on the Collateral created by the Security Documents in favor of the Second Lien Collateral Agent for the benefit of the Trustee and holders of the Convertible Notes.

“Shelf Registration Statement” means the Shelf Registration Statement contemplated by the Registration Rights Agreement.

“Significant Restricted Subsidiary” means any Restricted Subsidiary (or group of Restricted Subsidiaries) that would constitute a Significant Subsidiary, as defined under Regulation S-X (or any successor regulation) under the Securities Act, but substituting therein 5% for each reference to 10%.

“Stated Maturity” means, with respect to any Convertible Note or any installment of interest thereon, the dates specified in such Convertible Note as the fixed date on which the principal of such Convertible Note or such installment of interest is due and payable and, when used with respect to any other Indebtedness, means the date specified in the instrument governing such Indebtedness as the fixed date on which the principal of such Indebtedness, or any installment of interest, is due and payable.

“Subordinated Indebtedness” means any Indebtedness of the Company or any Guarantor which is expressly subordinated in right of payment to any other Indebtedness of the Company or such Guarantor.

“Subsidiary” means, with respect to any Person, (i) any corporation of which the outstanding Capital Stock having at least a majority of the votes entitled to be cast in the election of directors shall at the time be owned, directly or indirectly, by such Person, or (ii) any other Person of which at least a majority of voting interest is at the time, directly or indirectly, owned by such Person. For the purposes of this definition, “voting stock” means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

“Third Lien Administrative Agent” and “Third Lien Collateral Agent” means HSBC Bank USA, National Association, in its capacity as administrative agent and collateral agent for the lenders under the Third Lien Credit Facility.

“Third Lien Credit Agreement” means the Credit Agreement, dated as of December 21, 2004 among the Company, the lenders party thereto, and HSBC Bank USA, National Association, as agent and collateral agent, as the same may be amended, modified, and (or supplemented from time to time in accordance with the terms hereof and thereof.

“Third Lien Credit Documents” means the Third Lien Credit Agreement, and the related guarantees, pledge agreements, security agreements, mortgages, and other agreements and instruments entered into in connection with the Third Lien Credit Agreement, in each case as the same may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof.

“Third-Lien Obligations” means all obligations outstanding under the Third Lien Credit Agreement and the other Third Lien Credit Documents (but excluding principal beyond the lesser of the limit set forth in either the First Lien Credit Agreement or the Indenture, which is $38,500,000 plus any increase in the principal amount thereof resulting from the payment-in-kind, or capitalization, of interest thereon).

“Transaction” means, collectively, (i) the consummation of the Plan of Reorganization, (ii) the entering into of the First Lien Credit Documents and the occurrence of the borrowings under the First Lien Credit Agreement on the initial borrowing date thereunder, (iii) the entering into of the Indenture and the Transaction Documents and the issuance of all Convertible Notes thereunder on the date of initial borrowing under the First Lien Credit Agreement, (iv) the entering into of the Third Lien Credit Documents and (v) the payment of all fees and expenses in connection with the foregoing.

“Transaction Documents” means the Convertible Note Purchase Agreement, the Guarantee Agreement, the Registration Rights Agreement, the Convertible Notes, the Indenture, the Security Documents and each of the other agreements entered into by the parties thereto in connection with the transactions contemplated by the Convertible Note Purchase Agreement.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended from time to time.

“Unrestricted Subsidiary” means any Subsidiary of the Company designated as such pursuant to and in compliance with the Indenture. Any such designation may be revoked by a Board Resolution delivered to the Trustee, subject to the provisions of the Indenture.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of certain anticipated U.S. federal income tax considerations relating to purchase, ownership and disposition of the Convertible Notes and our Common Stock for a holder that acquires the Convertible Notes for cash from a selling security holder pursuant to an offering of such Convertible Notes under this Prospectus in the first sale of such Convertible Notes by such selling security holder after the Convertible Notes are first registered with the SEC. The discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations, judicial decisions, published positions of the Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect as of the date hereof and all of which are subject to change or differing interpretations (possibly with retroactive effect). The discussion does not address all of the tax consequences that may be relevant to a particular person or to persons subject to special treatment under U.S. federal income tax laws (such as financial institutions, broker dealers, insurance companies, expatriates, tax-exempt organizations, persons subject to the alternative minimum tax or persons that are, or hold their Convertible Notes or Common Stock through, partnerships or other pass-through entities) or to persons that hold their Convertible Notes or Common Stock as part of a straddle, hedge, conversion, synthetic security or constructive sale transaction for U.S. federal income tax purposes, all of whom may be subject to tax rules that differ from those summarized below. Moreover, the discussion does not address any tax consequences other than U.S. federal income tax consequences. This summary deals only with persons who hold the Convertible Notes and our Common Stock as capital assets within the meaning of Section 1221 of the Code (generally, property held for investment) and only with Common Stock received upon conversion of Convertible Notes pursuant to the terms of the Indenture. We have not sought and do not intend to seek an opinion of counsel or IRS ruling regarding any matter discussed herein. We cannot assure you that the IRS would not assert, or that a court would not sustain, a position contrary to any of those set forth below. Prospective purchasers are urged to consult their own tax advisors as to the particular U.S. federal tax consequences to them of acquiring, owning and disposing of the Convertible Notes and the Common Stock, as well as the effects of state, local and non-U.S. tax laws.

For purposes of this discussion, a “U.S. Holder” means a beneficial owner (as determined for U.S. federal income tax purposes) (other than a partnership) of a Convertible Note or our Common Stock that is, or is treated as, a citizen or individual resident of the U.S., a corporation created or organized in or under the laws of the U.S. or any political subdivision thereof or therein, an estate the income of which is subject to U.S. federal income taxation regardless of its source, or a trust if (i) a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. fiduciaries have the authority to control all substantial decisions of the trust or (ii) the trust has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person. A “non-U.S. Holder” means any beneficial owner of a Convertible Note or our Common Stock (other than a partnership) that is not a “U.S. Holder.”

If a partnership (including any entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes) is a holder of a Convertible Note or Common Stock, the U.S. federal income tax treatment of a partner in the partnership generally will depend on the status of the partner and the activities of such partnership. Partners and partnerships are particularly urged to consult their tax advisors as to the particular federal income tax consequences applicable to them.

Although not free from doubt, we believe and are taking the position that the Convertible Notes should be treated as debt for U.S. federal income tax purposes. No assurances can be made in this regard, and holders are urged to consult their own tax advisors regarding the tax consequences of treating the Convertible Notes as other than debt. The following discussion assumes that treatment of the Convertible Notes as debt for U.S. federal income tax purposes will be respected by the IRS. In addition, although not free from doubt, we believe and intend to take the position that the Convertible Notes should not be subject to the special tax rules relating to contingent payment debt instruments. No assurances can be made in this regard. If the Convertible Notes were subject to such rules, the results to holders and RCN would be significantly different than those described below, and holders are urged to consult their own tax advisors regarding the application and consequences of these rules. In particular, holders would be required to include amounts in income in advance of receiving a corresponding amount of cash. The following discussion assumes that the Convertible Notes will not be subject to the rules relating to contingent payment debt instruments.

U.S. Holders

Interest. Payments of interest on the Convertible Notes will be taxable to a U.S. Holder as ordinary interest income at the time such holder receives or accrues such amounts, in accordance with its regular method of tax accounting.

A U.S. Holder may make an election to include in gross income all interest that accrues on a Convertible Note (including stated interest, additional interest, market discount and de minimis market discount, as adjusted by any amortizable bond premium) in accordance with a constant yield method based on the compounding of interest (a “constant yield election”). Such election may be revoked only with the permission of the Internal Revenue Service.

Market Discount. If a U.S. Holder purchases a Convertible Note for an amount that is less than its stated redemption price at maturity (i.e. the par amount of the Convertible Note), the amount of the difference will be treated as market discount for federal income tax purposes, unless this difference is less than a specified de minimis amount.

A U.S. Holder will be required to treat any principal payment on, or any gain on the sale, exchange, retirement or other disposition of a Convertible Note as ordinary income to the extent of the market discount accrued on the Convertible Note at the time of the payment or disposition unless this market discount has been previously included in income by the U.S. Holder pursuant to an election by the U.S. Holder to include market discount in income as it accrues, or pursuant to a constant yield election by the U.S. Holder as described under “—Interest” above. If the Convertible Note is disposed of in certain nontaxable transactions (not including its conversion into Common Stock), accrued market discount will be included as ordinary income to the U.S. Holder as if such U.S. Holder had sold the Convertible Note in a taxable transaction at its then fair market value. In addition, the U.S. Holder may be required to defer, until the maturity of the Convertible Note or its earlier disposition (including certain nontaxable transactions, but not including its conversion into Common Stock), the deduction of all or a portion of the interest expense on any indebtedness incurred or maintained to purchase or carry such Convertible Note.

Upon conversion of a Convertible Note acquired at a market discount, any market discount not previously included in income (including as a result of the conversion) will carryover to the Common Stock received. Any such market discount that is carried over to Common Stock received upon conversion will be taxable as ordinary income upon the sale or other disposition of the Common Stock. To the extent that a U.S. Holder receives cash upon conversion of a Convertible Note, the U.S. Holder will be required to recognize ordinary income to the extent of the market discount accrued on the Convertible Note at the time of the conversion.

Amortizable Bond Premium. If a U.S. Holder’s tax basis in a Convertible Note, immediately after the purchase, is greater than the stated redemption price at maturity of the Convertible Note, the Holder will be considered to have purchased the Convertible Note with amortizable bond premium. In general, amortizable bond premium with respect to any Convertible Note will be equal in amount to the excess, if any, of the tax basis (reduced as set forth in the following sentence) over the stated redemption price at maturity of the Convertible Note. For this purpose only, a holder’s tax basis in a Convertible Note is reduced by an amount equal to the value of the option to convert the Convertible Note into Common Stock; the value of this conversion option may be determined under any reasonable method. The U.S. Holder may elect to amortize any such bond premium, using a constant yield method, over the remaining term of the Convertible Note. A U.S. Holder may generally use the amortizable bond premium allocable to an accrual period to offset qualified stated interest required to be included in such Holder’s income with respect to the Convertible Note in that accrual period. A U.S. Holder who elects to amortize bond premium must reduce its tax basis in the Convertible Note by the amount of the premium amortized in any year. An election to amortize bond premium applies to all taxable debt obligations then owned and thereafter acquired by the U.S. Holder and may be revoked only with the consent of the Internal Revenue Service.

If a U.S. Holder makes a constant yield election (as described under “—Interest” above) for a Convertible Note with amortizable bond premium, such election will result in a deemed election to amortize bond premium for all of the Holder’s debt instruments with amortizable bond premium and may be revoked only with the permission of the Internal Revenue Service with respect to debt instruments acquired after revocation.

Sale, Exchange, Conversion or Other Disposition of the Convertible Notes. Upon a sale, exchange or other disposition of a Convertible Note (other than upon conversion into our Common Stock pursuant to the terms of the Indenture), a U.S. Holder generally should recognize taxable capital gain or loss equal to the difference, if any, between the amount realized and the holder’s adjusted tax basis in the Convertible Note at the time. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period with respect to the Convertible Note disposed of is more than one year at the time. Long-term capital gains of individuals are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses by U.S. Holders may be subject to limitations. To the extent that amounts received include accrued but unpaid interest that the U.S. Holder has not yet included in income, such interest will not be taken into account in determining gain or loss, but will instead be taxable as ordinary interest income.

A U.S. Holder generally will not recognize gain or loss on the conversion of Convertible Notes into our Common Stock pursuant to the terms of the Indenture, except with respect to any cash paid in lieu of a fractional share of Common Stock, which cash should be treated as paid in exchange for such fractional share. The holding period for a share of our Common Stock received upon such a conversion generally will include the holding period of the Convertible Notes converted into such Common Stock.

Dividends and Constructive Distributions. A distribution on our Common Stock made out of our current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) will constitute a dividend and will be includable in income by a U.S. Holder holding Common Stock. Individual U.S. Holders generally are entitled to reduced U.S. federal income tax rates on “qualified dividend income,” and should consult their own tax advisors regarding whether dividends are “qualified” with respect to them. Distributions not paid out of current or accumulated earnings and profits generally will be treated first as a return of capital to the extent of a U.S. Holder’s tax basis in our Common Stock on which the distribution was made, and then as capital gain to the extent the distribution exceeds such tax basis. A qualifying corporate U.S. Holder may be eligible to claim a dividends received deduction with respect to a distribution treated as a dividend if it meets the holding period and other requirements for the dividends received deduction.

A U.S. Holder may be treated as receiving a constructive distribution (which may be taxed as a dividend) as a result of certain adjustments to the conversion price of the Convertible Notes. A constructive distribution may give rise to taxable income without a corresponding receipt of cash, resulting in an out-of-pocket tax payment for U.S. Holders. U.S. Holders are particularly urged to consult their own tax advisors regarding the tax consequences of adjustments to the conversion price of the Convertible Notes.

Sale, Exchange or Other Disposition of Common Stock. Upon a sale, exchange or other disposition of our Common Stock, a U.S. Holder generally will recognize taxable capital gain or loss in an amount equal to the difference between (i) the aggregate amount realized upon such sale, exchange or other disposition and (ii) such holder’s aggregate tax basis in such Common Stock at the time. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period with respect to the Common Stock disposed of is more than one year at the time. Long-term capital gains of U.S. Holders that are individuals are generally eligible for reduced rates of U.S. federal income taxation. The deductibility of capital losses recognized by a U.S. Holder is subject to limitations.

Information Reporting and Backup Withholding. Interest paid or accrued on a Convertible Note, distributions with respect to our Common Stock, as well as the proceeds from a sale, exchange or other disposition of a Convertible Note or Common Stock generally will be subject to information reporting. In addition, such amounts may be subject to backup withholding (currently imposed at 28%) unless the U.S. Holder (1) is exempt from backup withholding or (2) provides a correct taxpayer identification number and otherwise certifies as to its exemption from backup withholding (generally on IRS Form W-9) and, in each case, otherwise complies with the requirements of the backup withholding rules. Backup withholding is not an additional tax. If backup withholding results in an overpayment of taxes, a U.S. Holder may obtain a refund or credit, provided that the U.S. Holder furnishes the required information to the IRS.

Non-U.S. Holders

Interest. Subject to the discussion below regarding information reporting and backup withholding, a non-U.S. Holder generally will not be subject to U.S. federal income taxation with respect to payments of interest on a Convertible Note, unless

(1)	the non-U.S. Holder holds the Convertible Note in connection with the conduct of a U.S. trade or business;

(2)	the non-U.S. Holder actually or constructively owns 10% or more of the total combined voting power of all classes of RCN’s voting stock;

(3)	the non-U.S. Holder is a “controlled foreign corporation” that is directly or indirectly related to RCN;

(4)	the non-U.S. Holder is a bank that acquired a Convertible Note in connection with an extension of credit made pursuant to a loan agreement entered into in the ordinary course of business; or

(5)	the non-U.S. Holder fails to properly certify to as to its non-U.S. status (generally on IRS Form W-8BEN).

Dividends. A non-U.S. Holder generally will be subject to U.S. federal withholding tax at a rate of 30% (subject to reduction by applicable treaty) on distributions treated as dividends and on constructive dividends on our Common Stock. See “U.S. Holders—Dividends and Constructive Distributions” above. Actual or constructive dividends effectively connected with the conduct of a U.S. trade or business (or if a tax treaty applies, attributable to a permanent establishment) are generally not subject to U.S. federal withholding taxes, but are subject to U.S. federal income tax on a net basis in the manner as described above with respect to U.S. Holders. Non-U.S. corporate holders may also be subject to a 30% branch profits tax (subject to reduction by applicable treaty). Non-U.S. Holders will be required to certify as to their non-U.S. status on the appropriate IRS withholding form.

Sale, Exchange, Conversion or Other Disposition of a Convertible Note or Common Stock. Subject to the discussion below regarding information reporting and backup withholding, a non-U.S. Holder generally should not be subject to U.S. federal income taxation with respect to gain or income received upon a sale, exchange or other disposition of a Convertible Note or our Common Stock (including upon a conversion of a Convertible Note to Common Stock pursuant to the terms of the Indenture), unless

(1)	the non-U.S. Holder holds the Convertible Note or Common Stock in connection with the conduct of a U.S. trade or business;

(2)	in the case of an individual, such individual is present in the U.S. for 183 days or more during the taxable year in which gain is realized and certain other conditions are met;

(3)	the non-U.S. Holder fails to certify as to its non-U.S. status; or

(4)	RCN will have been a U.S. real property holding corporation at any time during the shorter of the five year period preceding such sale, exchange or disposition and the non-U.S. Holder’s holding period in our Common Stock and, if our Common Stock is publicly traded, the non U.S. Holder holds or has held during such period (directly or through attribution) more than five percent of our outstanding Common Stock.

Information Reporting and Backup Withholding. A non-U.S. Holder not otherwise subject to U.S. income or withholding tax may nonetheless be subject to information reporting and backup withholding (currently imposed at 28%) and with respect interest paid or accrued on a Convertible Note, with respect to actual or constructive distributions on our Common Stock and with respect to amounts realized on the disposition of a Convertible Note or Common Stock, unless the non-U.S. Holder provides the applicable IRS Form W-8 or otherwise establishes an exemption. Non-U.S. Holders should consult their own tax advisors as to their qualifications for an exemption for backup withholding and the procedures for obtaining such an exemption.

LEGAL MATTERS

The validity of the securities being offered here will be passed upon by our counsel, Milbank, Tweed, Hadley & McCloy LLP, One Chase Manhattan Plaza, New York, New York 10005.

EXPERTS

The consolidated financial statements as of December 31, 2004 and for the year then ended and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2004 included in this Prospectus and registration statement have been so included in reliance on the report (which contains an adverse opinion on the effectiveness of internal control over financial reporting) of Friedman LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002 included in this Prospectus and registration statement have been so included in reliance on the report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) of PricewaterhouseCoopers LLP, independent registered public accountants, given on the authority of said firm as experts in auditing and accounting.

SHARES ELIGIBLE FOR FUTURE SALES

Sales of substantial amounts of our Common Stock in the public market, or the perception that such sales may occur, could adversely affect the prevailing market price and impair our ability to raise capital in the future.

As of September 20, 2005, 36,020,850 shares of our Common Stock were issued and outstanding. These shares were issued as contemplated by the Plan. The issuance was exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code and any subsequent transactions in our Common Stock so issued are exempt from registration under the Securities Act unless the holder is deemed an “underwriter” under Section 1145(b) of the Bankruptcy Code. Accordingly, all of our issued shares of Common Stock are freely tradeable without restriction or further registration under the Securities Act.

A portion of these 36,020,850 shares of Common Stock were issued but placed in a reserve pending resolution of disputed claims under our Chapter 11 proceedings. The resolution of these disputed claims may or may not involve a distribution to the claim holders of shares from the claims reserve. As of September 20, 2005, 857,938 shares remain in the claims reserve. As and when objections to these disputed claims are resolved, the shares remaining in the claims reserve following such resolution will be distributed (in one or more distributions) pro rata to the general unsecured creditors of the RCN Debtors in accordance with the Plan.

Assuming that (1) all Warrants authorized under the Plan are issued (which depends on our receiving letters of transmittal from Old RCN’s former preferred and common stock holders) and subsequently exercised and (2) all holders of Convertible Notes convert their Convertible Notes (after giving effect to this Prospectus), there will be approximately 5,703,323 additional shares of Common Stock (subject to certain anti-dilution adjustments) that will be freely tradeable, subject to certain restrictions under applicable securities laws.

In addition, up to 10% of our Common Stock (on a fully diluted basis) is available under a management incentive plan adopted by our board of directors and approved by our stockholders.

In general, under Rule 144 of the Securities Act as currently in effect, a person who has beneficially owned restricted securities for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of the following:

•	one percent of the number of shares of Common Stock then outstanding, or

•	the average weekly trading volume of the Common Stock during the four calendar weeks preceding the sale.

Sales under Rule 144 are also subject to requirements with respect to manner-of-sale requirements, notice requirements and the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been our affiliate at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell his or her shares without complying with the manner-of-sale, public information, volume limitation or notice provisions of Rule 144.

Rule 701, as currently in effect, permits our employees, officers, directors, and consultants who purchased shares pursuant to a written compensatory plan or contract to resell those shares in reliance upon Rule 144, but without compliance with the specific restrictions of Rule 144. Rule 701 provides that affiliates may sell their Rule 701 shares under Rule 144 without complying with the holding period requirement and that non-affiliates may sell their shares in reliance on Rule 144 without complying with the holding period, public information, volume limitation or notice provisions of Rule 144.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 pursuant to the Securities Act of 1933, as amended, with respect to the common shares sold in this offering. This Prospectus constitutes a part of that registration statement. This Prospectus does not contain all of the information set forth in the registration statement and the accompanying exhibits because some parts have been omitted in accordance with the rules and regulations of the SEC. Accordingly, you should reference the registration statement and its exhibits for further information with respect to us and our common shares being sold in this offering. Copies of the registration statements and its exhibits are on file at the offices of the SEC and on its web site.

You may read and copy the registration statement, including attached exhibits, and any report, statements or other information that we file at the SEC’s public reference facilities located in Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549 and also at the regional offices of the SEC located at 233 Broadway, New York, New York 10279 and the Citicorp Center at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference facilities. Our SEC filings are also available to the public from commercial document retrieval services and at the SEC’s web site at http://www.sec.gov.

If you are a stockholder, you may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

RCN Corporation

196 Van Buren St.

Herndon, VA 20170

(703) 434-8200

For further information about us and our Convertible Notes and Common Stock, we refer you to the registration statement and accompanying exhibits. Statements contained in this Prospectus concerning any document filed as an exhibit are not necessarily complete and we refer you to the copy of such document filed as an exhibit to the registration statement.

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Page No

Report of Independent Registered Public Accounting Firm	F-2

Report of Independent Registered Public Accounting Firm on Internal Control over Financial Reporting	F-3

Report of Independent Registered Public Accounting Firm	F-5

Consolidated Statements of Operations for the period from December 21, 2004 to December 31, 2004 (Successor), January 1, 2004 to December 20, 2004 (Predecessor) and the years ended December 31, 2003 (Predecessor) and 2002 (Predecessor)

F-6

Consolidated Balance Sheets as of December 31, 2004 (Successor) and December 31, 2003 (Predecessor)	F-7

Consolidated Statements of Cash Flows for the period from December 21, 2004 to December 31, 2004 (Successor), January 1, 2004 to December 20, 2004 (Predecessor) and the years ended December 31, 2003 (Predecessor) and 2002 (Predecessor)

F-8

Consolidated Statements of Changes in Common Stockholders’ Equity (Deficit) for the period from December 21, 2004 to December 31, 2004 (Successor), January 1, 2004 to December 20, 2004 (Predecessor) and the years ended December 31, 2003 (Predecessor) and 2002 (Predecessor)

F-10

Notes to Consolidated Financial Statements	F-12

Unaudited Condensed Consolidated Statements of Operations for the six months ended June 30, 2005 (Successor) and 2004 (Predecessor)	F-67

Unaudited Condensed Consolidated Balance Sheets as of June 30, 2005 (Successor) and December 31, 2004 (Successor)	F-68

Unaudited Condensed Consolidated Statements of Cash Flows for the six months ended June 30, 2005 (Successor) and 2004 (Predecessor)	F-70

Notes to Unaudited Condensed Consolidated Statements	F-72

Schedule II—Valuation and Qualifying Accounts and Reserves	F-102

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of RCN Corporation

Princeton, New Jersey

We have audited the accompanying consolidated balance sheet of RCN Corporation (a Delaware corporation) and subsidiaries, as of December 31, 2004 (Successor Company) and the related consolidated statements of operations, and stockholders equity (deficit) and comprehensive income (loss) and cash flows, for the period from December 21, 2004 through December 31, 2004 (Successor Company) and for the period January 1, 2004 through December 20, 2004 (Predecessor Company). Our audit also included the financial statements and schedules listed in the Index at Item 15 (a). These consolidated financial statements and financial statement schedules are the responsibility of RCN’s management. Our responsibility is to express an opinion on these consolidated financial statements and financial statement schedules based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosure in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of RCN Corporation as of December 31, 2004 (Successor Company), and the results of its operations and its cash flows for the period December 21, 2004 through December 31, 2004 (Successor Company) and for the period January 1, 2004 through December 20, 2004 (Predecessor Company), in conformity with accounting principles generally accepted in the United States of America. Also, in our opinion, the related financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects, the information set forth therein.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of RCN Corporation and subsidiaries’ internal control over financial reporting as of December 31, 2004, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway commission (COSO), and our report dated May 6, 2005 expressed an unqualified opinion on managements’ assessment of, and an adverse opinion on the effective operation of internal control over financial statement reporting.

As described in Notes 4 and 5 to the consolidated financial statements, the Successor Company emerged from bankruptcy on December 21, 2004 pursuant to a Plan of Reorganization confirmed by the Bankruptcy Court by order dated December 21, 2004. Accordingly, the accompanying consolidated financial statements of the Successor Company have been prepared in conformity with the Fresh Start accounting provisions of the AICPA’s Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” (SOP 90-7). As a result, the consolidated financial statements of the Successor Company are presented on a different basis than that prior to the reorganization and, therefore, are not comparable in all respects.

Friedman LLP

East Hanover, New Jersey

May 6, 2005

Report of Independent Registered Public Accounting Firm on Internal Control over Financial Reporting

The Board of Directors and Stockholders of RCN Corporation

We have audited management’s assessment, included in “Management’s Report on Internal Control Over Financial Reporting” appearing under Item 9A of this Annual Report of Form 10-K, that RCN Corporation did not maintain effective internal control over financial reporting as of December 31, 2004 because of the material weaknesses identified in management’s assessment, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (the COSO criteria). RCN Corporation’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion of the effectiveness of the company’s internal control over financial reporting based on our audit.

We have conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessments, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

A material weakness is a significant deficiency, or combination of significant deficiencies, that results in more than a remote likelihood that a material misstatement of the annual or interim financial statements will not be prevented or detected. The following material weaknesses have been identified and included in management’s assessment:

As of December 31, 2004, RCN identified material weaknesses in the quarterly or annual financial closing processes involving (1) the lease accounting process and (2) the general ledger account reconciliation process. Additionally, as of December 31, 2004, RCN identified a material weakness in its disclosure controls and procedures because of the inability to obtain timely information about its 48.93% ownership interest in Megacable. These deficiencies in the Company’s internal control over financial reporting did not result in an actual misstatement to the financial statements. However, due to (1) the significance of the potential material misstatement that could have resulted due to the deficient controls and (2) the absence of other mitigating controls, there is more than a remote likelihood that a material misstatement of the interim and annual financial statements would not have been prevented or detected.

These material weaknesses were considered in determining the nature, timing, and extent of audit tests applied in our audit of the 2004 consolidated financial statements, and this report does not affect our report on such consolidated financial statements.

As indicated in the accompanying “Management’s Report on Internal Control over Financial Reporting”, management’s assessments of and the conclusion on the effectiveness of internal control over financial reporting did not include the internal controls of Starpower, which is included in the 2004 consolidated financial statements of RCN Corporation, and constituted approximately $99.8 million and $69.0 million of total and net assets, respectively, as of December 31, 2004. Management did not assess the effectiveness of internal control over financial reporting at this entity because it was acquired by the company in a purchase on December 21, 2004 and management believes it was not possible to conduct an assessment of Starpower’s internal control over financial reporting in the period between the consummation date and the date of management’s assessment. Our audit of internal control over financial reporting of RCN Corporation also did not include an evaluation of the internal control over financial reporting of Starpower.

In our opinion, management’s assessment that RCN Corporation did not maintain effective internal control over financial reporting as of December 31, 2004, is fairly stated, in all material respects, based on the COSO control criteria. Also, in our opinion, because of the effect of the material weaknesses described above on the achievement of the objectives of the control criteria, RCN Corporation has not maintained effective internal control over financial reporting as of December 31, 2004, based on the COSO criteria.

We have also audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated financial statements as of December 31, 2004 (Successor Company) and the related consolidated statements of operations, stockholders equity (deficit) and comprehensive income (loss) and cash flows for the period from December 21, 2004 through December 31, 2004 (Successor Company) and for the period January 1, 2004 through December 20, 2004 (Predecessor Company) and our report dated May 6, 2005 expressed an unqualified opinion on the consolidated financial statements.

/s/ FRIEDMAN LLP

East Hanover, New Jersey

May 6, 2005

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of RCN Corporation

In our opinion, the consolidated balance sheet as of December 31, 2003 and the related consolidated statements of operations, shareholders’ equity / (deficit) and of cash flows for each of the two years in the period ended December 31, 2003 listed in the accompanying index, present fairly, in all material respects, the financial position, results of operations and cash flows of RCN Corporation (Predecessor Company) at December 31, 2003 and for each of the two years in the period ended December 31, 2003, in conformity with accounting principles generally accepted in the United States of America. In addition, in our opinion, the financial statement schedule listed in the accompanying index for the years ending December 31, 2003 and 2002 present fairly, in all material respects, the information set forth therein when read in conjunction with the related consolidated financial statements. These financial statements and financial statement schedule are the responsibility of the Company’s management; our responsibility is to express an opinion on these financial statements and financial statement schedule based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, at December 31, 2003, the Company has a working capital deficiency, a net capital deficiency and has incurred recurring losses from operations and net cash outflows from operations. At December 31, 2003, the Company will not have sufficient cash to meet its anticipated cash needs for working capital, capital expenditures, contractual debt maturities, cash interest payments and other activities for the next twelve months without successfully restructuring its balance sheet. Furthermore, the Company has not made recent interest payments on certain of its Senior Notes and is in default of its debt agreements. These matters raise significant doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Florham Park, NJ

March 25, 2004, except as to the guarantor subsidiaries financial statements as of December 31, 2003 and for the years ended December 31, 2003 and 2002 presented in Note 28 which is as of July 18, 2005

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Share and Per Share Data)

			For the years ended
	Successor	Predecessor	Predecessor	Predecessor
	December 21 to December 31, 2004	January 1 to December 20, 2004	December 31,
			2003	2002
Revenues	$16,372	$470,459	$484,854	$433,494
Costs and expenses:
Direct expenses	5,958	164,135	165,219	166,979
Selling, general and administrative	7,996	246,666	317,192	371,685
Non-cash stock based compensation	—	4,414	4,692	37,721
Impairments and other charges, net	—	(7,674)	167,241	894,316
Depreciation and amortization	5,218	231,734	197,267	275,505

Operating loss	(2,800)	(168,816)	(366,757)	(1,312,712)
Investment income	—	2,942	6,260	13,771
Interest expense	888	96,702	180,206	167,663
Gain on early extinguishment of debt	—	—	45,556	13,073
Other income, net	—	2,195	8,201	2,909

Loss from continuing operations before reorganization items and income taxes	(3,688)	(260,381)	(486,946)	(1,450,622)
Reorganization items, net	—	(92,554)	—	—
Gain on settlement of liabilities subject to compromise and restructuring	—	1,166,027	—	—
Gain from “Fresh Start” adjustments	—	173,178	—	—
Income tax provision (benefit)	—	(114)	1,271	(994)

Income/(Loss) from continuing operations before equity in unconsolidated entities and minority interest	(3,688)	986,384	(488,217)	(1,449,628)
Equity in income of unconsolidated entities	—	11,267	23,470	22,957
Impairment of unconsolidated entities	—	(25,689)	(35,000)	(32,274)
Minority interest in income of consolidated entities	—	—	—	36,650

Net income/(loss) from continuing operations	(3,688)	971,962	(499,747)	(1,422,295)
Discontinued operations, net of tax of $0, $0, and $187	—	90,784	174,046	14,106

Net income/(loss)	(3,688)	1,062,746	(325,701)	(1,408,189)
Preferred dividend and accretion requirements	—	52,902	173,392	162,150

Net income/(loss) to common stockholders	$(3,688)	$1,009,844	$(499,093)	$(1,570,339)

Net income/(loss) per common share
Basic:
Continuing operations	$(0.10)	$8.33	$(6.07)	$(14.92)
Discontinued operations	—	0.82	1.57	0.13

	$(0.10)	$9.15	$(4.50)	$(14.79)
Diluted:
Continuing operations	$(0.10)	$6.77	$(6.07)	$(14.92)
Discontinued operations	—	0.63	1.57	0.13

	$(0.10)	$7.40	$(4.50)	$(14.79)
Weighted average shares outstanding:
Basic	36,020,850	110,294,169	110,877,797	106,211,979

Diluted	36,020,850	143,519,490	110,877,797	106,211,979

Proforma effect of change in accounting principle (unaudited - see Note 6):
Net income/(loss) to common stockholders	$(3,688)	$1,009,844	$(499,093)	$(1,570,339)
Proforma effect of change in accounting for legal fees	—	1,600	1,000	—

Proforma net income/(loss) - unaudited	$(3,688)	$1,011,444	$(498,093)	$(1,570,339)

The accompanying notes are an integral part of these consolidated financial statements.

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share and Per Share Data)

	December 31,
	Successor 2004	Predecessor 2003
ASSETS
Current Assets:
Cash and temporary cash investments	$54,351	$18,395
Short-term investments	109,613	—
Accounts receivable from related parties	—	13,329
Accounts receivable, net of reserve for doubtful accounts of $4,568 and $5,923	52,618	45,378
Unbilled revenues	792	1,105
Interest and dividends receivable	755	1,170
Prepayments and other current assets	22,373	33,064
Short-term restricted investments	1,525	134,205
Current assets of discontinued operations	—	2,375

Total current assets	242,027	249,021
Property, plant and equipment, net of accumulated depreciation of $4,605 and $900,458	793,691	908,009
Investments in joint ventures	178,000	202,095
Intangible assets, net of accumulated amortization of $613 and $18,266	141,786	1,503
Goodwill, net	—	6,130
Long-term restricted investments	25,063	100,000
Deferred charges and other assets	19,943	34,430
Noncurrent assets of discontinued operations	—	28,168

Total assets	$1,400,510	$1,529,356

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Current maturities of capital lease obligations	$558	$11,083
Current maturities of long-term debt	3,300	1,643,502
Accounts payable	29,763	22,697
Accounts payable to related parties	—	3,715
Advance billings and customer deposits	37,082	26,906
Accrued expenses	35,661	42,377
Accrued interest	837	37,235
Accrued cost of sales	32,301	32,019
Accrued exit costs	669	38,095
Accrued employee compensation and related expenses	14,704	28,556
Deferred reorganization costs	21,644	—
Deferred income taxes	—	18
Current liabilities of discontinued operations	1,082	3,330

Total current liabilities	177,601	1,889,533

Long-term debt	489,710	—
Other deferred credits	28,277	6,398

Total liabilities	695,588	1,895,931

Commitments and contingencies
Predecessor Preferred stock, Series A, convertible, par value $1 per share, 708,000 shares authorized and 347,213 shares issued and outstanding	—	340,293
Predecessor Preferred stock, Series B, convertible, par value $1 per share, 2,681,931 shares authorized and 1,201,228 shares issued and outstanding	—	1,432,017
Stockholders’ equity (deficit):
Predecessor Preferred stock, par value $1 per share, 21,610,069 authorized, none issued and outstanding	—	—
Predecessor Class A Common stock, par value $1 per share, 500,000,000 shares authorized and 112,151,560 issued and 110,835,000 shares outstanding	—	112,152
Successor Common stock, par value $.01 per share, 100,000,000 shares authorized, 31,919,044 issued and outstanding	319	—
Predecessor Class B Common stock, par value $1 per share, 400,000,000 shares authorized and 11,424,810 issued and outstanding	—	11,425
Committed Common Stock, par value $.01, 4,101,806 shares committed	41	—
Committed capital in excess of par	131,355	—
Additional paid-in-capital	576,895	2,150,418
Accumulated deficit	(3,688)	(4,388,478)
Unearned compensation expense	—	(342)
Cumulative translation adjustments	—	(13,990)
Unrealized appreciation on investments	—	240
Predecessor Treasury stock, 1,316,560 shares at cost	—	(10,310)

Total stockholders’ equity (deficit)	704,922	(2,138,885)

Total liabilities and stockholders’ equity (deficit)	$1,400,510	$1,529,356

The accompanying notes are an integral part of these consolidated financial statements

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands, except share and per share data)

	Successor	Predecessor	Predecessor	Predecessor
	December 21 to December 31, 2004	January 1 to December 20, 2004	For the years ended December 31,
			2003	2002
Cash flows from operating activities
Net Income (loss)	$(3,688)	$1,062,746	$(325,701)	$(1,408,189)
Income from discontinued operations	—	(2,204)	(10,362)	(14,106)
Gain on sale of discontinued operation	—	(88,580)	(163,684)	—

Net income (loss) from continuing operations	(3,688)	971,962	(499,747)	(1,422,295)
Adjustments to reconcile net income (loss) from continuing operations to net cash used in operating activities:
Accretion of discounted debt	—	4,541	14,370	69,656
Amortization of financing costs	—	9,511	15,762	15,295
Non-cash stock based compensation expense	—	4,413	4,692	37,721
(Gain) loss on sale of assets	—	(1,651)	(8,386)	3,089
Write off of deferred financing charges	—	18,076	—	—
Gain on early extinguishment of debt	—	—	(45,556)	(13,073)
Gain on settlement of lease obligation	—	(14,525)	—	—
Non-cash fresh start adjustments	—	(173,178)	—	—
Gain on settlement of liabilities subject to compromise	—	(1,166,027)	—	—
Depreciation and amortization	5,218	231,734	197,267	275,505
Deferred income taxes, net	—	(934)	—	(807)
Provision for losses on accounts receivable	342	8,617	12,335	12,490
Equity in loss of unconsolidated entities	—	(11,267)	(23,470)	(22,957)
Impairment in unconsolidated entity	—	25,689	35,000	32,274
Impairments and other charges	—	6,851	167,241	894,316
Minority interest	—	—	—	(36,650)
Write down of cost based investment	—	—	—	2,246

	1,872	(86,188)	(130,492)	(153,190)
Net change in certain assets and liabilities, net of business acquisitions:
Accounts receivable and unbilled revenues	(914)	(10,700)	(2,931)	(21,764)
Accounts payable	(20,594)	29,513	(4,579)	(9,204)
Accrued expenses	5,842	36,945	(9,043)	(42,629)
Accounts receivable from related parties	15,469	3,378	(3,261)	6,611
Accounts payable to related parties	(15,469)	1,803	(10,117)	(8,766)
Unearned revenue, advanced billing and customer deposits	—	1,310	135	(3,207)
Other	1,112	(12,646)	(13,049)	3,220

Net cash used in continuing operations	(12,682)	(36,585)	(173,337)	(228,929)
Cash provided by discontinued operations	—	2,012	3,087	26,115

Net cash used in operating activities	(12,682)	(34,573)	(170,250)	(202,814)

Cash flows from investing activities:
Increase in property, plant and equipment (excludes disposals and revaluations)	—	(52,294)	(87,481)	(138,109)
Acquisition of Starpower, net of cash acquired	(14,933)	—	—	—
Increase (Decrease) short-term investments	17,220	(126,431)	227,641	133,165
Investment in unconsolidated joint venture	—	—	(2,000)	(7,500)
Distribution from unconsolidated joint venture	—	—	7,750	—
Proceeds from sale of assets	—	391	17,408	22,872
Increase in restricted cash	—	—	—	(11,244)
Proceeds from sale of discontinued operations	—	118,061	239,644	—
(Increase)/decrease in investments restricted for debt service	4,634	203,160	(199,285)	—
Refund of sales tax on capital equipment	—	1,077	—	—

Net cash provided by (used in) investing activities in continuing operations	6,921	143,964	203,677	(816)
Cash (used in) discontinued operations	—	—	(8,813)	(4,950)

Net cash provided by (used in) investing activities	6,921	143,964	194,864	(5,766)

Cash flows from financing activities:
Repayment of long-term debt	—	(395,367)	(68,000)	(203,062)
Change in term loans	—	(111,377)	—	—
Repayment of capital lease obligations	—	(3,715)	(2,590)	(2,634)
Payments made for debt financing costs	—	(12,215)	(12,853)	(12,219)
Proceeds from the issuance of long-term debt	—	455,000	27,806	—
Proceeds from the exercise of stock options	—	—	53	4
Contribution from minority interest	—	—	—	(364)

Net cash used in financing activities	—	(67,674)	(55,584)	(218,275)

Net increase (decrease) in cash and temporary cash investments	(5,761)	41,717	(30,970)	(426,855)
Cash and temporary cash investments at beginning of period	60,112	18,395	49,365	476,220

Cash and temporary cash investments at end of period	$54,351	$60,112	$18,395	$49,365

Supplemental disclosures of cash flow information
Cash paid during the periods for: Interest (net of $0, $539, $1,430 and $9,132 capitalized in the periods of December 21 to December 31, 2004 and January 1 to December 20, 2004 and the years ended December 31, 2003 and 2002, respectively)	$1,763	$39,775	$137,794	$78,102

Income taxes	$—	$68	$56	$1,416

The accompanying notes are an integral part of these consolidated financial statements.

Supplemental Schedule of Non-cash Investing and Financing Activities

On December 21, 2004 RCN issued 36,020,850 shares of Common Stock with a par value of $.01 of which 31,919,044 were issued to bond holders and other general unsecured creditors as the first distribution in settlement of $1,215,126 of obligations of the Predecessor. The remaining 4,101,806 shares were placed in reserve to settle disputed claims against RCN that were still outstanding. As of December 31, 2004, management valued the remaining allowed claims under the Plan at $131,400.

During the periods from December 21 to December 31, 2004 (Successor) and January 1 to December 20, 2004 (Predecessor) and during the years ended December 31, 2003 (Predecessor) and 2002 (Predecessor), RCN entered into capital lease obligations of $0, $0, $1,397 and $3,823, respectively.

Preferred stock dividends in the form of additional shares of redeemable preferred stock aggregated $ 0, $51,013, $167,668 and $156,427 for the periods from December 21 to December 31, 2004 (Successor) and January 1 to December 20, 2004 (Predecessor) and for the years ended December 31, 2003 and 2002, respectively.

Non-cash accretion of preferred stock was $0, $1,889, $5,723 and $5,723 for the periods from December 21 to December 31, 2004 (Successor) and January 1 to December 20, 2004 (Predecessor) and for the years ended December 31, 2003 and 2002, respectively.

During 2003, Vulcan Ventures, Inc. converted 705,507 shares of Series B Preferred Stock into 11,424,810 shares of Class B Common Stock.

During 2002, RCN issued 7,500,000 shares of our common stock, with a fair value of $11,625, to NSTAR in exchange for NSTAR’s 17.83% investment in RCN-BecoCom.

During 2002, RCN issued 2,589,237 shares of our common stock, with a fair value of $7,875 to retire long-term debt with a face value of $24,037.

In June 2002, NSTAR received 7,500,000 shares of RCN’s common stock with a market value of $11,625, in exchange for NSTAR’s investment, which had a carrying value of approximately $13,781. Following this exchange, NSTAR’s profit and loss sharing ratio in the RCN-Becocom joint venture was reduced to zero.

During 2002, RCN issued 25,862 shares of treasury stock. The treasury stock was issued in lieu of vendor cash payments with a fair value of $76.

RCN CORPORATION

Consolidated Statements of Changes in

Common Stockholders’ Equity/(Deficit)

For the years ended December 31, 2004, 2003 and 2002

(Dollars in thousands Except Share and Per Share Data)

	Common Stock Class A Shares	Common Stock Class A Amount	Committed Capital in Excess of Par	Common Stock Class B Shares	Common Stock Class B Amount
Predecessor Balance, December 31, 2001	99,841,256	$99,841	$—	—	$—
Net loss to common stockholders
Stock plan transactions	865,084	865	—	—	—
Conversion of joint venture ownership interest	7,500,000	7,500	—	—	—
Stock issued to retire long-term debt	2,589,237	2,590	—	—	—
Recognition of unearned compensation	—	—	—	—	—
Cancellation of restricted stock grants	—	—	—	—	—
Purchase of treasury stock	—	—	—	—	—
Treasury stock issuance	—	—	—	—	—
Unrealized depreciation on investments	—	—	—	—	—
Cumulative translation adjustment	—	—	—	—	—

Predecessor Balance, December 31, 2002	110,795,577	$110,796	$—	$—	$—

Net loss to common stockholders
Stock plan transactions	1,355,983	1,356	—	—	—
Conversion of joint venture ownership interest	—	—	—	—	—
Warrant issuance	—	—	—	—	—
Recognition of unearned compensation	—	—	—	—	—
Conversion of Series B Preferred Stock	—	—	—	11,424,810	11,425
Cancellation of restricted stock grants	—	—	—	—	—
Unrealized depreciation on investments	—	—	—	—	—
Cumulative translation adjustment	—	—	—	—	—

Predecessor Balance, December 31, 2003	112,151,560	$112,152	$—	11,424,810	$11,425

Net Income/(loss) to common stockholders
Stock plan transactions	84,359	84	—	—	—
Record Restricted Stock Expense	—	—	—	—	—
Recognition of unearned compensation	—	—	—	—	—
Conversion of Series B Preferred Stock	—	—	—	—	—
Cancellation of restricted stock grants	—	—	—	—	—
Unrealized depreciation on investments	—	—	—	—	—
Cumulative translation adjustment	—	—	—	—	—
Impact on Fresh Start Adjustments:	—	—	—	—	—
Cancellation of shares in Predecessor	(112,235,919)	(112,236)	—	(11,424,810)	(11,425)
Elimination of accumulated losses	—	—	—	—	—
Other Fresh Start adjustments	—	—	—	—	—

Predecessor Balance, December 20, 2004	—	$—	$—	—	$—

Successor:
Equity issued to creditors Issuance of common stock	31,919,044	$319	$—	—	—
Committed capital	4,101,806	41	131,355	—	—

Successor Balance December 21, 2004	36,020,850	360	131,355	—	—
Net Income/(loss) to common stockholders	—	—	—	—	—

Successor Balance December 31, 2004	36,020,850	$360	$131,355	—	$—

RCN CORPORATION

Consolidated Statements of Changes in

Common Stockholders’ Equity/(Deficit)

For the years ended December 31, 2004, 2003 and 2002

(Dollars in thousands Except Share and Per Share Data)

(Continued)

Additional Paid in Capital	Retained Earnings/ (Accumulated Deficit)	Treasury Stock Shares	Treasury Stock Amount	Unearned Compensation Expense	Unrealized Cumulative Translation Adjustment	Appreciation/ Depreciation on Investments	Total Common Stockholders’ Equity(Deficit)
$1,416,529	$(2,319,046)	(513,615)	$(8,309)	$(15,898)	$(8,208)	$2,949	$(832,142)
—	(1,570,339)	—	—	—	—	—	(1,570,339)
34,669	—	—	—	(909)	—	—	34,625
4,125	—	—	—	—	—	—	11,625
5,285	—	—	—	—	—	—	7,875
—	—	—	—	12,471	—	—	12,471
—	—	(195,114)	(1,831)	—	—	—	(1,831)
(8,864)	—	25,862	557	—	—	—	(8,307)
—	—	—	—	—	—	(1,465)	(1,465)
—	—	—	—	—	3,074	—	3,074

$1,451,744	$(3,889,385)	(682,867)	$(9,583)	$(4,336)	$(5,134)	$1,484	$(2,344,414)

—	$(499,093)	—	—	—	—	—	$(499,093)
5,718	—	—	—	58	—	—	7,132
276	—	—	—	—	—	—	276
4,025	—	—	—	—	—	—	4,025
—	—	—	—	3,936	—	—	3,936
694,082	—	—	—	—	—	—	705,507
(5,427)	—	(633,693)	(727)	—	—	—	(6,154)
—	—	—	—	—	—	(1,244)	(1,244)
—	—	—	—	—	(8,856)	—	(8,856)

$2,150,418	$(4,388,478)	(1,316,560)	$(10,310)	$(342)	$(13,990)	$240	$(2,138,885)

—	$1,009,844	—	—	—	—	—	$1,009,844
—	—	—	144	(6)	—	—	222
—	—	—	—	316	—	—	316
3,851	—	—	—	—	—	—	3,851
—	—	(638,649)	—	—	—	—	—
—	—	—	—	—	—	(403)	(403)
—	—	—	—	—	(3,298)	—	(3,298)
—	—	1,955,209	10,166	—	—	—	(113,495)
—	3,378,634	—	—	—	—	—	3,378,634
(2,154,269)	—	—	—	32	17,288	163	(2,136,786)

$—	$—	—	$—	$—	$—	$—	$—

$576,895	—	—	—	—	—	—	$576,895
—	—	—	—	—	—	—	319
—	—	—	—	—	—	—	131,396

576,895	—	—	—	—	—	—	708,610
—	(3,688)	—	—	—	—	—	(3,688)

$576,895	$(3,688)	—	$—	$—	$—	$—	$704,922

RCN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(Thousands of Dollars, Except Share and Per Share Data)

1. EMERGENCE FROM CHAPTER 11

Operations and Liquidity Prior to Commencement of Chapter 11 Cases

At December 31, 2003 and prior to RCN’s reorganization on December 21, 2004, RCN had a working capital deficiency, a net capital deficiency, recurring losses from operations and net cash outflows from operations. RCN’s cash, cash equivalents and short-term investments at December 31, 2003 and projected 2004 cash flows from operations were deemed not sufficient to meet its anticipated cash needs for working capital, capital expenditures, contractual debt maturities, cash interest payments and other activities. Furthermore, RCN had not made scheduled interest payments on certain of its Senior Notes and was in default of its senior credit facilities and Senior Notes and there was substantial doubt about RCN’s ability to continue as a going concern.

Commencement of Chapter 11 Cases

On May 27, 2004, RCN Corporation (together with its direct and indirect subsidiaries, “RCN”) and four of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and on August 5 and August 20, 2004, five additional subsidiaries of RCN filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code (all ten collectively, the “RCN Debtors”).

Plan of Reorganization and Exit Financing

On October 12, 2004, the RCN Debtors and the official committee of unsecured creditors filed a joint plan of reorganization (the “Plan”) and a related disclosure statement (the “Disclosure Statement”) with the Bankruptcy Court. On October 13, 2004, the Bankruptcy Court entered an order approving the Disclosure Statement and the RCN Debtors’ solicitation procedures motion. References in these Consolidated Financial Statements and the Notes thereto to the “Predecessor” and “Old RCN” mean RCN and its subsidiaries prior to the Effective Date.

On December 8, 2004, the Bankruptcy Court entered a confirmation order approving the Plan. On December 21, 2004 (the “Effective Date”), the Plan became effective and the RCN Debtors emerged from reorganization proceedings under the Bankruptcy Code. References to the “Successor,” “Reorganized RCN,” and the “Reorganized RCN Companies” mean RCN and its subsidiaries after the Effective Date.

The RCN Debtors obtained the following exit financing arrangements in order to consummate the Plan:

•	The RCN Debtors obtained a $355 million senior secured credit facility from Deutsche Bank comprised of term loans for an aggregate amount of $330 million and a $25 million letter of credit facility; and

•	RCN issued $125 million aggregate principal amount of 7.375% convertible second lien notes due 2012 which are convertible into shares of reorganized RCN’s Common Stock (“Convertible Second Lien Notes”).

Effect of Consummation of the Plan

Pursuant to the Plan, on the Effective Date, all of the existing securities of RCN, including the existing common stock, preferred stock and warrants, were extinguished and deemed cancelled.

In accordance with the Plan, Reorganized RCN issued new Common Stock, par value $0.01 per share, to certain of its general unsecured creditors and agreed to issue Warrants for new Common Stock which will be distributed to certain holders of Old RCN’s preferred stock and common stock. RCN expects to complete the distribution of the Warrants by October 15, 2005. In addition, up to 10% of RCN’s Common Stock (on a fully diluted basis) will be available under a management incentive plan when approved by RCN’s board of directors and stockholders.

Pursuant to the Plan, certain claims that arose prior to the commencement of RCN’s Chapter 11 case (“Prepetition Claims”) are entitled to share in the distributions under the Plan to the extent allowed. As of May 6, 2005, partial distributions have been made to certain holders of allowed Prepetition Claims. Remaining distributions will be made as and when objections to disputed and unliquidated claims are resolved. Many claims that were filed against the RCN Debtors were overstated, unliquidated, or unsupported. As is typical in a large Chapter 11 case, RCN objected to the allowance of numerous of these claims. The majority of disputed claims have been resolved, but resolution of a few of the disputed claims is expected to continue through 2005.

2. ORGANIZATION AND BASIS OF PRESENTATION

RCN’s primary business is delivering bundled communications services, including local and long distance telephone, video programming (including digital cable and high definition television), and data services (including cable modem, high-speed and dial-up Internet access) primarily to residential customers over a broadband network predominantly owned or leased by the RCN Companies to consumers in the most densely populated markets in the U.S. RCN operates in Boston, New York, eastern Pennsylvania, Chicago, San Francisco and Los Angeles. RCN also holds a 100% interest (50% prior to December 21, 2004) in Starpower Communications LLC (“Starpower”) which serves the Washington, D.C. metropolitan market. RCN also served the communities in and around Carmel, New York, until March 9, 2004, when it closed on a July 10, 2003 agreement to sell the Carmel, New York, cable and voice system for approximately $120.2 million, in cash before closing adjustments. RCN was also the incumbent franchised cable operator in many communities of central New Jersey until these operations were sold on February 19, 2003 for approximately $242.8 million.

3. STOCK BASED COMPENSATION

Successor

On the Effective Date all of the existing securities of RCN, including the existing common stock, preferred stock and warrants, were extinguished and deemed cancelled. No stock or options have been issued to management or employees of the Successor to date. However, up to 10% of reorganized RCN’s common stock (on a fully diluted basis) will be available under a management incentive plan that was approved by the stockholders at the annual meeting held on July 19, 2005.

Predecessor

RCN has followed the recognition provisions of SFAS No. 123—”Accounting for Stock-Based Compensation” since January 1, 2000. Under SFAS No. 123, the fair value of an option on the date of the grant is amortized over the vesting periods of the options in accordance with FASB Interpretation No. 28 “Accounting For Stock Appreciation Rights and Other Variable Stock Option or Award Plans”. The recognition provisions of SFAS No. 123 are applied prospectively to all stock awards granted subsequent to January 1, 2000 and to prior awards accounted for in accordance with Accounting Principles Board Opinion (“APB”) No. 25—”Accounting for Stock Issued to Employees” that were significantly modified after adoption.

4. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

“Fresh Start” Accounting

As discussed more fully in Note 5, RCN implemented “fresh start” accounting upon its emergence from bankruptcy on the Effective Date, in accordance with the American Institute of Certified Public Accountants (“AICPA”) statement of position No. 90-7 “Financial Reporting By Entities in Reorganization Under the Bankruptcy Code” (“SOP 90-7”).

Change in Accounting for accrued legal fees

During the first quarter of 2005, the Company changed its method of accruing for legal fees (See Note 1 to the unaudited condensed consolidated financial statements included in this prospectus). The change was treated as a change in accounting principle and, in accordance with Accounting Principles Board Opinion No. 20: Accounting Changes, (“APB 20”), the proforma effect of the change should be shown for all periods presented as if the change had been applied during all periods affected.

Consolidation and Basis of Presentation

The consolidated financial statements include the accounts of RCN and all wholly owned subsidiaries. All intercompany transactions and balances among consolidated entities have been eliminated. On December 21, 2004, RCN acquired a controlling interest in Starpower (See Note 7). Starting on December 21, 2004, the date of acquisition, the assets acquired and liabilities assumed were recorded at their respective fair values and the consolidated results of operations included Starpower. Prior to December 21, 2004, RCN accounted for its interest in Starpower under the equity method. RCN accounts for its investment in Megacable, S.A. de C.V. and Megacable Communications de Mexico S.A. (collectively, “Megacable”) under the equity method.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles, (“GAAP”) requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. When sources of information regarding the carrying values of assets, liabilities and reported amounts of revenue and expenses are not readily apparent, RCN bases its estimates on historical experience and on various other assumptions that RCN’s management believes to be reasonable for making judgments. RCN evaluates all of its estimates on an on-going basis and may consult outside experts to assist in RCN’s evaluations. Actual results could differ from those estimates.

Cash and Temporary Cash Investments

RCN considers all highly liquid investments with original maturities of three months or less to be temporary cash investments. The temporary cash investments are carried at cost, which approximates market value.

Short-Term Investments

Short-term investments consist of asset-backed securities, corporate debt securities, government agency notes and municipal bonds. The short-term investments are carried at market value.

RCN records its investments in fixed maturity instruments which are classified as available for sale at fair value and reports the unrealized appreciation and depreciation in other comprehensive income, a separate component of stockholders’ equity. The cost of fixed maturity investments classified as available for sale is adjusted for amortization of premiums and accretion of discounts. That amortization or accretion is included in net investment income. At December 31, 2004 the market value of short-term investments approximates cost.

Accounts Receivable

RCN carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, RCN evaluates its allowance for doubtful accounts and adjusts the allowance for doubtful accounts based upon a percentage of the aged accounts receivable balance. RCN’s formula for calculating its reserve is believed to closely parallel its history of actual write-offs and account adjustments based upon contractual terms.

Property, Plant and Equipment and Depreciation and Amortization

Property, plant and equipment, which includes amounts under capital leases, is stated at its estimated fair value as of the Effective Date, (see note 5). Prior to the Effective Date, property, plant and equipment was recorded at cost of acquisition or construction, including all direct and certain indirect costs. These costs include related payroll, employee benefits, and interest from borrowed funds used in the development and construction of the network. Expenditures for repairs and maintenance are charged to expense as incurred, while equipment replacement and betterments are capitalized. The Successor will employ these same principles for recording property, plant and equipment subsequent to the Effective Date. Depreciation is recorded on the straight-line method based on the useful lives of the various classes of depreciable property. Leasehold improvements are amortized over the lesser of the life of the lease or its estimated useful life. The costs and related depreciation for assets no longer in service are eliminated from the account. Gain or loss is recognized on retirements and dispositions. The average estimated lives of depreciable property, plant and equipment are:

Lives
Telecommunication network	5 - 22.5 years
Computer equipment	3 - 5 years
Building and leasehold improvements	5 - 30 years
Furniture, fixtures and vehicles	3 - 10 years
Other	5 - 10 years

Intangibles

Intangible assets consist of trademarks, tradenames, customer relationships, franchise marketing rights and goodwill. The fair values at the Effective Date were based on a number of significant factors determined by RCN and its independent appraisal expert. Identifiable intangible assets, with the exception of franchise marketing rights, will be amortized over the estimated useful lives, estimated by RCN to be between 3 and 5 years. (See Note 15).

Also included in intangible assets are costs incurred to develop software for internal use. Certain direct development costs and software enhancements costs associated with internal use software are capitalized, including external direct costs of material and service, and internal labor costs devoted to these software projects under AICPA SOP 98-1, “Accounting for Costs of Computer Software Developed or Obtained for Internal Use.” Costs incurred during the preliminary project stage, as well as maintenance and training costs, are expensed as incurred. Such capitalized costs were $0, $186, $0 and $0 for the Predecessor for the period from January 1, 2004 to December 20, 2004 (Predecessor) and periods ended December 31, 2004 (Successor), 2003 and 2002, respectively. Upon completion of the projects, the total costs are amortized over their estimated useful lives of three years.

RCN adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002. This pronouncement changed the accounting for goodwill and intangible assets with indefinite lives from an amortized method to an impairment approach. Accordingly, the Predecessor no longer recorded amortization relating to its reported goodwill after January 1, 2002. The fair value of the Successor Company did not include an amount attributable to goodwill.

SFAS No. 142 requires that goodwill and intangible assets be tested annually for impairment using a two-step process. The first step is to identify a potential impairment and, in transition, this step must be measured as of the beginning of the fiscal year. The second step of the goodwill impairment test measures the amount of the impairment loss (measured as of the beginning of the year of adoption), if any, and must be completed by the end of RCN’s fiscal year. RCN’s transitional impairment test, measured as of January 1, 2002, did not result in an impairment loss. However, as described in Note 8, Asset Impairment and Other Charges, an impairment of RCN’s goodwill was recorded in the second quarter of 2002.

Impairment of Long-Lived Assets

RCN accounts for its long-lived assets in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”) which requires that long-lived assets be evaluated whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. If the total of the undiscounted future cash flows is less than the carrying amount of the asset or asset group, an impairment loss is recognized for the difference between the estimated fair value and the carrying value of the asset or asset group. As described in Note 7, “Business Combinations” an impairment of RCN’s interest in Starpower was recorded in the fourth quarter of 2004 (Predecessor).

Short-Term and Long-Term Restricted Investments

RCN has cash balances held at insurance companies for various insurance policies (mainly general and auto liability, and workers compensation), cash collateralizing letters of credit mainly for franchise performance bonds and franchise agreements and cash on deposit with a payment processing company. These investments are restricted and unavailable for use by RCN. In addition, as of December 31, 2003, RCN had cash and short-term investments held as collateral for the benefit of the lenders for the JPMorgan Credit Facility.

Fair Values of Financial Instruments

The carrying amounts reported in the balance sheet for cash and temporary cash investments, short-term investments, and restricted investments are carried at market value. Long-term investments consist of investments in joint ventures accounted for under the equity method, for which disclosure of fair value is not required. The carrying amounts reported on the balance sheet for interest receivable, accounts receivable, and receivables from related parties approximate those assets’ fair values. The carrying amounts reported for long-term debt are at face value less unamortized discounts.

Discontinued Operations

RCN classifies and reports separately assets and liabilities of operations held for sale when all of the following conditions are met: a formal plan for disposal has been authorized by management with proper authority, the operations to be disposed of are available for immediate sale in their present condition, an active program to sell the operations at a reasonable price has been initiated, the sale is expected to occur within one year, and it is unlikely that significant changes to the disposition plan will occur. Assets of operations held for sale are not depreciated, are recorded at the lower of their carrying amount or fair value less estimated costs to sell, and are separately presented in the consolidated balance sheet. The operating results of assets held for sale that meet the requirements for discontinued operations presentation are separately reported as discontinued operations in the consolidated statements of operations for all periods presented.

Revenue Recognition

RCN recognizes revenues on its video, high-speed data, and voice services as service is provided. RCN manages credit risk by screening applicants for potential risk through the use of credit bureau data. If a customer’s account is delinquent, various measures are used to collect outstanding amounts, up to and including termination of the customer’s video service. RCN recognizes advertising sales revenue at estimated realizable values when the advertising is aired. Installation revenues obtained from the connection of subscribers to RCN’s broadband network are less than related direct selling costs. Therefore, such revenues are recognized as connections are completed. Revenues derived from other sources are recognized when services are provided or events occur. Under the terms of RCN’s franchise and Open Video Systems (“OVS”) agreements, RCN is generally required to pay up to 5% of RCN’s gross revenues derived from providing cable services to the local franchising authority (“LFA”). RCN normally passes these fees through to RCN’s cable subscribers. RCN classifies these fees collected from cable subscribers as a component of revenues pursuant to Emerging Issues Task Force Issue 01-14 (“EITF 01-14”), “Income Statement Characterization of Reimbursements Received for ‘Out-of-Pocket’ Expenses Incurred.”

Programming Costs

RCN’s cable subsidiaries have received or may receive incentives from programming networks for carriage of their programming. RCN reflects the deferred portion of these fees within current and noncurrent liabilities and recognizes the fees as a reduction of programming costs (which are included in operating expenses) on a straight-line basis over the term RCN carries the programming, which ranges from three to nine years.

Leases

RCN has agreements with customers and other telecommunications carriers that grant and convey to the user the right of access to, and use of, fiber-optic cables and equipment. The terms of these agreements range from five to thirty years. Fees received for the use and access to cables and equipment are amortized on a straight-line basis over the life of the agreement.

Management has conducted a review of its accounting for operating leases and has concluded that RCN did not account for scheduled rent increases in conformity with SFAS No. 13, Accounting for Leases. Specifically, RCN recognized rent expense based on the cash payment to the lessor and not on a straight-line method including future rent increases in the minimum lease payments. The cumulative effect of the error is to increase selling, general and administrative expense by $6,450 and to increase deferred rent in accrued expenses and other deferred credits by the same amount. Management and the audit committee of the board of directors of RCN have concluded that the amount of the error is not material to the financial statements of any previous year or for the period from January 1, 2004 to December 20, 2004. Accordingly, the cumulative impact of the lease accounting error has been expensed in the statement of operations of the Predecessor for the period from January 1, 2004 to December 20, 2004 and recognized as deferred rent in the balance sheet at December 31, 2004.

Leases that meet the criteria of capitalized leased assets and the corresponding lease obligations are recorded on RCN’s balance sheet. All other lease agreements are accounted for as an operating lease.

Advertising Expense

Advertising costs are expensed as incurred. Advertising expense charged to operations was $13,473, $11,674, and $12,446 for the period from January 1, 2004 to December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively.

Debt Issuance Costs

Successor

Costs incurred to obtain financing of $355 million in the form of senior secured term loans and a letter of credit facility through Deutsche Bank, the issuance of $125 million aggregate principal amount of 7.375% convertible secured-lien notes due 2012 and $34,547 from the Amended and Restated Credit Agreement with HSBC Bank USA, have been capitalized in “Deferred charges and other assets” in the December 31, 2004 consolidated balance sheet. The financing costs relating to the debt are amortized to interest expense over the lesser of the terms of the notes or the expected payment date of the debt obligations using the effective interest rate method.

Predecessor

On the Effective Date, in accordance with SOP 90-7, RCN wrote off deferred finance costs of $18,076 related to debt as a component of reorganization items (see Note 17, Debt).

Prior to the Effective Date, costs associated with RCN’s debt and material changes to RCN’s original bank credit agreement with JPMorgan Chase (“JPMorgan Credit Facility”) were capitalized. Debt issuance costs were amortized over the life of the note. Amortization expense included in interest expense was, $17,575, $15,762, and $15,295, for the period from January 1, 2004 to December 20, 2004 and for the years ending December 31, 2003 and 2002, respectively. Included in the period from January 1, 2004 to December 20, 2004 was $1,897 to expense debt issuance fees associated with the paydown of debt from Carmel sale proceeds. Included in 2003 was $6,877 to expense debt issuance fees associated with amendments prior to the Fifth Amendment to RCN’s JPMorgan Credit Facility. Included in 2002 was $5,583 to expense debt issuance costs associated with $187,500 in repayments on RCN’s JPMorgan Credit Facility, and $1,219 to expense debt issuance fees associated with amendments prior to the Fourth Amendment to RCN’s JPMorgan Credit Facility. In addition, $0, $642 and $292 were expensed in connection with the extinguishment of debt in for the period of January 1, 2004 to December 20, 2004 (Predecessor) and for the years ended December 31, 2003 and 2002, respectively.

Income Taxes

Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The measurement of net deferred tax assets is reduced by the amount of any tax benefit that, based on available evidence, are not expected to be realized, and a corresponding valuation allowance is established.

Foreign Currency Translation

At December 31, 2004 RCN has a 48.93% interest in Megacable, a Mexican company. Megacable’s functional currency is the Mexican peso. For purposes of determining RCN’s equity in the earnings of Megacable, RCN translates the revenues and expenses of Megacable into U.S. dollars at the average exchange rates during the period reported. The assets and liabilities are translated into U.S. dollars at the exchange rate as of the balance sheet date. The foreign currency translation gains or losses are recorded on the balance sheet as a separate component of stockholders’ equity.

Comprehensive Income (Loss)

RCN primarily has three components of comprehensive loss: net income (loss), cumulative translation adjustments and unrealized appreciation (depreciation) on investments. Under the terms of the Plan, the balance of other comprehensive income as of the Effective Date was recorded as a component of Fresh Start adjustments in the Statement of Operations pursuant to SOP 90-7. The following table reflects the components of comprehensive income (loss).

	Successor	Predecessor	For the years ended
			Predecessor	Predecessor
	December 21 to December 31 2004	January 1 to December 20 2004	2003	2002
Net income(loss)	$(3,688)	$1,062,746	$(325,701)	$(1,408,189)
Cumulative foreign currency translation gain (loss)	—	(3,298)	(8,856)	3,074
Unrealized appreciation (depreciation) on investments	—	(403)	(1,244)	(1,465)
“Fresh Start” adjustments	—	17,451	—	—

Comprehensive income (loss)	$(3,688)	$1,076,496	$(335,801)	$(1,406,580)

Segment Reporting

Management views RCN’s business as providing bundled communications services to residential and commercial customers in one business segment. Included in these services are video, data and voice communications. All services are provided from the same telecommunications backbone and the cost of these revenue streams is largely allocated based on respective service revenues. No separate asset information is maintained or reviewed. Residential customers, including dial-up data services, constitute approximately 95% of RCN’s consolidated revenues. Management believes RCN can aggregate these revenue streams under the quantitative and qualitative thresholds defined in SFAS 131, Disclosures about Segments of an Enterprise and Related Information.

New Accounting Standards

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment” SFAS No. 123R is a revision of SFAS No. 123, “Accounting for Stock Based Compensation”, and supersedes APB 25, “Accounting for Stock Issued to Employees”. SFAS 123R requires companies to recognize the cost of stock-based compensation awards by applying the grant date fair value of those awards as a charge to results of operations over the remaining vesting period. The effective date of SFAS 123R is January 1, 2006, for calendar year companies. Since RCN has recognized stock-based compensation expenses under SFAS 123 since January 1, 2000, the application of SFAS No. 123R will not have an additional effect on RCN’s financial statements. In addition, while the Company did not record any stock-based compensation for the three months ended March 31, 2005 (due to the fact that no stock or options had been issued to directors, management, or employees of the Successor as of March 31, 2005), the Company expects to incur stock-based compensation expense in the future as the Company has submitted a management incentive plan that was approved by the stockholders at the annual meeting held on July 19, 2005 that would allow for the issuance of up to 10% of its stock on a fully diluted basis. See Note 10 for additional information.

In December 2004, the FASB issued FSP FAS No. 109-1, “Application of FASB Statement No. 109, Accounting for Income Taxes, for the Tax Deduction Provided to U.S. Based Manufacturers by the American Jobs Creation Act of 2004” (“FSP FAS No. 109-1”). This statement requires the qualified production activities deduction as defined in the American Jobs Creation Act of 2004 (the “Jobs Act”) to be accounted for as a special deduction in accordance with SFAS No. 109, “Accounting for Income Taxes.” The statement also requires that the special deduction should be considered in measuring deferred taxes when graduated tax rates are a significant factor and when assessing whether a valuation allowance is necessary. FSP FAS No. 109-1 was effective upon issuance. In accordance with the Jobs Act, determination of the qualified production activities deduction is not required until 2005, however, due to Fresh Start reporting, RCN is required to adopt FSP FAS No. 109-1 as a Fresh Start adjustment on December 21, 2004. Due to the projected tax losses for the next few years, management does not believe that this statement will have a material effect on RCN’s results of operations, financial condition and liquidity.

In December 2004, the FASB issued SFAS No. 153 “Exchanges of Non-monetary Assets—an amendment of APB Opinion No. 29.” This Statement amended APB Opinion No. 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. A non-monetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. RCN is currently evaluating the impact of this new standard, but believes that it will not have a material impact upon RCN’s financial position, results of operations or cash flows.

In November 2004, the FASB issued SFAS No. 151 “Inventory Costs”. This Statement amends the guidance in ARB No. 43, Chapter 4, “Inventory Pricing”, to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). In addition, this Statement requires that allocation of fixed production overhead to the costs of conversion be based on the normal capacity of the production facilities. The provisions of this Statement will be effective for RCN beginning with its fiscal year ending 2005. RCN is currently evaluating the impact of this new standard, but believes that it will not have a material impact on RCN’s financial position, results of operations or cash flows.

5. FRESH START ACCOUNTING

On the Effective Date, Reorganized RCN emerged with a new capital structure and with no retained earnings or accumulated losses. This resulted in a new reporting entity under a new basis of accounting (the Successor as of December 21, 2004). Following the emergence on December 21, 2004, the Successor commenced operations and thus experienced an eleven-day operating period at the end of 2004. The results for the period January 1, 2004 through December 20, 2004 represent the Predecessor’s operations.

RCN implemented “fresh start” accounting and reporting in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”) upon its emergence from Chapter 11 on the Effective Date, because the holders of existing voting shares immediately before confirmation received less than 50% of the voting shares of Successor RCN. Fresh start accounting required RCN to re-value its assets and liabilities based upon their estimated fair values. Adopting “fresh start” accounting resulted in material adjustments to the historical carrying amount of RCN’s assets and liabilities. Reorganization adjustments were recorded to the consolidated balance sheet to reflect the discharge of debt and other obligations and the adoption of fresh-start reporting. RCN engaged an independent appraisal expert to assist in the determination of RCN’s reorganization value as defined in SOP 90-7. The value was based on a variety of estimates and assumptions which, though considered reasonable by management, may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond RCN’s control.

In applying fresh-start reporting as of the Effective Date, the reorganization value of RCN was allocated to its assets in conformity with the procedures specified by SFAS No. 141, “ Business Combinations. “ The sum of the amounts assigned to assets and liabilities exceeded the reorganization value. This excess was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the Successor’s long-lived assets.

The “fresh start” balance sheet at December 21, 2004 includes RCN’s 50% interest in Starpower at fair value. Successor acquired the remaining 50% of Starpower.

New debt (see Note 17), which was used to settle certain Predecessor liabilities, pay-off old debt and increase available working capital, was treated as Predecessor debt since it primarily serviced Predecessor liabilities.

The following table reflects the debt and equity restructuring, reorganization adjustments and the adoption of “fresh start” reporting adjustments to RCN’s consolidated balance sheet as of the Effective Date.

RCN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

(Dollars in Thousands, Except Share and Per Share Data)

	Predecessor Dec. 20, 2004	Equity	Restructuring		“Fresh Start”		Successor Dec. 21, 2004
ASSETS
Current Assets:
Cash and temporary cash investments	$77,369	$—	$(37	)(K)	$—		$77,332
Short-term investments	109,613	—	—		—		109,613
Accounts receivable from related parties	9,951	—	—		—		9,951
Accounts receivable, net	47,461	—	(80	)(L)	—		47,381
Unbilled revenues	792	—	—		—		792
Interest and dividends receivable	755	—	—		—		755
Prepayments and other current assets	21,652	—	(129	)(M)	—		21,523
Short-term restricted investments	1,348	—	—		—		1,348
Current deferred tax asset	—	—	—		—

Total current assets	268,941	—	(246)		—		268,695

Property, plant and equipment, net	719,999	—	—		4,501	(Z)	724,500
Investments in joint ventures and equity securities	210,063	—	(25,689	)(N)	33,626	(AA)	218,000
Intangible assets, net	1,218	—	—		141,181	(AB)	142,399
Goodwill, net	6,130	—	—		(6,130	)(AC)	—
Long-term restricted investments	29,697	—	—		—		29,697
Deferred charges and other assets	18,641	—	846	(O)	—		19,487

Total assets	$1,254,689	$—	$(25,089)		$173,178		$1,402,778

RCN CORPORATION

NOTES TO UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in Thousands, Except Share and Per Share Data)

	Predecessor Dec. 20, 2004	Equity		Restructuring		“Fresh Start”		Successor Dec. 21, 2004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of capital lease obligations	$529	$—		$—		$—		$529
Current maturities of long-term debt	3,300	—		—		—		3,300
Accounts payable	52,209	—		(2,408	)(P)	—		49,801
Accounts payable to related parties	5,519	—		—		—		5,519
Advance billings and customer deposits	28,216	—		(73	)(Q)	—		28,143
Accrued expenses	29,417	—		1,210	(R)	—		30,627
Accrued interest	—	—		—		—		—
Accrued cost of sales	22,856	—		—		—		22,856
Accrued exit costs	669	—		—		—		669
Accrued employee compensation and related expenses	15,375	—		—		—		15,375
Deferred reorganization costs	—	—		21,644	(S)	—		21,644
Deferred income taxes	(919)	—		919	(S)	—		—
Current liabilities of discontinued operations	1,082	—		—		—		1,082

Total current liabilities	158,253	—		21,292		—		179,545

Long-term debt	486,991	—		2,751	(T)	—		489,742
Other deferred credits	5,073	—		19,808	(U)	—		24,881
Liabilities subject to compromise	1,215,626	—		(1,215,626	)(S)	—		—

Preferred Stock								—
Cumulative Convertible Series A	350,362	(350,362	)(A)	—		—		—
Cumulative Convertible Series B	1,474,850	(1,474,850	)(B)	—		—		—

Stockholders’ equity (deficit):
Predecessor Class A Common stock	112,163	(112,163	)(C)	—		—		—
Successor Common stock	—	—		319	(V)	—		319
Predecessor Class B Common stock	11,425	(11,425	)(D)	—		—		—
Committed Capital	—	—		131,396	(W)	—		131,396
Additional paid-in-capital	2,155,794	(1,630,265	)(E)	(121,812	)(X)	173,178	(AD)	576,895
Accumulated deficit	(4,688,198)	3,551,415	(F)	1,136,783	(Y)	—		—
Unearned compensation expense	(32)	32	(G)	—		—		—
Cumulative translation adjustments	(17,288)	17,288	(H)	—		—		—
Unrealized appreciation on investments	(162)	162	(I)	—		—		—
Predecessor Treasury stock	(10,168)	10,168	(J)	—		—		—

Total stockholders’ equity (deficit)	(2,436,466)	1,825,212		1,146,686		173,178		708,610

Total liabilities and stockholders’ equity	$1,254,689	$—		$(25,089)		$173,178		$1,402,778

Notes to “Fresh Start” Activity

(A)	Preferred Stock Series A – represents the cancellation of the old Preferred Stock Series A.

(B)	Preferred Stock Series B – represents the cancellation of the old Preferred Stock Series B.

(C)	Common Stock class A – represents the cancellation of the old Common Stock Class A

(D)	Common Stock class B – represents the cancellation of the old Common Stock Class B

(E)	Additional paid in capital—represents the cancellation of all the outstanding preferred common and treasury stock of the predecessor company in accordance with the plan of reorganization.

(F)	Accumulated deficit – represents the cancellation of all accumulated losses.

(G)	Unearned compensation expense – represents the closing out of the remaining equity accounts in accordance with the recapitalization provisions of fresh start accounting.

(H)	Cumulative translation adjustments – represents closing out of the remaining equity accounts in accordance with the recapitalization provisions of fresh start accounting.

(I)	Unrealized appreciation on investments – represents the closing out of the remaining equity accounts in accordance with the recapitalization provisions of fresh start accounting.

(J)	Treasury stock – represents the cancellation of treasury stock.

(K)	Cash and temporary cash investments—represents cash used in restructuring.

(L)	Accounts receivable, net – represents adjustments in the carrying value of accounts receivable due in accordance with fresh start accounting.

(M)	Prepayments and other current assets – represents adjustments in the carrying value of prepaids in accordance with fresh start accounting.

(N)	Investments in joint ventures – represents the valuation decrease in Starpower in accordance with fresh start accounting.

(O)	Deferred charges and other assets – represents increase in debt issuance costs due to restructuring.

(P)	Accounts payable – represents the adjustment of certain liabilities to fair value in accordance with fresh start accounting.

(Q)	Advance billings and customer deposits – represents the adjustment of certain liabilities to fair value in accordance with fresh start accounting.

(R)	Accrued expenses –represents the adjustment of certain liabilities to fair value in accordance with fresh start accounting.

(S)	Liabilities subject to compromise – represents the adjustment of deferred taxes and the settlement of the prior liabilities subject to compromise (of which $21.6 million was in negotiation as of March 31, 2005).

(T)	Long term debt – represents the reduction of warrants associated with the old debt.

(U)	Other deferred credits include $19.0 million for deferred rent associated with fair value of leases upon emergence.

(V)	Common stock – represents the issuance of the new common stock.

(W)	Committed capital – represents the value of shares committed for reserve.

(X)	Additional paid in capital – represents the net decrease associated with restructuring.

(Y)	Accumulated deficit – represents the net of all the restructuring charges.

(Z)	Plant property and equipment – represents the adjustment in the carrying value in accordance with fresh start accounting.

(AA)	Investments in joint ventures – represents the valuation increase in Megacable.

(AB)	Intangible assets – represents the adjustment in the carrying value for intangible assets in accordance with fresh start accounting.

(AC)	Goodwill, net – represents the adjustment in the carrying value in accordance with fresh start accounting.

(AD)	Additional paid in capital – represents the gain on the adjustment in the carrying values of plant property and equipment, intangible assets and goodwill in accordance with fresh start accounting.

(AA)	Investments in joint ventures – represents the valuation increase in Megacable.

(AB)	Intangible assets – represents the adjustment in the carrying value for intangible assets in accordance with fresh start accounting.

(AC)	Goodwill, net – represents the adjustment in the carrying value in accordance with fresh start accounting.

(AD)	Additional paid in capital – represents the gain on the adjustment in the carrying values of plant property and equipment, intangible assets and goodwill in accordance with fresh start accounting.

6. INCOME (LOSS) PER SHARE

Successor

Basic loss per share is computed based on net loss divided by the weighted average number of shares of Common Stock outstanding during the period.

Diluted loss per share is computed based on net loss divided by the weighted average number of shares of Common Stock outstanding during the period after giving effect to convertible securities considered to be dilutive Common Stock equivalents. The conversion of the Convertible Second Lien Notes during the period from December 21 to December 31, 2004, in which RCN incurred a loss from continuing operations, is not assumed since the effect is anti-dilutive. The number of shares of Common Stock that would have been issued assuming conversion of the Convertible Second Lien Notes in the period from December 21, 2004 to December 31, 2004 and have a dilutive effect if RCN had income from continuing operations was 4,968,204.

Predecessor

Basic income/(loss) per share is computed based on net income/(loss) after preferred stock dividend and accretion requirements divided by the weighted average number of shares of Common Stock outstanding during the period.

Diluted income per share is computed based on net income after preferred stock dividend and accretion requirements divided by the weighted average number of shares of Common Stock outstanding during the period after giving effect to convertible securities considered to be dilutive Common Stock equivalents. The conversion of preferred stock and stock options during the periods in which RCN incurs a loss from continuing operations before giving effect to net income from discontinued operations is not assumed since the effect is anti-dilutive. The number of shares of Common Stock that would have been issued if the preferred stock and stock options would have been assumed to be converted in the years ended December 31, 2003 and 2002 and would have had a dilutive effect if RCN had income from continuing operations was 32,517,583 and 48,454,397, respectively.

The following table is a reconciliation of the numerators and denominators of the basic and diluted per share computations:

			For the years ended
	Successor	Predecessor	Predecessor	Predecessor
	December 21 to December 31 2004	January 1 to December 20 2004	December 31,
			2003	2002
Net Income/(loss) from continuing operations	$(3,688)	$971,962	$(499,747)	$(1,422,295)
Income from discontinued operations, net of tax	—	90,784	174,046	14,106

Net Income/(loss )	(3,688)	1,062,746	(325,701)	(1,408,189)
Preferred dividend and accretion requirements	—	52,902	173,392	162,150

Net Income/(loss) to common stockholders	$(3,688)	$1,009,844	$(499,093)	$(1,570,339)

Weighted average shares outstanding
Basic	36,020,850	110,294,169	110,877,797	106,211,979

Incremental Shares based on cumulative convertible preferred stock (Predecessor)		33,225,321

Diluted	36,020,850	143,519,490	110,877,797	106,211,979

Basic earnings (loss) per share
Income/(loss) per average common share from continuing operations	$(0.10)	$8.33	$(6.07)	$(14.92)

Income from discontinued operations	—	0.82	1.57	0.13

Net Income/(loss) to common stockholders	$(0.10)	$9.15	$(4.50)	$14.78

Diluted earnings per share
Income/(loss) per average common share from continuing operations	$(0.10)	$6.77	$(6.07)	$(14.92)

Income from discontinued operations	$—	$0.63	$1.57	$0.13

Net Income/(loss) to common stockholders	$(0.10)	$7.40	$(4.50)	$14.78

Outstanding options to purchase shares of Common Stock were 9,296,144 at December 31, 2003 and 9,840,524 at December 31, 2002, but were not included in the computation of diluted earnings per share because they would be anti-dilutive.

As discussed in note 1, RCN emerged from Chapter 11 protection on December 21, 2004. In particular, implementation of the Plan resulted in cancellation of all of the Predecessor’s common stock and options that were outstanding prior to the Effective Date and the issuance the Successor’s new Common Stock as of the Effective Date.

The following table shows the proforma effect of the change in accounting for legal fees as if RCN accounted for the legal fees under the newly adopted method for all periods presented.

			Predecessor
	Successor		Years Ended
	December 21 to December 31 2004 (unaudited)	January 1 to December 20 2004 (unaudited)	December 31, 2003 (unaudited)	December 31, 2002 (unaudited)
Net Income/(loss) from continuing operations	($3,688)	$973,562	($498,746)	($1,422,294)
Income from discontinued operations, net of tax	—	90,784	174,046	14,106

Net Income/(loss )	(3,688)	1,064,346	(325,700)	(1,408,188)
Preferred dividend and accretion requirements	—	52,902	173,391	162,150

Net Income/(loss) to common shareholders	($3,688)	$1,011,444	($499,091)	($1,570,338)

Weighted average shares outstanding
Basic	36,020,850	110,294,169	110,877,797	106,211,979

Incremental Shares based on assumed conversion of Second-Lien Notes (Successor) and cumulative convertible preferred stock (Predecessor)		33,225,321

Diluted	36,020,850	143,519,490	110,877,797	106,211,979

Basic earnings (loss) per share
Income/(loss) per average common share from continuing operations	$(0.10)	$8.35	$(6.06)	$(14.92)

Income from discontinued operations	—	0.82	1.57	0.13

Net Income/(loss) to common shareholders	$(0.10)	$9.17	$(4.49)	$(14.79)

Diluted earnings per share
Income/(loss) per average common share from continuing operations	$(0.10)	$6.78	$(6.06)	$(14.92)

Income from discontinued operations	—	0.63	1.57	0.13

Net Income/(loss) to common shareholders	$(0.10)	$7.42	$(4.49)	$(14.79)

7. BUSINESS COMBINATIONS

On December 21, 2004, subsequent to emergence from bankruptcy RCN acquired the 50% membership interest in Starpower which it did not control from Pepco Communications, L.L.C. (“Pepco”) for $29,000 in cash. Starpower provides bundled video, voice and other communications services to residential and commercial customers in the Washington, D.C. metropolitan area. Prior to the acquisition, RCN accounted for its 50% interest in Starpower under the Equity Method. RCN commissioned an independent appraisal of Starpower which determined the fair value to be $80,000. Based on this appraisal, the Predecessor recorded an impairment charge of $25,689 to its 50% investment in Starpower as of December 20, 2004 and carried its investment in Starpower at $40,000 on the Effective Date. RCN has accounted for the transaction as a purchase and has included the operations of Starpower in the consolidated statement of operations commencing December 21, 2004. Because the purchase price of the remaining 50% membership interest was less than fair value, RCN has reduced the fair value of Starpower’s fixed assets by the excess of the fair value over the cost. An allocation of the purchase price, including RCN’s equity investment in Starpower as of December 21, 2004, is as follows:

Cash and short-term Investments	$14,067
Current Assets	11,430
Fixed Assets	73,806
Other Assets	456

Total Assets	$99,759
Current Liabilities	(27,417)
Long-term Liabilities	(3,342)

Fair Value of Net Assets	$69,000

Summary financial information for Starpower for the years ended December 31, 2004 (Successor), 2003 (Predecessor) and 2002 (Predecessor) is presented in the following table. The amounts shown represent Starpower’s operating results and financial position based on GAAP:

	As of December 31,
	Successor 2004	Predecessor 2003
Current assets	—	$24,300
Non-current assets	—	$291,100
Current liabilities	—	$35,900
Non-current liabilities	—	$1,700
Members’ equity	—	$277,700

	Successor December 21, to December 31,	Predecessor January 1, to December 20,	Predecessor Year ended December 31,
	2004	2004	2003	2002
Revenues	$2,201	$76,152	$106,500	$85,200
Gross profit	1,533	53,932	83,300	64,500
Net income (loss)	493	(5,915)	1,300	(15,200)

In accordance with APB No. 18 “The Equity Method of Accounting for Investments in Common Stock”, RCN considered its ability to recover the carrying amount of its investment in Starpower and determined that the loss in the value of the investment was other than temporary due to weaker than projected performance and decreased valuations in the overall telecommunication industry. As a result, RCN recorded an impairment in its investment in Starpower in the amounts of $35,000 and $32,274 in 2003 and 2002, respectively. The amount of the impairment was calculated based upon RCN’s comparison of the estimated fair value of its investment in Starpower with the carrying amount of the investment. The impairment on the Starpower investment is reflected as an equity loss from unconsolidated entities.

8. ASSET IMPAIRMENT AND ACCRUED EXIT COSTS

The total asset impairment and other charges are comprised of the following:

	For the years ended December 31,
	Predecessor/ Successor	Predecessor	Predecessor
	2004	2003	2002
Impairment of property, plant and equipment	$6,851	$107,600	$734,829
Abandoned assets	—	45,107	52,071
Construction materials	—	—	61,322
Goodwill	—	—	38,927
Franchises	—	—	1,379

Total asset impairment	6,851	152,707	888,528
Exit costs for excess facilities—net	(14,525)	14,534	5,788

Total impairment and other charges	$(7,674)	$167,241	$894,316

All 2004 impairments and other charges were expensed in the period January 1, 2004 to December 20, 2004.

2004 Asset Impairment and Other Charges

As a result of RCN’s restructuring process during 2004, RCN continued to impair property and equipment as a result of consolidation of certain operating activities. RCN was also able to obtain releases from various rental leases that were previously impaired. Exit costs for facilities of $2,561 netted with lease impairment recoveries of $17,086 and impairments of property, plant and equipment of $6,851 had a net gain effect on income of $7,674. The netting of recovery income with impairment expense is consistent with previous years results.

2003 Asset Impairment and Other Charges

In response to RCN’s financial position and anticipated severe limitations on new sources of capital, RCN recorded an impairment charge of $152,707 in 2003. In addition, RCN recognized approximately $14,534 of other charges, net of recoveries, for exiting excess real estate facilities as a result of reducing or terminating construction and expansion, and the consolidation of certain operating activities. RCN’s current operating plan focuses on improving customer penetration in existing markets without additional network expansion and further reductions in operating expenses. The impairment charge in 2003 also considers possible sales of additional assets, but is significantly less than in prior years, as the revisions to the operating plan only impact certain markets and projects.

In accordance with SFAS 144, RCN compared the net book values of each reporting unit with undiscounted future cash flow projections based on RCN’s current operating plan. The results indicated that certain assets and capitalized costs associated with building and constructing RCN’s network in all of RCN’s overbuild reporting units were not recoverable. To determine the impairment loss of those assets to be held and used, RCN performed a fair value test, using the “best-estimate” approach on the primary asset group of each reporting unit by comparing the carrying value to the present value of estimated future cash flows for the remaining useful life of the asset group. The amount by which the carrying value of the assets exceeded the present value of estimated cash flows was $107,600. The impairment loss affected all of RCN’s overbuild reporting units and none of RCN’s incumbent reporting units.

Based on RCN’s revised business plan, certain construction projects in progress were stopped and other previous planned expansion projects were abandoned. This stoppage is deemed to be other than temporary. As a result, certain subscriber related assets were stranded based on the cost of retrieving the assets. RCN also abandoned certain corporate assets including leasehold improvements in certain facilities that were exited. The costs related to these stranded assets were $45,107.

As a result of the change in expansion plans, RCN’s management has been in contact with the relevant LFAs to inform them of RCN’s decision to halt construction and expansion. A review to evaluate the effects, if any, was conducted on RCN’s obligations under the associated franchise agreements. The estimated costs less recoveries associated to exit certain franchises for the twelve months ended December 31, 2003 were $1,793 and were included in the operating, selling, general and administrative expense line and $555 of accrued franchise exit costs were paid during 2003.

Over 2003, a detailed review of facility requirements against lease obligations was continuously conducted to identify excess space. Along with the stoppage of certain construction projects and expansion, RCN also consolidated certain operating activities, which resulted in exiting excess facilities. The estimated costs less recoveries, to exit excess real estate facilities for the year ended December 31, 2003 were $14,534.

2002 Asset Impairment and Special Charges

As a response to the severe slowdown in the telecommunications industry, the economy, and continued limited available capital in the telecommunications industry, RCN revised its growth plan during the second quarter 2002 following the completion of an amendment to the JPMorgan Credit Facility, dated March 25, 2002. Under a revised business plan, RCN substantially curtailed future capital spending and network geographic expansion in all existing markets, focused on the continuation of customer acquisition growth, and reduced operating expenses. RCN also performed a comprehensive review of its network capacity and then current network utilization levels for the purpose of identifying underutilized network-related assets and assets not in use. The review consisted of a detailed assessment of the current network infrastructure, ongoing network optimization activities, usage projections based on target future customer levels, and available capital resources for completion of construction in progress and future expansion. As a result of all of the foregoing, RCN recognized asset impairment charges during 2002 of approximately $888,528. In addition, RCN recognized approximately $5,788 of special charges, net of recoveries, for exiting excess real estate facilities as a result of the curtailing of construction and expansion, and the consolidation of certain operating activities.

In accordance with SFAS 144, the review compared the net book values of each reporting unit with undiscounted future cash flow projections based on RCN’s then-current operating plan. The results indicated that certain assets and capitalized costs associated with building and constructing RCN’s network in all of RCN’s overbuild reporting units were not recoverable. To determine the impairment loss of those assets to be held and used, RCN performed a fair value test, using the “best-estimate” approach on the primary asset group of each reporting unit by comparing the carrying value to the present value of estimated future cash flows for the remaining useful life of the asset group. The amount by which the carrying value of the assets exceeded the present value of estimated cash flows was $734,829.

Based on RCN’s revised business plan then-in-effect, certain construction projects in progress were stopped and other previous planned expansion projects were abandoned. This stoppage is deemed to be other than temporary. As a result, certain subscriber related assets were stranded based on the cost of retrieving the assets. RCN also abandoned certain corporate assets including leasehold improvements in certain facilities that were exited. The costs related to these stranded assets were $52,071. Following the assessment of the asset impairment, RCN reviewed the useful life estimates of its long-lived assets and shortened the useful life of its subscriber related equipment from 10 years to 5 years in the fourth quarter of 2002.

Construction material levels were also assessed based on the revised business plan and stoppage of certain construction projects. The assessment process resulted in the identification of excess construction material that had no alternative purpose and which was suited for return to vendors or resale to a secondary market. The carrying values of the construction materials that were identified that would be used in operations were written down to market value, which was lower than carrying value. The carrying values of the identified excess construction materials that would be sold were written down to the anticipated recovery rate or salvage value. The total amount of charges to dispose of excess construction materials was $61,322.

In conjunction with the asset impairment review and test, RCN also performed a test to identify any potential impairment on the carrying value of goodwill on each identified reporting unit of RCN. The results of the test indicated that the carrying amount of goodwill on certain reporting units was impaired. During the second quarter 2002, RCN measured the impairment loss by the amount the carrying value exceeded the implied fair value of the goodwill on the reporting unit. This amount was $38,927. The fair value of the reporting units was estimated using the expected present value of future cash flows. This measurement is in accordance with SFAS No. 142.

As a result of the change in expansion plans, management has been in contact with the relevant LFAs to inform them of RCN’s decision to halt construction and expansion. Based on a revised business plan and the curtailing of expansion, RCN expensed the value of certain franchise licenses of approximately $1,379. A review to evaluate the effects, if any, was conducted on RCN’s obligations under the associated franchise agreements. The estimated costs less recoveries associated to exit certain franchises for the twelve months ended December 31, 2002 were $1,544 and were included in the operating, selling, general and administrative expense line and $1,659 of accrued franchise exit costs were paid during 2002.

A detailed review of facility requirements against lease obligations has been continuously conducted to identify excess space. Along with the stoppage of certain construction projects and expansion, RCN has also consolidated certain operating activities, which resulted in exiting excess facilities.

	Exit Costs
	Franchise	Facility	Total
Balance, December 31, 2002	$15,595	$15,072	$30,667
Additional accrued costs	4,306	14,972	19,278
Recoveries	(2,513)	(765)	(3,278)
Payments	(555)	(8,017)	(8,572)

Balance, December 31, 2003	16,833	21,262	38,095
Additional accrued costs	1,217	2,561	3,778
Recoveries	(14,953)	(17,086)	(32,039)
Payments	(2,428)	(5,072)	(7,500)

Balance, December 31, 2004	$669	$1,665	$2,334

9. DISCONTINUED OPERATIONS

On March 9, 2004, RCN completed the sale of its Carmel, New York (“Carmel”) cable system for proceeds of approximately $120,203 resulting in a gain on the sale of approximately $90,154 (including net income from discontinued operations of $1,614). The transaction was structured as an asset purchase, with the buyer assuming certain liabilities related to the business. Approximately $5,000 was placed into escrow for future claims of the buyer. As of December 31, 2004, $1,000 was reserved against the escrow based on the initial claims received from the buyer. In accordance with SFAS No. 144, the results of operations for Carmel are reported as discontinued operations. In April 2005 approximately $4,000 of the escrow account was released and paid to the Successor Company.

On February 19, 2003, the sale of the central New Jersey cable system assets was completed. At the time of the sale, RCN recorded a gain of $163,684 net of taxes. On February 9, 2004, RCN agreed to accept $10,900 from a previous escrow balance. At December 31, 2004, the escrow was $1,000, which is reserved to provide for costs in connection with a violation investigation brought by the New Jersey Board of Public Utilities. At December 31, 2003, RCN reflected an adjustment to the gain on sale to reflect the settlement agreement. In addition, RCN recorded net income of $938 from operations of the system from January 1, 2003 to February 19, 2003. In accordance with SFAS No. 144, the results of operations for central New Jersey cable system have been reported as discontinued operations.

The following are the summarized results of operations for the Carmel operation:

	Successor December 21, to December 31 2004	Predecessor January 1, to December 20 2004	Predecessor January 1, to December 31, 2003	Predecessor January 1, to December 31, 2002
Revenues	$—	$5,928	$29,083	$23,858
Direct expenses	—	1,819	9,072	8,489
Operating and selling, general and administrative, and depreciation and amortization expense	—	2,163	11,721	11,275
Income before tax	—	1,614	8,360	3,359
Income after tax	—	1,614	8,360	3,359

The current and noncurrent assets and liabilities of the Carmel operation that was sold are as follows:

	Successor December 31, 2004	Predecessor December 31, 2003
Current assets
Accounts receivable from related parties	$—	$19
Accounts receivable, net of reserve	—	2,221
Other current assets	—	135

Current assets of discontinued operations	$—	$2,375

Noncurrent assets
Property, plant and equipment, net	$—	$28,168
Other	—	—

Noncurrent assets of discontinued operations	$—	$28,168

Current liabilities
Accounts payable from related parties	$69	$16
Account payable	—	293
Advance billings and customer deposits	—	662
Deferred revenue	—	616
Accrued liabilities	142	1,743

Current liabilities of discontinued operations	$211	$3,330

The following are the summarized results of operations for the central New Jersey operation:

	Successor December 21, to December 31 2004	Predecessor January 1, to December 20, 2004	Predecessor January 1, to December 31, 2003	Predecessor January 1, to December 31, 2002
Revenues	$—	$—	$7,428	$54,178
Direct expenses	—	—	2,912	18,817
Operating and selling, general and administrative, and depreciation and amortization expense	—	20	2,007	23,507
Other Income	—	650	—	—
Income before tax	—	630	2,002	10,934
Income after tax	—	630	2,002	10,747

10. OTHER ASSET SALES

In 2002, RCN sold one of its real properties in Pennsylvania to Commonwealth Telephone Company, a subsidiary of Commonwealth Telephone Enterprises, Inc. (collectively, “CTE”), a related party through common ownership. Proceeds from the sale were $1,974, and a gain of $719 was recorded.

In 2002, RCN completed the sale of a portion of its business customer base that was not served by its broadband network. The sale was based on certain contingencies outlined in the sales agreement. After such contingencies, cash proceeds of the sale were $2,169. RCN realized a gain of $1,147 on the transaction.

The gains are included in the other income/expense line item.

11. FAIR VALUE OF FINANCIAL INSTRUMENTS

The estimated carrying fair value of RCN’s financial instruments at December 31, 2004 (Successor) and 2003 (Predecessor) are as follows:

	Successor 2004		Predecessor 2003
	Carrying Amount	Fair Value	Carrying Amount	Fair Value
Financial Assets:
Cash and temporary cash investments	$54,351	$54,351	$18,395	$18,395
Short-term investments	109,613	109,613	—	—
Restricted short-term investments	1,525	1,525	134,205	134,205
Financial Liabilities:
Fixed rate long-term debt:
Senior Notes 10.125%	—	—	202,871	96,364
Senior Notes 10%	—	—	160,879	79,635
Senior Notes 11.125%	—	—	315,995	157,998
Senior Notes 9.8%	—	—	290,289	142,242
Senior Notes 11%	—	—	139,472	68,341
Evergreen Credit Agreement	34,547	34,547	27,252	21,639
Floating rate long-term debt:	—	—	—	—
Lien Term Loan	330,000	330,000	—	—
Lien Convertible Notes	125,000	125,000	—	—
Term Loan B	—	—	367,380	346,990
Term Loan A	—	—	139,364	131,629
Unrecognized financial instruments Letters of credit	29,977	29,977	36,021	36,021
Capital Lease Obligations	4,021	4,021	11,083	11,083

12. SHORT-TERM INVESTMENTS

Short-term investments, stated at market, include the following at December 31, 2004 (Successor) and 2003 (Predecessor). For the year 2003 as presented there are no amounts for Short-term Investments as RCN had to hold cash in restricted accounts not available for investment.

	Successor 2004	Predecessor 2003
Corporate debt securities	$50,466	$—
Government Agencies	19,790	—
Asset backed securities	18,657	—
Municipal Bonds	20,700	—

Total	$109,613	$—

13. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at December 31, 2004 (Successor) and 2003 (Predecessor).

	2004 Successor	2003 Predecessor
Telecommunications plant	$685,415	$1,370,691
Computer equipment	30,217	191,350
Buildings, leasehold improvements and land	48,662	119,562
Furniture, fixtures and vehicles	18,334	92,929
Construction materials	9,852	20,826
Construction in process	5,816	13,109

Total property, plant and equipment	798,296	1,808,467
Less accumulated depreciation	(4,605)	(900,458)

Property, plant and equipment, net	$793,691	$908,009

As previously disclosed in Note 5, and pursuant to SOP 90-7, the Successor adjusted its carrying value of property and equipment to their estimated fair values as of the Effective Date.

Depreciation expense was $4,605, $231,734, $197,267 and $275,505 for the period December 21, 2004 through December 31, 2004 (Successor), the period January 1, 2004 through December 20, 2004 (Predecessor), 2003 (Predecessor), and 2002 (Predecessor), respectively.

In connection with RCN’s fourth quarter 2003 asset impairment assessment, RCN reviewed the useful life estimates of its long-lived assets. RCN capitalizes the cost of technical labor and material associated with the installation of new customers. Effective January 1, 2004 RCN changed the useful life of these assets to 5 years from 10. This represents a change in accounting estimate. The change resulted in approximately $10,512 of additional depreciation expense related to this event.

14. INVESTMENTS IN JOINT VENTURES

Investments in joint ventures at December 31, 2004 and 2003 were as follows:

	2004 Successor	2003 Predecessor
Starpower	$—	$71,601
Megacable	178,000	130,494

Total investments	$178,000	$202,095

On December 21, 2004, RCN acquired the 50% membership interest in Starpower which it did not already own and control from Pepco for $29.0 million in cash. Starpower provides bundled video, voice and other communications services to residential and commercial customers in the Washington, D.C. metropolitan area. Prior to the acquisition of the full interest, RCN accounted for its 50% interest in Starpower under the equity method, and carried an investment balance of $65.7 million on the Effective Date. Prior to acquiring the remaining interest, the Predecessor Company recorded its proportionate share of income (losses) in Starpower of $(5,915), $659, and ($7,581) for the period from January 1 to December 20, 2004 and for the years ended December 31, 2003 and 2002, respectively.

In accordance with APB No. 18 “The Equity Method of Accounting for Investments in Common Stock”, RCN considered its ability to recover the carrying amount of their investment in Starpower and determined that the loss in the value of the investment was other than temporary due to weaker than projected performance and decreased valuations in the overall telecommunication industry. As a result, the Predecessor Company recorded impairments in its investment in Starpower in the amounts of $25,689 as of December 20, 2004 (Predecessor Company)—see note 7, $35,000 and $32,274 in 2003 and 2002, respectively. The impairments were calculated based upon RCN’s comparison of the estimated fair value of its investment in Starpower to the carrying amount of the investment. The impairment on the Starpower investment is reflected in the line item, Impairment of Unconsolidated Entities.

As of December 31, 2004 and 2003, RCN has a 48.96% interest in Megacable, a cable television provider in Mexico. As part of RCN’s fresh start accounting (See Note 5) its investment in Megacable was valued at fair value at the date of acquisition and has not been adjusted for the income of Megacable for the period of December 21, 2004 to December 31, 2004. RCN has historically adjusted its interest in Megacable based on Megacable’s previous quarter’s financial statements. RCN’s investment at December 31, 2004 exceeded its share of the equity in Megacable at September 30, 2004 by $58,053. The excess is a result of RCN’s investment in Megacable being recorded at fair value as determined by an independent appraiser. RCN recorded its proportionate share of income in Megacable of $17,182, $22,811, and $30,490 for the period from January 1 to December 20,

2004 and for the years ended December 31, 2003 and 2002, respectively. Because of the Company’s inability to secure current information from Megacable, the most current period reported as RCN’s proportionate share of income is as of June 30, 2004.

In April 2000 RCN acquired a 1.4% interest in Intertainer, Inc. (“Intertainer”). Intertainer was an interactive programming services provider. In 2002, RCN wrote-off its investment in Intertainer in the amount of $2,246. The investment had been accounted for under the cost method and the write-off was due to financial difficulties experienced by Intertainer.

a. RCN-BECOCOM

Prior to December 24, 2003 RCN, through its wholly owned subsidiary, RCN Telecom Services of Massachusetts, Inc. was one of the two members of RCN-BecoCom, LLC (“RCN-BecoCom”), which provides bundled communication services, including local and long distance telephone, video, and high-speed data services primarily to residential customers in the Boston metropolitan area. The other member of the joint venture was NSTAR Communications, Inc., formerly BecoCom, Inc. (“NSTAR”). Pursuant to an agreement with RCN, NSTAR had the right to convert its ownership interest in RCN-Becocom, which it exercised in three exchanges prior to December 31, 2002. On December 24, 2003, a total of 11,597,193 shares, or 9.49%, of RCN’s common stock, was held by NSTAR. NSTAR’s profit and loss sharing ratio in RCN-BecoCom was reduced to zero in 2002 upon the completion of the third exchange. However, NSTAR retained its investment percentage and the right to invest in future capital calls by RCN-BecoCom as if it owned a 29.76% interest.

On December 24, 2003 NSTAR notified RCN that it voluntarily and unconditionally waived, surrendered and discharged any and all ownership interest in both RCN-BecoCom and in the shares of RCN’s common stock held by NSTAR. Despite NSTAR’s surrendering its ownership interest in the joint venture and RCN’s common stock, the shares of RCN common stock previously held by NSTAR are treated as outstanding as of December 31, 2003, because NSTAR has not specifically assigned them to RCN. Upon emergence from Chapter 11 all of RCN’s stock was cancelled.

RCN continues to own and operate RCN-BecoCom as a wholly owned subsidiary. Under the terms of The Construction and Indefeasible Right of Use Agreement with NSTAR, NSTAR provides construction and construction management services to RCN-BecoCom and access to and use of portions of NSTAR’s broadband network, rights-of-way and certain equipment sites in the Boston metropolitan area. RCN’s management believes that the cost of such services provided to RCN-BecoCom by NSTAR are equivalent to that which would be obtained from third party contractors. (See Note 24) Related Party.

b. Megacable

RCN has an investment in Megacable, a cable television provider in Mexico. As part of the “Fresh Start” Accounting revaluation, RCN has revalued its investment in Megacable. The carrying value of Megacable is $178,000. There is no Goodwill associated with Megacable.

At December 31, 2002, the basis of RCN’s investment in Megacable exceeded its underlying equity in the net assets of Megacable by $59,268. In conjunction with the adoption of SFAS No. 142, RCN no longer records amortization relating to the goodwill embedded in their investment in Megacable but assesses whether such embedded goodwill is impaired on an annual basis. The embedded goodwill in Megacable was not deemed impaired in 2003. RCN recorded its proportionate share of gains of $17,182, $22,811 and $30,490 in 2004, 2003 and 2002, respectively.

15. GOODWILL AND INTANGIBLE ASSETS

Intangible assets consist of the following:

	Estimated Useful Life	Successor December 31, 2004
Trademarks/Tradenames	5 years	$14,203
Customer Lists	4 years	65,444
Franchise Agreements	Indefinite	62,566
Software	3 years	186

Less Accumulated amortization		142,399
		(613)

Total intangibles		$141,786

Expected amortization of intangible assets over the next five years is as follows:

Year Ended December 31,	Amount
2005	$19,219
2006	$19,263
2007	$19,262
2008	$18,718
2009	$2,757

As previously disclosed in Note 5, and pursuant to SOP 90-7, RCN recorded the estimated fair value of intangible assets of $142,399 on the Effective Date. The accumulated amortization of intangibles is $613 as of December 31, 2004. As discussed in Note 4, under SFAS No. 142, goodwill and indefinite-lived intangible assets are no longer amortized, but instead are tested for impairment at least annually.

16. DEFERRED CHARGES AND OTHER ASSETS

RCN implemented “fresh start” accounting and reporting in accordance with SOP 90-7 upon its emergence from bankruptcy on the Effective Date. Fresh start accounting required RCN to allocate the reorganization value to its assets and liabilities based upon their estimated fair values. Adopting “fresh start” accounting has resulted in material adjustments to the historical carrying amount of RCN’s assets and liabilities. The fair values of the assets as determined for “fresh start” reporting were based on estimates of anticipated future cash flow.

Deferred charges and other assets consist of the following:

	Successor 2004	Predecessor 2003
Debt issuance cost, net Successor Debt	$16,094	$—
Debt issuance cost, Predecessor Debt	—	28,319
Security deposits	1,607	1,825
Other	2,242	4,286

Total deferred charges and other assets	$19,943	$34,430

17. DEBT

Long-term debt outstanding at December 31, 2004 (Successor) and 2003 (Predecessor) is as follows:

	Successor 2004	Predecessor 2003
First Lien Term Loan	$330,000	$—
Second Lien Convertible Notes	125,000	—
Term Loans	—	506,744
Evergreen Facility	34,547	27,252
Senior Notes 10% due 2007	—	160,879
Senior Discount Notes 11.125% due 2007	—	315,995
Senior Discount Notes 9.8% due 2008	—	290,289
Senior Discount Notes 11% due 2008	—	139,472
Senior Notes 10.125% due 2010	—	202,871
Capital Leases	4,021	11,083

Total	493,568	1,654,585
Due within one year	3,858	1,654,585

Total Long-Term Debt	$489,710	$—

In conjunction with the restructuring, RCN entered into three new debt financing arrangements—a $355,000 First Lien Credit Facility, $125,000 million of Second Lien Convertible Notes and a $34,547 Third Lien Term Loan (the Evergreen Facility).

First-Lien Credit Facility

On the Effective Date, RCN entered into a First Lien Credit Agreement dated as of December 21, 2004, with Deutsche Bank AG Cayman Island Branch, the Administrative Agent, and certain financial institutions, as lenders for a new $355,000 senior secured credit facility (the “Credit Facility”). The Credit Facility includes a seven-year term loan of $330,000 and a $25,000 line of credit used as collateral for letters of credit. The term loan bears interest at the Administrative Agent’s prime lending rate plus an applicable margin or at the Eurodollar rate plus an applicable margin, at the election of RCN. The Credit Facility was entered into by RCN and is fully and unconditionally guaranteed, jointly and severally, by all subsidiaries. RCN has granted to the Administrative Agent, for the benefit of the Credit Facility lenders, a first priority lien on substantially all of RCN’s tangible and intangible assets. The Credit Facility contains certain covenants that, among other things, limit the ability of RCN and its subsidiaries to incur indebtedness, sell assets, prepay subordinated indebtedness, repurchase capital stock, engage in transactions with stockholders and affiliates, create liens and engage in mergers and consolidations. The Credit Facility also contains covenants that require RCN to meet certain financial targets. Borrowings under the Credit Facility rank senior to RCN’s other indebtedness.

Second-Lien Convertible Notes

On the Effective Date, RCN issued $125,000 aggregate principal amount of its 7.375% Second Lien Convertible Notes due 2012 (the “Notes”). The Notes were issued by RCN under an Indenture entered on December 21, 2004, with HSBC USA as Indenture Trustee, and are fully and unconditionally guaranteed, jointly and severally, by all subsidiaries. The Notes are convertible into RCN Common Stock, at the election of the holder, if RCN’s Common Stock price reaches a conversion price as determined by the Indenture Agreement between RCN and the Indenture Trustee. The Notes contain certain covenants similar to those in the Credit Facility. The Notes contain cross default provisions entitling holders to declare the Notes and any accrued and unpaid interest thereon immediately due and payable. The Notes are secured by a second priority lien on substantially the same assets which secure the Credit Facility. The Notes are subordinate to the Credit Facility and rank senior to the New Evergreen Credit Facility.

Third-Lien Term Loan

On the Effective Date, RCN entered into an Amended and Restated Term Loan and Credit Agreement with HSBC Bank USA, National Association, as Agent and Collateral Agent and certain financial institutions parties thereto, as lenders (the “Third-Lien Term Loan”). The Third-Lien Term Loan provides, among other things, for a seven and three-quarter year, approximately $34,547 term loan credit facility, subject, in certain instances, to early repayment, in whole or in part pursuant to an Intercreditor Agreement signed by the various lenders and RCN. The liens securing Third-Lien Term Loan are subordinated to the liens securing the obligations under the Credit Agreement Facility and the Notes.

Interest for the facility is calculated as follows:

(i) Through March 31, 2006, the interest accrued to any Interest Payment Date (last day of each quarter) is capitalized and added to the principal amount of the Term Loans as the “PIK Amount.”

(ii) Starting April 1, 2006 through the Maturity Date of the Term Loan, accrued interest is payable on each Interest Payment Date as follows: (i) interest at a rate of 6.25% is paid in cash, and (ii) interest at a rate of 6.95% is capitalized as a PIK Amount and the principal amount of the Term Loan is increased by the PIK Amount so capitalized.

(iii) For any Interest Payment Date starting April 1, 2006, the Company can pay in cash the full amount of the interest accrued for that interest period, in which case interest is accrued at a rate of 12.5% for such period.

Contractual maturities of long-term debt including capital leases over the next 5 years are as follows:

Contractual Maturities
2005	$3,858
2006	$3,670
2007	$3,438
2008	$3,452
2009	$3,468
Thereafter	$475,682

TOTAL	$493,568

Predecessor

Pursuant to the Plan, the Term Loan of the predecessor company was repaid and the related credit facility was terminated, all Senior Notes and Discount Notes of RCN were canceled in exchange for the right to receive shares of the reorganized RCN common Stock, par value $0.01 per share, and the Evergreen Facility was amended and restated with The New Evergreen Facility (See Note 21). For the period from January 1 to December 20, 2004, RCN recorded a gain from restructuring of approximately $1,166,027 related to the cancellation of its Senior Notes and other indebtedness. At December 31, 2003 all of RCN’s debt was classified as current as RCN was in default on certain of its debt covenants.

Term Loans

In June 1999, RCN and certain of its subsidiaries (together the “Borrowers”), entered into a $1,000,000 Senior Secured Credit Facility (the “JPMorgan Credit Facility”) with JPMorgan Chase Bank, and certain other lenders. The collateralized facilities were comprised of a $250,000 seven-year revolving credit facility (the “Revolver”), a $250,000 seven-year multi-draw term loan facility (the “Term Loan A”) and a $500,000 eight-year term loan facility (the “Term Loan B”). All three facilities were governed by a single credit agreement dated as of June 3, 1999. The JPMorgan Credit Facility was amended as described below.

Prior to the Effective Date, RCN was operating under the Fifth Amendment to the JPMorgan Credit Facility on March 7, 2003 (the “Fifth Amendment”). The Fifth Amendment amended certain financial covenants and certain other negative covenants that reflected RCN’s business plan then in existence and amended certain other terms of the JPMorgan Credit Facility, including any increases to margins payable should the aggregate amount of outstanding loans have exceeded certain thresholds on July 1, 2004. In connection with the Fifth Amendment, RCN agreed to pay to certain lenders an aggregate fee of approximately $7,062 and to permanently reduce the amount available under the Revolver from $187,500 to $15,000. The Fifth Amendment permitted RCN to incur up to $500,000 of additional indebtedness that may have been secured by a junior lien on RCN’s assets and permitted the use of up to $125,000 of existing cash and proceeds of this new indebtedness to repurchase its outstanding Senior Notes and Senior Discount Notes. RCN also agreed to repay outstanding term loans with 50% of the first $100,000 of net proceeds received from asset sales, 80% of net proceeds received from asset sales in excess of $100,000 and 50% of cash interest savings realized by RCN from repurchases of its outstanding Senior Notes. Further, RCN agreed to maintain a cash collateral account for the benefit of the lenders under the JPMorgan Credit Facility that was to have at least $100,000 on deposit at all times (the “Minimum Cash Balance Requirement”).

The Fifth Amendment required that, starting on December 31, 2003, the Minimum Cash Balance Requirement was increased by an amount, to be recalculated each quarter, equal to $125,000 minus the amount of cash RCN used to repurchase its outstanding Senior Notes and Senior Discount Notes during such quarter less the amount of interest savings not realized as a result of such repurchases being in an amount less than $125,000. In addition, if RCN withdrew money from the cash collateral account, it was required to replenish the account with future cash obtained by it or any subsidiary in excess of $25,000. At December 31, 2003, approximately $199,000 of cash was restricted under the terms of the JPMorgan Credit Facility (of which $100,000 had been classified as long-term).

As a result of the Fifth Amendment, RCN was not able to borrow money that would otherwise have previously been available to it under the Revolver, and could not provide any assurances that it was able to raise any of the $500,000 of additional indebtedness then permitted under the terms of the Amendment. In addition, the requirement that RCN maintain a minimum balance of at least $100,000 in the cash collateral account significantly reduced the amount of cash available to RCN to invest in its business and execute its business plan.

RCN also entered into prior amendments to the JPMorgan Credit Facility, as described below.

On March 25, 2002, RCN entered into the Fourth Amendment to the JPMorgan Credit Facility (the “Fourth Amendment”). The Fourth Amendment amended certain financial covenants and certain other negative covenants and amended certain other terms of the JPMorgan Credit Facility, including increases to the margins and commitment fee payable thereunder. In connection with the Fourth Amendment, RCN paid certain lenders a fee of $12,900, repaid $187,500 of outstanding term loans under the JPMorgan Credit Facility and permanently reduced the amount available under the revolving loan from $250,000 to $187,500. RCN also agreed that it would not draw down additional amounts under the revolving loan until the later of March 31, 2004 or the date on which RCN had delivered to the lenders a certificate with calculations demonstrating that its earnings before interest, income taxes, depreciation and amortization (“EBITDA”), as defined, was at least $60,000 in the aggregate for the two most recent consecutive fiscal quarters. In connection with the Fourth Amendment, each of the lenders thereto also agreed to waive any default or event of default under the JPMorgan Credit Facility that may have occurred prior to the date of the Fourth Amendment.

As adjusted by the Fourth Amendment, the interest rate on the JPMorgan Credit Facility was, at the election of the borrowers, based on either LIBOR or an alternate base rate option. For the Revolver or Term Loan A borrowing, the interest rate was LIBOR plus a spread of up to 350 basis points or the base rate plus a spread of 250 basis points, depending upon whether RCN’s EBITDA had become positive and thereafter upon the ratio of debt to EBITDA. In the case of the Revolver, RCN paid a fee of 150 basis points on the unused commitment accrued, including a 350 basis points fee on up to $15,000 available for letters of credits. For all Term Loan B borrowings the interest included a spread that was fixed at 400 basis points over the LIBOR or 300 basis points over the alternate base rate. In addition, the LIBOR rate was subject to a 3.00% per annum minimum. As adjusted by the Fifth Amendment, on July 1, 2004, if the aggregate amount of outstanding loans exceeded $415,875 (i.e., $75,000 less than the currently scheduled amount), the applicable spread with respect to all loans was to be increased by 1.00%; provided, that such increase was eliminated if the aggregate amount of outstanding loans is equal to or less than $390,937 on or before December 31, 2004.

In accordance with the Fourth Amendment, RCN prepaid $62,500 of the Term Loan A on March 25, 2002. At December 31, 2003, $139,365 of the Term Loan A was outstanding. Amortization of the Term Loan A commenced in September 2002 and was scheduled to be repaid in quarterly installments based on percentage increments of the Term Loan A that started at 3.75% per quarter in September 2002 and increasing in steps to a maximum of 10% per quarter in September 2005 through to maturity in June 2006.

In accordance with the Fourth Amendment, RCN prepaid $125,000 of the Term Loan B on March 25, 2002. At December 31, 2003, $367,380 of the Term Loan B was outstanding. Amortization of the Term Loan B commenced in September 2002 with quarterly installments of $750 per quarter until September 2006 when the quarterly installments were to increase to $90,750 per quarter through to maturity in June 2007.

The JPMorgan Credit Facility contained covenants customary for facilities of this nature, including financial covenants and covenants limiting debt, liens, investments, consolidation, mergers, acquisitions, asset sales, sale and leaseback transactions, payments of dividends and other distributions, making of capital expenditures and transactions with affiliates. RCN was required to apply 50% of excess cash flow for each fiscal year commencing with the fiscal year ending on December 31, 2003 and certain cash proceeds realized from certain asset sales, certain payments under insurance policies and certain incurrences of additional debt to repay the JPMorgan Credit Facility.

The JPMorgan Credit Facility was collateralized by substantially all of the assets of RCN and its consolidated subsidiaries.

Evergreen Facility

In June 2003, RCN entered into a $41,500 Commercial Term Loan and Credit Agreement (i.e., the “Evergreen Facility”) with Evergreen Investment Management Company, LLC and certain of its affiliates (“Evergreen”). Evergreen’s commitment initially expired September 4, 2003 but had been extended, and subsequently expired, on November 3, 2003. Any term loans made under the Evergreen Facility were to mature on June 30, 2008. The interest rate on the Evergreen loans was 12.5% per annum; however, no cash interest would have been payable until April 1, 2006. The interest rate was subject to upward adjustment in the event RCN incurred new indebtedness within 90 days after closing at a higher rate. In the event RCN or certain of its subsidiaries received net proceeds in respect of certain prepayment events such as asset sales or casualty events and such net proceeds were not applied to the repayment of amounts outstanding under the JPMorgan Credit Facility, RCN would have had to repay the Evergreen loans in an aggregate amount equal to such net proceeds or use such proceeds to acquire telecommunications assets, or for working capital. Following the termination of the JPMorgan Credit Facility, RCN would have been able to apply 50% of the net proceeds from such assets sales or casualty events to repay the Evergreen loans and not to reinvestment. RCN was obligated to apply 50% of excess cash flow for each fiscal year commencing on the earlier of (i) the fiscal year ending December 31, 2007 or (ii) the fiscal year in which all amounts outstanding under the JPMorgan Credit Facility had been paid in full or the Credit Facility did not prohibit such payment to prepay the Evergreen Facility, provided that any lender had the right to waive its right to receive the amount of such mandatory prepayment, and any amount was to be applied to the mandatory prepayment of other loans under the Evergreen Facility on a pro rata basis. Evergreen had a second priority lien on substantially all assets of RCN. The Evergreen Facility contained affirmative covenants, negative covenants and events of default substantially similar to those set forth in the JPMorgan Credit Facility. Upon closing, RCN paid a 4% or $1,660 funding fee to Evergreen. As of December 31, 2003, $0 was available to be drawn down from the Evergreen Facility and approximately $27,252 was outstanding.

In connection with the signing of the Evergreen Facility, RCN issued warrants to Evergreen to purchase 4,150,000 shares of the Predecessor’s common stock at an initial exercise price of $1.25 per share. The warrants were exercisable any time following three months from their issuance. RCN valued the warrants using the Black- Scholes pricing model, applying an expected life of 5 years, a weighted average risk-free rate of 3.5%, a volatility rate of 70% and a deemed value of common stock of $1.67 per share. The estimated value of the warrants, $4,026, was recorded as a contra liability against the debt and was to be amortized over the next 5 years. The balance of the debt discount was $3,556 at December 31, 2003. The unamortized debt discount of $2,754 was recorded in the loss on liabilities subject to compromise and restructuring for the period of January 1 to December 20, 2004.

Notes

The 10% Senior Notes were issued under an indenture dated October 17, 1997 and were general senior obligations of RCN which were scheduled to mature on October 15, 2007. Interest on the 10% Senior Notes was payable in cash semi-annually in arrears on each April 15 and October 15. The 10% Senior Notes were redeemable, in whole or in part, at RCN’s option. The 10% Senior Notes had redemption prices starting at 105% of the principal amount and declining to 100% of the principal amount, plus any accrued interest.

The 11.125% Senior Discount Notes were issued under an indenture dated October 17, 1997 and were general senior obligations of RCN, limited to $601,045 aggregate principal amount at maturity and were scheduled to mature on October 15, 2007. The 11.125% Senior Discount Notes did not bear cash interest prior to October 15, 2002. The 11.125% Senior Discount Notes were redeemable, in whole or in part, at RCN’s option and had redemption prices starting at 105.562% of the principal amount at maturity and declining to 100% of the principal amount at maturity, plus any accrued interest.

The 9.8% Senior Discount Notes were general senior obligations of RCN, limited to $567,000 aggregate principal amount at maturity on February 15, 2008. The 9.8% Senior Discount Notes did not bear cash interest prior to February 15, 2003. The 9.8% Senior Discount Notes were redeemable, in whole or in part, at any time on or after February 15, 2003 at RCN’s option and had redemption prices starting at 104.9% of the principal amount at maturity and declining to 100% of the principal amount at maturity, plus any accrued interest.

The 11% Senior Discount Notes were general senior obligations of RCN, limited to $256,755 aggregate principal amount at maturity on July 1, 2008. The 11% Senior Discount Notes did not bear cash interest prior to January 1, 2003. The 11% Senior Discount Notes were redeemable, in whole or in part, at any time on or after July 1, 2003 and had redemption prices starting at 105.5% of the principal amount at maturity and declining to 100% of the principal amount at maturity, plus any accrued interest.

The 10.125% Senior Notes were general senior obligations of RCN, which matured on January 15, 2009. Interest on the 10.125% Senior Notes was payable in cash semi-annually in arrears on each July 15 and January 15. The 10.125% Senior Notes were redeemable, in whole or in part, at any time on or after January 15, 2005 at RCN’s option and had redemption prices starting at 105% of the principal amount and declining to 100% of the principal amount, plus any accrued interest.

All of the Notes discussed above contained certain covenants that, among other things, limited the ability of RCN and its subsidiaries to incur indebtedness, prepay subordinated indebtedness, repurchase capital stock, engage in transactions with stockholders and affiliates, create liens, sell assets and engage in mergers and consolidations. The Notes contained cross default provisions entitling holders to declare the Notes and any accrued and unpaid interest thereon immediately due and payable. At December 31, 2003 RCN was restricted from making any dividend payments under the terms of the Notes.

During the year ended December 31, 2003, RCN completed a debt repurchase for certain of its Senior Discount Notes. RCN retired approximately $75,151 in book and face value of its Senior Discount Notes. RCN recognized a gain of approximately $45,556 from the early retirement of debt in which approximately $27,806 of cash was paid. In addition, RCN incurred fees of approximately $1,147 and wrote off debt issuance costs of approximately $642.

During the year ended December 31, 2002, RCN had completed various debt repurchases for certain of its Senior Discount Notes. RCN retired approximately $24,037 in face amount with a book value of $22,142. RCN recognized an extraordinary gain of approximately $13,073 from the early retirement of debt in which approximately $722 in cash was paid and 2,589,237 shares of common stock with a value of $7,875 had been issued. In addition, RCN incurred fees of $180 and wrote off debt issuance costs of $292. RCN adopted SFAS No. 145 on January 1, 2003. Accordingly, in the consolidated statements of operations for the year ended December 31, 2002, the extraordinary gains on early retirement of debt of $13,073 have been reclassified and are included in the results from continuing operations. The adoption of SFAS No. 145 did not have a material impact on RCN’s financial statement, cash flows or results from operations.

18. DEFERRED REORGANIZATION COSTS

Under U.S. bankruptcy law, actions by creditors to collect indebtedness a debtor owes prior to the petition date are generally stayed and certain other pre-petition contractual obligations may not be enforced against such debtor. All pre-petition liabilities of the RCN Debtors were classified as liabilities subject to compromise in the consolidated balance sheets prior to the Effective Date. On emergence, unsettled claims totaling $21,644 were reclassified to deferred reorganization costs and settlement negotiations have been ongoing. Adjustments to these amounts may result from negotiations, payments authorized by the Bankruptcy Court, and/or rejection of executory contracts and leases. Amounts recorded may ultimately be different than amounts filed by the creditors under the Bankruptcy Court claims reconciliation and resolution process.

Notices to creditors and equity holders of the commencement of the cases were mailed on June 10, 2004 and September 15, 2004. The Bankruptcy Court established August 11, 2004 as the general deadline for submission of proofs of claim for general unsecured claims against the RCN Debtors that filed Chapter 11 petitions on May 27, 2004, and October 1, 2004 as the bar date for the RCN Debtors that filed Chapter 11 petitions thereafter. Separate bar dates for certain other government claims were on November 23, 2004, February 1, 2005 and February 15, 2005 for the RCN Debtors that filed Chapter 11 petitions on May 27, 2004, August 5, 2004 and August 20, 2004, respectively. In accordance with the bar date notice approved by the Bankruptcy Court, holders of certain pre-petition claims against the RCN Debtors are required to file a proof of claim on or prior to the applicable bar date to be eligible to participate in any distribution of assets from the RCN Debtors in connection with a Plan.

Over 2,000 claims totaling approximately $1,350,000 were filed prior to the general bar dates. The RCN Debtors were engaged in the process of evaluating the proofs of claim filed in their Chapter 11 cases to determine whether objections seeking the disallowance, reclassification, or the reduction of certain asserted claims should be filed.

Legal Proceedings

On December 21, 2004, RCN and nine of its direct and indirect wholly-owned subsidiaries emerged from protection under Chapter 11 of the U.S. Bankruptcy Code pursuant to direct and indirect protection under the Plan. See “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” for further discussion. Under the Plan, essentially all claims against the Predecessor and the RCN Debtors that arose prior to the commencement of the Chapter 11 cases were discharged. Claims for monetary damages (and equitable claims that give rise to a right to payment in cash or stock), including most of the legal proceedings pending against the Predecessor at that time were included in the discharge. However, certain claims which were pending at the time the Plan became effective have not yet been resolved. The following is a description of those claims and of material legal proceedings in respect of claims alleged to have arisen after the commencement of the RCN Debtors’ Chapter 11 cases that are currently pending.

Prepetition Claims

Pursuant to the Plan, certain claims that arose prior to the commencement of the RCN Debtors’ Chapter 11 cases are entitled to share in the distributions under the Plan to the extent allowed. As of the date hereof, partial distributions have been made to certain holders of allowed prepetition claims. Further distributions will be made as and when objections to disputed and unliquidated claims are resolved. Although the majority of disputed claims have been resolved, the resolution of a few of the disputed claims is expected to continue through 2005.

Claims by Merrill Lynch

On or about August 11, 2004 and September 28, 2004, Merrill Lynch, Pierce, Fenner & Smith (“Merrill”) filed general unsecured proofs of claims against RCN and the other RCN Debtors asserting that Merrill is entitled to a $9.8 million fee in connection with work it performed leading up to RCN’s restructuring (the “Merrill Proofs of Claim”). RCN and the RCN Debtors commenced an adversary proceeding in the Bankruptcy Court to contest the Merrill Proofs of Claim and assert damages to the RCN Debtors in an amount of $10 million, under theories of breach of implied covenant of good faith and fair dealing, unjust enrichment/restitution, preferential transfer, fraudulent conveyance, professional malpractice, breach of fiduciary duty, breach of contract and gross negligence. The adversary proceeding is presently in the early stages of discovery. While the RCN Debtors believe that this claim is without merit, the RCN Debtors cannot assure you of success in defending against the Merrill Proofs of Claim or in the prosecution of the RCN Debtors’ theory of damages in the adversarial proceedings. RCN, nevertheless, does not anticipate that an unfavorable outcome will exceed materially the amount in which the Merrill Proofs of Claim are asserted, plus any interest or costs assessed thereon. Because the Merrill Proofs of Claim are asserted against RCN and the other RCN Debtors, Merrill’s recovery under the Plan could be paid out in either stock or cash, depending whether Merrill’s remedy is against RCN or any or all of the remaining RCN Debtors, respectively.

The suit and proof of claim seeks reformation of the Merger Agreement to reflect what the plaintiffs allege was actually negotiated and agreed to: that the 10% Holdback would be based upon Old RCN’s stock price as of the end of the one year holdback period. Because RCN’s stock fell in value during this period, if the plaintiffs had prevailed, RCN would have had to distribute approximately 5 million additional shares of Old RCN’s common stock in consideration of the Merger Agreement. Mr. Joyce also filed a related proof of claim in RCN’s Chapter 11 case and a proof of claim based on his Lawsuit (the “Joyce Proofs of Claim”) . RCN and Mr. Joyce have reached a settlement regarding the Joyce Proofs of Claim which the Bankruptcy Court has approved. The court-approved settlement resolved all alleged liabilities of RCN to Joyce, including those asserted in the Delaware Court of Chancery.

Rejection Damage Claims

Pursuant to the Plan, all claims arising out of the rejection of an executory contract and unexpired leases (“Rejection Damage Claims”) were required to be served upon the RCN Debtors and their counsel by January 7, 2005. The RCN Debtors agreed to voluntarily extend the bar date for filing of Rejection Damage Claims for certain programmers whom RCN contracted through the NCTC through January 28, 2005 due to the alleged failure of such programmers to receive timely notice that their contracts had been rejected. Any Rejection Damage Claims not filed against the RCN Debtors within the time period allowed under the Plan are forever barred under the Plan from assertion against any RCN Debtor.

Claims by Programmers

On or about January 27, 2005, three separate networks affiliated with Rainbow Media Holdings LCC (“RMH”), filed claims totaling approximately $4.7 million in the aggregate based on the rejection of agreements with RCN to carry the Independent Film Channel, Women’s Entertainment Channel and FUSE Networks (the “RMH Proofs of Claim”). On June 17, 2005, RCN filed objections to each of the RMH Proofs of Claim. On July 6, 2005, RCN and RMH entered into a binding term sheet which included a commitment by RMH not to further pursue the RMH Proofs of Claim which will allow the Bankruptcy Court to enter an order expunging each of the RMH Proofs of Claim.

Other Legal Proceedings

In re: RCN Corporation ERISA Litigation: On May 16, 2005, a purported consolidated class action complaint (the “Class Action Complaint”) was filed in the United States District Court for the District of New Jersey under Master File No. 04-CV-5068 (SRC), naming RCN Corporation and certain of its current and former directors, officers, employee administrators and managers, as well as Merrill Lynch Trust Company, FSB, as defendants for alleged violations of the Employee Retirement Income Security Act of 1974 (as amended, “ERISA”). The purported Class Action Complaint seeks recovery of unspecified money damages for the benefit of a purported class of participants and beneficiaries of the RCN Savings And Stock Ownership Plan (the “Savings Plan”) as a result of the defendants’ breaches of their fiduciary duties under ERISA (the “ERISA Litigation”). No motion for class certification has been filed by Plaintiffs. The ERISA Litigation is subject to certain limitations ordered by the Bankruptcy Court described below.

Previously, on September 22, 2004, former employee Deborah K. Craig (“Craig”), on behalf of the Savings Plan and its participants and beneficiaries, filed a Motion For Leave To File Proof Of Claim (the “Late Claim Motion”), seeking to assert a claim (the “Craig Proof of Claim”) against RCN, after the claims bar date of August 11, 2004, for alleged violations of ERISA to recover alleged losses similar to those alleged in the Class Action Complaint. On October 5, 2004, Craig filed a purported class action complaint against certain fiduciaries of the Savings Plan within the meaning of ERISA in a lawsuit captioned Craig v. Filipowicz, et al., Case No. 04-cv-07875 (JSR) (S.D.N.Y.), which was subsequently transferred to the District of New Jersey, with a new Case No. 04-cv-05940 (SRC) (D.N.J.) (the “NJ Action”). On November 3, 2004, the Bankruptcy Court issued an order denying the Late Claim Motion in its entirety (the “Late Claim Order”), which Craig appealed to the United States District Court for the Southern District of New York. On December 20, 2004, Craig sought from the Bankruptcy Court limited relief (the “Injunction Relief Motion”), for the benefit of herself and all other similarly situated beneficiaries of the Savings Plan, from the injunction issued by the Bankruptcy Court’s order confirming the Plan for the purpose of naming RCN as a nominal defendant in the NJ Action. On February 16, 2005, Craig filed a motion on the NJ Action docket to have the NJ Action consolidated with certain other related actions, with a proposed caption In re RCN Corporation ERISA Litigation, Master File No. 04-cv-5068 (SRC) (the “Consolidated Action”). On March 18, 2005, the United States District Court for the Southern District of New York issued an order affirming the Late Claim Order. On April 1, 2005, the Bankruptcy Court entered an order (the “Injunction Relief Order”) granting the Injunction Relief Motion to the extent that (1) Craig and all other similarly situated parties (collectively, the “Plaintiffs”) are permitted to name RCN as a nominal defendant in the pending Consolidated Action and (2) the Plaintiffs may enforce any judgment obtained against RCN solely against any applicable insurance companies and only up to limits of any applicable insurance coverage, to the extent such coverage is available. The Injunction Relief Order does not prevent the Plaintiffs from pursuing litigation claims against others, including current or former directors, officers, employees, partners, members, or managers (collectively, the “Third Parties”) of RCN or any other reorganized debtor and collecting in full any judgment Plaintiffs may obtain against such Third Parties. As an express condition to the entry of the Injunctive Relief Order, Craig waived any right of further appeal the denial of the Late Claim Order. Subsequently, Plaintiffs filed the Class Action Complaint in the ERISA Litigation to pursue their remedies against RCN, subject to the limitations imposed by the Bankruptcy Court, and additional Third Parties.

City of Chicago v. AT&T Broadband, et al.: RCN, like most if not all other cable providers, currently does not pay a franchise fee on its cable modem Internet access services on the basis that the FCC has determined that such Internet services are not “cable services” as defined in the Communications Act. RCN’s position has been challenged by the City of Chicago, which has brought suit against RCN-Chicago, as well as AT&T Broadband (now Comcast), the incumbent cable operator in RCN-Chicago’s franchise service area, and the other franchised cable television operator in the City of Chicago (collectively, the “Defendants”). The Defendants removed the action to federal court and succeeded initially in obtaining dismissal of the action on the ground that cable modem service, as a matter of law, is not a “cable television service” within the scope of the franchise agreements and therefore cannot be subject to the agreements’ franchise fee provision, which by its express terms is to be interpreted and applied in accordance with the Communications Act. The City of Chicago appealed both the removal to federal District Court and the District Court’s dismissal of its case to the U.S. Seventh Circuit Court of Appeals. On October 1, 2004, the Seventh Circuit vacated on jurisdictional grounds the District Court’s decision dismissing the City of Chicago’s claims, and remanded the case back to the Circuit Court for Cook County, Illinois, for further proceedings. The Seventh Circuit expressed no opinion on the merits of the case, which will now be litigated in the Cook County Circuit Court as though the initial District Court decision, which was favorable to RCN, had never been rendered. In the event the City of Chicago were ultimately to prevail on its complaint, RCN-Chicago would need to pay the 5% franchise fee on its cable modem revenues and pass through the additional fees to its cable modem Internet service customers, which would raise their rates as compared to the high-speed Internet services provided by ILECs and therefore have an adverse effect on RCN-Chicago’s ability to compete with such providers. However, because any adverse result will affect all of RCN-Chicago’s cable competitors in the Chicago market, such a ruling would likely not have a disproportionate effect on Reorganized RCN’s ability to compete with other cable operators in the Chicago market. RCN cannot assure you that it will not be subject to gross revenue fees or other regulation of its cable modem Internet access services in the future.

RCN or its subsidiaries are defendants in numerous personal injury, employment law and other matters in various jurisdictions that arise in the ordinary course of its business. None of these matters, individually or in the aggregate, is expected to be material.

19. REORGANIZATION EXPENSES

Reorganization costs represent amounts RCN incurred as a result of the Chapter 11 reorganization process and are presented separately in the table listed below.

Predecessor December 20, 2004
Professional Fees:
Legal	$17,626
Bankers	23,123
Consultants	15,831
Auditors	558
Employee Costs	4,001
Interest Income	(497)
Other	31,912

Total Reorganization Items	$92,554

The following provides additional information relating to the above deferred reorganization items:

•	Professional fees—Professional fees include financial, legal and valuation services directly associated with the reorganization process.

•	Employee costs—RCN implemented a Bankruptcy Court approved retention plan that provides for cash incentives to key members of RCN’s management team. The retention plan was a milestone-based plan to encourage employees to continue their employment through the reorganization process.

•	Interest income—Interest income represents interest income earned by the Debtors as a result of excess cash balances due to the Chapter 11 filing.

•	Other—Other represents Franchise restructuring expenses, Director and Officer insurance and Investor Notifications and communications.

20. INCOME TAXES

The provision/(benefit) for income taxes is compromised of the following:

	Successor	Predecessor
	December 21 to December 31 2004	January 1 to December 20 2004	December 31 2003	December 31 2002
Current taxes	$—	$98	$50	$212
Deferred taxes	—	(212)	1,221	(1,206)

Provision (Benefit) for income taxes:
From continuing operations	—	(114)	1,271	(994)
From discontinued operations	—	—	—	187

Total provision (benefit) for income taxes	$—	$(114)	$1,271	$(807)

There is no tax benefit for the Successor period as a full valuation allowance has been provided.

Deferred income taxes reflect the net tax effect of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and amounts used for income tax purposes.

Temporary differences that give rise to a significant portion of deferred tax assets and liabilities at December 31, 2004 and 2003 are as follows:

	Successor December 31 2004	Predecessor December 31 2003
Net operating losses carryforwards	$1,006,625	$1,038,831
Employee benefit plan	5,291	24,862
Reserve for bad debt	1,795	2,140
Start-up costs	—	2,625
Stock based compensation	—	46,969
Investment in unconsolidated entity	44,448	53,049
Unearned revenue	1,573	—
Deferred rent	6,757	—
Reserve for obsolete inventory	3,699	—
Accruals for non-recurring charges and contract settlements	3,913	20,986
Intangibles	—	25,453
Plant, property, and equipment	181,914	229,819
Other, net	3,331	2,423

Total deferred tax assets	1,259,346	1,447,157

Intangibles	(39,971)	—

Total deferred tax liabilities	(39,971)	—

Subtotal	1,219,375	1,447,157

Valuation allowance	(1,219,375)	(1,447,175)

Total deferred taxes	—	(18)

During 2004, RCN generated federal net operating losses of approximately $296,662 resulting in a deferred tax asset of approximately $103,832. In the year ended December 31, 2003, RCN generated federal net operating losses of approximately $339,732 resulting in a deferred tax asset of approximately $118,906. In the opinion of management, RCN is not certain of the realization of its deferred tax assets. Thus, a valuation allowance has been provided against the net federal deferred tax asset. A valuation allowance has also been provided, as in past years, against the net state deferred tax assets, which in the opinion of management are also uncertain as to their realization.

Net operating losses will expire as follows:

	Federal	State
2005–2015	$36,185	$2,194,014
2016–2024	2,323,940	4,828,227

Total	$2,360,125	$7,022,241

The net change in the valuation allowance for deferred tax assets during 2004 was a decrease of $327,800 and during 2003 was an increase of $141,559. The valuation allowance is primarily related to deferred tax assets due to the uncertainty of realizing the full benefit of the net operating loss (“NOL”) carryforwards. In evaluating the amount of the valuation allowance needed, RCN considers the prior operating results and future plans and expectations. The utilization period of the NOL carryforwards and the turnaround period of other temporary differences are also considered. Certain of RCN’s NOLs begin to expire in 2005. The future recognition of such amounts and other deferred tax assets will first reduce the carrying value of intangible assets. Any of these deferred tax assets recognized in excess of the carrying value of intangible assets will be treated as an increase to additional paid-in capital.

The provision/(benefit) for income tax is different from the amounts computed by applying the U.S. statutory federal tax rate of 35%. The differences are as follows:

	Successor	Predecessor
	December 21 to December 31, 2004	January 1 to December 20, 2004	December 31, 2003	December 31, 2002
(Loss)/benefit before provision for income taxes	$(3,688)	$1,062,632	$(325,701)	$(1,408,996)

Federal income tax (benefit) expense at statutory rate	$(1,291)	$371,921	$(113,550)	$(493,148)
State income taxes net of federal income tax provision (benefit)	—	64	161	(48)
Federal valuation allowance	1,291	(129,508)	114,613	471,413
Amortization of goodwill expenses	—	—	—	11,624
Estimated nondeductible expenses	—	30	47	(880)
FMV stock bondholders received	—	(253,400)	—	—
Reverse stock based compensation	—	52,793	—	—
Capitalized interest	—	—	—	10,976
Restructure costs	—	28,501	—	—
Fresh start adjustments	—	(111,662)	—	—
Other, net	—	41,147	—	(744)

Total provision (benefit) for income taxes	$—	$(114)	$1,271	$(807)

In connection with RCN’s emergence from bankruptcy, RCN realized substantial cancellation of debt income (CODI). This income will not be taxable for the U.S. income tax purposes because the CODI resulted from RCN’s reorganization under the Bankruptcy Code. However, for U.S. income tax reporting purposes, RCN will be required as of the beginning of its 2005 taxable year to reduce certain tax attributes, such as net operating loss carryforwards equal to the gain on the extinguishment of debt. The amount of reduction in tax attributes for the U.S. income tax reporting purposes will be approximately $457,388. This reduction in NOLs has been recorded in the information provided.

The reorganization of RCN on the Effective Date constituted an ownership change under Section 382 of the Internal Revenue Code, and the use of any of RCN’s net operating loss carryforwards and certain subsequently recognized “built-in” losses and deductions, if any, existing prior to the ownership change that are not reduced pursuant to these provisions may be subject to an overall annual limitation. If, however RCN qualifies under IRC 382 (f)(5) of the Internal Revenue Code of 1986, as amended, and RCN does not undergo a second ownership for a period of two years from the Effective Date, RCN may not incur any limitation.

21. STOCKHOLDERS’ EQUITY AND STOCK PLANS

Successor

On December 21, 2004 RCN issued 36,020,850 shares of Common Stock with a par value of $.01 of which 31,919,044 were issued to certain of its former bond holders and other general unsecured creditors as the first distribution, and 4,101,806 shares were placed in reserve to settle disputed claims against RCN that were still outstanding. As of December 31, 2004, RCN’s management valued the remaining allowed claims under the Plan at approximately $131,400. This amount and the shares of Common Stock that will be issued in satisfaction of these remaining allowed claims has been classified as committed stock on the balance sheet. Upon issuance of these shares RCN will reclass the amount of the claims to additional paid in capital.

On April 12, 2005, RCN made a second distribution of 3,244,085 shares of Common Stock to certain of its former bond holders and other general unsecured creditors in settlement of filed claims valued at approximately $103,800. As of May 6, 2005, 857,721 shares remain in reserve. RCN intends to make one or more further distributions of the remaining shares of Common Stock to the general unsecured creditors and the former bond holders on a pro rata basis as disputed claims are resolved.

RCN was also authorized by the Plan to issue 735,119 of new Warrants. Each Warrant allows the holder to purchase one share of RCN’s Common Stock for a price of $34.16. As of December 31, 2004, no Warrants were outstanding.

The Plan of Reorganization also authorized RCN to issue Convertible Second Lien Notes (See Note 17) that are convertible by the holder at any time at a ratio of 41.667 shares for each $1,000 note. As of December 31, 2004, the Convertible Second Lien Notes may be convertible into 4,968,204 shares of RCN’s Common Stock.

No stock or options have been issued to directors, management or employees of the Successor. However, up to 10% of stock (on a fully diluted basis) will be available under a management incentive plan approved by the stockholders at the annual meeting held on July 19, 2005.

Predecessor

In May 2002, the stockholders approved an amendment to RCN’s Amended and Restated Certificate of Incorporation (as amended), to increase the number of authorized shares of capital stock from 725,000,000, of which 25,000,000 shares are Preferred Stock and 400,000,000 are Non-Voting Class B Common Stock, to 925,000,000, including the same 25,000,000 shares of Preferred Stock and 400,000,000 of Non-Voting Class B Common Stock, and to increase the shares of Common stock from 300,000,000 to 500,000,000.

Therefore, RCN had authorized 500,000,000 shares of $1 par value Common stock and 400,000,000 shares of $1 par value Class B nonvoting Common Stock. RCN also authorized 25,000,000 shares of $1 par value preferred stock.

In May 2002, the stockholders approved an amendment to RCN’s Amended and Restated Certificate of Incorporation (as amended), to effect a reverse stock split of its Common Stock. The effective date of the reverse stock split was to be any date selected by the board of directors on or prior to RCN’s next annual meeting of stockholders. Alternatively, the board of directors may have, at its sole discretion, determined that the reverse stock split was not in the best interests of RCN and its stockholders and not effected the reverse stock split.

In December of 2001, RCN adopted a stockholder rights plan. Under the plan, each stockholder of record on December 17, 2001 would have received a distribution of one Right for each share of Common stock of RCN. The Rights would have become exercisable only if a person acquired, or had the Company announced a tender offer that would have resulted in ownership of 15% or more of RCN’s Voting Common stock. RCN may have redeemed the Rights for $0.001 per Right, subject to adjustment, at any time before the acquisition by a person or group of 15% or more of RCN’s ordinary shares. The Rights would have expired on December 5, 2011.

Non-Cash Stock-Based Compensation

Non-cash stock-based compensation was recognized in connection with the following plans in the following amounts during the years ended:

	For the years ended December 31,
	Predecessor/ Successor* 2004	Predecessor 2003	Predecessor 2002
Incentive stock options	$92	$190	$8,418
Incentive stock options (exchange related)	937	2,342	5,619
Outperform stock options	471	929	16,048
Outperform stock options (exchange related)	2,348	3,987	7,033
Restricted stock	316	(3,184)	(452)
Executive stock purchase plan	250	428	1,055

Total non-cash stock-based compensation	$4,414	$4,692	$37,721

*	No stock based compensation was recognized for the Successor in 2004.

Option Exchange Program

During the quarter ended December 31, 2001, RCN completed a stock option exchange offer. Under the offer, all options with a strike price below $16.00 were eligible to be exchanged in the ratio of 3 new options for 4 old options and options with a strike price of $16.00 and above were eligible to be exchanged in the ratio of 1 new option for 2 old options. Approximately 6,150,000 new stock options were issued as a result of the exchange program and approximately 9,750,000 stock options were cancelled. Approximately 1,622,000 new Outperform Stock Options (“OSO’s”) were issued as a result of the exchange program and approximately 3,163,000 OSO’s were cancelled. The strike price of the new options was $1.95 and the new stock options vested monthly over a three-year period and the term of the new options was to be five years. The OSO’s vested monthly over a five-year period and the term of the new OSO’s was to be ten years. Although the options were exchanged, GAAP required that additional non-cash stock based compensation be recorded as a result of the program.

Stock Options

The 1997 RCN Corporation Stock Option Plan (“the 1997 Plan”) contemplated the issuance of incentive stock options, as well as stock options that were not designated as incentive stock options, performance-based stock options, stock appreciation rights, performance share units, restricted stock, phantom stock units and other stock-based awards (collectively, “Awards”). Up to 30,000,000 shares of Common stock, plus 3,040,100 shares of Common stock that were issuable in connection with the Distribution related option adjustments, may have been issued pursuant to the Plan.

Unless it was terminated earlier by the RCN board of directors, the 1997 Plan would have expired on the tenth anniversary of the Distribution.

The RCN Corporation 1997 Stock Plan for Non-Employee Directors contemplated the issuance of 1,000,000 options to purchase shares of common stock for directors of RCN who were not employees of RCN or its affiliates. This plan required the exercise price for these options to be equal to the fair market value of RCN’s stock on the date of grant, the term was ten years from the date of grant, and the options became exercisable immediately.

As a result of the option exchange program, approximately 6,150,000 new Incentive Stock Options (“ISO’s”) were granted and approximately 9,750,000 pre-existing stock options were cancelled since its inception. The incremental fair value of the options as a result of the exchange under SFAS No. 123 was $10,115. For the period from January 1 to December 20, 2004 (Predecessor) and for the years ended December 31, 2003 and 2002 RCN recognized non-cash stock based compensation expense of $937, $2,342, and $5,619, respectively, related to the exchange program for the ISO’s. Under SFAS No. 123, the unamortized non-cash stock based compensation costs related to the cancelled options was recognized based on the service period associated with the new terms of the new options.

Excluding the options granted as a result of the option exchange program, RCN granted approximately 97,700, and 288,000 ISO’s to employees and non-employee directors during the years ended December 31, 2003 and 2002, respectively, with a fair value under SFAS No. 123 of $51 and $400, respectively. The fair value of stock options recognized during the period from January 1 to December 20, 2004 and for the years ended December 31, 2003 and 2002 were $92, $190, and $8,418, respectively.

As of December 31, 2004, no Successor stock options had been granted and no stock compensation expense was recognized in the period from December 21 to December 31, 2004.

No stock options were granted during the period January 1 to December 20, 2004. The weighted-average fair value of ISOs granted during the years ended December 31, 2003 and 2002 was $0.52 and $1.39, respectively. There were no ISOs issued for the period from January 1 to December 20, 2004.

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with weighted average assumptions for dividend yield of 0% for 2004, 2003 and 2002; expected volatility for 2004, 2003 and 2002 of 97.5%; a risk-free interest rate of 3.93% for 2004, 2003 and 2002; and expected lives of 3 years for 2003 and 2002.

Information relating to Incentive stock options and Non-qualified stock options are as follows:

	Number of Options	Weighted Average Exercise Price
Grants Outstanding, December 31, 2001	8,485,858	$5.21
Granted	288,100	$1.28
Exercised	4,338	$1.95
Cancelled	1,538,971	$7.77

Grants Outstanding, December 31, 2002	7,230,649	$4.51
Granted	97,700	$0.92
Exercised	289,336	$1.93
Cancelled	1,275,335	$14.92

Grants Outstanding, December 31, 2003	5,763,678
Granted	—
Exercised	834	$1.02
Cancelled	1,152,233	$4.66
Grants Outstanding, December 20, 2004	4,610,611	$3.97
Cancelled	4,610,611	$3.97

Grants Outstanding, December 31, 2004	$—

Shares exercisable December 31, 2004	—

The following table summarizes stock options outstanding and exercisable at December 20, 2004:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$ 0.51 - 1.95	3,319,766	6.7	$1.89	3,220,289	$1.92
$ 2.15 - 5.69	463,339	6.1	$3.78	458,673	$3.80
$ 6.13 - 15.88	654,636	0.7	$7.97	654,636	$7.97
$18.25 - 48.50	172,870	4.8	$29.37	172,870	$29.37

	4,610,611	5.7		4,506,468

Outperform Stock Option Plan

In June 2000, RCN adopted an OSO program pursuant to RCN’s 1997 Equity Incentive Plan. The OSO program was designed so that RCN’s stockholders would receive a market return on their investment before OSO holders receive any return on their options. Participants in the OSO program do not realize any value from awards unless the Common stock price outperformed the S&P 500 Index. When the stock price gain was greater than the corresponding gain on the S&P 500 Index, the value received for awards under the OSO program was based on a formula involving a multiplier related to the level by which the Common stock outperformed the S&P 500 Index. To the extent that RCN’s Common stock outperformed the S&P 500 Index, the value of the OSO’s to a holder may have exceeded the value of other stock options.

OSO grants were only made to participants who were employees of RCN as of the grant date. Each award vested over five years and had a ten-year life.

As a result of the option exchange program, approximately 1,622,000 new OSO’s were granted and approximately 3,163,000 pre-existing stock options were cancelled. The incremental fair value of the options as a result of the exchange under SFAS No. 123 was $16,614. For the period from January 1 to December 20, 2004 and the years ended December 31, 2003 and 2002 RCN recognized non-cash stock based compensation expense of

$2,348, $3,987 and $7,033, respectively, related to the exchange program for the OSO’s. The unamortized non-cash stock-based compensation costs related to the cancelled options were recognized based on the service period associated with the new terms of the new options.

Excluding the options granted as a result of the option exchange program, RCN granted 750,000 and 563,000 OSO’s to directors and employees during the years ended December 31, 2003 and 2002 with a fair value of $423, and $2,785, respectively. During the period from January 1, 2004 to December 20, 2004 (Predecessor) and for the years ended December 31, 2003 and 2002 the fair value recognized for OSO’s, in addition to the exchange, were $471, $929 and $16,048, respectively. As of December 31, 2004, no Successor stock options had been granted and no stock compensated expense was recognized in the period from December 21 to December 31, 2004.

The weighted-average fair value of OSOs granted during 2003 and 2002 was $0.56 and $4.95, respectively. No OSOs were issued for the period from January 1 to December 20, 2004. No OSOs were granted during the period January 1 to December 20, 2004.

The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with weighted average assumptions for dividend yield of 0% for 2004, 2003 and 2002; expected volatility of 97.5% for 2004, 2003 and 2002; risk-free interest rates of 3.93% for 2004, 2003 and 2002; and expected lives of 5 years for 2004, 2003 and 2002.

Information relating to outperform stock options is as follows:

	Number of Options	Weighted Average Exercise Price
Grants Outstanding, December 31, 2001	2,046,875	$2.23
Granted	563,000	$1.97
Exercised	—	—
Cancelled	—	—

Grants Outstanding, December 31, 2002	2,609,875	$2.17
Granted	750,000	$.96
Exercised	—	—
Cancelled	150,000	$2.90

Grants Outstanding, December 31, 2003	3,209,875	$1.85
Granted	—
Exercised	—
Cancelled	656,875	$2.12
Grants Outstanding, December 20, 2004	2,553,000	$1.79
Cancelled	2,553,000	$1.79

Grants Outstanding, December 20, 2004	—

The following table summarizes OSOs outstanding at December 20, 2004:

	Stock Options Outstanding			Stock Options Exercisable
Range of Exercise Prices	Options	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
$0.84-$1.21	750,000	8.1	$0.96	350,000	$2.06
$1.95-$3.32	1,803,000	6.8	$2.14	1,287,869	$3.00

	2,553,000			1,637,869

Restricted Stock

For the period from January 1 to December 20, 2004 and during the years ended December 31, 2003 and 2002, RCN issued 10,000, 994,567 and 775,212 shares of restricted stock with an approximate fair value of $2, $1,331 and $863, respectively. During the performance period the grantee may have voted the shares, but the shares were subject to transfer restrictions and were all or partially forfeited if a grantee terminated employment with RCN. The restricted stock granted in 2004 vested over a period of six months and the restricted stock granted in 2003 vested over a period of six months or two years and restricted stock granted in 2002 vested over two years. The restricted stock was considered issued and outstanding.

Including the effect of forfeitures, RCN recorded $316, ($3,184), and ($452) of non-cash stock-based compensation expense for the period from January 1 to December 20, 2004 and for the years ended December 31, 2003 and 2002 relating to its restricted stock program.

As of December 20, 2004, December 31, 2003 and 2002, RCN had unearned compensation costs of $32 (written-off in “fresh-start”), $342 and $4,336, respectively, which was being amortized to expense over the restriction period.

Preferred Stock

On the Effective Date of the Plan, December 21, 2004, all of the existing securities of RCN, including the existing common stock, preferred stock and warrants, were extinguished and deemed cancelled. RCN has no intentions of issuing any preferred stock in the near future.

In April 1999, HMF IV purchased 250,000 shares of Series A Preferred Stock, par value $1 per share, for gross proceeds of $250,000. The Series A Preferred Stock was convertible into common stock at any time and was subject to a mandatory redemption on March 31, 2014 at $1.00 per share, plus accrued and unpaid dividends, but may have been called by RCN after four years. The Series A Preferred Stock was cumulative and had an annual dividend rate of 7% payable quarterly in cash or additional shares of Series A Preferred Stock and had a conversion price of $38.71 per share. At December 20, 2004 RCN had paid cumulative dividends in the amount of approximately $97,213 in the form of additional Series A Preferred Stock. At December 20, 2004 the number of common shares that would be issued upon conversion of the Series A Preferred Stock was 9,614,409. In connection with the investment, the holder appointed a director to RCN’s board of directors.

In February 2000, Vulcan Ventures Incorporated (“Vulcan”), purchased $1,650,000 of mandatorily convertible cumulative Series B preferred stock (the “Series B Preferred Stock”), which would have been converted into Common stock or Class B stock no later than seven years after it was issued. RCN had the option of redeeming at any time after August 28, 2003. The Series B Preferred Stock had a liquidation preference of $1,000 per share and was convertible at a price of $61.75 per share. All dividends would be paid in additional shares of Series B Preferred Stock. At December 20, 2003 RCN had paid cumulative dividends in the amount of $503,744 in the form of additional shares of Series B Preferred Stock. On December 31, 2003, Vulcan elected to convert 705,507 shares of Series B Preferred Stock into 11,424,810 shares of Class B Common stock and simultaneously sold such common shares, along with an additional 247,009 shares of Series B Preferred Stock. At December 20, 2004 the number of shares that would be issued upon conversion of the Series B Preferred Stock was 25,137,670. In connection with the investment, Vulcan appointed two directors to RCN’s board of directors. Under the terms of the agreement between Vulcan and RCN, Vulcan may have designated for election up to two directors to RCN’s board of directors. The Preferred Stock has a dividend rate of 7% per annum. The investment is limited to a 15% vote, in most cases.

In accordance with the Stock Purchase agreement between RCN and Vulcan, in the event of a change of control, Vulcan may have, at its election (i), continued to hold the Preferred Stock, (ii) converted the Preferred Stock into Common Stock and received, in addition, an amount of cash equal to the value on an as-converted basis of the additional Preferred Stock dividends it would have received on the Preferred Stock if it had remained outstanding through the Non-Call Period, or (iii) redeemed the Preferred Stock (or, if the change of control occurred on or after February 15, 2003, 50% of the Preferred Stock) for a cash price equal to 110% of the value of the Preferred Stock on an as-converted basis, provided that if the change of control occurred after the end of the Non-Call Period, the redemption price would have been 100% of the liquidation preference.

Executive Stock Purchase Plan

RCN had an Executive Stock Purchase Plan (“ESPP”), under which participants deferred, on a tax-free basis, up to 20% of their annual salary plus bonus. The deferred funds were used to purchase shares of RCN Common Stock. Share units corresponding to the shares purchased were credited to participants’ accounts and held for the benefit of the participant until the earlier of the end of the deferral period (no less than 3 years) or termination of employment. RCN issued a matching share unit for each share unit that was credited to a participant’s account. The share units did not give such participant any rights as a stockholder. The matching share units vest three years from the deferral and are subject to forfeiture as provided in the ESPP.

The number of shares, which may have been distributed under the RCN ESPP as matching shares, or in payment of share units, was 500,000. At December 20, 2004 there were $0 RCN ESPP shares arising from participants contributions and $0 matching shares. At December 31, 2003, there were 757,265 RCN ESPP shares arising from participants’ contributions and 757,265 matching shares. For the year ended December 31, 2003, deferred compensation cost relating to matching shares was $293. Expense recognized for the period from January 1 to December 20, 2004 and for the years ended December 31, 2003 and 2002 were $251, $428 and $1,055, respectively. Matching shares were included in weighted average shares outstanding for purposes of computing earnings/loss per share.

22. PENSIONS AND EMPLOYEE BENEFITS

In 1997, RCN established a 401(k) savings plan that also qualifies as an ESOP (the “ESOP”). Contributions charged to expense in 2004 (Predecessor), 2003, and 2002 for these plans were $2,325, $2,213, and $3,761, respectively.

In order to meet the requirements of the Private Letter Ruling received at the time of the tax-free distribution of RCN stock with respect to its spin-off from CTE, RCN had a contingent obligation to fund the ESOP portion of its 401(k) plan with shares of RCN common stock by September 30, 2002 up to 3% of the total number of shares of RCN Common stock outstanding at September 30, 1997 as increased by the number of shares issuable to NSTAR pursuant to the Exchange Agreement (collectively, “Outstanding RCN Common Stock”) with a market value at such time of not less than $24,000, RCN will issue to the ESOP, in exchange for a note from the ESOP (the “ESOP Note”), the amount of RCN Common Stock necessary to increase the ESOP’s holdings of Company Common stock to that level, provided, however, that RCN is not obligated to issue shares to the ESOP in excess of 5% of the total number of shares of outstanding RCN common Stock.

During the second quarter of 2001, RCN received a supplemental IRS Letter Ruling modifying RCN’s contingent funding obligation to 3% of RCN’s outstanding shares immediately after the spin-off, or approximately 1.64 million shares of common stock, to the ESOP portion of the 401(k) plan, regardless of the value of the shares in the ESOP.

During the third quarter of 2002, RCN received a second supplemental IRS Letter Ruling indicating diversification of assets within the ESOP initiated by employees as well as disposition of assets held by the ESOP in connection with the termination of employment, which will not have an adverse impact on rulings previously issued.

As of September 30, 2002, the ESOP owned company common stock exceeding the requirements of the Private Letter Ruling and its supplemental rulings.

In addition, RCN had two additional 401(k) savings plans as the result of the 21st Century acquisition. Both plans were employee contribution plans with no employer matching contribution. RCN merged these plans into the existing RCN 401(k) savings plan.

23. COMMITMENTS AND CONTINGENCIES

Total rental expense, primarily for office space and equipment, was $558 and $23,045 for the periods December 21, 2004 through December 31, 2004 (Successor Company) and for the period January 1, 2004 through December 20, 2004 (Predecessor Company), respectively, and $22,584 and $29,775 for 2003 and 2002, respectively. At December 31, 2004, rental commitments under non-cancelable leases, excluding annual pole rental commitments of approximately $26,012 that are expected to continue indefinitely, are as follows:

Year	Aggregate Amounts
2005	$20,855
2006	$20,439
2007	$20,394
2008	$20,067
2009	$17,566
Thereafter	$50,208

RCN also has outstanding letters of credit aggregating $29,977 at December 31, 2004 of which $10,162 is collateralized by cash.

In addition to the above, in the normal course of business, RCN becomes party to various legal proceedings of which there are several pending. In the opinion of management, these proceedings will not have a material adverse effect on the financial position or results of operations or liquidity of RCN.

24. RELATED PARTY TRANSACTIONS

As described more fully in Notes 7 and 14, RCN owned a 50% interest in Starpower prior to December 21, 2004 when the Successor acquired the remaining 50% interest from Pepco. RCN and Starpower were party to several agreements under which RCN provided certain support services to Starpower. These services included accounting and technical services, customer service and administrative support. RCN charged these services to Starpower at cost. The amount of such services provided by RCN to Starpower for the period of January 1 to December 20, 2004 (Predecessor Company) and for the years ending December 31, 2003 and December 31, 2002 were $11,699, $18,452, and $17,782, respectively. RCN also sells long distance telecommunications services to Starpower for resale to Starpower’s customers at cost. Revenue and cost of revenue recorded for these sales were $682, $1,010 and $255 for the period of January 1 to December 20, 2004 (Predecessor Company) and for the years ending December 31, 2003 and December 31, 2002, respectively. RCN had receivables from Starpower for these transactions of $10,173 at December 31, 2003.

Starpower, which as of December 21, 2004 was a wholly owned subsidiary of RCN, pays Pepco for right-of-way access for its broadband network. Expenses related to this access were $1,387, $1,421 and $1,638 for the period of January 1 to December 20, 2004 (Predecessor Company) and the years ended December 31, 2003 and December 31, 2002, respectively. Starpower also purchases equipment, most of which is capitalized and utility services from Pepco. These purchases were $2,401 for the period of January 1 to December 20, 2004 (Predecessor Company) and $2,365 and $3,068 for the years ended December 31, 2003 and 2002, respectively. RCN had payables to Pepco related to these transactions of $612 at December 31, 2004. Starpower has payables to Pepco of $504 at December 31, 2003.

As described more fully in Note 14, RCN was party to a joint venture, RCN-Becocom, with NSTAR. The JV terminated on December 24, 2003. RCN-Becocom, now a wholly owned subsidiary of RCN continues to make payments to NSTAR for right-of-way access and utility expenses. The amount of expense recorded by RCN for payments to Becocom were $7,504, $7,804 and $10,630 for the period January 1 to December 20, 2004 (Predecessor Company) and for the years ended December 31, 2003 and December 31, 2002, respectively. RCN had payables to NSTAR related to these expenses of $920 and $748 at December 31, 2004, December 31, 2003, respectively.

25. OFF BALANCE SHEET RISK AND CONCENTRATION OF CREDIT RISK

Certain financial instruments potentially subject RCN to concentrations of credit risk. These financial instruments consist primarily of trade receivables, cash and temporary cash investments, and short-term investments.

RCN places its cash, temporary cash investments and short-term investments with high credit quality financial institutions and limits the amount of credit exposure to any one financial institution. RCN also periodically evaluates the creditworthiness of the institutions with which it invests. RCN does, however, maintain invested balances in excess of federally insured limits.

RCN’s trade receivables reflect a customer base primarily centered in the Boston to Washington, D.C. corridor of the United States. RCN routinely assesses the financial strength of its customers. As a consequence, concentrations of credit risk are limited.

26. PREPAYMENTS AND OTHER CURRENT ASSETS:

The following table reflects the components of Prepayments and other current assets for the Successor and Predecessor companies as of December 31, 2004 and 2003:

	Successor December 31, 2004	Predecessor December 31, 2003
Prepaid Maintenance	$2,389	$2,295
Prepaid Rent	1,519	2,291
Prepaid Taxes	3,986	4,537
Prepaid Insurance	2,225	5,555
Prepaid Other	6,514	3,494
Security deposits	604	1,990
Escrow accounts	4,963	11,504
Other current assets	173	1,398

Total prepayments and other current assets	$22,373	$33,064

27. SELECTED FINANCIAL DATA (UNAUDITED):

RCN CORPORATION

SELECTED QUARTERLY FINANCIAL DATA

Thousands of Dollars Except Per Share Amounts

For the Years Ended December 31, 2003 and 2004

	Predecessor 2004				Successor 2004 4th Quarter
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Revenues	$121,260	$121,281	$121,358	$106,560	$16,372
Operating Income/(loss)	$(56,875)	$(40,461)	$(45,303)	$(26,177)	$(2,800)
Net Income/(loss) from continuing operations	$(97,082)	$(71,575)	$(75,081)	$1,215,700	$(3,688)
Income/(loss) before discontinued operations per average share	$(1.06)	$(0.75)	$(0.61)	$10.97	$(0.10)
Net Income/(loss) available to common stockholders	$(37,312)	$(94,139)	$(75,445)	$1,216,740	$(3,688)
Common Stock
High	$1.58	$0.33	$0.14	$0.07	$23.25
Low	$0.25	$0.10	$0.04	$0.01	$19.05

	Predecessor 2003
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
Revenues	$117,595	$114,461	$114,991	$137,807
Operating (loss)	$(57,048)	$(51,189)	$(86,746)	$(171,774)
Net Income/(loss) from continuing operations	$(94,675)	$(85,583)	$(69,533)	$(249,956)
Income/(loss) before discontinued operations per average share	$(0.86)	$(0.77)	$(0.62)	$(2.26)
Net Income/(loss) available to common stockholders	$32,353	$(126,432)	$(110,533)	$(294,481)
Common Stock
High	$1.12	$2.19	$3.28	$2.13
Low	$0.65	$0.66	$1.78	$0.68

28. GUARANTOR SUBSIDIARIES FINANCIAL STATEMENTS

The First-Lien Credit Facility and the Convertible Notes are issued by RCN Corporation and are unconditionally guaranteed, jointly and severally, by all of RCN Corporation’s subsidiaries. The following tables set forth the consolidating financial statements of RCN Corporation (Non-guarantor) and its guarantor subsidiaries as of December 31, 2004 and for the periods of December 21 to December 31, 2004 and January 1 to December 20, 2004 and as of and for the years ended December 31, 2003 and 2002 and for the three-month periods ended March 31, 2005 and 2004.

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For The Period December 21, 2004 - December 31, 2004

(Dollars in Thousands)

	Successor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Revenues	$—	$16,372	$—	$16,372
Costs and expenses:
Direct expenses	—	5,958	—	5,958
Selling, general and administrative	2,063	5,933	—	7,996
Depreciation and amortization	—	5,218		5,218

Operating loss	(2,063)	(737)	—	(2,800)
Interest expense	888	—	—	888

Loss from continuing operations before reorganization items and income taxes	(2,951)	(737)	—	(3,688)

Net loss from continuing operations before equity in income of affiliates	(2,951)	(737)	—	(3,688)
Equity in income (loss) of unconsolidated entities	(737)	—	737	—

Net loss	(3,688)	(737)	737	(3,688)

Preferred dividend and accretion requirements	—	—	—	—

Net income (loss) to common shareholders	$(3,688)	$(737)	$737	$(3,688)

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For The Period January 1, 2004 - December 20, 2004

(Dollars in Thousands)

	Predecessor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Revenues	$—	$470,459	$—	$470,459
Costs and expenses:
Direct expenses	—	164,135	—	164,135
Selling, general and administrative	66,407	180,259	—	246,666
Non-cash stock based compensation	4,316	98	—	4,414
Impairments and other charges, net	—	(7,674)	—	(7,674)
Depreciation and amortization	—	231,734	—	231,734

Operating loss	(70,723)	(98,093)	—	(168,816)
Investment income		2,942	—	2,942
Interest expense	118,090	(21,388)	—	96,702
Other income (expense), net	(104)	2,299	—	2,195

Loss from continuing operations before reorganization items and income taxes	(188,917)	(71,464)	—	(260,381)

Reorganization items, net	—	92,554	—	92,554
Gain on settlement of liabilities subject to compromise	1,162,613	3,414	—	1,166,027
Gain on fresh start adjustments	—	173,178	—	173,178
Income tax provision (benefit)	168,034	(168,148)	—	(114)

Net loss from continuing operations before equity in income of affiliates	805,662	180,722	—	986,384
Equity in income (loss) of unconsolidated entities	—	11,267	—	11,267
Equity in income (loss) of consolidated entities	257,084	—	(257,084)	—
Impairment of unconsolidated entities	—	(25,689)	—	(25,689)

Net loss	1,062,746	166,300	(257,084)	971,962
Discontinued operations	—	90,784	—	90,784

Net income (loss)	1,062,746	257,084	(257,084)	1,062,746

Preferred dividend and accretion requirements	52,902	—	—	52,902

Net income (loss) to common shareholders	$1,009,844	$257,084	$(257,084)	$1,009,844

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For The Year Ended December 31, 2003

(Dollars in Thousands)

	Predecessor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Revenues	$—	$484,854	$—	$484,854
Costs and expenses:
Direct expenses	—	165,219	—	165,219
Selling, general and administrative	113	317,079	—	317,192
Non-cash stock based compensation	4,264	428	—	4,692
Impairments and other charges, net	—	167,241	—	167,241
Depreciation and amortization	—	197,267	—	197,267

Operating loss	(4,377)	(362,380)	—	(366,757)
Investment income	—	6,260	—	6,260
Interest expense	180,632	(426)	—	180,206
Gain on Early Extinguishment of Debt	45,556	—	—	45,556
Other income (expense), net	(1,232)	9,433	—	8,201

Loss from continuing operations before income taxes	(140,685)	(346,261)	—	(486,946)
Income tax provision (benefit)	118,557	(117,286)	—	1,271

Income from continuing operations before equity in unconsolidated entities	(259,242)	(228,975)	—	(488,217)
Equity in income of unconsolidated entities	—	23,470	—	23,470
Equity in loss in consolidated entities	(66,459)	—	66,459	—
Impairment of unconsolidated entity	—	(35,000)	—	(35,000)

Net loss from continuing operations	(325,701)	(240,505)	66,459	(499,747)
Income from discontinued operations, net	—	174,046	—	174,046

Net loss	(325,701)	(66,459)	66,459	(325,701)
Preferred dividend and accretion requirements	173,392	—	—	173,392

Net loss to common shareholders	$(499,093)	$(66,459)	$66,459	$(499,093)

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For The Year Ended December 31, 2002

(Dollars in Thousands)

	Predecessor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Revenues	$—	$433,494	$—	$433,494
Costs and expenses:
Direct expenses	—	166,979	—	166,979
Selling, general and administrative	—	371,685	—	371,685
Non-cash stock based compensation	36,667	1,054	—	37,721
Impairments and other charges, net	11,625	882,691	—	894,316
Depreciation and amortization	—	275,505	—	275,505

Operating loss	(48,292)	(1,264,420)	—	(1,312,712)
Investment income	—	13,771	—	13,771
Interest expense (income)	190,175	(22,512)	—	167,663
Gain on early extinguishment of debt	13,073	—	—	13,073
Other income (expense), net	(3,107)	6,016	—	2,909

			—
Loss from continuing operations before income taxes	(228,501)	(1,222,121)	—	(1,450,622)
Income tax provision (benefit)	(63,547)	62,553	—	(994)

			—
Income from continuing operations before equity in unconsolidated entities	(164,954)	(1,284,674)	—	(1,449,628)
Impairments of unconsolidated entities	—	(32,274)	—	(32,274)
Equity in income of unconsolidated entities	75	22,882	—	22,957
Minority interest in loss of consolidated entities	—	36,650	—	36,650
Equity in loss of consolidated entities	(1,243,310)	—	1,243,310	—

Net loss from continuing operations	(1,408,189)	(1,257,416)	1,243,310	(1,422,295)
Income from discontinued operations, net	—	14,106	—	14,106

Net loss	(1,408,189)	(1,243,310)	1,243,310	(1,408,189)
Preferred dividend and accretion requirements	162,150	—	—	162,150

Net loss to common shareholders	$(1,570,339)	$(1,243,310)	$1,243,310	$(1,570,339)

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2004

(Dollars in Thousands)

	Successor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and temporary cash investments	$779	$53,572	$—	$54,351
Short-term investments	—	109,613	—	109,613
Accounts receivable, net of reserve for		52,618	—	52,618
Unbilled revenues	—	792	—	792
Interest and dividends receivable	—	755	—	755
Prepayments and other current assets	450	21,923	—	22,373
Short-term restricted investments	—	1,525	—	1,525
Current deferred tax asset	—	—	—	—
Current assets of discontinued operations	—	—	—	—

Total current assets	1,229	240,798	—	242,027
Property, plant and equipment, net	—	793,691	—	793,691
Investments in Subsidiaries	1,208,241	178,000	(1,208,241)	178,000
Intangible assets, net	—	141,786	—	141,786
Goodwill, net	—	—	—	—
Long-term restricted investments	—	25,063	—	25,063
Deferred charges and other assets	16,094	3,849	—	19,943

Total assets	$1,225,564	$1,383,187	$(1,208,241)	$1,400,510

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Current maturities of capital lease obligations	—	558	—	558
Current maturities of long-term debt	3,300	—	—	3,300
Accounts payable	6,899	22,864	—	29,763
Advance billings and customer deposits	—	37,082	—	37,082
Accrued expenses	1,215	34,446	—	35,661
Accrued interest	837	—	—	837
Accrued cost of sales	—	32,301	—	32,301
Accrued exit costs	—	669	—	669
Accrued employee compensation and related expenses	694	14,010	—	14,704
Deferred reorganization costs	21,450	194	—	21,644
Current liabilities of discontinued operations	—	1,082	—	1,082

Total current liabilities	34,395	143,206	—	177,601

Long-term debt	486,247	3,463	—	489,710
Other deferred credits	—	28,277	—	28,277
Stockholders’ Equity:
Common stock	319	4	(4)	319
Committed capital at par	41	—	—	41
Committed capital in excess of par	131,355	—	—	131,355
Additional paid-in-capital	576,895	1,208,974	(1,208,974)	576,895
Accumulated deficit	(3,688)	(737)	737	(3,688)

Total stockholders’ equity (deficit)	704,922	1,208,241	(1,208,241)	704,922

Total liabilities and Equity	$1,225,564	$1,383,187	$(1,208,241)	$1,400,510

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2003

(Dollars in Thousands)

	Predecessor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and temporary cash investments	$688	$17,707	$—	$18,395
Accounts receivable from related parties	96,487	(83,158)	—	13,329
Accounts receivable, net of reserve for	—	45,378	—	45,378
Unbilled revenues	—	1,105	—	1,105
Interest and dividends receivable	—	1,170	—	1,170
Prepayments and other current assets	—	33,064	—	33,064
Short-term restricted investments	—	134,205	—	134,205
Current deferred tax asset	26	(26)	—	—
Current assets of discontinued operations	—	2,375	—	2,375

Total current assets	97,201	151,820	—	249,021
Property, plant and equipment, net	—	908,009	—	908,009
Investments in Subsidiaries	976,014	202,095	(976,014)	202,095
Intangible assets, net	—	1,503	—	1,503
Goodwill, net	—	6,130	—	6,130
Long-term restricted investments	226,189	(126,189)	—	100,000
Deferred charges and other assets	28,972	5,458	—	34,430
Noncurrent assets of discontinued operations	—	28,168	—	28,168

Total assets	$1,328,376	$1,176,994	$(976,014)	$1,529,356

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities:
Current maturities of capital lease obligations	$—	$11,083	$—	$11,083
Current maturities of long-term debt	1,643,502	—	—	1,643,502
Accounts payable	—	22,697	—	22,697
Accounts payable to related parties	—	3,715	—	3,715
Advance billings and customer deposits	—	26,906	—	26,906
Accrued expenses	105	42,272	—	42,377
Accrued interest	37,235	—	—	37,235
Accrued cost of sales	—	32,019	—	32,019
Accrued exit costs	—	38,095	—	38,095
Accrued employee compensation and related expenses	119	28,437	—	28,556
Deferred income taxes	—	18	—	18
Current liabilities of discontinued operations	—	3,330	—	3,330

Total current liabilities	1,680,961	208,572	—	1,889,533

Other deferred credits	—	6,398	—	6,398

Preferred Stock Series A	340,293	—	—	340,293
Preferred Stock Series B	1,432,017	—	—	1,432,017

Stockholders’ Equity:
Common stock	123,577	—	—	123,577
Additional paid-in-capital	2,150,418	—	—	2,150,418
Accumulated deficit	(4,388,478)	976,014	(976,014)	(4,388,478)
Unearned Compensation	(342)	—	—	(342)
Cumulative Translation Adjustment	—	(13,990)	—	(13,990)
Unrealized appreciation on investments	240	—	—	240
Treasury Stock	(10,310)	—	—	(10,310)

Total stockholders’ equity (deficit)	(2,124,895)	962,024	(976,014)	(2,138,885)

Total liabilities and Equity	$1,328,376	$1,176,994	$(976,014)	$1,529,356

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For The Period December 21, 2004 - December 31, 2004

(Dollars in Thousands)

	Successor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Cash flows from operating activities
Net loss	$(3,688)	$(737)	$737	$(3,688)

Net income (loss) from continuing operations	(3,688)	(737)	737	(3,688)
Adjustment to reconcile net loss from continuing operations to net cash used in operating activities:
Depreciation and amortization	—	5,218	—	5,218
Provision for losses on accounts receivable	—	342	—	342
Equity in loss of unconsolidated entities	737	—	(737)	—

	(2,951)	4,823	—	1,872
Net change in working capital	2,951	(17,505)	—	(14,554)

Net cash used in continuing operations	—	(12,682)	—	(12,682)

Cash provided by discontinued operations	—	—	—	—

Net cash used in operating activities	—	(12,682)	—	(12,682)

Cash flows from investing activities:
(Increase) decrease in short-term investments	—	(14,933)	—	(14,933)
Investment in unconsolidated joint venture	—	17,220	—	17,220
Decrease in investments restricted for debt service	—	4,634	—	4,634

Net cash provided by (used in) investing activities	—	6,921	—	6,921

Cash flows from financing activities:

Net cash used in financing activities	—	—	—	—

Net decrease in cash and temporary cash investments	—	(5,761)	—	(5,761)
Cash and temporary cash investments at beginning of period	750	59,362	—	60,112

Cash and temporary cash investments at end of period	$750	$53,601	$—	$54,351

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For The Period January 1, 2004 - December 20, 2004

(Dollars in Thousands)

	Predecessor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Cash flows from operating activities
Net loss	$1,062,746	$257,084	$(257,084)	$1,062,746
Income from discontinued operations	—	(2,204)	—	(2,204)
Gain on sale of discontinued operations	—	(88,580)	—	(88,580)

Net income (loss) from continuing operations	1,062,746	166,300	(257,084)	971,962
Adjustment to reconcile net loss from continuing operations to net cash used in operating activities:
Accretion of discounted debt	4,541	—	—	4,541
Amortization of financing costs	9,511	—	—	9,511
Non-cash stock based compensation expense	4,413	—	—	4,413
(Gain) loss on sale of assets	—	(1,651)	—	(1,651)
Writeoff of deferred financing charges	18,076	—	—	18,076
Gain on settlement of lease obligation	—	(14,525)	—	(14,525)
Gain on settlement of liabilities subject to compromise	—	(173,178)	—	(173,178)
Gain on fresh start adjustments	(1,162,614)	(3,413)	—	(1,166,027)
Depreciation and amortization	—	231,734	—	231,734
deferred income taxes	—	(934)	—	(934)
Provision for losses on accounts receivable	—	8,617	—	8,617
Equity in loss of unconsolidated entities	—	(11,267)	—	(11,267)
Equity in loss of subsidiaries	(257,084)	—	257,084	—
Impairment in unconsolidated subsidiary	25,689	—	—	25,689
Impairments and special charges	—	6,851	—	6,851

	(294,722)	208,534	—	(86,188)
Net change in working capital	358,742	(309,139)	—	49,603

Net cash used in continuing operations	64,020	(100,605)	—	(36,585)

Cash provided by discontinued operations	—	2,012	—	2,012

Net cash used in operating activities	64,020	(98,593)	—	(34,573)

Cash flows from investing activities:
Additions to property, plant and equipment	—	(52,294)	—	(52,294)
(Increase) decrease in short-term investments	—	—	—	—
Investment in unconsolidated joint venture	—	(126,431)	—	(126,431)
Discontinued operations	—	391	—	391
Proceeds from the sale of discontinued operations	—	118,061	—	118,061
Decrease in investments restricted for debt service	—	203,160	—	203,160
Refund of sales tax on capital equipment	—	1,077	—	1,077

Net cash provided by (used in) investing activities	—	143,964	—	143,964

Cash flows from financing activities:
Proceeds from Issuance of LTD	455,000	—	—	455,000
Proceeds from issuance of stock	—	—	—	—
Repayment of long-term debt	(395,367)	—	—	(395,367)
Change in term loans	(111,377)	—	—	(111,377)
Repayment of capital lease	—	(3,715)	—	(3,715)
Payments made for debt financing costs	(12,215)	—	—	(12,215)

Net cash used in financing activities	(63,959)	(3,715)	—	(67,674)

Net decrease in cash and temporary cash investments	61	41,656	—	41,717
Cash and temporary cash investments at beginning of period	688	17,707	—	18,395

Cash and temporary cash investments at end of period	$749	$59,363	$—	$60,112

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2003

(Dollars in Thousands)

	Predecessor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Cash flows from operating activities
Net loss	$(325,701)	$(66,459)	$66,459	$(325,701)
Income from discontinued operations	—	10,362	—	10,362
Gain on sale of discontinued operations	—	163,684	—	163,684

Net income (loss) from continuing operations	(325,701)	(240,505)	66,459	(499,747)

Adjustment to reconcile net loss from continuing operations to net cash used in operating activities:
Accretion of discounted debt	14,370	—	—	14,370
Amortization of financing costs	15,762	—	—	15,762
Non-cash stock based compensation expense	4,692	—	—	4,692
(Gain) loss on sale of assets	—	(8,386)	—	(8,386)
Gain on Early Extinguishment of Debt	(45,556)	—	—	(45,556)
Depreciation and amortization	—	197,267	—	197,267
Provision for losses on accounts receivable	—	12,335	—	12,335
Equity in loss of unconsolidated entities	—	(23,470)	—	(23,470)
Equity in loss of consolidated subsidiaries	66,459	—	(66,459)	—
Impairment in unconsolidated subsidiary	—	35,000	—	35,000
Impairments and special charges	—	167,241	—	167,241

	(269,974)	139,482	—	(130,492)
Net changes in working capital	322,609	(365,454)	—	(42,845)

Net cash used in continuing operations	52,635	(225,972)	—	(173,337)

Cash provided by discontinued operations	—	3,087	—	3,087

Net cash used in operating activities	52,635	(222,885)	—	(170,250)

Cash flows from investing activities:
Additions to property, plant and equipment	—	(87,481)	—	(87,481)
(Increase) decrease in short-term investments	—	227,641	—	227,641
Investment in unconsolidated joint venture	—	(2,000)	—	(2,000)
Distribution from unconsolidated joint venture	—	7,750	—	7,750
Proceeds from sale of assets	—	17,408	—	17,408
Proceeds from sale of discontinued operations	—	239,644	—	239,644
Discontinued operations	—	(8,813)	—	(8,813)
Decrease in investments restricted for debt service	—	(199,285)	—	(199,285)

Net cash provided by (used in) investing activities	—	194,864	—	194,864

Cash flows from financing activities:
Repayment of long term debt	(68,000)	—	—	(68,000)
Proceeds from Issuance of LTD	27,806	—	—	27,806
Proceeds from the exercise of stock options	53	—	—	53
Repayment of capital leases	—	(2,590)	—	(2,590)
Payments made for debt financing costs	(12,853)	—	—	(12,853)

Net cash used in financing activities	(52,994)	(2,590)	—	(55,584)

Net decrease in cash and temporary cash investments	(359)	(30,611)	—	(30,970)
Cash and temporary cash investments at beginning of period	1,047	48,318	—	49,365

Cash and temporary cash investments at end of period	$688	$17,707	$—	$18,395

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For The Year Ended December 31, 2002

(Dollars in Thousands)

	Predecessor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Cash flows from operating activities
Net loss	$(1,408,189)	$(1,243,310)	$1,243,310	$(1,408,189)
Income from discontinued operations	—	(14,106)	—	(14,106)

Net income (loss) from continuing operations	(1,408,189)	(1,257,416)	1,243,310	(1,422,295)
Adjustment to reconcile net loss from continuing operations to net cash used in operating activities:
Accretion of discounted debt	69,656	—	—	69,656
Amortization of financing costs	15,295	—	—	15,295
Non-cash stock based compensation expense	36,667	1,054	—	37,721
Gain on sale of assets	—	3,089	—	3,089
Gain on early extinguishment of debt	(13,073)		—	(13,073)
Depreciation and amortization	—	275,505	—	275,505
Deferred income taxes, net	—	(807)	—	(807)
Provision for losses on accounts receivable	—	12,490	—	12,490
Equity loss of unconsolidated entities	(75)	(22,882)	—	(22,957)
Impairment of unconsolidated Entity	—	32,274	—	32,274
Equity loss of Subsidiaries	1,243,310	—	(1,243,310)	—
Goodwill write-down and special charges	11,625	882,691	—	894,316
Minority interest	—	(36,650)	—	(36,650)
Write-down of cost based investments	—	2,246	—	2,246

	(44,784)	(108,406)	—	(153,190)
Net change in working capital	260,524	(336,263)	—	(75,739)

Net cash used in continuing operations	215,740	(444,669)	—	(228,929)

Cash provided by discontinued operations	—	26,115	—	26,115

Net cash used in operating activities	215,740	(418,554)	—	(202,814)

Cash flows from investing activities:
Additions to property, plant and equipment	—	(138,109)	—	(138,109)
Increase in short-term investments	—	133,165	—	133,165
Investment in unconsolidated joint venture	—	(7,500)	—	(7,500)
Proceeds from sale of assets	—	22,872	—	22,872
Decrease in restricted cash	—	(11,244)	—	(11,244)
Discontinued operations	—	(4,950)	—	(4,950)

Net cash used in investing activities	—	(5,766)	—	(5,766)

Cash flows from financing activities:
Repayment of long term debt	(203,062)	—	—	(203,062)
Repayment of capital leases	—	(2,634)	—	(2,634)
Payments made for debt financing costs	(12,219)	—	—	(12,219)
Contributions to minority partner	—	(364)	—	(364)
Proceeds from the exercise of stock options	—	4	—	4

Net cash used in financing activities	(215,281)	(2,994)	—	(218,275)

Net decrease in cash and temporary cash investments	459	(427,314)	—	(426,856)
Cash and temporary cash investments at beginning of period	588	475,632	—	476,220

Cash and temporary cash investments at end of period	$1,047	$48,318	$—	$49,365

29. EMPLOYMENT AGREEMENTS

On May 6, 2005, RCN entered into (1) an employment agreement with Peter D. Aquino to serve as RCN’s President and Chief Executive Officer and (2) an employment agreement with James Mooney to serve as Chairman of RCN’s board of directors. See “Executive Compensation—Executive Officers’ Employment Agreements” for a summary of these agreements. These agreements are filed as Exhibits 10.9 and 10.10 to our Annual Report on Form 10-K.

RCN CORPORATION AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Dollars in Thousands, Except Share and Per Share Data)

	Successor	Predecessor
	Six Months Ended June 30,
	2005	2004
Revenues	$282,235	$242,541
Costs and expenses:
Direct expenses	101,770	89,862
Selling, general and administrative	137,527	119,205
Non-cash stock based compensation	—	2,633
Non-cash issuance of warrants	564	—
Impairments (recoveries) and other charges, net	(613)	(238)
Depreciation and amortization	91,932	128,414

Operating loss	(48,945)	(97,335)
Investment income	2,516	1,587
Interest expense	20,619	71,613
Gain (loss) on sale of assets	2,723	—
Other income (expense), net	1,608	433

Loss from continuing operations before reorganization items and income taxes	(62,717)	(166,928)
Reorganization items, net	—	16,698
Income tax expense	681	—

Loss from continuing operations before equity in unconsolidated entities	(63,398)	(183,626)
Equity in income of unconsolidated entities	—	14,972

Net loss from continuing operations	(63,398)	(168,654)
Income from discontinued operations, net of tax	48	90,108

Net loss before cumulative effect of change in accounting principle	(63,350)	(78,546)
Cumulative effect on prior years of retroactive application of a change in accounting for legal fees, net of tax	2,600	—
Preferred dividend and accretion requirements (contract dividend and accretion of $33,401 and $65,831 for the three and six months ended June 30, 2004 see Note 10)	—	52,902

Net loss to common stockholders	$(60,750)	$(131,448)

Basic and diluted loss per common share
Net loss from continuing operations	$(1.76)	$(1.81)
Net income (loss) from discontinued operations	0.00	0.74
Cumulative effect on prior years of retroactive application of a change in accounting for legal fees	0.07	—

Net loss to common shareholders	$(1.69)	$(1.07)

Weighted average shares outstanding, basic and diluted	36,020,850	122,268,231

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

RCN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share and Per Share Data)

	Successor
	June 30, 2005	December 31, 2004
	(unaudited)
ASSETS

Current Assets:
Cash and temporary cash investments	$156,890	$54,351
Short-term investments	13,757	109,613
Accounts receivable, net of reserve for doubtful accounts of $3,253 and $4,568	48,645	52,618
Unbilled revenues	575	792
Interest receivable	244	755
Prepayments and other current assets	15,224	22,373
Short-term restricted investments	1,525	1,525

Total current assets	236,860	242,027

Property, plant and equipment, net of accumulated depreciation of $86,924 and $4,605	732,478	793,691
Investments in joint ventures and equity securities	185,111	178,000
Intangible assets, net of accumulated amortization of $10,188 and $613	131,530	141,786
Long-term restricted investments	21,657	25,063
Deferred charges and other assets	18,835	19,943

Total assets	$1,326,471	$1,400,510

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

RCN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in Thousands, Except Share and Per Share Data)

(Continued)

	Successor
	June 30, 2005	December 31, 2004
	(unaudited)
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	$3,877	$3,858
Accounts payable	19,237	29,763
Advance billings and customer deposits	37,246	37,082
Accrued exit costs	2,844	3,009
Accrued expenses	86,537	81,163
Deferred reorganization costs	10,246	21,644
Current liabilities of discontinued operations	989	1,082

Total current liabilities	160,976	177,601

Long term debt	489,966	489,710
Other deferred credits	23,570	28,277

Total liabilities	674,512	695,588

Stockholders’ equity:
Successor Common stock, par value $0.01 per share, 100,000,000 shares authorized, 35,162,912 and 31,919,044 shares issued and outstanding	351	319
Committed stock, par value $0.01, 857,938 and 4,101,806 shares committed	8	41
Committed capital in excess of par	27,471	131,355
Additional paid-in-capital	681,343	576,895
Accumulated deficit	(64,438)	(3,688)
Cumulative translation adjustments	7,111	—
Unrealized appreciation on investments	113	—

Total stockholders’ equity	651,959	704,922

Total liabilities and stockholders’ equity	$1,326,471	$1,400,510

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

RCN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

(Unaudited)

	Successor	Predecessor
	Six Months Ended June 30,
	2005	2004
Cash flows from operating activities
Net loss	$(60,750)	$(78,546)
Income from discontinued operations	(48)	(2,434)
Gain on sale of discontinued operation	—	(87,674)

Net loss from continuing operations	(60,798)	(168,654)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Accretion of discounted debt	—	1,677
Non-cash interest	2,222	—
Amortization of financing costs	1,133	6,241
Non-cash stock based compensation expense	—	2,633
Non-cash issuance of warrants	564	—
Gain on sale of assets	(2,723)	—
Depreciation and amortization	91,932	128,414
Deferred income taxes, net	—	—
Provision for losses on accounts receivable	4,512	3,127
Equity in income of unconsolidated entities	—	(14,972)
Impairments (recoveries) and special charges	(613)	(238)
Unrealized (depreciation) appreciation on investments	113	(433)
Cumulative effect of a change in accounting for legal fees	(2,600)	—

	33,742	(42,205)
Net change in working capital	(8,891)	40,406

Net cash (used in) provided by continuing operations	24,851	(1,799)
Cash (used in) discontinued operations	(48)	(2,881)

Net cash provided by (used in) operating activities	24,803	(4,680)

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

RCN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Dollars in Thousands)

(Unaudited)

(Continued)

	Successor	Predecessor
	Six Months Ended June 30,
	2005	2004
Cash flows from investing activities:
Additions to property, plant and equipment	(24,018)	(25,240)
(Increase) decrease in short-term investments	95,856	(94,184)
Proceeds from sale of assets	4,440	—
Proceeds from sale of discontinued operations	—	120,203
Discontinued operations	—	(402)
Decrease (increase) in investments restricted for debt service	3,406	94,184

Net cash provided by investing activities	79,684	94,561

Cash flows from financing activities:
Repayment of long-term debt	(1,650)	(84,546)
Repayment of capital lease obligations	(298)	(808)
Payments made for debt financing costs	—	—

Net cash used in financing activities	(1,948)	(85,354)

Net increase in cash and temporary cash investments	102,539	4,527
Cash and temporary cash investments at beginning of period	54,351	18,395

Cash and temporary cash investments at end of period	$156,890	$22,922

Supplemental disclosures of cash flow information
Cash paid during the periods for:
Interest (net of $0 and $416 capitalized during the six months ended June 30, 2005 and 2004, respectively)	$12,732	$16,039

Income taxes	$—	$—

The accompanying notes are an integral part of these Condensed Consolidated Financial Statements.

RCN CORPORATION AND SUBSIDIARIES

NOTES TO UNAUDITED CONDENSED CONSOLIDATED STATEMENTS

1. ORGANIZATION AND BASIS OF PRESENTATION

RCN Corporation and its consolidated subsidiaries (“RCN” or the “Company”) provide local and long distance telephone, video programming (including digital cable and high definition television), and data services (including cable modem, high-speed and dial-up Internet access) primarily to residential customers over a broadband network in densely populated markets in the U.S. Approximately 65% of RCN’s customers have two or more of its services (i.e., bundles) with the remainder having only one service. RCN operates in Boston, New York, eastern Pennsylvania, Chicago, San Francisco, Los Angeles and the Washington, D.C. metropolitan market. RCN also served the communities in and around Carmel, New York, until March 9, 2004, when it completed the sale of its Carmel, New York, cable and voice system for approximately $120.2 million in cash before closing adjustments.

On May 27, 2004, RCN and four of its subsidiaries filed voluntary petitions for reorganization under Chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) and on August 5 and August 20, 2004, five additional subsidiaries of RCN filed voluntary petitions for reorganization under Chapter 11 (RCN and such subsidiaries are collectively referred to as the “RCN Debtors”). On December 21, 2004 (the “Effective Date”), the RCN Debtors’ joint plan of reorganization (the “Plan”) became effective and the RCN Debtors emerged from Chapter 11. Pursuant to the Plan, RCN’s consolidated indebtedness and its debt service requirements were reduced substantially, its capital structure was realigned and substantially all of the new equity of RCN was issued to certain of its former creditors. In these notes to the unaudited condensed consolidated financial statements, references to the “Predecessor” and “Old RCN” mean RCN and its subsidiaries prior to the Effective Date and references to the “Successor,” “Reorganized RCN” and the “Reorganized RCN Companies” mean RCN and its subsidiaries after the Effective Date.

The accompanying unaudited condensed consolidated financial statements of RCN have been prepared in accordance with rules and regulations of the Securities and Exchange Commission (“SEC”) for quarterly reports on Form 10-Q (the “Report”). Accordingly, some information and footnote disclosures required by accounting principles generally accepted in the United States (“GAAP”) for complete financial statements have been condensed or omitted.

In the opinion of RCN’s management, the unaudited condensed consolidated financial statements include all adjustments, which consist of normal recurring adjustments, necessary to present fairly the consolidated financial position, results of operations and cash flows of the Company for the periods presented. The results of operations for the period ended June 30, 2005 are not necessarily indicative of operating results expected for the full year or future interim periods. These unaudited condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

The consolidated financial statements include the accounts of RCN and its consolidated subsidiaries. All intercompany transactions and balances among consolidated entities have been eliminated. On December 21, 2004, RCN increased its ownership interest in Starpower Communications, LLC (“Starpower”) from 50% to 100%. Starting on December 21, 2004, the assets acquired and assumed liabilities of Starpower were recorded at their respective fair values and RCN’s consolidated results of operations included Starpower. Prior to December 21, 2004, RCN accounted for its interest in Starpower under the equity method. RCN accounts for its investment in Megacable, S.A. de C.V. and Megacable Communications de Mexico S.A. (collectively, “Megacable”) under the equity method.

Change in Accounting for Legal Fees

During the first six months of 2005, the Company changed its method of accounting for legal fees related to legal actions directed against it. RCN previously accrued anticipated legal fees for these actions based on an estimate of fees that would be incurred if these actions were believed to require outside legal services. Management of the Company recognizes that there is a diversity of practice for accounting for legal fees and there is no clear preference for one method over another expressed in any authoritative accounting literature. Management believes that estimating fees for legal matters that can have many possible outcomes is inherently difficult and therefore believes it is preferable to accrue legal fees when the work is performed, consistent with the Company’s accounting for all other services. Management further believes this treatment is consistent with the definition of a liability in Financial Accounting Standards Concept Statement No. 6. In accordance with Accounting Principles Board Opinion No. 20, “Accounting Changes,” the Company recorded the cumulative amount of the change in the three months ended March 31, 2005, resulting in a reversal of $2.6 million of expense recorded in previous periods. This change resulted in a decrease in net loss of $2.6 million or $0.07 per share for the three months ended March 31, 2005. Management has discussed this change with RCN’s independent auditor, who concurs with this change.

Reclassifications

Effective on January 1, 2005 RCN changed the classifications of certain expenses from operating and selling, general and administrative to direct expenses. Management believes expenses for pole rental, right of way use fees and plant utilities are directly related to generating revenue and therefore are properly classified as direct expenses. This resulted in an increase in direct costs of $2.5 million and a corresponding decrease in selling, general and administrative costs for the three months ended June 30, 2004 (Predecessor) and an increase in direct cost of $4.5 million with a corresponding decrease in selling, general and administrative costs for the six months ended June 30, 2004 (Predecessor).

2. SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The Company’s condensed consolidated financial statements are prepared in accordance with GAAP. These accounting principles require management to make estimates, judgments and assumptions that affect the amounts reported in the condensed consolidated financial statements and accompanying notes. When sources of information regarding the carrying values of assets, liabilities and reported amounts of revenue and expenses are not readily apparent, RCN bases its estimates on historical experience and on various other assumptions that RCN’s management believes to be reasonable for making judgments. RCN evaluates all of its estimates on an on-going basis and may consult outside experts to assist in RCN’s evaluations. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the periods presented. Actual results could differ from those estimates.

Change in accounting estimates

The Company capitalizes the cost of technical labor and material associated with the installation of new customers. Effective January 1, 2004, the Company changed the useful life of these assets to five years from ten which the Company believes is a more accurate estimate of the useful life. This represented a change in accounting estimate. The change resulted in approximately $14.9 million and $42.8 million of additional depreciation expense for the three and six-month periods ended June 30, 2004, respectively.

Starpower

Starpower is a Delaware limited liability company formed in 1997 as a joint venture between a subsidiary of RCN and Pepco Communications, L.L.C., a subsidiary of Pepco Holdings, Inc. (“Pepco”), to sell video and telecommunications services to residential and commercial customers in Washington D.C. and the surrounding areas in Maryland and Virginia. On December 21, 2004, RCN increased its ownership in Starpower from 50% to 100% by purchasing the 50% interest in Starpower owned by Pepco for $29.0 million. RCN financed the $29.0 million purchase price with borrowings under its credit facility. Starpower continues to lease certain portions of Pepco’s fiber system and Pepco provides construction and construction management services to Starpower. RCN believes that the terms and conditions of the services provided by Pepco to Starpower are consistent with those which would be obtainable from other utilities.

Segment Reporting

RCN’s management views RCN’s business of providing bundled communications services to residential and commercial customers as one business segment. Included among these bundled services are video, data and voice communications. All services are provided from the same telecommunications backbone and the cost of these revenue streams is largely allocated based on respective service revenues. No separate asset information is maintained or reviewed. Residential customers, including dial-up data subscribers, provide approximately 95% of RCN’s consolidated revenues. RCN’s management believes RCN can aggregate these revenue streams under the quantitative and qualitative thresholds defined in SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information” .

Revenue Recognition

Revenues are recognized as earned when the services are rendered, the selling price is determinable and collection is reasonably assured. Video and high-speed data revenues are recognized in the month service is provided and related cable installation revenues are recognized in the period of installation since they do not exceed the direct selling costs. Dial-up Internet revenues are earned based on the contract period. Telephone service revenues are recognized when services are provided. Local telephone revenues are based on tariff rates while long distance telephone revenues are based upon minutes of traffic processed in accordance with tariffs and the rates of long-distance providers. Reciprocal compensation revenue, the fees that local exchange carriers pay to terminate calls on each other’s networks, is recognized when other carriers’ calls are terminated on RCN’s network.

Intangibles

Intangible assets consist of trademarks, tradenames, customer relationships and franchise rights. The fair values of RCN’s intangible assets at the Effective Date were based on a number of significant factors determined by RCN and its independent appraisal expert. RCN’s identifiable intangible assets, with the exception of franchise rights, are amortized over three to five years, which represents the useful lives. Franchise rights are deemed to have an indefinite life because of the high probability of renewal.

RCN adopted Financial Accounting Standards Board (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” on January 1, 2002.

In accordance with SFAS No. 142, the Company evaluates the recoverability of our goodwill and indefinite life intangible assets annually or more frequently whenever events or changes in circumstances indicate that the assets might be impaired. If the value of our intangible assets as determined by these evaluations is less than the carrying amount, an impairment charge would be recognized for the difference between the estimated fair value and the carrying value of the assets.

Megacable and MCM

RCN has 48.93% interests in both Megacable, S.A. de C.V., a cable television and high-speed data services provider in certain portions of Mexico (“Megacable”), and Megacable Communicaciones de Mexico S.A. (“MCM”), a provider of local voice and high-speed data services in Mexico City. RCN accounts for these investments under the equity method. Over the past several years, Megacable and MCM have not provided their financial statements to the Company on a timely basis. The most recent audited financial statements the Company has received for both Megacable and MCM are for the year ended December 31, 2003. In August, 2005, the Company received unaudited financial statements for Megacable for the year ended December 31, 2004. Megacable management has confirmed that the audit of its 2004 financial statements is in progress, but is not able to provide an estimated completion date. Megacable has not yet provided 2005 results, and MCM has not provided results for 2004 or 2005. Therefore, the Company has not recorded any income or loss on its investments in Megacable and MCM for the three or six-month periods ended June 30, 2005 (Successor). The Company recorded income on its investments in Megacable and MCM of $6.6 million for the three month period ended June 30, 2004 (Predecessor), and $17.2 million for the six month period ended June 30, 2004 (Predecessor). The Company disclosed its inability to obtain financial statements from Megacable and MCM on a timely basis as a material weakness in its internal control over financial reporting at December 31, 2004. The Company will continue to work actively with Megacable and MCM management to obtain their financial statements on a timely basis.

Recently issued Accounting Pronouncements

In December 2004, the FASB issued SFAS No. 123R, “Share-Based Payment”. SFAS No. 123R is a revision of SFAS No. 123, “Accounting for Stock Based Compensation” , and supersedes APB 25, “Accounting for Stock Issued to Employees” . SFAS 123R requires companies to recognize the cost of stock-based compensation awards by applying the grant date fair value of those awards as a charge to results of operations over the remaining vesting period. The effective date of SFAS 123R is January 1, 2006, for calendar year companies. Since RCN has recognized stock-based compensation expenses under SFAS 123 since January 1, 2000, the adoption of SFAS 123R will not change the way the Company accounts for its share-based payments.

In March 2005, the FASB issued FASB Interpretation No. 47, “Accounting for Conditional Asset Retirement Obligations” (“FIN 47”). FIN 47 clarifies the definition and treatment of conditional asset retirement obligations as discussed in FASB Statement No. 143, “Accounting for Asset Retirement Obligations.” A conditional asset retirement obligation is defined as an asset retirement activity in which the timing and/or method of settlement are dependent on future events that may be outside the control of the Company. FIN 47 requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation if the fair value of the liability can be reasonably estimated. FIN 47 is intended to provide more information about long-lived assets, more information about future cash outflows for these obligations and more consistent recognition of these liabilities. FIN 47 is effective no later than the end of fiscal years ending after December 15, 2005. Retrospective application of interim financial information is permitted but is not required. Early adoption of this Interpretation is encouraged. The Company is currently evaluating the impact, if any, of FIN 47 on its financial position, results of operations and cash flows.

In May 2005, the FASB issued FASB Statement No. 154, “Accounting Changes and Error Corrections, a replacement of

APB Opinion No. 20 and FASB Statement No. 3” (SFAS No. 154). Previously, APB No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements” required the inclusion of the cumulative effect of changes in accounting principle in net income of the period of the change. SFAS No. 154 requires companies to recognize changes in accounting principle, including changes required by a new accounting pronouncement when the pronouncement does not include specific transition provisions, retrospectively to prior periods’ financial statements. The Company will assess the impact of a retrospective application of a change in accounting principle in accordance with SFAS No. 154 if the need for such a change arises after the effective date of January 1, 2006.

3. FRESH START ACCOUNTING

On the Effective Date, Reorganized RCN emerged with a new capital structure and with no retained earnings or accumulated losses. This resulted in a new reporting entity under a new basis of accounting (the Successor as of December 21, 2004). Following the emergence on December 21, 2004, the Successor commenced operations and thus experienced an eleven-day operating period at the end of 2004. The results for the period January 1, 2004 through December 20, 2004 represent the Predecessor’s operations.

RCN implemented “fresh start” accounting and reporting in accordance with the American Institute of Certified Public Accountants (“AICPA”) Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”) upon its emergence from Chapter 11 on the Effective Date, because the holders of existing voting shares immediately before confirmation of the Plan received less than 50% of the voting shares of Reorganized RCN. Fresh start accounting required RCN to re-value its assets and liabilities based upon their estimated fair values. Adopting “fresh start” accounting resulted in material adjustments to the historical carrying amount of RCN’s assets and liabilities. Reorganization adjustments were recorded to the consolidated balance sheet to reflect the discharge of debt and other obligations and the adoption of fresh-start reporting. RCN engaged an independent appraisal expert to assist in the determination of RCN’s reorganization value as defined in SOP 90-7. The value was based on a variety of estimates and assumptions which, though considered reasonable by management, may not be realized and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond RCN’s control.

In applying fresh-start reporting as of the Effective Date, the reorganization value of RCN was allocated to its assets in conformity with the procedures specified by SFAS No. 141, “Business Combinations. “ The sum of the amounts assigned to assets and liabilities exceeded the reorganization value. This excess was allocated as a pro rata reduction of the amounts that otherwise would have been assigned to the Successor’s long-lived assets.

The “fresh start” balance sheet at December 21, 2004 includes RCN’s 50% interest in Starpower at fair value. Successor acquired the remaining 50% of Starpower.

New debt, which was used to settle certain Predecessor liabilities, pay-off existing Predecessor debt and increase available working capital, was treated as Predecessor debt since it primarily serviced Predecessor liabilities.

The following table reflects the debt and equity restructuring, reorganization adjustments and the adoption of “fresh start” reporting adjustments to RCN’s consolidated balance sheet as of the Effective Date.

RCN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in Thousands)

	Predecessor Dec. 20, 2004	Equity	Restructuring		“Fresh Start”		Successor Dec. 21, 2004
ASSETS
Current Assets:
Cash and temporary cash investments	$77,369	$—	$(37	)(K)	$—		$77,332
Short-term investments	109,613	—	—		—		109,613
Accounts receivable from related parties	9,951	—	—		—		9,951
Accounts receivable, net	47,461	—	(80	)(L)	—		47,381
Unbilled revenues	792	—	—		—		792
Interest and dividends receivable	755	—	—		—		755
Prepayments and other current assets	21,652	—	(129	)(M)	—		21,523
Short-term restricted investments	1,348	—	—		—		1,348
Current deferred tax asset	—	—	—		—		—
Total current assets	268,941	—	(246)		—		268,695
Property, plant and equipment, net	719,999	—			4,501	(Z)	724,500
Investments in joint ventures and equity securities	210,063	—	(25,689	)(N)	33,626	(AA)	218,000
Intangible assets, net	1,218	—	—		141,181	(AB)	142,399
Goodwill, net	6,130	—	—		(6,130	)(AC)	—
Long-term restricted investments	29,697	—	—		—		29,697
Deferred charges and other assets	18,641	—	846	(O)	—		19,487
Noncurrent assets of discontinued operations	—	—	—		—		—
Total assets	$1,254,689	$—	$(25,089)		$173,178		$1,402,778

RCN CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(Dollars in Thousands)

	Predecessor Dec. 20, 2004	Equity		Restructuring		“Fresh Start”		Successor Dec. 21, 2004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of capital lease obligations	$529	$—		$—		$—		$529
Current maturities of long-term debt	3,300	—		—		—		3,300
Accounts payable	52,209	—		(2,408	)(P)	—		49,801
Accounts payable to related parties	5,519	—		—		—		5,519
Advance billings and customer deposits	28,216	—		(73	)(Q)	—		28,143
Accrued expenses	29,417	—		1,210	(R)	—		30,627
Accrued interest	—	—		—		—		—
Accrued cost of sales	22,856	—		—		—		22,856
Accrued exit costs	669	—		—		—		669
Accrued employee compensation and related expenses	15,375	—		—		—		15,375
Deferred reorganization costs	—	—		21,644	(S)	—		21,644
Deferred income taxes	(919)	—		919	(S)	—		—
Current liabilities of discontinued operations	1,082	—		—		—		1,082
Total current liabilities	158,253	—		21,292		—		179,545
Long-term debt	486,991	—		2,751	(T)	—		489,742
Other deferred credits	5,073	—		19,808	(U)	—		24,881
Liabilities subject to compromise	1,215,626	—		(1,215,626	)(S)	—		—
Preferred Stock								—
Cumulative Convertible Series A	350,362	(350,362	)(A)	—		—		—
Cumulative Convertible Series B	1,474,850	(1,474,850	)(B)	—		—		—
Stockholders’ equity (deficit):
Predecessor Class A Common stock	112,163	(112,163	)(C)	—		—		—
Successor Common stock	—	—		319	(V)	—		319
Predecessor Class B Common stock	11,425	(11,425	)(D)	—		—		—
Committed Capital	—	—		131,396	(W)	—		131,396
Additional paid-in-capital	2,155,794	(1,630,265	)(E)	(121,812	)(X)	173,178	(AD)	576,895
Accumulated deficit	(4,688,198)	3,551,415	(F)	1,136,783	(Y)	—		—
Unearned compensation expense	(32)	32	(G)	—		—		—
Cumulative translation adjustments	(17,288)	17,288	(H)	—		—		—
Unrealized appreciation on investments	(162)	162	(I)	—		—		—
Predecessor Treasury stock	(10,168)	10,168	(J)	—		—		—
Total stockholders’ equity (deficit)	(2,436,466)	1,825,212		1,146,686		173,178		708,610
Total liabilities and stockholders’ equity	$1,254,689	$—		$(25,089)		$173,178		$1,402,778

Notes to “Fresh Start” Activity

(A)	Preferred Stock Series A – represents the cancellation of the old Preferred Stock Series A.

(B)	Preferred Stock Series B – represents the cancellation of the old Preferred Stock Series B.

(C)	Common Stock class A – represents the cancellation of the old Common Stock Class A

(D)	Common Stock class B – represents the cancellation of the old Common Stock Class B

(E)	Additional paid in capital—represents the cancellation of all the outstanding preferred common and treasury stock of the predecessor company in accordance with the plan of reorganization.

(F)	Accumulated deficit – represents the cancellation of all accumulated losses.

(G)	Unearned compensation expense – represents the closing out of the remaining equity accounts in accordance with the recapitalization provisions of fresh start accounting.

(H)	Cumulative translation adjustments – represents closing out of the remaining equity accounts in accordance with the recapitalization provisions of fresh start accounting.

(I)	Unrealized appreciation on investments – represents the closing out of the remaining equity accounts in accordance with the recapitalization provisions of fresh start accounting.

(J)	Treasury stock – represents the cancellation of treasury stock.

(K)	Cash and temporary cash investments—represents cash used in restructuring.

(L)	Accounts receivable, net – represents adjustments in the carrying value of accounts receivable due in accordance with fresh start accounting.

(M)	Prepayments and other current assets – represents adjustments in the carrying value of prepaids in accordance with fresh start accounting.

(N)	Investments in joint ventures – represents the valuation decrease in Starpower in accordance with fresh start accounting.

(O)	Deferred charges and other assets – represents increase in debt issuance costs due to restructuring.

(P)	Accounts payable – represents the adjustment of certain liabilities to fair value in accordance with fresh start accounting.

(Q)	Advance billings and customer deposits – represents the adjustment of certain liabilities to fair value in accordance with fresh start accounting.

(R)	Accrued expenses –represents the adjustment of certain liabilities to fair value in accordance with fresh start accounting.

(S)	Liabilities subject to compromise – represents the adjustment of deferred taxes and the settlement of the prior liabilities subject to compromise.

(T)	Long term debt – represents the reduction of warrants associated with the old debt.

(U)	Other deferred credits include $19.0 million for deferred rent associated with fair value of leases upon emergence.

(V)	Common stock – represents the issuance of the new common stock.

(W)	Committed capital – represents the value of shares committed for reserve.

(X)	Additional paid in capital – represents the net decrease associated with restructuring.

(Y)	Accumulated deficit – represents the net of all the restructuring charges.

(Z)	Plant property and equipment – represents the adjustment in the carrying value in accordance with fresh start accounting.

(AA)	Investments in joint ventures – represents the valuation increase in Megacable.

(AB)	Intangible assets – represents the adjustment in the carrying value for intangible assets in accordance with fresh start accounting.

(AC)	Goodwill, net – represents the adjustment in the carrying value in accordance with fresh start accounting.

(AD)	Additional paid in capital – represents the gain on the adjustment in the carrying values of plant property and equipment, intangible assets and goodwill in accordance with fresh start accounting.

4. DEFERRED REORGANIZATION COSTS

Under U.S. bankruptcy law, actions by creditors to collect indebtedness a debtor owes prior to the petition date are generally stayed and certain other pre-petition contractual obligations may not be enforced against such debtor. All pre-petition liabilities of the RCN Debtors were classified as liabilities subject to compromise in the consolidated balance sheets prior to the Effective Date. On emergence, unsettled claims totaling $21.6 million were reclassified to deferred reorganization costs and settlement negotiations have been ongoing. Adjustments to these amounts may result from negotiations, payments authorized by the Bankruptcy Court, and/or rejection of executory contracts and leases. Settlement amounts of the above claims recorded may ultimately be less than amounts filed by the creditors under the Bankruptcy Court claims reconciliation and resolution process.

In April 2005, $11.4 million of these claims were paid in cash leaving unsettled claims with a maximum possible payout of $10.2 million as of June 30, 2005.

5. DISCONTINUED OPERATIONS

On March 9, 2004, RCN completed the sale of its Carmel cable system for approximately $120.2 million, resulting in a gain on the sale of approximately $88.5 million. The transaction was structured as an asset purchase, with the buyer assuming certain liabilities related to the business. Approximately $4.0 million was placed into escrow for future claims of the buyer. As of December 31, 2004, $1.0 million was reserved against the escrow based on the initial claims received from the buyer. In accordance with Statement of Financial Accounting Standards No. 144, ”Accounting for the Impairment or Disposal of Long-Lived Assets,” (“SFAS No. 144”) the results of operations for Carmel are reported as discontinued operations. In April 2005, all escrow amounts were released and paid to the Successor Company.

The following are the summarized results of operations for the Carmel operation for the three and six months ended June 30, 2004 (Predecessor):

	(dollars in thousands) (Predecessor)
	Three Months ended June 30, 2004	Six Months ended June 30, 2004
	(unaudited)
Revenues	$21	$5,928
Direct expenses	12	1,850
Selling, general and administrative, and depreciation and amortization expense	58	2,226
(Loss) Income before tax	(51)	1,857
(Loss) Income after tax	$(51)	$1,857

6. IMPAIRMENT CHARGES AND ACCRUED EXIT COSTS

The total asset impairment and other charges are comprised of the following:

	(dollars in thousands)
	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Exit costs for excess facilities	$7,187	$—	$9,766	$2,507
Recoveries	—	—	(3)	—
Reversal of deferred rent	(10,376)	(99)	(10,376)	(7,055)
Abandoned assets	—	1,683	—	4,310

Impairment and exit costs	$(3,189)	$1,584	$(613)	$(238)

The Company continually reviews its facility requirements against lease obligations to identify excess space and opportunities to consolidate, exit or sublease excess facilities. As facilities are vacated, exit costs are recognized in accordance with Statement of Financial Accounting Standards No. 146, “Accounting for Costs Associated with Exit or Disposal Activities,” (‘SFAS No.146”). During the three months ended June 30, 2005 (Successor), the Company recognized $7.2 million of additional accrued costs to exit excess real estate facilities. Because the Company vacated these properties and recorded exit costs, it reversed $10.4 million of deferred rent recorded upon emergence from bankruptcy to adjust these properties to fair value in accordance with SOP 90-7. During the three months ended June 30, 2004 (Predecessor), the

Company recognized $7.1 million of recoveries resulting from settlements and changes in estimates related to certain lease obligations as a result of negotiations with landlords and/or better than expected sublease rentals.

The Company has entered into non-exclusive franchise agreements with local and state governmental authorities to construct and operate cable systems for specified periods of time. These franchise agreements include stipulations that the Company will build its network throughout the governmental authority’s geographic area. Most franchises are subject to termination proceedings in the event of a material breach. In the past, the Company has determined that it was not feasible to continue to build out its network in certain franchise areas and entered into negotiations to terminate those franchise agreements. The Company has accrued an amount that it estimates it will pay these local franchise authorities to exit those franchise agreements. In the three months ended June 30, 2004, the Company recorded a net reduction in expense of $2.4 million as it was able to negotiate a settlement of one franchise agreement on more favorable terms that it previously estimated. Amounts expensed are included in selling, general and administration expenses.

The activity for the six months ended June 30, 2005 for accrued exit costs, representing estimated damages, costs and penalties relating to franchises and real estate facilities is presented below. The Company has classified $2.8 million of these costs as current in accrued exit costs with the remainder classified in other deferred credits.

	(dollars in thousands)
	Franchise	Exit Costs Facility	Total
Balance, December 31, 2004	$669	$2,340	$3,009
Additional accrued costs	225	4,148	4,373
Amortization	—	(750)	(750)
Recoveries	—	(3)	(3)

Balance March 31, 2005	$894	$5,735	$6,629

Additional accrued costs	—	7,187	7,187
Amortization	—	(607)	(607)

Balance June 30, 2005	$894	$12,315	$13,209

7. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at June 30, 2005 (Successor) and December 31, 2004 (Successor):

Plant Property and Equipment

		(dollars in thousands) Successor
		June 30, 2005	December 31, 2004
Description	Lives	(unaudited)
Telecommunications plant	5 - 22.5 years	$700,145	$675,967
Computer equipment	3 - 5 years	40,901	39,665
Buildings, leasehold improvements and land	5 - 30 years	44,081	48,662
Furniture, fixtures and vehicles	3 - 10 years	20,129	18,334
Network materials		8,990	9,852
Construction in process		5,156	5,816

Total property, plant and equipment		819,402	798,296
Less accumulated depreciation		(86,924)	(4,605)

Property, plant and equipment, net		$732,478	$793,691

Network materials consist of set-top boxes, converter boxes, cable modems and fiber optic cable that are held in inventory until placed in service and classified as telecommunications plant.

Upon adoption of fresh start accounting (see Note 3), the Successor adjusted the carrying value of property and equipment to its estimated fair values as of the Effective Date.

Depreciation expense was $41.4 million and $58.7 million for the three months ended June 30, 2005 (Successor) and June 30, 2004 (Predecessor) and $82.3 million and $128.4 million for the six months ended June 30, 2005 (Successor) and June 30, 2004 (Predecessor) respectively.

8. INTANGIBLE ASSETS

Intangible assets consist of the following at June 30, 2005 (Successor) and December 31, 2004 (Successor):

Goodwill and Intangibles

		(dollars in thousands)
	Estimated Useful Life	Successor
		June 30, 2005	December 31, 2004
		(unaudited)
Trademarks/Tradenames	5 years	$14,135	$14,203
Customer Lists	4 years	65,131	65,444
Franchise Agreements	Indefinite	62,267	62,566
Software	3 years	185	186

Total intangibles		141,718	142,399

Less Accumulated amortization		10,188	613

Total intangibles, net		$131,530	$141,786

Amortization expense was $4.8 million and $0.04 million for the three months ended June 30, 2005 (Successor) and June 30, 2004 (Predecessor) and $9.6 million and $0.09 million for the six months ended June 30, 2005 (Successor) and June 30, 2004 (Predecessor) respectively. The reduction in total intangibles between December 31, 2004 and June 30, 2005 is due to the reduction of the deferred tax asset valuation allowance in accordance with Statement of Financial Accounting Standards No. 109 “Accounting for Income Taxes” (See Note 13).

Expected amortization of intangible assets over the next five years is as follows:

(dollars in thousands)
For the period July 1, 2005 through June 30, 2006	$19,172
For the 12 months ended June 30,
2007	19,213
2008	19,179
2009	10,496
2010	1,029

As discussed in Note 3, and pursuant to SOP 90-7, the Company recorded the estimated fair value of intangible assets of $142.4 million on the Effective Date.

9. LONG TERM DEBT

Long-term debt outstanding at June 30, 2005 (Successor) and December 31, 2004 (Successor) is as follows:

	(dollars in thousands)
	Successor
	June 30, 2005	December 31, 2004
	(unaudited)
First-Lien Credit Facility	$328,350	$330,000
Second-Lien Convertible Notes	125,000	125,000
Third-Lien Term Loan	36,769	34,547
Capital Lease obligations	3,724	4,021

Total	493,843	493,568
Due within one year	3,877	3,858

Total Long-Term Debt	$489,966	$489,710

Contractual maturities of long-term debt and capital lease obligations over the next 5 years are as follows:

(dollars in thousands)
For the period July 1, 2005 through June 30, 2006	$3,877
For the 12 months ended June 30,
2007	3,554
2008	3,445
2009	3,460
2010	3,468
Thereafter	476,039

Total	$493,843

In conjunction with the restructuring, RCN entered into three new debt-financing arrangements—a $355.0 million First-Lien Credit Facility, $125.0 million of Second-Lien Convertible Notes and a $34.5 million Third-Lien Term Loan.

First-Lien Credit Facility

On the Effective Date, RCN entered into a First-Lien Credit Agreement dated as of December 21, 2004, with Deutsche Bank AG Cayman Island Branch, the Administrative Agent, and certain financial institutions, as lenders for a new $355.0 million senior secured credit facility (the “Credit Facility”). The Credit Facility includes a seven-year term loan of $330.0 million and a five-year $25.0 million line of credit used as collateral for letters of credit. The term loan bears interest at the Administrative Agent’s prime lending rate plus an applicable margin or at the Eurodollar rate plus an applicable margin, at the election of RCN. The interest rate was 7.5417% and 7.0625% on June 30, 2005 and December 31, 2004 respectively. The Credit Facility was entered into by RCN and is fully and unconditionally guaranteed, jointly and severally, by all subsidiaries. RCN has granted to the Administrative Agent, for the benefit of the Credit Facility lenders, a first priority lien on substantially all of RCN’s tangible and intangible assets. The Credit Facility contains certain covenants that, among other things, limit the ability of RCN and its subsidiaries to incur indebtedness, sell assets, prepay subordinated indebtedness, repurchase capital stock, engage in transactions with stockholders and affiliates, create liens and engage in mergers and consolidations. The Credit Facility also contains covenants that require RCN to meet certain financial targets. The liens securing the Credit Facility rank senior to liens securing RCN’s other indebtedness.

Second-Lien Convertible Notes

On the Effective Date, RCN issued $125.0 million aggregate principal amount of its 7.375% Second-Lien Convertible Notes due 2012 (the “Notes”). The Notes were issued by RCN under an Indenture entered on December 21, 2004, with HSBC USA as Indenture Trustee, and are fully and unconditionally guaranteed, jointly and severally, by all subsidiaries. The Notes are convertible into RCN common stock at a per share conversion price of $25.16 subject to certain adjustments. The Notes contain certain covenants similar to those in the Credit Facility. The Notes contain cross default provisions entitling holders to declare the Notes and any accrued and unpaid interest thereon immediately due and payable. The Notes are secured by a second priority lien on substantially the same assets which secure the Credit Facility. The liens securing the Notes are subordinate to the liens securing the Credit Facility and rank senior to the liens securing the New Third-Lien Term Loan.

The Third-Lien Term Loan

On the Effective Date, RCN entered into an Amended and Restated Term Loan and Credit Agreement with HSBC Bank USA, National Association, as Agent and Collateral Agent and certain financial institutions parties thereto, as lenders. The Third-Lien Term Loan provides, among other things, for a seven and three-quarter year, approximately $34.5 million term loan credit facility, subject, in certain instances, to early repayment, in whole or in part pursuant to an Intercreditor Agreement signed by the various lenders and RCN. The liens securing the Third-Lien Term Loan are subordinated to the liens securing the obligations under the Credit Facility and the Notes.

Interest for the facility is calculated as follows:

(i) Through March 31, 2006, the interest accrued to any interest payment date (last day of each quarter) is capitalized and added to the principal amount of the term loan as the payment in kind (“PIK”). The interest rate was 12.5% on June 30, 2005 and December 31, 2004.

(ii) Starting April 1, 2006 through the maturity date of the term loan, accrued interest is payable on each interest payment date as follows: (i) interest at a rate of 6.25% is paid in cash, and (ii) interest at a rate of 6.95% is capitalized as a PIK amount and the principal amount of the term loan is increased by the PIK amount so capitalized.

(iii) For any interest payment date starting April 1, 2006, the Company can pay in cash the full amount of the interest accrued for that interest period, in which case interest is accrued at a rate of 12.5% for such period.

10. STOCKHOLDERS’ EQUITY AND STOCK PLANS

Successor

On December 21, 2004 RCN issued 36,020,850 shares of common stock with a par value of $.01 of which 31,919,044 were issued to certain of its former bond holders and other general unsecured creditors as the first distribution, and 4,101,806 shares were placed in reserve to settle disputed claims against RCN that were still outstanding. As of December 31, 2004, RCN’s management valued the remaining allowed claims under the Plan at approximately $131.4 million. This amount and the shares of common stock that were issued in satisfaction of these remaining allowed claims has been classified as committed stock on the balance sheet. Upon distribution of these shares RCN will reclassify the amount of the claims to additional paid in capital.

On April 12, 2005, RCN made a second distribution of 3,243,981 shares of common stock in settlement of filed claims valued at approximately $103.8 million. As of August 5, 2005, 857,938 shares remain in reserve to satisfy the remaining allowed claims. RCN intends to make one or more further distributions of the reserved shares of common stock to the general unsecured creditors and the former bond holders on a pro rata basis as disputed claims are resolved.

The Plan of Reorganization also authorized RCN to issue Convertible Second-Lien Notes (See Note 9) that are convertible into RCN Common Stock at a per share conversion price of $25.16, subject to certain limitations. As of June 30, 2005, the Convertible Second-Lien Notes may be convertible into 4,968,204 shares of RCN’s common stock.

In the second quarter of 2005, the Company’s board of directors approved the RCN 2005 Stock Compensation Plan (“Stock Plan”) which was approved by the Company’s stockholders in July 2005. The Stock Plan allows for the issuance of up to 10%, or 4,636,619 shares, of the Company’s stock, on a fully diluted basis, in the form of stock options or restricted stock. A total of 4,022,426 shares have been granted under the Stock Plan, including (i) 717,242 restricted shares granted to non-employee directors and certain senior executives, (ii) 417,242 options granted to certain senior executives at a strike price of $31.46, (iii) 1,677,242 options granted to certain senior executives at a strike price of $20.97, (iv) 1,135,700 options granted to other employees at a strike price of $18.80, and (v) 75,000 options granted to a former executive at a strike price of $18.80.

With the exception of the former executive grant, which vested fully in August 2005, each of these grants vests over a 2 1/2 to 3 year period. For certain senior executive grants, half of the vesting is subject to the achievement of performance criteria set by the Company’s board of directors. For the remainder of the grants, vesting is not subject to the achievement of performance criteria.

Based on these grants, the Company estimates that it will recognize non-cash stock based compensation expense of approximately $3 million to $4 million per quarter beginning in the third quarter of 2005.

RCN was authorized by the Plan to issue warrants to the former stockholders of Old RCN to purchase an aggregate of 735,119 shares of RCN’s Common Stock. Each warrant allows the holder to purchase one share of RCN’s common stock for a price of $34.16. Under the terms of the Plan, warrants must be issued by October 2005 and expire on December 21, 2006. During the three months ended June 30, 2005, the Company issued 187,724 of these warrants. Using the following assumptions the Company has recorded expense of $0.6 million related to the issuance of these warrants for the three months ended June 30, 2005.

Stock Price	$17.87 to $23.09
Expected Life	1.46 to 1.64 years
Expected volatility	55%
Risk free rate	3.46% to 3.82%

Predecessor

RCN has followed the recognition provisions of SFAS No. 123— “Accounting for Stock-Based Compensation” since January 1, 2000. Under SFAS No. 123, the fair value of an option on the date of the grant is amortized over the vesting periods of the options in accordance with FASB Interpretation No. 28 “ Accounting For Stock Appreciation Rights and Other Variable Stock Option or Award Plans” . The recognition provisions of SFAS No. 123 are applied prospectively to all stock awards granted subsequent to January 1, 2000 and to prior awards accounted for in accordance with Accounting Principles Board Opinion (“APB”) No. 25— “Accounting for Stock Issued to Employees” that were significantly modified after adoption.

Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if RCN had accounted for its stock options under the fair value method of SFAS 123 for periods prior to January 1, 2000.

Incentive Stock Options

The 1997 RCN Corporation Stock Option Plan (“the 1997 Plan”) contemplated the issuance of incentive stock options (“ISOs”), as well as stock options that were not designated as incentive stock options, performance-based stock options, stock appreciation rights, performance share units, restricted stock, phantom stock units and other stock-based awards (collectively, “Awards”). The 1997 Plan was cancelled pursuant to the Plan.

Outperform Stock Option Plan

In June 2000, Old RCN adopted an Out Perform Stock Option (“OSO”) program pursuant to RCN’s 1997 Equity Incentive Plan. The OSO program was designed so that Old RCN’s stockholders would receive a market return on their investment before OSO holders receive any return on their options. Participants in the OSO program would not realize any value from awards unless the Common stock price outperformed the S&P 500 Index. When the stock price gain was greater than the corresponding gain on the S&P 500 Index, the value received for awards under the OSO program was based on a formula involving a multiplier related to the level by which the Old RCN Common Stock outperformed the S&P 500 Index. To the extent that Old RCN’s Common Stock outperformed the S&P 500 Index, the value of the OSO’s to a holder may have exceeded the value of other stock options. The OSO Program was cancelled pursuant to the Plan.

Executive Stock Purchase Plan

Old RCN had an Executive Stock Purchase Plan (“ESPP”), under which participants deferred, on a tax-free basis, up to 20% of their annual salary plus bonus. The deferred funds were used to purchase shares of Old RCN Common Stock. Share units corresponding to the shares purchased were credited to participants’ accounts and held for the benefit of the participant until the earlier of the end of the deferral period (no less than 3 years) or termination of employment. Old RCN issued a matching share unit for each share unit that was credited to a participant’s account. The share units did not give such participant any rights as a shareholder. The matching share units vested three years from the deferral and were subject to forfeiture as provided in the ESPP. The ESPP Program was cancelled pursuant to the Plan.

Non-cash stock based compensation recognized in connection with the above plans for the three and six months ended June 30, 2005 and June 30, 2004 was as follows:

	(dollars in thousands)
	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
ISO (Predecessor)	$—	$257	$—	$515
OSO (Predecessor)	—	725	—	1,450
Employee Stock Purchase (Predecessor)	—	34	—	98
Restricted Stock (Predecessor)	—	537	—	570

Total	$—	$1,553	$—	$2,633

As of the Petition Date, Old RCN ceased accreting interest and recording dividends on its Series A and B Preferred stock in the unaudited condensed consolidated statement of operations in accordance with SOP 90-7. Dividends and accretion requirements at the stated contractual amount on the Series A and B Preferred stock that were not recognized for the period May 27, 2004 through June 30, 2004 was $12.9 million.

11. LOSS PER SHARE

Successor

Basic loss per share is computed as net loss divided by the weighted average number of shares of common stock outstanding during the period.

Diluted loss per share is computed as net loss divided by the weighted average number of shares of common stock outstanding during the period after giving effect to convertible securities considered to be dilutive common stock equivalents. The conversion of the Notes during the six months ended June 30, 2005 in which RCN incurred a loss from continuing operations, is not assumed since the effect is anti-dilutive.

Predecessor

Basic income/(loss) per share is computed based on net income/(loss) after preferred stock dividend and accretion requirements divided by the weighted average number of shares of common stock outstanding during the period.

Diluted income per share is computed based on net income after preferred stock dividend and accretion requirements divided by the weighted average number of shares of common stock outstanding during the period after giving effect to convertible securities considered to be dilutive common stock equivalents. The conversion of preferred stock and stock options during the periods in which RCN incurs a loss from continuing operations before giving effect to net income from discontinued operations is not assumed since the effect is anti-dilutive. The number of shares of common stock that would have been issued if the preferred stock and stock options would have been assumed to be converted in the three months ended June 30, 2004 and would have had a dilutive effect if RCN had income from continuing operations was 33,344,068.

As discussed in note 1, RCN emerged from Chapter 11 protection on December 21, 2004. In particular, implementation of the Plan resulted in cancellation of all of the Predecessor’s common stock and options that were outstanding prior to the Effective Date and the issuance the Successor’s new common stock as of the Effective Date.

The following table is a reconciliation of the numerators and denominators of the basic and diluted per share computations:

	(dollars in thousands)
	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Net loss from continuing operations	$(31,340)	$(71,575)	$(63,398)	$(168,654)
(Loss) income from discontinued operations, net of tax	(7)	(2,092)	48	90,108
Cumulative effect on prior years of retroactive application of a change in accounting for legal fees	—	—	2,600	—

Net loss	(31,347)	(73,667)	(60,750)	(78,546)
Preferred dividend and accretion requirements	—	20,472	—	52,902

Net loss to common shareholders	$(31,347)	$(94,139)	$(60,750)	$(131,448)

Basic and diluted loss per common share:
Weighted average shares outstanding	36,020,850	122,267,810	36,020,850	122,268,231

Basic and diluted (loss) per share
Loss per average common share from continuing operations	$(0.87)	$(0.75)	$(1.76)	$(1.81)
(Loss) gain from discontinued operations	(0.00)	(0.02)	0.00	0.74

Net loss before cumulative effect of change in accounting principle	(0.87)	(0.77)	(1.76)	(1.07)
Cumulative effect on prior years of retroactive application of a change in accounting for legal fees	—	—	0.07	—

Net loss to common stockholders	$(0.87)	$(0.77)	$(1.69)	$(1.07)

12. COMPREHENSIVE LOSS

RCN’s three components of comprehensive loss are net loss, cumulative translation adjustments and unrealized appreciation (depreciation) on investments. Under the terms of the Plan, the balance of other comprehensive income as of the Effective Date was recorded as a component of Fresh Start adjustments in the Statement of Operations pursuant to SOP 90-7. The following table reflects the components of comprehensive income (loss).

	(dollars in thousands)
	Successor	Predecessor	Successor	Predecessor
	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004
	(unaudited)		(unaudited)
Net loss	$(31,347)	$(73,667)	$(60,750)	$(78,546)
Cumulative foreign currency translation loss	7,666	—	7,111	(3,298)
Unrealized appreciation (depreciation) on investments	37	(381)	113	(433)

Comprehensive loss	$(23,644)	$(74,048)	$(53,256)	$(82,277)

The Company’s investments in Megacable and MCM are designated in Mexican pesos and accordingly, the Company’s investments are translated into US Dollars at the Exchange rate in effect on last day of each month. Any corresponding foreign currency translation gains or losses are then recorded on the balance sheet as a separate component of stockholders’ equity.

13. INCOME TAXES

RCN’s reorganization has resulted in a significantly modified capital structure as a result of applying fresh-start accounting in accordance with SOP 90-7 on the Effective Date. Fresh-start accounting has important consequences on the accounting for the realization of valuation allowances, related to net deferred tax assets that existed on the Effective Date but which arose in pre-emergence periods. Specifically, fresh start accounting requires the reversal of such allowances to be recorded as a reduction of intangibles until exhausted and thereafter as additional paid in capital and not a benefit recorded in the statement of operations.

The Company’s effective income tax rate for the interim periods presented is based on management’s estimate of the Company’s effective tax rate for the applicable year and differs from the federal statutory income tax rate primarily due to nondeductible permanent differences, state income taxes and changes in the valuation allowance for deferred income taxes. In assessing the realizability of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. No benefit for federal income taxes has been recorded for the six months ended June 30, 2005 and 2004 as the net deferred tax asset generated, primarily from temporary differences related to the net operating loss, was offset by a full valuation allowance because it is not considered more likely than not that these benefits will be realized due to the Company’s losses since inception.

For the three and six month periods ended June 30, 2005, the Company’s provision for income taxes was $0.3 million and $0.7 million, of which the entire $0.7 million was attributable to the tax on current earnings, which was offset by realized pre-emergence net deferred tax assets. The reversal of the related valuation allowance that existed at the fresh start date, which would have benefited earnings under Statement of Financial Accounting Standards No 109, “Accounting for Income Taxes” has instead been recorded as a reduction of intangibles. Once intangibles are reduced to zero, any remaining realization of pre-emergence net deferred tax assets will be recorded as an increase to additional paid in capital. This treatment does not result in any change in liabilities to taxing authorities or in cash flows.

14. COMMITMENTS AND CONTINGENCIES

Total rental expense, primarily for office space and equipment, was $4.6 million and $4.0 million for the three months ended June 30, 2005 (Successor) and June 30, 2004 (Predecessor) and $8.7 million and $9.5 million for the six months ended June 30, 2005 (Successor) and June 30, 2004 (Predecessor) respectively.

RCN also has outstanding letters of credit aggregating $29.3 million at June 30, 2005 of which $6.7 million is collateralized by cash.

RCN is party to various legal proceedings which arise in the normal course of business. In the opinion of management, none of these proceedings, individually or in the aggregate, will have a material adverse effect on the financial position or results of operations or liquidity of RCN.

15. RELATED PARTY TRANSACTIONS

As discussed more fully in Note 2, RCN owned a 50% interest in Starpower prior to December 21, 2004 when the Successor acquired the remaining 50% interest from Pepco. RCN and Starpower were party to several agreements under which RCN provided certain support services to Starpower. These services included accounting and technical services, customer service and administrative support. RCN charged these services to Starpower at cost. The amount of such services provided by RCN to Starpower for the three-month period and six month period ended June 30, 2004 (Predecessor) were $3.1 million and $6.7 million respectively. RCN also sold long distance telecommunications services to Starpower for resale to Starpower’s customers at cost. Revenue and cost of revenue recorded for these sales were $0.2 million and $0.4 million for the three-month and six-month period ended June 30, 2004 (Predecessor) . RCN had net receivables from Starpower for these transactions of $3.9 million at June 30, 2004.

Starpower, which as of December 21, 2004 was a wholly owned subsidiary of RCN, pays Pepco for right-of-way access for its broadband network. Expenses related to this access were $0.4 million and $0.8 million for the three month period and six month period ended June 30, 2005 (Successor) and $0.3 million and $0.7 million for the three month period and six month period ended June 30, 2004 (Predecessor) respectively. Starpower also purchases equipment, most of which is capitalized, and utility services from Pepco. These purchases were $0.4 million and $0.7 million for the three-month period and six-month period ended June 30, 2005 (Successor) and $0.3 million and $1.2 million for the three-month period and six-month period ended June 30, 2004 (Predecessor). Starpower had payables to Pepco of $0.2 million and $0.7 million at June 30, 2005 (Successor) and June 30, 2004 (Predecessor) respectively.

Peter D. Aquino was appointed President and Chief Executive Officer of RCN on December 21, 2004. Prior to that Mr. Aquino acted as a consultant to RCN, first with Capital and Technology Advisors from November 2003 to August 2004, and then with PDA Group, LLC, a company he controlled. RCN recorded expenses of $1.5 million and $0.3 million, respectively, in 2004 for services provided by CTA and PDA.

16. REORGANIZATION EXPENSES

Reorganization costs represent amounts RCN incurred as a result of the Chapter 11 reorganization process and are presented separately in the table listed below.

	(dollars in thousands)
	(Predecessor)
	Three Months ended June 30, 2004	Six Months ended June 30, 2004
	(unaudited)
Professional fees	$6,324	$14,232
Employee retention costs	1,765	2,530
Interest income	(64)	(64)

Total reorganization items	$8,025	$16,698

17. GUARANTOR SUBSIDIARIES FINANCIAL STATEMENTS

The First-Lien Credit Facility and the Convertible Notes are issued by RCN Corporation and are unconditionally guaranteed, jointly and severally, by all of RCN Corporation’s subsidiaries. The following tables set forth the consolidating financial statements of RCN Corporation (Non-guarantor) and its guarantor subsidiaries as of December 31, 2004 and for the three and six-month periods ended June 30, 2005 and June 30, 2004.

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For the three month period ended June 30, 2005

(Dollars in Thousands)

(Unaudited)

	Successor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Revenues	$—	$141,426	$—	$141,426
Costs and expenses:
Direct expenses	—	50,722	—	50,722
Selling, general and administrative	373	70,549	—	70,922
Non-cash stock based compensation	—	—	—	—
Non-cash issuance of warrants	564	—	—	564
Impairments (recoveries) and other charges, net	—	(3,189)	—	(3,189)
Depreciation and amortization	—	46,173	—	46,173

Operating loss	(937)	(22,829)	—	(23,766)
Investment income	(196)	1,549	—	1,353
Interest expense	10,386	—	—	10,386
Gain (loss) on sale of assets	—	1,240	—	1,240
Other income (expense), net	(42)	563	—	521

Loss from continuing operations before reorganization items and income taxes	(11,561)	(19,477)	—	(31,038)
Reorganization items, net	—	—	—	—
Income tax expense (benefit)	6,443	(6,141)	—	302

Loss from continuing operations before equity in unconsolidated entities	(18,004)	(13,336)	—	(31,340)
Equity in income (loss) of unconsolidated entities	—	—	—	—
Equity in income (loss) of consolidated entities	(13,343)	—	13,343	—

Net Loss from continuing operations	(31,347)	(13,336)	13,343	(31,340)
Income from discontinued operations, net of tax	—	(7)	—	(7)

Net loss before cumulative effect of change in accounting principle	(31,347)	(13,343)	13,343	(31,347)
Cumulative effect on prior years of retroactive application of a change in accounting for legal fees	—	—	—	—
Preferred dividend and accretion requirements
Net loss to common shareholders	$(31,347)	$(13,343)	$13,343	$(31,347)

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For the three month period ended June 30, 2004

(Dollars in Thousands)

(Unaudited)

	Predecessor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Revenues	$—	$121,281	$—	$121,281
Costs and expenses:
Direct expenses	—	46,610	—	46,610
Selling, general and administrative	9,218	44,070	—	53,288
Non-cash stock based compensation	1,519	34	—	1,553
Impairments (recoveries) and other charges, net	—	1,584	—	1,584
Depreciation and amortization	—	58,707	—	58,707

Operating loss	(10,737)	(29,724)	—	(40,461)
Investment income	—	660	—	660
Interest expense	29,021	163	—	29,184
Gain (loss) on sale of assets	—	48	—	48
Other income (expense), net	33	27	—	60

Loss from continuing operations before reorganization items and income taxes	(39,725)	(29,151)	—	(68,876)
Reorganization items, net	—	8,025	—	8,025
Income tax expense (benefit)	—	—	—	—

Loss from continuing operations before equity in unconsolidated entities	(39,725)	(37,175)	—	(76,900)
Equity in income (loss) of unconsolidated entities	—	5,327	—	5,327
Equity in income (loss) of consolidated entities	(33,939)	—	33,939	—

Net Loss from continuing operations	(73,664)	(31,847)	33,939	(71,572)
Income from discontinued operations, net of tax	—	(2,092)	—	(2,092)

Net loss	(73,664)	(33,939)	33,939	(73,664)
Preferred dividend and accretion requirements (contract dividend and accretion of $20,472 for the three months ended March 31, 2004)	20,472	—	—	20,472

Net loss to common shareholders	$(94,136)	$(33,939)	$33,939	$(94,136)

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For the six month period ended June 30, 2005

(Dollars in Thousands)

(Unaudited)

	Successor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Revenues	$—	$282,235	$—	$282,235
Costs and expenses:
Direct expenses	—	101,770	—	101,770
Selling, general and administrative	498	137,029	—	137,527
Non-cash issuance of warrants	564	—	—	564
Impairments (recoveries) and other charges, net	—	(613)	—	(613)
Depreciation and amortization	—	91,932	—	91,932

Operating loss	(1,062)	(47,883)	—	(48,945)
Investment income	—	2,516	—	2,516
Interest expense	20,619	—	—	20,619
Gain (loss) on sale of assets	—	2,723	—	2,723
Other income (expense), net	(83)	1,691	—	1,608

Loss from continuing operations before reorganization items and income taxes	(21,764)	(40,953)	—	(62,717)
Reorganization items, net	—	—	—	—
Income tax expense (benefit)	19,987	(19,306)	—	681

Loss from continuing operations before equity in unconsolidated entities	(41,751)	(21,647)	—	(63,398)
Equity in income (loss) of unconsolidated entities	—	—	—
Equity in income (loss) of consolidated entities	(18,999)	—	18,999	—

Net Loss from continuing operations	(60,750)	(21,647)	18,999	(63,398)
Income from discontinued operations, net of tax	—	48	—	48

Net loss before cumulative effect of change in accounting principle	(60,750)	(21,599)	18,999	(63,350)
Cumulative effect on prior years of retroactive application of a change in accounting for legal fees	—	2,600	—	2,600
Preferred dividend and accretion requirements (contract dividend	—	—	—	—

Net loss to common shareholders	$(60,750)	$(18,999)	$18,999	$(60,750)

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF OPERATIONS

For the six month period ended June 30, 2004

(Dollars in Thousands)

(Unaudited)

	Predecessor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Revenues	$—	$242,541	$—	$242,541
Costs and expenses:
Direct expenses	—	89,862	—	89,862
Selling, general and administrative	9,278	109,927	—	119,205
Non-cash stock based compensation	2,535	98	—	2,633
Impairments (recoveries) and other charges, net	—	(238)	—	(238)
Depreciation and amortization	—	128,414	—	128,414

Operating loss	(11,813)	(85,522)	—	(97,335)
Investment income	—	1,587	—	1,587
Interest expense	71,442	171	—	71,613
Gain (loss) on sale of assets	—	—	—	—
Other income (expense), net	(23)	456	—	433

Loss from continuing operations before reorganization items and income taxes	(83,278)	(83,650)	—	(166,928)
Reorganization items, net	—	16,698	—	16,698
Income tax expense (benefit)	—	—	—	—

Loss from continuing operations before equity in unconsolidated entities	(83,278)	(100,348)	—	(183,626)
Equity in income (loss) of unconsolidated entities	—	14,972	—	14,972
Equity in income (loss) of consolidated entities	4,732	—	(4,732)	—

Net Loss from continuing operations	(78,546)	(85,376)	(4,732)	(168,654)
Income from discontinued operations, net of tax	—	90,108	—	90,108

Net loss	(78,546)	4,732	(4,732)	(78,546)
Preferred dividend and accretion requirements (contract dividend and accretion of $52,902 for the six months ended March 31, 2004)	52,902	—	—	52,902

Net loss to common shareholders	$(131,448)	$4,732	$(4,732)	$(131,448)

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2005

(Dollars in Thousands)

(Unaudited)

	Successor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and temporary cash investments	$787	$156,103	$—	$156,890
Short-term investments	—	13,757	—	13,757
Accounts receivable, net of reserve	—	70,801	(22,156)	48,645
Unbilled revenues	—	575	—	575
Interest receivable	—	244	—	244
Prepayments and other current assets	749	14,475	—	15,224
Short-term restricted investments	—	1,525	—	1,525

Total current assets	1,536	257,480	(22,156)	236,860
Property, plant and equipment, net	—	732,478	—	732,478
Investments in joint ventures and equity securities	1,144,107	185,111	(1,144,107)	185,111
Intangible assets, net of accumulated	—	131,530	—	131,530
Long-term restricted investments	21,657	—	—	21,657
Deferred charges and other assets	14,849	3,986	—	18,835

Total assets	$1,182,149	$1,310,585	$(1,166,263)	$1,326,471

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

June 30, 2005

(Dollars in Thousands)

(Unaudited)

(Continued)

	Successor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of long-term debt	3,300	577	—	3,877
Accounts payable	23,664	17,729	(22,156)	19,237
Advance billings and customer deposits	—	37,246	—	37,246
Accrued exit costs	—	2,844	—	2,844
Accrued expenses	6,162	80,375	—	86,537
Deferred reorganization costs	10,246	—	—	10,246
Current liabilities of discontinued operations	—	989	—	989

Total current liabilities	43,372	139,760	(22,156)	160,976

Long term debt	486,818	3,148	—	489,966
Other deferred credits	—	23,570	—	23,570

Total liabilities	530,190	166,478	(22,156)	674,512

Stockholders’ equity:
Common stock	351	—	—	351
Committed common stock	8	—	—	8
Committed capital in excess of par	27,471	—	—	27,471
Additional paid-in-capital	681,343	1,163,843	(1,163,843)	681,343
Accumulated deficit	(64,438)	(19,736)	19,736	(64,438)
Unearned compensation	7,111	—	—	7,111
Unrealized appreciation on investments	113	—	—	113

Total stockholders’ equity (deficit)	651,959	1,144,107	(1,144,107)	651,959

Total liabilities and stockholders’ equity	$1,182,149	$1,310,585	$(1,166,263)	$1,326,471

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2004

(Dollars in Thousands)

	Successor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
ASSETS
Current Assets:
Cash and temporary cash investments	$779	$53,572	$—	$54,351
Short-term investments	—	109,613	—	109,613
Accounts receivable, net of reserve	—	52,618	—	52,618
Unbilled revenues	—	792	—	792
Interest receivable		755	—	755
Prepayments and other current assets	450	21,923	—	22,373
Short-term restricted investments	—	1,525	—	1,525
Current assets of discontinued operations	—	—	—	—

Total current assets	1,229	240,798	—	242,027
Property, plant and equipment, net	—	793,691		793,691
Investments in joint ventures and equity securities	1,208,241	178,000	(1,208,241)	178,000
Intangible assets, net of accumulated	—	141,786		141,786
Long-term restricted investments	—	25,063		25,063
Deferred charges and other assets	16,094	3,849		19,943

Total assets	$1,225,564	$1,383,187	$(1,208,241)	$1,400,510

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

December 31, 2004

(Dollars in Thousands)

(Continued)

	Successor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Current maturities of capital lease obligations	$—	$558	$—	$558
Current maturities of long-term debt	3,300	—	—	3,300
Accounts payable	6,899	22,864	—	29,763
Advance billings and customer deposits	—	37,082	—	37,082
Accrued expenses	1,215	32,106	—	33,321
Accrued interest	837	—	—	837
Accrued cost of sales	—	32,301	—	32,301
Accrued exit costs	—	3,009	—	3,009
Accrued employee compensation and related expenses	694	14,010	—	14,704
Deferred reorganization costs	21,450	194	—	21,644
Current liabilities of discontinued operations		1,082	—	1,082

Total current liabilities	34,395	143,206	—	177,601

Long term debt	486,247	3,463		489,710
Other deferred credits	—	28,277		28,277

Total liabilities	520,642	174,946	—	695,588

Sockholders’ equity:
Common stock	319	4	(4)	319
Committed common stock	41	—	—	41
Committed capital in excess of par	131,355	—	—	131,355
Additional paid-in-capital	576,895	1,208,974	(1,208,974)	576,895
Accumulated deficit	(3,688)	(737)	737	(3,688)
Unearned compensation				—
Cumulative translation adjustments				—
Unrealized appreciation on investments				—

Total stockholders’ equity (deficit)	704,922	1,208,241	(1,208,241)	704,922

Total liabilities and stockholders’ equity	$1,225,564	$1,383,187	$(1,208,241)	$1,400,510

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period ended June 30, 2005

(Dollars in Thousands)

(Unaudited)

	Successor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Cash flows from operating activities
Net loss	$(60,750)	$(18,999)	$18,999	$(60,750)
Income from discontinued operations	—	(48)	—	(48)
Gain on sale of discontinued operation	—	—	—	—

Net loss from continuing operations	$(60,750)	(19,047)	18,999	(60,798)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Accretion of discounted debt	—	—	—	—
Non-cash interest	—	2,222	—	2,222
Amortization of financing costs	1,133	—	—	1,133
Non cash issuance of warrants	—	564	—	564
Gain on sale of assets	—	(2,723)	—	(2,723)
Gain on early extinguishment of debt	—	—	—	—
Depreciation and amortization	—	91,932	—	91,932
Deferred income taxes, net	—	—	—	—
Provision for losses on accounts receivable	—	4,512	—	4,512
Write down on non-marketable investment	—	—	—	—
Equity in income of consolidated entities	18,999	—	(18,999)	—
Equity in income of unconsolidated entities	—	—	—	—
Impairments (recoveries) and special charges	—	(613)	—	(613)
Cumulative effect of a change in accounting for legal fees	—	(2,600)	—	(2,600)
Unrealized (depreciation) appreciation on investments	113	—	—	113

	(40,505)	74,247	—	33,742
Net change in working capital	42,163	(51,054)	—	(8,891)

Net cash used in continuing operations	1,658	22,403	—	24,851
Cash (used in) provided by discontinued operations	—	(48)	—	(48)

Net cash used in operating activities	1,658	22,355	—	24,803

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period ended June 30, 2005

(Dollars in Thousands)

(Unaudited)

(Continued)

	Successor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Cash flows from investing activities:
Additions to property, plant and equipment	—	(24,018)	—	(24,018)
(Increase) decrease in short-term investments	—	95,856	—	95,856
Proceeds from sale of assets	—	4,440	—	4,440
Other	—	3,406	—	3,406

Net cash provided by investing activities	—	79,684	—	79,684

Cash flows from financing activities:
Repayment of long-term debt	(1,650)	—	—	(1,650)
Repayment of capital lease obligations	—	(298)	—	(298)

Net cash used in financing activities	(1,650)	(298)	—	(1,948)

Net increase in cash and temporary cash investments	8	102,531	—	102,539
Cash and temporary cash investments at beginning of period	779	53,572	—	54,351

Cash and temporary cash investments at end of period	$787	$156,103	$—	$156,890

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period ended June 30, 2004

(Dollars in Thousands)

(Unaudited)

	Predecessor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Cash flows from operating activities
Net loss	$(78,546)	$4,732	$(4,732)	$(78,546)
Income from discontinued operations	—	(2,434)	—	(2,434)
Gain on sale of discontinued operation	—	(87,674)	—	(87,674)

Net loss from continuing operations	(78,546)	(85,376)	(4,732)	(168,654)
Adjustments to reconcile net loss from continuing operations to net cash used in operating activities:
Accretion of discounted debt	1,677	—	—	1,677
Amortization of financing costs	6,241	—	—	6,241
Non-cash stock based compensation expense	2,535	98	—	2,633
Gain on sale of assets	—	—	—	—
Gain on early extinguishment of debt	—	—	—	—
Depreciation and amortization	—	128,414	—	128,414
Deferred income taxes, net	—	—	—	—
Provision for losses on accounts receivable	—	3,127	—	3,127
Write down on non-marketable investment	—	—	—	—
Equity in income of consolidated entities	(4,732)	—	4,732	—
Equity in income of unconsolidated entities	—	(14,972)	—	(14,972)
Impairments (recoveries) and special charges	—	(238)	—	(238)
Unrealized (depreciation) on investments	—	(433)	—	(433)

	(72,825)	30,620	—	(42,205)
Net change in working capital	157,399	(116,993)	—	40,406

Net cash used in continuing operations	84,574	(86,373)	—	(1,799)
Cash (used in) provided by discontinued operations	—	(2,881)	—	(2,881)

Net cash used in operating activities	84,574	(89,254)	—	(4,680)

RCN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENT OF CASH FLOWS

For the period ended June 30, 2004

(Dollars in Thousands)

(Unaudited)

(Continued)

	Predecessor
	NonGuarantor Financials	Guarantor Financials	Eliminations	Consolidated
Cash flows from investing activities:
Additions to property, plant and equipment	—	(25,240)	—	(25,240)
(Increase) decrease in short-term investments	—	(94,184)	—	(94,184)
Investment in unconsolidated joint venture	—	—	—	—
Proceeds from sale of assets	—	—	—	—
Proceeds from sale of discontinued operations	—	120,203	—	120,203
Discontinued operations	—	(402)	—	(402)
Increase in restricted cash	—	—	—	—
Decrease (increase) in investments restricted for debt service	—	94,184	—	94,184
Other	—	—	—	—

Net cash provided by investing activities	—	94,561	—	94,561

Cash flows from financing activities:
Repayment of long-term debt	(84,546)	—	—	(84,546)
Repayment of capital lease obligations	—	(808)	—	(808)
Payments made for debt financing costs	—	—	—	—
Proceeds from the issuance of long-term debt	—	—	—	—
Proceeds from the exercise of stock options	—	—	—	—
Contribution from minority interest	—	—	—	—

Net cash used in financing activities	(84,546)	(808)	—	(85,354)

Net increase in cash and temporary cash investments	28	4,499	—	4,527
Cash and temporary cash investments at beginning of period	746	17,649	—	18,395

Cash and temporary cash investments at end of period	$774	$22,148	$—	$22,922

18. SUBSEQUENT EVENTS

On July 26, 2005, RCN filed a Registration Statement with the Securities and Exchange Commission to cover (i) the resale by certain selling securityholders named from time to time in the Prospectus which is part of the Registration Statement of (a) all outstanding Convertible Notes and any shares of Common Stock acquired upon conversion of the Convertible Notes, and (b) 7,220,138 shares of Common Stock owned by certain of the selling securityholders. The Registration Statement was required per registration rights agreements entered into pursuant to the Plan.

In July, 2005, the Company announced that in the second quarter of 2006, it will be closing its former headquarters facility in Princeton, NJ, which currently contains approximately 120 employees in finance, information technology, legal, human resources and other corporate functions. Going forward, most of these functions will be performed in the Company’s Herndon, VA headquarters location. Certain employees have been offered the opportunity to relocate to the Herndon, VA office, others have been offered retention and severance benefits to remain in place through the transition, and the remainder have been reassigned to other RCN office locations in Pennsylvania and New York. The Company expects the cost of relocation, severance, and retention benefits to be $2 million to $3 million, which will be expensed over the next four quarters, beginning in the third quarter of 2005. The Company also expects to incur recruiting and other costs related to the move. In addition the Company will have increased depreciation expense of approximately $3.8 million over the next four quarters as it adjusts the depreciable lives of leasehold improvements and other fixed-assets to reflect the expected closing date. The Company expects the total headcount and related expense for these functions to be slightly lower following this transition.

On August 25, 2005, the Company sold its Nutley, New Jersey facility for $2.2 million in cash. This facility was vacated by RCN in 2001 and an impairment charge of $1.8 million, which was the book value of the facility, was recognized at that time. The company will record a credit to impairment expense of $1.8 million in the third quarter and recognize a gain on the sale of assets of approximately $0.4 million less applicable costs of the sale. Under the terms of the Company’s credit agreements, RCN was required to pay off debt in the amount of the net cash proceeds.

Item 2.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion of the our financial condition and results of operations should be read in conjunction with the unaudited condensed consolidated financial statements and notes for the period ended June 30, 2005 contained in this Quarterly Report, and with the audited financial statements and notes thereto included in our Annual Report on Form 10-K for the year ended December 31, 2004 (the “Annual Report”). The application of the American Institute of Certified Public Accountants (“AICPA”) Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code” (“SOP 90-7”) and our implementation of “fresh start” accounting for periods following our reorganization under Chapter 11 of the Bankruptcy Code make it more difficult to compare our post-emergence operations and results to those for periods prior to the date we filed for protection under Chapter 11 of the Bankruptcy Code. See “Accounting Impact of Reorganization” below.

Cautionary Statement Regarding Forward Looking Statements:

Certain of the statements contained in this Quarterly Report should be considered “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which reflect the current views of RCN with respect to current events and financial performance. You can identify these statements by forward-looking words such as “may,” “will,” “expect,” “intend,” “anticipate,” “believe,” “estimate,” “plan,” “could,” “should,” and “continue” or similar words. These forward-looking statements may also use different phrases. From time to time, RCN also provides forward-looking statements in other materials RCN releases to the public or files with the SEC, as well as oral forward-looking statements. You should consult any further disclosures on related subjects in RCN’s annual reports on Form 10-K, quarterly reports of Form 10Q and current reports on Form 8-K filed with the SEC.

Such forward-looking statements are and will be subject to many risks, uncertainties and factors relating to RCN’s operations and the business environment in which RCN operates which may cause its actual results to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause RCN’s actual results to differ materially from these forward-looking statements include, but are not limited to, the following:

•	the ability to operate in compliance with the terms of its financing facilities (particularly the financial covenants);

•	the ability to maintain adequate liquidity and produce sufficient cash flow to meet RCN’s capital expenditure plans;

•	the ability to attract and retain qualified management and other personnel;

•	the number of potential customers in a target market;

•	changes in the competitive environment in which RCN operates;

•	changes in government and regulatory policies;

•	the ability to obtain regulatory approvals and to maintain approvals or franchises previously granted;

•	uncertainty relating to economic conditions generally and in particular affecting the markets in which RCN operates;

•	pricing and availability of equipment, materials, inventory and programming;

•	the ability to meet the requirements in its franchise agreements;

•	the ability to complete acquisitions or divestitures and to integrate any business or operation acquired;

•	the ability to enter into strategic alliances or other business relationships;

•	the ability to overcome significant operating losses;

•	the ability to reduce costs;

SCHEDULE II

RCN CORPORATION

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES*

FOR THE YEARS ENDED DECEMBER 31, 2004, 2003, AND 2002

(THOUSANDS OF DOLLARS)

Column A	Column B	Column C		Column D	Column E
Description	Balance at Beginning of Period	Addition		Deductions	Balance at End of Period
		Charged to Cost and Expense	Charged to Other Accounts
Allowance for Doubtful Accounts— Deducted from Accounts Receivable in the Consolidated Balance Sheets
2004 Successor December 21, 2004 – December 31, 2004	$3,606	$342	$620	$—	$4,568
2004 Predecessor January 1, 2004 – December 20, 2004	$5,923	$8,617	$2,360	$13,294	$3,606
2003 Predecessor	$10,653	$12,335	$848	$17,913	$5,923
2002 Predecessor	$17,030	$12,490	$397	$19,264	$10,653
Allowance for Deferred Tax Assets— Deducted from Deferred Tax Assets in the Consolidated Balance Sheets
2004 Successor at December 31, 2004	$1,218,084	$1,291	$—	$—	$1,219,375
2004 Predecessor at December 20, 2004	$1,447,175	$21,342	$—	$250,433	$1,218,084
2003	$1,305,634	$184,122	$—	$42,581	$1,447,175
2002	$773,864	$955,844	$—	$424,074	$1,305,634

PROSPECTUS

[•], 2005

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses Of Issuance And Distribution

The following table sets forth the costs and expenses to be paid by RCN in connection with the sale of the shares of Common Stock and Convertible Notes being registered hereby. All amounts are estimates except for the SEC registration fee.

SEC registration fee	$38,742
Accounting fees and expenses	150,000
Legal fees and expenses	500,000
Blue Sky qualification fees and expenses	10,000
Miscellaneous expenses	200,000

Total	$898,742

The holders of the Common Stock and the holders of the Convertible Notes being registered hereby will be responsible for all selling commissions, transfer taxes, and related charges in connection with the sale of the shares and the Convertible Notes offered hereby.

Item 14.	Indemnification of Directors and Officers

RCN Corporation is a corporation organized under the laws of the State of Delaware. Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability but in view of all the circumstances of the case such person is fairly and reasonably entitled to indemnify for such expenses which the court shall deem proper.

Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith; that indemnification or advancement of expenses provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

Our Amended and Restated Certificate of Incorporation provides that the directors of RCN shall not be personally liable to RCN or our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. Our Amended and Restated Certificate of Incorporation further provides that each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of RCN or is or was serving at the request of RCN as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall be indemnified and held harmless by RCN to the fullest extent permitted by Delaware Law. The right to indemnification conferred by our Amended and Restated Certificate of Incorporation shall also include the right to be paid by RCN the expenses incurred in connection with any such proceeding in advance of its final disposition to the fullest extent authorized by Delaware Law.

The organizational documents of each of the subsidiary guarantors separately provide for similar indemnification of their directors, managers, officers, employees and agents to the extent permitted by applicable law.

We have entered into or intend to enter into indemnity agreements with each of our directors and executive officers. The indemnity agreements provide that directors and executive officers (the “Indemnitees”) will be indemnified and held harmless to the fullest possible extent permitted by law against all expenses, judgments, fines, penalties and paid in settlement amounts in the event an Indemnitee was, is, or becomes a party to, witness or other participant in a claim by reason of an Indemnifiable Event. An “Indemnifiable Event” means any event or occurrence related to the fact that the Indemnitee is or was a director, officer, employee, agent or fiduciary of RCN, or is or was serving at our request as a director, officer, employee, trustee, agent, consultant or fiduciary of another company, partnership, joint employee benefit plan, trust or enterprise. We will not, however, be obligated pursuant to the agreements to indemnify or advance expenses to an indemnified party with respect to any claim (1) which was initiated by the Indemnitee, unless the board of directors has authorized or consented to the initiation of such claim or (2) which would be permitted to be indemnified under applicable law (as determined by any appropriate person or body consisting of a member or members of our board of directors or any other person or body appointed by our board of directors who is not a party to the particular claim for which Indemnitee is seeking indemnification, or independent legal counsel).

We maintain, at our expense, an insurance policy that insures directors and officers of RCN and our subsidiaries against certain liabilities that may be incurred by them in their capacity as our agents, subject to exclusions and deductions customary in such policies.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The registration rights agreements between us an the selling securityholders and noteholders provide for indemnification by the selling securityholders and noteholders of us and our officers, directors and controlling persons for certain liabilities arising under the Securities Act of 1933.

Item 15.	Recent Sales of Unregistered Securities

Pursuant to the joint plan of reorganization of RCN and certain of our subsidiaries (the “Plan”), on the effective date of the Plan (the “Effective Date”), RCN issued 36,020,850 shares of Common Stock. The issuance of these 36,020,850 shares was exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code and any subsequent transactions in our Common Stock so issued are exempt from registration under the Securities Act unless the holder is deemed an “underwriter” under Section 1145(b) of the Bankruptcy Code. The majority of these shares were issued and distributed to certain of Old RCN’s former general unsecured creditors pursuant to the Plan, while a portion of the shares were issued but placed in a reserve pending resolution of disputed claims under our Chapter 11 proceedings. As of August 17, 2005, (i) 35,163,025 of the total 36,020,850 shares have been distributed to such general unsecured creditors and (ii) the balance of 857,938 shares remains in the claims reserve. The resolution of these disputed claims may or may not involve a distribution to the claim holders of shares from the claims reserve. As and when objections to these disputed claims are resolved, the shares remaining in the claims reserve following such resolution will be distributed (in one or more distributions) to the general unsecured creditors of the RCN Debtors in accordance with the Plan. The “affiliated” selling stockholders (as listed under “Selling Securityholders”) are entitled to receive a pro rata portion, along with the other general unsecured creditors of Old RCN, of any shares that are distributed out of the claims reserve after resolution of these disputed claims. If the pending claims were resolved without any distribution of shares from the claims reserve and the shares held in the claims reserve as of August 17, 2005 had been fully released and distributed in accordance with the Plan, these affiliated selling stockholders would have received an additional 171,933 shares in the aggregate. We are filing this registration statement to register these 171,933 shares because these selling stockholders are affiliates of RCN and to comply with our obligations under the registration rights agreement we entered into with these stockholders as part of our Chapter 11 reorganization.

The Plan authorized RCN to issue Warrants to purchase an aggregate of 735,119 shares of Common Stock to certain former holders of Old RCN’s preferred stock and common stock. The issuance of the Warrants (and the issuance of Common Stock upon exercise thereof) is exempt from registration under the Securities Act pursuant to Section 1145 of the Bankruptcy Code and any subsequent transactions in the Warrants or our Common Stock so issued are exempt from registration under the Securities Act unless the holder is deemed an “underwriter” under Section 1145(b) of the Bankruptcy Code. Warrants are issued to former holders of Old RCN’s preferred and common stock upon receipt of a completed letter of transmittal from each such holder. We issued Warrants from time to time from April through August of 2005 and as of August 17, 2005, Warrants to purchase an aggregate of 187,724 shares of Common Stock have been issued and distributed. The remaining Warrants will be issued and distributed as and when letters of transmittal are received from the former holders of Old RCN’s preferred and common stock. All Warrants that are to be issued must be issued by October 15, 2005.

On the Effective Date, in conjunction with the effectiveness of the Plan and to fund a portion of the payments required under the Plan, RCN issued $125,000,000 principal amount of its 7.375% Convertible Second Lien Notes due 2012 to a limited number of institutional investors. The offering and sale of the Convertible Notes was made in reliance on the exemption from registration provided in Section 4(2) of the Securities Act for transactions not involving a public offering.

Item 16.	Exhibits Index

(Exhibits are listed by numbers corresponding to the Exhibit Table of Item 601 in Regulation S-K).

Exhibit No.	Description

2.1	Joint Plan of Reorganization of RCN Corporation and Certain Subsidiaries, dated as of December 21, 2004 (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed on December 14, 2004, “RCN’s December 14, 2004 8-K”).

2.2	Order Confirming the Joint Plan of Reorganization of RCN Corporation and Certain Subsidiaries, dated as of December 8, 2004 (incorporated by reference to Exhibit 2.2 of RCN’s December 14, 2004 8-K).

3.1	Amended and Restated Certificate of Incorporation of RCN Corporation, dated as of December 21, 2004 (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed on December 27, 2004, “RCN’s December 27, 2004 8-K).

3.2	Amended and Restated Bylaws of RCN Corporation (incorporated by reference to Exhibit 3.2 of RCN’s December 27, 2004 8-K).

4.1	Warrant Agreement, dated as of December 21, 2004, by and between RCN Corporation and HSBC Bank USA, National Association as Warrant Agent (incorporated by reference to Exhibit 4.1 of RCN’s December 27, 2004 8-K).

4.2	Registration Rights Agreement, dated as of December 21, 2004, by and between RCN Corporation and the Stockholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.2 of RCN’s December 27, 2004 8-K).

4.3	Note Purchase Agreement, dated as of December 21, 2004, by and among RCN Corporation, the Guarantors listed on the signature pages thereto and the Purchasers listed in Schedule I and Schedule II thereto (incorporated by reference to Exhibit 4.3 of RCN’s December 27, 2004 8-K).

4.4	Indenture, dated as of December 21, 2004, by and among RCN Corporation and HSBC Bank USA, National Association (incorporated by reference to Exhibit 4.4 of RCN’s December 27, 2004 8-K).

4.5	Registration Rights Agreement, dated as of December 21, 2004, by and between RCN Corporation and the Purchasers listed in Schedule I and Schedule II thereto (incorporated by reference to Exhibit 4.5 of RCN’s December 27, 2004 8-K).

5.1*	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the authorized securities being registered and the validity of the Convertible Notes under New York law.

8.1*	Opinion of Milbank, Tweed, Hadley & McCloy LLP regarding U.S. tax matters (contained in Exhibit 5.1).

10.1	Dark Fiber IRU Agreement dated as of May 8, 1997 among Metropolitan Fiber Systems/McCourt, Inc. and RCN Telecom Services of Massachusetts, Inc. is incorporated herein by reference to Exhibit 10.2 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.2	Dark Fiber IRU Agreement dated as of May 8, 1997 among Metropolitan Fiber Systems of New York, Inc. and RCN Telecom Services of New York, Inc. is incorporated herein by reference to Exhibit 10.3 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.3	Amended and Restated Operating Agreement of RCN-Becocom, LLC dated as of June 17, 1997 is incorporated herein by reference to Exhibit 10.8 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.4	Management Agreement dated as of June 17, 1997 among RCN Operating Services, Inc. and RCN-Becocom, Inc. is incorporated herein by reference to Exhibit 10.9 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.5	Construction and Indefeasible Right of Use Agreement dated as of June 17, 1997 between RCN-Becocom, Inc. and RCN-Becocom, LLC is incorporated herein by reference to Exhibit 10.10 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.6	License Agreement dated as of June 17, 1997 between Boston Edison Company and RCN-Becocom, Inc. is incorporated herein by reference to Exhibit 10.11 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.7	Joint Investment and Non-Competition Agreement dated as of June 17, 1997 among RCN Telecom Services of Massachusetts, Inc., RCN-Becocom, Inc. and RCN-BecoCom, LLC is incorporated herein by reference to Exhibit 10.12 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.8	Amended and restated Operating Agreement of Starpower Communications, L.L.C. by and between Pepco Communications, L.L.C. and RCN Telecom Services of Washington, D.C. Inc. dated October 28, 1997 is incorporated herein by reference to Exhibit 10.13 to RCN’s Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-22825.)

10.9	Employment Agreement between RCN Corporation and Peter D. Aquino, dated May 6, 2005 (incorporated by reference to Exhibit 10.9 of RCN’s Annual Report on Form 10-K for the year ended December 31, 2004).

10.10	Employment Agreement between RCN Corporation and James Mooney dated May 6, 2005 (incorporated by reference to Exhibit 10.10 of RCN’s Annual Report on Form 10-K for the year ended December 31, 2004).

10.11	Credit Agreement, dated as of December 21, 2004, by and among RCN, the lenders party thereto and Deutsche Bank AG Cayman Islands Branch, as administrative agent (incorporated by reference to Exhibit 99.2 of RCN’s December 27, 2004 8-K).

10.12	Amended and Restated Term Loan and Credit Agreement, dated as of December 21, 2004, by and among RCN Corporation, HSBC Bank USA, National Association, as agent and collateral agent and certain financial institutions parties thereto, as lenders (incorporated by reference to Exhibit 99.3 of RCN’s December 27, 2004 8-K).

10.13	Security Agreement, dated as of December 21, 2004, made by RCN and each Guarantor in favor of the Second Lien Collateral Agent for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.4 of RCN’s December 27, 2004 8-K).

10.14	Pledge Agreement, dated as of December 21, 2004, made by RCN Corporation and each Guarantor in favor of the Second Lien Collateral Agent for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.5 of RCN’s December 27, 2004 8-K).

10.15	Subsidiary Guaranty, dated as of December 21, 2004, made by each of the Guarantors (as defined therein) in favor of the Agent (as defined therein) for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.6 of RCN’s December 27, 2004 8-K).

10.16	Intercreditor Agreement, dated as of December 21, 2004, by and between Deutsche Bank Cayman Islands Branch, as Administrative Agent, and HSBC Bank USA, National Association, as Second Lien Collateral Agent and Third Lien Collateral Agent (incorporated by reference to Exhibit 99.7 of RCN’s December 27, 2004 8-K).

10.17	Security Agreement, dated as of December 21, 2004, made by each of the Loan Parties (as defined therein) in favor of Deutsche Bank AG Cayman Islands Branch, the First Lien Collateral Agent (incorporated by reference to Exhibit 99.8 of RCN’s December 27, 2004 8-K).

10.18	Pledge Agreement, dated as of December 21, 2004, made by each of the Loan Parties (as defined therein) in favor of Deutsche Bank AG Cayman Islands Branch, as First Lien Collateral Agent for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.9 of RCN’s December 27, 2004 8-K).

10.19	Subsidiary Guaranty, dated as of December 21, 2004, made by each of the Guarantors (as defined therein) in favor of HSBC Bank USA, National Association, as Second Lien Collateral Agent for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.10 of RCN’s December 27, 2004 8-K).

10.20	Security Agreement, dated as of December 21, 2004, made by RCN Corporation in favor of the Third Lien Collateral Agent (incorporated by reference to Exhibit 99.11 of RCN’s December 27, 2004 8-K).

10.21	Pledge Agreement, dated as of December 21, 2004, made by RCN Corporation in favor of HSBC Bank USA, National Association, as Third Lien Collateral Agent for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.12 of RCN’s December 27, 2004 8-K).

10.22	Form of indemnity agreement between RCN and its directors and executive officers (incorporated by reference to Exhibit 10.22 of RCN’s July 26, 2005 S-1).

10.23	Letter Agreement, dated as of December 7, 2004, between RCN and Patrick T. Hogan (incorporated by reference to Exhibit 10.23 of RCN’s July 26, 2005 S-1).

10.24	Separation Agreement, dated as of June 24, 2005, between RCN and Patrick T. Hogan (incorporated by reference to Exhibit 10.24 of RCN’s July 26, 2005 S-1).

10.25	Senior Executive Annual Bonus Plan of RCN Corporation (incorporated by reference to Exhibit 99.1 of RCN’s July 26, 2005 8-K).

10.26	2005 Stock Compensation Plan of RCN Corporation (incorporated by reference to Exhibit 99.2 of RCN’s July 26, 2005 8-K).

12.1*	Statement regarding computation of ratio of earnings to fixed charges.

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of RCN’s July 26, 2005 S-1).

23.1*	Consent of Friedman LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Milbank, Tweed, Hadley & McCloy LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (included in signature pages of the Registration Statement filed July 26, 2005).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of HSBC Bank USA, N.A., as Trustee, with respect to the Convertible Notes Indenture (incorporated by reference to Exhibit 25.1 of RCN’s July 26, 2005 S-1).

*	Filed herewith.

Item 17.	Undertakings

(a)	The undersigned hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the Prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which,

individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expense incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c)	The undersigned hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under section 305(b)(2) of the Trust Indenture Act.

SIGNATURES OF RCN CORPORATION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN CORPORATION

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

	Signature	Title

	/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

	/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

	* James F. Mooney	Chairman of the Board

	* Benjamin C. Duster IV	Director

	* Lee S. Hillman	Director

	* Michael E. Katzenstein	Director

	* Theodore H Schell	Director

	* Daniel Tseung	Director

By:	/s/ MICHAEL T. SICOLI Michael T. Sicoli
Attorney-in-fact

SIGNATURES OF 21ST CENTURY TELECOM SERVICES, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

21ST CENTURY TELECOM SERVICES, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF BRAINSTORM NETWORKS, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

BRAINSTORM NETWORKS, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF HOT SPOTS PRODUCTIONS, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

HOT SPOTS PRODUCTIONS, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF ON TV, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

ON TV, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN-BECOCOM, LLC

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN-BECOCOM, LLC

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Manager (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN CABLE TV OF CHICAGO, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN CABLE TV OF CHICAGO, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN ENTERTAINMENT, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN ENTERTAINMENT, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN FINANCE, LLC

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN FINANCE, LLC

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Manager (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN FINANCIAL MANAGEMENT, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN FINANCIAL MANAGEMENT, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN INTERNATIONAL HOLDINGS, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN INTERNATIONAL HOLDINGS, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN INTERNET SERVICES, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN INTERNET SERVICES, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN TELECOM SERVICES, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN TELECOM SERVICES, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN TELECOM SERVICES OF ILLINOIS, LLC

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN TELECOM SERVICES OF ILLINOIS, LLC

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Manager (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN TELECOM SERVICES OF MASSACHUSETTS, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN TELECOM SERVICES OF MASSACHUSETTS, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN TELECOM SERVICES OF PHILADELPHIA, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN TELECOM SERVICES OF PHILADELPHIA, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN TELECOM SERVICES OF VIRGINIA, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN TELECOM SERVICES OF VIRGINIA, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RCN TELECOM SERVICES OF WASHINGTON D.C., INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RCN TELECOM SERVICES OF WASHINGTON, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RFM 2, LLC

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RFM 2, LLC

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Manager (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF RLH PROPERTY CORPORATION

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

RLH PROPERTY CORPORATION

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF STARPOWER COMMUNICATIONS, LLC

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

STARPOWER COMMUNICATIONS, LLC

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Manager (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF TEC AIR, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

TEC AIR, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

SIGNATURES OF UNET HOLDING, INC.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Herndon, State of Virginia, on September 28, 2005.

UNET HOLDING, INC.

By:		/s/ PETER D. AQUINO
	Name:	Peter D. Aquino
	Title:	President and Chief Executive Officer

By:		/s/ MICHAEL T. SICOLI
	Name:	Michael T. Sicoli
	Title:	Executive Vice President and Chief Financial Officer

Pursuant to the requirement of the Securities Act of 1933, this Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on July 26, 2005.

Signature	Title

/s/ PETER D. AQUINO Peter D. Aquino	President and Chief Executive Officer; Director (Principal Executive Officer)

/s/ MICHAEL T. SICOLI Michael T. Sicoli	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

EXHIBIT INDEX

(Exhibits are listed by numbers corresponding to the Exhibit Table of Item 601 in Regulation S-K).

Exhibit No.	Description
2.1	Joint Plan of Reorganization of RCN Corporation and Certain Subsidiaries, dated as of December 21, 2004 (incorporated by reference to Exhibit 2.1 of Current Report on Form 8-K filed on December 14, 2004, “RCN’s December 14, 2004 8-K”).

2.2	Order Confirming the Joint Plan of Reorganization of RCN Corporation and Certain Subsidiaries, dated as of December 8, 2004 (incorporated by reference to Exhibit 2.2 of RCN’s December 14, 2004 8-K).

3.1	Amended and Restated Certificate of Incorporation of RCN Corporation, dated as of December 21, 2004 (incorporated by reference to Exhibit 3.1 of Current Report on Form 8-K filed on December 27, 2004, “RCN’s December 27, 2004 8-K”).

3.2	Amended and Restated Bylaws of RCN Corporation (incorporated by reference to Exhibit 3.2 of RCN’s December 27, 2004 8-K).

4.1	Warrant Agreement, dated as of December 21, 2004, by and between RCN Corporation and HSBC Bank USA, National Association as Warrant Agent (incorporated by reference to Exhibit 4.1 of RCN’s December 27, 2004 8-K).

4.2	Registration Rights Agreement, dated as of December 21, 2004, by and between RCN Corporation and the Stockholders listed on the signature pages thereto (incorporated by reference to Exhibit 4.2 of RCN’s December 27, 2004 8-K).

4.3	Note Purchase Agreement, dated as of December 21, 2004, by and among RCN Corporation, the Guarantors listed on the signature pages thereto and the Purchasers listed in Schedule I and Schedule II thereto (incorporated by reference to Exhibit 4.3 of RCN’s December 27, 2004 8-K).

4.4	Indenture, dated as of December 21, 2004, by and among RCN Corporation and HSBC Bank USA, National Association (incorporated by reference to Exhibit 4.4 of RCN’s December 27, 2004 8-K).

4.5	Registration Rights Agreement, dated as of December 21, 2004, by and between RCN Corporation and the Purchasers listed in Schedule I and Schedule II thereto (incorporated by reference to Exhibit 4.5 of RCN’s December 27, 2004 8-K).

5.1*	Opinion of Milbank, Tweed, Hadley & McCloy LLP as to the authorized securities being registered and the validity of the Convertible Notes under New York law.

5.2*	Opinion of Nixon Peabody LLP regarding the corporate power and authority of certain wholly-owned subsidiaries of RCN Corporation located in the District of Columbia, Illinois, Massachusetts, New Jersey, Pennsylvania and Virginia.

8.1*	Opinion of Milbank, Tweed, Hadley & McCloy LLP regarding U.S. tax matters (contained in Exhibit 5.1).

10.1	Dark Fiber IRU Agreement dated as of May 8, 1997 among Metropolitan Fiber Systems/McCourt, Inc. and RCN Telecom Services of Massachusetts, Inc. is incorporated herein by reference to Exhibit 10.2 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.2	Dark Fiber IRU Agreement dated as of May 8, 1997 among Metropolitan Fiber Systems of New York, Inc. and RCN Telecom Services of New York, Inc. is incorporated herein by reference to Exhibit 10.3 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.3	Amended and Restated Operating Agreement of RCN-Becocom, LLC dated as of June 17, 1997 is incorporated herein by reference to Exhibit 10.8 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.4	Management Agreement dated as of June 17, 1997 among RCN Operating Services, Inc. and RCN-Becocom, Inc. is incorporated herein by reference to Exhibit 10.9 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.5	Construction and Indefeasible Right of Use Agreement dated as of June 17, 1997 between RCN-Becocom, Inc. and RCN-Becocom, LLC is incorporated herein by reference to Exhibit 10.10 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.6	License Agreement dated as of June 17, 1997 between Boston Edison Company and RCN-Becocom, Inc. is incorporated herein by reference to Exhibit 10.11 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.7	Joint Investment and Non-Competition Agreement dated as of June 17, 1997 among RCN Telecom Services of Massachusetts, Inc., RCN-Becocom, Inc. and RCN-BecoCom, LLC is incorporated herein by reference to Exhibit 10.12 to RCN’s Amendment No. 2 to Form 10/A filed September 5, 1997 (Commission File No. 0-22825.)

10.8	Amended and restated Operating Agreement of Starpower Communications, L.L.C. by and between Pepco Communications, L.L.C. and RCN Telecom Services of Washington, D.C. Inc. dated October 28, 1997 is incorporated herein by reference to Exhibit 10.13 to RCN’s Annual Report on Form 10-K for the year ended December 31, 1997 (Commission File No. 0-22825.)

10.9	Employment Agreement between RCN Corporation and Peter D. Aquino, dated May 6, 2005 (incorporated by reference to Exhibit 10.9 of RCN’s Annual Report on Form 10-K for the year ended December 31, 2004).

10.10	Employment Agreement between RCN Corporation and James Mooney dated May 6, 2005 (incorporated by reference to Exhibit 10.10 of RCN’s Annual Report on Form 10-K for the year ended December 31, 2004).

10.11	Credit Agreement, dated as of December 21, 2004, by and among RCN, the lenders party thereto and Deutsche Bank AG Cayman Islands Branch, as administrative agent (incorporated by reference to Exhibit 99.2 of RCN’s December 27, 2004 8-K).

10.12	Amended and Restated Term Loan and Credit Agreement, dated as of December 21, 2004, by and among RCN Corporation, HSBC Bank USA, National Association, as agent and collateral agent and certain financial institutions parties thereto, as lenders (incorporated by reference to Exhibit 99.3 of RCN’s December 27, 2004 8-K).

10.13	Security Agreement, dated as of December 21, 2004, made by RCN and each Guarantor in favor of the Second Lien Collateral Agent for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.4 of RCN’s December 27, 2004 8-K).

10.14	Pledge Agreement, dated as of December 21, 2004, made by RCN Corporation and each Guarantor in favor of the Second Lien Collateral Agent for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.5 of RCN’s December 27, 2004 8-K).

10.15	Subsidiary Guaranty, dated as of December 21, 2004, made by each of the Guarantors (as defined therein) in favor of the Agent (as defined therein) for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.6 of RCN’s December 27, 2004 8-K).

10.16	Intercreditor Agreement, dated as of December 21, 2004, by and between Deutsche Bank Cayman Islands Branch, as Administrative Agent, and HSBC Bank USA, National Association, as Second Lien Collateral Agent and Third Lien Collateral Agent (incorporated by reference to Exhibit 99.7 of RCN’s December 27, 2004 8-K).

10.17	Security Agreement, dated as of December 21, 2004, made by each of the Loan Parties (as defined therein) in favor of Deutsche Bank AG Cayman Islands Branch, the First Lien Collateral Agent (incorporated by reference to Exhibit 99.8 of RCN’s December 27, 2004 8-K).

10.18	Pledge Agreement, dated as of December 21, 2004, made by each of the Loan Parties (as defined therein) in favor of Deutsche Bank AG Cayman Islands Branch, as First Lien Collateral Agent for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.9 of RCN’s December 27, 2004 8-K).

10.19	Subsidiary Guaranty, dated as of December 21, 2004, made by each of the Guarantors (as defined therein) in favor of HSBC Bank USA, National Association, as Second Lien Collateral Agent for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.10 of RCN’s December 27, 2004 8-K).

10.20	Security Agreement, dated as of December 21, 2004, made by RCN Corporation in favor of the Third Lien Collateral Agent (incorporated by reference to Exhibit 99.11 of RCN’s December 27, 2004 8-K).

10.21	Pledge Agreement, dated as of December 21, 2004, made by RCN Corporation in favor of HSBC Bank USA, National Association, as Third Lien Collateral Agent for the benefit of the Secured Creditors (as defined therein) (incorporated by reference to Exhibit 99.12 of RCN’s December 27, 2004 8-K).

10.22	Form of indemnity agreement between RCN and its directors and executive officers (incorporated by reference to Exhibit 10.22 of RCN’s July 26, 2005 S-1).

10.23	Letter Agreement, dated as of December 7, 2004, between RCN and Patrick T. Hogan (incorporated by reference to Exhibit 10.23 of RCN’s July 26, 2005 S-1).

10.24	Separation Agreement, dated as of June 24, 2005, between RCN and Patrick T. Hogan (incorporated by reference to Exhibit 10.24 of RCN’s July 26, 2005 S-1).

10.25	Senior Executive Annual Bonus Plan of RCN Corporation (incorporated by reference to Exhibit 99.1 of RCN’s July 26, 2005 8-K).

10.26	2005 Stock Compensation Plan of RCN Corporation (incorporated by reference to Exhibit 99.2 of RCN’s July 26, 2005 8-K).

12.1*	Statement regarding computation of ratio of earnings to fixed charges.

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 of RCN’s July 26, 2005 S-1).

23.1*	Consent of Friedman LLP.

23.2*	Consent of PricewaterhouseCoopers LLP.

23.3*	Consent of Milbank, Tweed, Hadley & McCloy LLP (contained in Exhibit 5.1).

24.1	Powers of Attorney (included in signature pages of the Registration Statement filed July 26, 2005).

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of HSBC Bank USA, N.A., as Trustee, with respect to the Convertible Notes Indenture (incorporated by reference to Exhibit 25.1 of RCN’s July 26, 2005 S-1).

*	Filed herewith.